As filed with the Securities and Exchange Commission on July 25, 2006.

Registration Statement No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLLEGE LOAN LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	32-0005932 (I.R.S. employer identification number)

16855 W. Bernardo Drive, Suite 100
San Diego, California 92127
(888) 972-6311

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian Jones
General Counsel
College Loan Corporation
16855 W. Bernardo Drive, Suite 100
San Diego, California 92127
(888) 972-6311

(Name, address, including zip code, and telephone number, including area code, of agent for service of process)

Copy to:

RICHARD L. FRIED, ESQ
STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, NY 10038

           Approximate date of commencement of proposed sale to the public: from time to time after this Registration Statement becomes effective.

           If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  |_|

           If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  |X|

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  |_|

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  |_|

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  |_|

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  |_|

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per unit(1)	Amount of registration fee(2)
Student Loan Asset-Backed Notes	$1,000,000	100%	$107.00

(1)           Estimated solely for purposes of calculating the registration fee.
(2)           Registration fee is calculated on the basis of $107.00 per million offered.

          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, Dated _________ __, 200_

PROSPECTUS SUPPLEMENT
(To prospectus dated _______, 200_)

$_________________
Student Loan Asset-Backed Notes

College Loan Corporation Trust 20__-_
Issuing Entity

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

	Original Principal Amount	Interest Rate	Final Maturity Date	Price to Public	Underwriting Discount	Proceeds to Issuing Entity
Class A-1 Notes	$__________	3-month LIBOR plus	_____ __, 20__	____%	____%	$__________
Class A-2 Notes	$__________	3-month LIBOR plus	_____ __, 20__	____%	____%	$__________
Class A-3 Notes	$__________	3-month LIBOR plus	_____ __, 20__	____%	____%	$__________
Class A-4 Notes	$__________	3-month LIBOR plus	_____ __, 20__	____%	____%	$__________
Class A-5 Notes	$__________	Auction Rate	_____ __, 20__	____%	____%	$__________
Class B Notes	$__________	Auction Rate	_____ __, 20__	____%	____%	$__________
Total	$__________			$_______	$_______	$__________

_________________

(1) Before deducting expenses estimated to be $_____________.

          All of the Class A notes offered pursuant to this prospectus supplement will be rated [___] by [__________] and [___] by [__________]. The Class B notes offered pursuant to this prospectus supplement will be rated [___] by [__________] and [____] by [__________].

          The notes will be secured by a pool of student loans originated under the Federal Family Education Loan Program, a cash reserve fund and the other money and investments pledged to the indenture trustee. [The issuing entity has issued other series of notes that are secured by the same assets that will secure the offered notes. In the future, the issuing entity may issue additional notes secured by this common pool of assets.] The notes are obligations of the issuing entity only and are payable solely from the pledged collateral described in this prospectus supplement and in the accompanying prospectus. They are not obligations of the depositor, the issuer administrator or any of their affiliates.

           Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

          You should consider carefully the "Risk Factors" beginning on page S-[__] of this prospectus supplement and on page 1 of the prospectus.

          The class A-1 through A-3 notes are LIBOR rate notes. The class A-4 notes are reset rate notes. The class A-5 notes and the class B notes are auction rate notes. The initial reset date for the class A-4 notes is ____, 20__. The LIBOR rate notes and reset rate notes will receive quarterly distributions as described in this prospectus supplement, commencing _____ 20__. The auction rate notes will receive distributions as described in this prospectus supplement on ____ __, 200_, and on each auction rate distribution date thereafter. Initially, this will occur every 28 days.

           Credit enhancement for the notes will include amounts in the reserve fund and capitalized interest fund, as well as, for the Class A notes, the subordination of the Class B notes [and all other subordinate rate notes issued by the issuing entity].

           [Application will be made for the Class A notes to be admitted to the official list of The Irish Stock Exchange Limited, subject to The Irish Stock Exchange Limited listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority, and to be admitted to trading on The Irish Stock Exchange Limited. There can be no assurance that this listing will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the Class A notes on The Irish Stock Exchange Limited.]

          The underwriters named below are offering the notes subject to approval of certain legal matters by their counsel. The notes will be delivered in book entry form only on or about ________ __, 20__.

[INSERT NAMES OF UNDERWRITERS]

__________, 20__

Table of Contents
Prospectus Supplement

Summary of Terms
Risk Factors
College Loan Corporation Trust 200_-_
The Student Loan Operations of College Loan Corporation Trust 200_-_
Servicing of the Student Loans
Fees and Expenses of the Trust
Use of Proceeds
Acquisition of Student Loans
Characteristics of the Student Loans (As of the Statistical Calculation Date)
Information Relating to the Guarantee Agencies
Description of the Notes
Credit Enhancement
[Interest Rate Cap Derivative Agreement]
[LIBOR Note Derivative Product Agreements]
ERISA Considerations
Certain Federal Income Tax Considerations
Reports to Noteholders
Static Pool Information
[Listing and General Information]
Plan of Distribution
Legal Matters
Directory
APPENDIX I
Schedule A-Targeted Balances	Page S-1 S-2 S-27 S-28 S-31 S-33 S-34 S-34 S-35 S-42 S-45 S-63 S-64 S-67 S-71 S-71 S-71 S-72 S-72 S-73 S-76 S-77 S-78 A-1

Prospectus

About This Prospectus
Summary of the Offering
Risk Factors
Special Note Regarding Forward Looking Statements
Formation of the Trusts
The Depositor
The Sponsor and Issuer Administrator
Description of the Notes
Security and Sources of Payment for the Notes
Book-Entry Registration
Additional Notes
Summary of the Indenture Provisions
Description of Credit Enhancement and Derivative Products
Description of the Federal Family Education Loan Program
Description of the Guarantee Agencies
Federal Income Tax Consequences
ERISA Considerations
Plan of Distribution
Legal Matters
Financial Information
Ratings
Incorporation of Documents by Reference; Where to Find More Information
Glossary of Terms
Appendix I - Global Clearance, Settlement and Tax Documentation Procedures	i iii 1 13 13 17 17 24 58 63 71 72 85 88 103 110 118 120 121 121 121 122 123 128

Important Notice About Information Presented in the Prospectus Supplement
and the Accompanying Prospectus

          We provide information to you about the notes in two separate documents that progressively provide more detail. This prospectus supplement describes the specific terms of the notes. The accompanying prospectus provides general information, some of which may not apply to the notes. You are urged to read both the accompanying prospectus and this prospectus supplement in full to obtain information concerning the notes.

           Cross-references are included in this prospectus supplement and the accompanying prospectus to captions in the materials where you can find further discussions about related topics. The table of contents on the preceding page provides the pages on which these captions are located.

          Some of the terms used in this prospectus supplement and the accompanying prospectus are defined under the caption "Glossary of Terms" beginning on page S-__ herein.

          [The notes may not be offered or sold to persons in the United Kingdom in a transaction that results in an offer to the public within the meaning of the securities laws of the United Kingdom.]

Special Note Regarding Forward Looking Statements

           Statements in this prospectus supplement and the accompanying prospectus, including those concerning expectations as to the trust's ability to purchase eligible student loans, to structure and to issue competitive securities and to pay notes, and certain other information presented in this prospectus supplement and the accompanying prospectus, constitute "forward looking statements," which represent the depositor's expectations and beliefs about future events. Actual results may vary materially from such expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus supplement and in the accompanying prospectus.

Summary of Terms

           The following summary is a very general overview of the terms of the notes and does not contain all of the information that you need to consider in making your investment decision.

           Before deciding to purchase the notes, you should consider the more detailed information appearing elsewhere in this prospectus supplement and in the prospectus.

           This prospectus supplement contains forward-looking statements that involve risks and uncertainties. See "Special Note Regarding Forward Looking Statements" in this prospectus supplement and in the prospectus.

Principal Parties and Dates

Issuing Entity

•	College Loan Corporation Trust 20__-_

Depositor

College Loan LLC

Sponsor and Issuer Administrator

•	College Loan Corporation

Master Servicer

•	[College Loan Corp.]

Subservicers

•	[insert names of subservicers]

Eligible Lender Trustee and Indenture Trustee

•	[insert name]

Delaware Trustee

•	[insert name]

Remarketing Agent

•	[insert name]

Back-up Administrator

•	[insert name]

Auction Agent

•	[insert name]

Broker-Dealer for the Auction Rate Notes:

•	[insert name]

Underwriters for the Notes:

•	[insert name]

•	[insert name]

Closing Date

The closing date for this offering is expected to be on or about _________, 20__.

Cut-off Date

The cut-off date for the initial pool of student loans the trust will acquire is _______ __, 200_.

Statistical Calculation Date

The information presented in this prospectus supplement relating to the student loans the trust will acquire on the closing date is as of _____________ __, 200_, which we refer to as the statistical calculation date. The depositor believes that the information set forth in this prospectus supplement with respect to those student loans as of the statistical calculation date is representative of the characteristics of the student loans as they will exist on the closing date, although certain characteristics of the student loans may vary.

Distribution Dates

LIBOR rate notes and Reset Rate Notes. Distributions will be made on the LIBOR rate notes on the __th day of each ______, _____, ___________ and ____________. We sometimes refer to these distribution dates as "quarterly distribution dates." If any quarterly distribution date is not a business day, the quarterly distribution date will be the next business day. The initial quarterly distribution date will be ______ __, 200_.

Auction rate notes. Distributions will be made to each class of auction rate notes on the business day following the end of each auction period for that class of auction rate notes. [However, if an auction period for a class of auction rate notes exceeds 90 days, distributions also will be made to that class of notes on the quarterly distribution dates described above.] We sometimes refer to a distribution date for a class of auction rate notes as an "auction rate distribution date." The initial auction period for each class of auction rate notes will begin on the closing date and end on the initial auction date for that class of auction rate notes.

Collection Periods

The collection periods will be the three full calendar months preceding each quarterly distribution date. The initial collection period will be the period beginning on _________, 20__ and ending on _________, 20__.

Interest Accrual Periods

LIBOR-rate notes. The initial interest accrual period for the LIBOR-rate notes begins on the closing date and ends on ________, 20__. For all other quarterly distribution dates, the interest accrual period will begin on the prior quarterly distribution date and end on the day before such quarterly distribution date.

Auction rate notes. The interest accrual period for each class of auction rate notes is the period from the previous auction date through the auction date preceding the auction rate distribution date for that class. The first interest accrual period, however, will begin on the closing date and end on the initial auction date.

          We sometimes refer to an interest accrual period for a class of auction rate notes as an "auction period."

Reset Rate Notes. The initial interest accrual period for the reset rate notes begins on the closing date and ends on ___, 200_. Other than the initial interest accrual period, unless modified on a reset date, the interest accrual period for the reset rate notes:

•	bearing interest based on an index, begins on a quarterly distribution date and ends on the day before the next quarterly distribution date;

•	bearing a fixed rate of interest, begins on the __ day of the month of the immediately preceding quarterly distribution date and ends on the __ day of the month of the current quarterly distribution date; and

•	bearing interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date.

The initial reset period for the class of reset rate notes will begin on the closing date and end on ___, 20__.

Record Date

           Payments on the notes will be payable to the record holders of the notes as of the close of business on the record date, which is the business day before the related distribution date.

Monthly Calculation Date

The __ day of each calendar month, or if such day is not a business day, the next business day.

Description of the Notes

General

[•	College Loan Corporation Trust 20_-_ is a master trust. We [have previously issued other series of notes, and] may, in the discretion of the Sponsor, issue additional series of notes in the future. The net proceeds received from issuing our notes [were, and] will be, used to purchase student loans and to make deposits into various funds and accounts. All of [those student loans previously acquired, along with] the student loans we purchase with the proceeds of the series _______ notes and any future series of notes, have been or will be originated under the Federal Family Education Loan Program and are or will be pledged to the indenture trustee to secure repayment of all the notes issued under the indenture. The composition of this common pool of collateral will change over time as student loans are repaid and new student loans are added. [See “Capitalization” in this prospectus supplement for a description of each outstanding series of notes issued previously by College Loan Corporation Trust 20_-_.]]

•	[Additional series of notes will be issued only if each rating agency then rating our notes confirms that such issuance will not result in any reduction or withdrawal of any rating then assigned to our notes. Noteholders will not be entitled to consent to any future issuance, although they will receive notice of such issuance in the periodic statements available to noteholders.]

Offered Notes

College Loan Corporation Trust 20__-_ is offering the following student loan asset-backed notes:

LIBOR Rate Notes

•	class A-1 notes in the aggregate principal amount of $__________;

•	class A-2 notes in the aggregate principal amount of $__________;

•	class A-3 notes in the aggregate principal amount of $__________;

Auction Rate Notes

•	class A-5 notes in the aggregate principal amount of $__________; and

•	class B notes in the aggregate principle amount of $___.

Reset Rate Notes

•	class A-4 notes in the aggregate principle amount of $______.

During the initial reset period, the Class A-4 notes will bear interest based on three-month LIBOR rate.

The notes will be issued pursuant to an indenture of trust. The class A notes will be senior notes and the class B notes will be subordinate notes. The class A-1 notes, class A-2 notes and class A-3 notes bear interest based on three-month LIBOR, and we sometimes refer to them as "LIBOR-rate notes." The class A-5 notes and class B notes will bear interest based on an auction rate, and we sometimes refer to them as "auction rate notes." The class A-4 notes will bear interest based on three-month LIBOR until the initial reset date, and we sometimes refer to them as "reset rate notes." The LIBOR-rate and reset rate notes will be available for purchase in multiples of $1,000. The auction rate notes will be available for purchase in multiples of $50,000.

Interest and principal on the notes will be payable to the record owners of the notes as of the close of business on the record date, which is the business day immediately preceding the related distribution date.

Interest Rates and Payments

LIBOR-rate notes. The LIBOR-rate notes will bear interest at the following annual rates:

•	the class A-1 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

•	the class A-2 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

•	the class A-3 notes will bear interest at an annual rate equal to three-month LIBOR, except for the initial interest accrual period, plus ___%,

The indenture trustee will determine the rate of interest on the LIBOR rate notes on the second business day prior to the start of the applicable interest accrual period. Interest on the LIBOR rate notes will be calculated on the basis of the actual number of days elapsed during the interest accrual period divided by 360.

For the initial interest accrual period, the indenture trustee will determine the LIBOR rate according to the formula described below in "Description of the Notes – Interest Payments."

Interest accrued on the outstanding principal balance of the LIBOR-rate notes during each interest accrual period will be paid on the related quarterly distribution date.

Auction rate notes. The interest rate on the auction rate notes is determined at auction. However, the interest rates on the auction rate notes for the initial interest accrual period will be determined by the underwriters prior to the closing date. The initial auction date and the initial rate adjustment date for each class of auction rate notes are set forth below:

Class	Initial Auction Date	Initial Rate Adjustment Date
A-5	______, 20__	_____, 20__
B	______, 20__	_____, 20__

For each auction period, the interest rate for the auction rate notes will be the lower of:

•	the rate determined pursuant to the auction procedures described under "Description of the Notes—Auction rate notes" in the prospectus;

•	the maximum rate, which is equal to the least of:

•	the LIBOR rate for a comparable period plus a margin ranging from ___% to ___% depending on the ratings of the auction rate notes,

•	___% and

•	the maximum rate permitted by law; and

•	during a net loan rate restriction period, the net loan rate, which is based upon the actual return on the student loans in the trust minus administrative expenses.

We sometimes refer to the interest rate for the auction rate notes as the "auction rate."

Interest will be calculated on the auction rate notes on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be.

After the initial auction period, the period between auctions for the auction rate notes will generally be 28 days, subject to adjustment if the auction period would begin or end on a non-business day. The length of the auction period, the auction date or the nature of the interest rate for any class of auction rate notes may change as described under "Description of the Notes—Auction rate notes" in the prospectus.

If, on the first day of any auction period, a payment default on the auction rate notes has occurred and is continuing, the rate for the interest accrual period will be the non-payment rate, which is generally one-month LIBOR plus 1.50%, but not exceeding the lesser of 17% per annum and the highest rate permitted by law.

If in any auction all the auction rate notes subject to the auction are subject to hold orders, the interest rate for the accrual period will equal the all-hold rate, which is 90% of the LIBOR rate for a period comparable to the auction period, but not exceeding the maximum rate.

Interest accrued on the outstanding principal balance of a class of auction rate notes during the preceding auction period will be paid on the related auction rate distribution date.

Reset rate notes. The currency and interest rates for the class of reset rate notes will be reset from time to time using the procedures described below. During the initial reset period, the class A-4 notes will be denominated in U.S. dollars and will bear interest based on an index rate equal to three-month LIBOR, plus __%.

For the initial interest accrual period, the class A-4 noteholders will receive ___ days of interest. The indenture trustee will determine the rate of interest for the class A-4 notes on the second business day prior to the start of the applicable interest accrual period.

Interest on the reset rate notes during their initial reset period will be calculated based on the actual number of days elapsed during the related interest accrual period divided by 360.

For the initial interest accrual period, the indenture trustee will determine the LIBOR rate according to the formula described below in "Description of the Notes – Interest Payments."

Interest accrued on the outstanding principle balance of each class of reset rate notes during each interest accrual period will be paid on the following quarterly distribution date for such reset rate notes.

Interest Rate for the Reset Rate Notes

The initial reset date for the reset rate notes is ___, 20__. We refer to this date, and each date thereafter on which the reset rate notes may be reset with respect to the currency, interest rate mode and other factors described below as a "reset date" and each period in between the reset dates as a "reset period."

The interest rate mode for any reset period after the initial reset period may be based on an index, may be based on an auction rate or may be a fixed rate. The index rate may be based on EURIBOR or another non-U.S. Dollar-based rate, LIBOR, the 91-day U.S. Treasury Bill rate, a U.S. treasury constant maturity rate, the prime rate, a commercial paper rate or the federal funds rate. See "Payments on the Notes — Reset Rate Notes" in this prospectus supplement. Any interest rate mode other than an index rate based on LIBOR or a commercial paper rate will require a rating agency confirmation from each rating agency then rating the notes.

Each reset date for a class of reset rate notes will always occur on a quarterly distribution date. The related reset period will always end on the day before a quarterly distribution date and may not extend beyond the day before the final maturity date of such class of reset rate notes.

Absent a failed remarketing, holders of reset rate notes that wish to be repaid some or all of their reset rate notes on a reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their reset rate notes pursuant to the remarketing process described below. Tender is not mandatory if the reset rate notes are denominated in U.S. Dollars in both the current reset period and in the upcoming reset period. If the reset rate notes are denominated in a currency other than U.S. Dollars, tender is mandatory and the holders of such reset rate notes will be deemed to have tendered all of their reset rate notes pursuant to the remarketing process. If there is a failed remarketing with respect to the reset rate notes, however, the holders of such reset rate notes will be required to retain their reset rate notes during the next reset period and will not be entitled to exercise any remedies as a result of the failure of such reset rate notes to be remarketed on the related reset date. See "Payments on the Notes – Reset Rate Notes – Reset Periods" in this prospectus supplement.

Reset Rate Note Remarketing Procedures. On the remarketing terms determination date, which is at least 12 business days before each reset date, the remarketing agents, in consultation with the issuer administrator, will determine the proposed terms of the remarketing, including:

•	the applicable currency;

•	the applicable interest rate mode;

•	whether principal will be paid periodically or at the end of a reset period;

•	the index, if applicable;

•	the all-hold rate, if applicable;

•	the length of the reset period and the applicable distribution dates; and

•	the identity of any potential swap counterparties

The all-hold rate will be the interest rate applicable for the next reset period if all holders of the reset rate notes choose not to tender their reset rate notes to the remarketing agents for remarketing. The all-hold rate will apply only if such reset rate notes are denominated in U.S. Dollars in both the current and upcoming reset period. See "Payments on the Notes – Reset Rate Notes – Reset Periods" in this prospectus supplement.

Spread Determination Date. The spread, the applicable auction rate or the applicable fixed rate, will be determined by the remarketing agents on the spread determination date, which is the third business day prior to the reset date, as the lowest spread, auction rate or fixed rate, but not less than the all-hold rate, if applicable, that would permit all of the reset rate notes tendered for remarketing to be purchased at a price equal to 100% of the outstanding principal balance of such reset rate notes. See "Payments on the Notes – Reset Rate Notes – Spread Determination Date" in this prospectus supplement.

Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents, after consulting with the issuer administrator, cannot determine the applicable required reset terms (other than the related spread, auction rate, fixed rate or initial rate) at least 12 business days prior to the related reset date;

•	the required spread, auction rate or fixed rate cannot be established by the remarketing agents by the spread determination date or the interest rate resulting from the required spread would exceed the failed remarketing rate;

•	not all of the tendered reset rate notes are purchased at the spread, auction or fixed rate set by the remarketing agents;

•	College Loan LLC, or its designated affiliates, fails to purchase the reset rate notes after exercise of the optional purchase described below;

•	certain conditions specified in the remarketing agreement are not satisfied; or

•	any rating agency then rating the reset rate notes has not confirmed its then-current ratings of the notes, if such confirmation is required.

If a failed remarketing is declared with respect to the reset rate notes at a time when those notes are denominated in U.S. Dollars:

•	all holders of such reset rate notes will retain their reset rate notes, including in all mandatory tender situations;

•	the related interest rate will be reset to a failed remarketing rate of three month LIBOR plus __%; and

•	the related reset period will be three months.

If a failed remarketing is declared with respect to the reset rate notes at a time when those notes are denominated in a currency other than U.S. Dollars:

•	all holders of the reset rate notes will retain their reset rate notes;

•	such reset rate notes will remain denominated in such currency;

•	each related currency swap counterparty will be entitled to receive quarterly payments from the trust at an increased LIBOR based rate, determined at the time the swap agreement was entered into for that reset period, referred to in this prospectus supplement as the "extension rate;"

•	the trust will be entitled to receive from each currency swap counterparty, if any, for payment to the reset rate noteholders, quarterly index rate payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

See "Payments on the Notes – Reset Rate Notes – Failed Remarketing" in this prospectus supplement.

Principal Payments

Principal payments will be made on the notes in an amount equal to the lesser of:

•	the principal distribution amount, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution dates; and

•	funds available to pay principal as described below in "Description of the Notes—Flow of Funds."

Principal will be paid on the notes on the dates and in the order and priority described below under "—Flow of Funds."

Final Maturity

•	The class A-1 notes will be paid in full by the __________, 20__ quarterly distribution date;

•	the class A-2 notes will be paid in full by the __________, 20__ quarterly distribution date;

•	the class A-3 notes will be paid in full by the __________, 20__ quarterly distribution date;

•	the class A-4 notes will be paid in full by the __________, 20__ quarterly distribution date;

•	the class A-5 notes will be paid in full by the __________, 20__ quarterly distribution date; and

•	the class B notes will be paid in full by the __________, 20__ quarterly distribution date.

Description of the Trust

General

College Loan Corporation Trust 20__-_ is a Delaware statutory trust whose operations are limited to acquiring, holding and managing student loans originated under the Federal Family Education Loan Program ("FFELP") and other assets of the trust, issuing and making payments on the notes and any other incidental or related activities.

The trust will use the proceeds from the sale of the notes to purchase student loans, [to purchase the interest rate cap derivative agreement,] to make a deposit to the Collection Fund, to make a deposit to the Reserve Fund and to pay costs of issuing the notes.

The only sources of funds for payment of all of the notes issued under the indenture are the student loans and investments pledged to the indenture trustee, the payments the trust receives on those student loans [and investments and any payments the trust receives under the interest rate cap derivative agreement and the LIBOR note derivative product agreements].

The Trust's Assets

The assets of the Trust will include:

•	the FFELP student loans acquired [previously, as well as the FFBLP student loans acquired] with the proceeds of the sale of the series ___ notes [and any future notes];

•	collections and other payments received on account of the student loans;

•	money and investments held in funds created under the indenture, including the Acquisition Fund, the Collection Fund, the Capitalized Interest Account, the Remarketing Fee Fund, the Accumulation Fund, the Supplemental Interest Fund, the Reserve Fund, and any Currency Fund; and

•	[its rights under the interest rate cap derivative agreement and the LIBOR note derivative product agreements].

The Acquisition Fund

Approximately $______________ of the proceeds from the sale of the notes will be deposited into the Acquisition Fund, of which approximately $_______ will be used on the closing date by the trust, acting through the eligible lender trustee to purchase student loans and to pay costs of issuance [and to purchase the interest rate cap derivative agreement]. Until ____ __, 20__ the remaining $______ or deposit in the Acquisition Fund, representing approximately __% of the proceeds to the trust from the sale of the notes and approximately ___% of the initial Pool Balance; will be used by the trust to purchase student loans, including premiums on the student loans. On the quarterly distribution date occurring in ____ 20__, moneys remaining in the Acquisition Fund exceeding $_________ or such lesser amount as the trust may direct, will be transferred to the Collection Fund. Amounts remaining in the Acquisition Fund will be used by the trust to acquire student loans that are being added to the student loans the trust acquired previously. The Higher Education Act permits borrowers to add additional student loans to a consolidation loan during the 180-day period following the origination of the consolidation loan.

Any moneys remaining in the Acquisition Fund on the _______ 20__ quarterly distribution date will be transferred to the Collection Fund. In addition, on each quarterly distribution date or monthly payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or the guarantee agencies, servicing fees, trustees' fees, administration fees, remarketing fees, the interest then due on the notes and amounts due to any counterparty on any derivative product agreement (other than certain termination payments), moneys on deposit in the Acquisition Fund will be transferred to the Collection Fund to cover any such deficiency, prior to any transfer being made from the Reserve Fund to cover any such deficiency.

The Collection Fund

The trust will make an initial deposit to the Collection Fund from the proceeds of the sale of the notes in the amount of $____________. The indenture trustee will deposit into the Collection Fund all revenues derived from student loans and money or assets on deposit in the trust [and any payments received from the counterparties to the interest rate cap derivative agreement and the LIBOR note derivative product agreements]. Money on deposit in the Collection Fund will be used to pay:

•	amounts owing to the U.S. Department of Education and guarantee agencies,

•	the trust's operating expenses, which include servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees, remarketing agent fees, [and LIBOR note derivative product agreement fees],

•	interest and principal on the notes, including amounts payable to counterparties on derivative agreements, and

•	amounts necessary to finance any add-on consolidation loans to the extent not financed from the acquisition fund.

Capitalized Interest Account

Approximately $__________ of the proceeds from the sale of the notes will be deposited into the Capitalized Interest Account on the closing date. Amounts on deposit in the Capitalized Interest Account will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Reserve Fund. However, any moneys remaining in the Capitalized Interest Account on ________ __, 200_ will be transferred to the Collection Fund.

The Remarketing Fee Fund

The indenture trustee will establish and maintain a Remarketing Fee Fund as an asset of the trust estate for the benefit of the remarketing agents and, in certain circumstances, the senior noteholders. On each quarterly distribution date that is one year or less prior to a reset date, the indenture trustee will transfer funds in the Collection Fund to the Remarketing Fee Account, prior to the payment of interest on the notes, in an amount up to the quarterly funding amount until the balance on deposit in the Remarketing Fee Account reaches the targeted level for such reset date. Amounts on deposit in the Remarketing Fee Account in excess of the targeted level on any quarterly distribution date will be transferred to the Collection Fund and included in available funds for that quarterly distribution date. Investment earnings on deposit in the Remarketing Fee Account will be withdrawn on each monthly calculation date, deposited into the Collection Fund and included in available funds for such monthly calculation date. See "Payments on the Notes – Reset Rate Notes – Tender of Reset Rate Notes; Remarketing Procedures" in this prospectus supplement.

The Accumulation Fund

The indenture trustee will establish and maintain an Accumulation Fund for the benefit of the reset rate notes. During the initial reset period for the reset rate notes, and in any subsequent reset period during which the reset rate notes are structured not to receive a payment of principal until the end of the related reset period, all amounts that would otherwise be payable on such reset rate notes as principal payments will be deposited into the Accumulation Fund. In such case, on each quarterly distribution date, the indenture trustee will deposit any payments of principal allocated to the reset rate notes in U.S. Dollars into the Accumulation Fund. All amounts on deposit in the Accumulation Fund, including amounts deposited on a related quarterly distribution date, excluding investment earnings, will be paid either:

•	if the reset rate notes are then denominated in U.S. Dollars, on the next reset date for such notes, to the holders of the reset rate notes, after all other required distributions have been made on that reset date; or

•	if the reset rate notes are denominated in a currency other than U.S. Dollars, on or about the next reset date for such class, to the currency swap counterparty, which will in turn pay the applicable currency equivalent of those amounts to the trust for payment to the holders of the reset rate notes not later than the second business day following the reset date for such class, after all other required distributions have been made on that reset date.

Amounts on deposit in the Accumulation Fund, exclusive of investment earnings, may be used only to pay principal on the reset rate notes or to the related currency swap counterparty and for no other purpose. Investment earnings on deposit in the Accumulation Fund will be transferred on each monthly calculation date to the Collection Fund and included as part of available funds for that monthly calculation date.

The Supplemental Interest Fund

In the event that amounts are deposited into the Accumulation Fund because the reset rate notes for a reset period are structured not to receive principal payments until the next reset date, on each quarterly distribution date the indenture trustee will make deposits from the Collection Fund to the Supplemental Interest Fund. The deposit generally will equal the amount sufficient to pay either the holders of the reset rate notes or the applicable swap counterparty interest through the next quarterly distribution date at the related interest rate borne by the reset rate notes (or index for reset rate notes bearing interest at a floating rate) on all amounts on deposit in the Accumulation Fund, after giving effect to an assumed rate of investment earnings on the Accumulation Fund. For a further description of the supplemental interest deposit amount for the reset rate notes, see "Description of the Notes – Principal Distributions – Allocation of Principal to Accumulation Fund" below. All amounts on deposit in the Supplemental Interest Fund will be transferred to the Collection Fund on each quarterly distribution date.

The Reserve Fund

The trust will make a deposit to the Reserve Fund from the proceeds of the sale of the notes in the amount of $___________. The Reserve Fund is subject to a minimum balance equal to the greater of:

•	__% of the pool balance as of the close of business on the last day of the related collection period, or

•	$_________;

provided however, in no event shall such minimum balance exceed the aggregate outstanding principal balance of the notes.

On each distribution date or monthly payment date, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or guarantee agencies, servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees, [LIBOR note derivative product agreement fees] and the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund. To the extent the amount in the Reserve Fund falls below the Reserve Fund minimum balance, the Reserve Fund will be replenished on each distribution date from funds available in the Collection Fund as described below under "Description of the Notes — Flow of Funds." Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

If on any quarterly distribution date funds on deposit in the Reserve Fund are sufficient to pay the remaining principal and interest on the notes, any payments due to the counterparty and any remaining fees, including carryover servicing fees, such amounts shall be so applied on such distribution date for payment of the remaining principal and interest on the notes, any payments due to the counterparty and any remaining fees, including carryover servicing fees, as applicable. See "Credit Enhancement — Reserve Fund" in this prospectus supplement.

Currency Fund

If the reset rate notes are denominated in a currency other than U.S. Dollars during any reset period, the indenture trustee will establish and maintain a Currency Fund for such currency for the benefit of the holders of the reset rate notes. Any payments received from a swap counterparty in a currency other than U.S. Dollars will be deposited into the Currency Fund.

Flow of Funds

Each month, amounts will be withdrawn from the Collection Fund and applied to pay:

•	amounts owed to the U.S. Department of Education and to guarantee agencies with respect to student loans owned by the trust;

•	master servicing fees owed to the master servicer and administration fees owed to the issuer administrator, other than prior unpaid administration fees;

•	amounts necessary to finance any add-on consolidation loans to the extent no funds remain in the Acquisition Fund [; and

•	amounts due the counterparties under the derivative product agreements (which in the case of termination payments will be limited to priority termination payments)].

On each quarterly distribution date or auction rate distribution date, as applicable, prior to an event of default, money in the Collection Fund, the Supplemental Interest Fund and the Accumulation Fund for the reset rate notes, if applicable, will be used to make the following deposits and distributions, to the extent such amounts are due and payable on that date and funds are available, as shown in the chart beginning on the following page. See "Payments of the Notes – Collection Fund" in this prospectus supplement for a more detailed description of distributions.

COLLECTION FUND

1st (pro rata)	----------------------------------------------------------------------------------------------------------------
Payments to the U.S. Department of Education or to a guarantee agency
---------------------------------------------------------------------------------------------------------------

2nd (pro rata)	----------------------------------------------------------------------------------------------------------------
Payment of servicing, trustee, auction agent and broker-dealer fees
----------------------------------------------------------------------------------------------------------------

3rd	----------------------------------------------------------------------------------------------------------------
Remarketing Fee Fund
(Any amount required to be deposited to the Remarketing Fee Fund)
----------------------------------------------------------------------------------------------------------------

4th	----------------------------------------------------------------------------------------------------------------
Administration fee and any prior unpaid administration fees
----------------------------------------------------------------------------------------------------------------

5th (pro rata)	----------------------------------------------------------------------------------------------------------------
Interest on Class A notes and amounts due to derivative product counterparties
(except for certain termination payments due to a derivative product counterparty)
----------------------------------------------------------------------------------------------------------------

6th	----------------------------------------------------------------------------------------------------------------
Interest on Class B notes
----------------------------------------------------------------------------------------------------------------

7th	----------------------------------------------------------------------------------------------------------------
Principal on Class A Notes
(The class A principle distribution amount will be allocated [sequentially, to the class A-1 notes through class A-5 notes, in that order] [first, to each class of class
A LIBOR rate notes and reset rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A for that quarterly distribution date and second, sequentially in numerical order, to each class of class A auction rate notes], until paid in full, subject with respect to the class A-4 notes, to certain amounts being deposited to a related account in the Accumulation Fund, to the extent applicable)
----------------------------------------------------------------------------------------------------------------

8th	----------------------------------------------------------------------------------------------------------------
Supplemental Interest Fund
(Any supplemental interest deposit amount)
----------------------------------------------------------------------------------------------------------------

9th	----------------------------------------------------------------------------------------------------------------
Principal on Class B Notes
(on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, the class B principle distribution amount to the class B noteholders [sequentially in numerical order])
----------------------------------------------------------------------------------------------------------------

10th	----------------------------------------------------------------------------------------------------------------
Reserve Fund
(amounts necessary to increase the balance to the Reserve Fund minimum balance)
----------------------------------------------------------------------------------------------------------------

11th	----------------------------------------------------------------------------------------------------------------
Unpaid Carry-over Amounts due to [Class A-5] [Class A auction rate] Notes
----------------------------------------------------------------------------------------------------------------

12th	----------------------------------------------------------------------------------------------------------------
Unpaid Carry-over Amounts due to Class B Notes
----------------------------------------------------------------------------------------------------------------

13th	----------------------------------------------------------------------------------------------------------------
Derivative Product Counterparty
(payment of unpaid amounts due under derivative product agreement)
----------------------------------------------------------------------------------------------------------------

14th	----------------------------------------------------------------------------------------------------------------
Depositor
(To reimburse it for expenses paid in connection with a remarketing pursuant to the
Remarketing Agreement)
----------------------------------------------------------------------------------------------------------------

15th	----------------------------------------------------------------------------------------------------------------
Unpaid Master Servicing Fees
----------------------------------------------------------------------------------------------------------------

16th	----------------------------------------------------------------------------------------------------------------
Class A and Class B Noteholders
(if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payments of principal to the holders of the notes and in the order and priority described above, until they have been paid in full)
----------------------------------------------------------------------------------------------------------------

17th	----------------------------------------------------------------------------------------------------------------
Depositor
(any remaining amounts, less portion, if any, of principal allocated but not paid to a class of auction rate notes on that quarterly distribution date)
----------------------------------------------------------------------------------------------------------------

However, on each quarterly distribution date all deposits and distributions made following the sixth item above will be made only with money in the Collection Fund that exceeds the accrued interest amount.

For each quarterly distribution date, the "accrued interest amount" will equal the amount of interest that will be owing on each class of auction rate notes on the first auction rate distribution date for each class following the quarterly distribution date, other than any class as to which that quarterly distribution date is an auction rate distribution date.

The principal distribution amount will be determined and allocated to classes of notes only on quarterly distribution dates.

If a class of LIBOR rate notes or reset rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class also will be paid that amount on that quarterly distribution date.

If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class will be paid that amount on that quarterly distribution date only if it is an auction rate distribution date for that class. Principal allocated but not paid to a class of auction rate notes on a quarterly distribution date will be paid to that class on its next auction rate distribution date.

We may distribute principal on the class B notes before the outstanding balance of each class A note is reduced to zero with amounts otherwise payable to the depositor.

Further, after the outstanding balance each of the LIBOR rate notes and reset rate notes is reduced to zero, we may redeem some or all of the remaining auction rate notes at our option as follows:

•	from available funds in the trust as described in the prospectus under "Description of the Notes--Optional Redemption;"

•	as described in the prospectus under "Description of the Notes--Extraordinary Optional Redemption;" and

•	with proceeds received by the trust from selling student loans.

Notwithstanding the above, if a class B note interest trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes.

A "class B note interest trigger" will be in effect on any quarterly distribution date that:

•	the outstanding principal balance of the class A notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the sum of the Pool Balance plus amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related collection period; or

•	the outstanding principal balance of the class A notes and class B notes, plus all interest accrued but unpaid on such notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the sum of twice the Pool Balance plus twice the amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related Collection Period.

The "stepdown date" will be the earlier of the _________ 20__ quarterly distribution date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the sum of the Pool Balance plus amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described below when the Pool Balance is 10% or less of the initial Pool Balance.

The term "Principal Distribution Amount" means, for each quarterly distribution date, the amount by which the aggregate outstanding principal amount of all the notes immediately prior to that quarterly distribution date exceeds the quotient obtained by dividing the Adjusted Pool Balance, as of the last day of the related collection period, by ____%.

The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

•	0%, prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

"Adjusted Pool Balance" means, for any quarterly distribution date:

•	if the Pool Balance as of the last day of the related collection period is greater than 40% of the initial Pool Balance, the sum of that Pool Balance, the required minimum balance of the Reserve Fund and the amount on deposit in the Capitalized Interest Account, in each case as of the last day of the related collection period; or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to 40% of the initial Pool Balance, that Pool Balance.

"Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, plus the amounts on deposit in the Acquisition Fund.

"Priority termination payment" means all termination payments due under a derivative product agreement resulting from:

•	a monthly payment default by the trust under that derivative product agreement;

•	certain insolvency events relating to the trust; and

•	the indenture trustee taking any action under the indenture to liquidate all of the trust's assets following an event of default and an acceleration of the notes.

See "Description of the Notes – Flow of Funds" in this prospectus supplement.

During any reset period, a class of reset rate notes may be structured not to receive principal payments until the end of that reset period. If a class of reset rate notes is structured in this manner generally all amounts that otherwise would have been paid to the holders of that class of reset rate notes as principal will instead be deposited into a related account in the Accumulation Fund. Principal payments will be allocated to such account in the Accumulation Fund until amounts on deposit therein, less any investment earnings, are sufficient to pay the outstanding principal balance of the related class of reset rate notes in full and those funds will remain in the Accumulation Fund until the next reset date for such class, unless there occurs prior to that reset date an optional purchase of the remaining student loans in the trust estate or a successful auction of the student loans by the indenture trustee. On each reset date for that class of reset rate notes, the trust will pay all amounts, less any investment earnings, on deposit in the related account in the Accumulation Fund, including amounts deposited on that reset date, to the holders of that class of reset rate notes, or the related swap counterparty for payment to the holders of that class of reset rate notes if the reset rate notes are denominated in a currency other than U.S. Dollars, as a distribution of principal.

Flow of Funds After Events of Default

Following the occurrence of an event of default that results in an acceleration of the maturity of the notes, no distributions of principal or interest will be made with respect to the class B notes until payment in full of principal and interest on the class A notes. Payments of principal on the class A notes will be made pro rata to the class A noteholders, without preference or priority of any kind, until the class A notes are repaid in full. [Payments of principal on the class B notes will be made pro rata to the class B noteholders, without preference or priority of any kind, until the class B notes are repaid in full.] See "Summary of the Indenture Provisions — Remedies on Default" in the accompanying prospectus.

Characteristics of the Student Loan Portfolio

The student loans [that the trust currently run, as well as the student loans that] the trust will acquire with the proceeds of the sale of the notes are loans originated under the Federal Family Education Loan Program. The information in this prospectus supplement relating to the student loans [that the trust currently run, as well as the student loans that] the trust will acquire on the closing date is presented as of ____________ __, 20__. As of that date, the student loans had an aggregate outstanding principal balance of $_____________, which includes accrued interest of $___________ to be capitalized on commencement of repayment. In addition, the weighted average annual interest rate of the student loans was approximately _____% and their weighted average remaining term to scheduled maturity was approximately ___ months. The student loans [that the trust currently run, as well as the student loans that] the trust will acquire on the closing date with the proceeds of the notes are described more fully below under "Characteristics of the Student Loans" in this prospectus supplement.

Credit Enhancement

Credit enhancement for the notes will include cash on deposit in the Reserve Fund and the Capitalized Interest Fund, as described below under "Credit Enhancement — Reserve Fund" and "- Capitalized Interest Fund", and for the class A notes, the subordination of the class B notes, as described below under the caption "- Subordinated Notes."

[Collateralization Ratios

          On the closing date, after we issue the series ______ notes and acquire the student loans that we expect to acquire on the closing date:

•	the senior asset percentage will equal approximately ____%; and

•	the subordinate asset percentage will equal approximately _____%.

Servicing

Under a master servicing agreement., [College Loan Corporation] will act as master servicer with respect to the student loans. The master servicer will be paid a monthly servicing fee based on the outstanding principal balance of the trust's student loans in an amount equal to 1/12th of ___% for student loans (other than consolidation loans) in school, grace, deferment and forbearance, ____% for student loans (other than consolidation loans) in repayment and ___% for consolidation loans. In addition, the master servicer will be entitled to receive from available funds a carry-over servicing fee as described below in "Description of the Notes — Flow of Funds." The carry-over servicing fee is the sum of:

•	the amount of specified increases in the costs the master servicer incurs,

•	the amount of specified conversion, transfer and removal fees;

•	any carry-over servicing fees described above that remain unpaid from prior distribution dates; and

•	interest on unpaid amounts as set forth in the master servicing agreement.

[College Loan Corporation] has entered into a subservicing agreement pursuant to which __________ has agreed to assume responsibility for servicing, maintaining custody of and making collections on the trust's student loans. Under the terms of the agreement, _____________ may be required to purchase student loans from the trust if it fails to comply with the terms and provisions of the agreement. See "The Student Loan Operations of College Loan Corporation Trust 20__-_ – Servicing of student loans" in this prospectus supplement.

Optional Purchase

The depositor may, but is not required to, repurchase all remaining student loans in the trust on the earlier of the __________, 20__ quarterly distribution date, or when the Pool Balance is 10% or less of the initial Pool Balance. If this purchase option is exercised, the student loans would be sold to the depositor as of the last business day of the preceding collection period and the proceeds will be used on the corresponding quarterly distribution date to repay any outstanding notes, which will result in early retirement of the remaining notes. The purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that would be sufficient to:

•	reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

•	pay to the noteholders the interest payable on the related quarterly distribution date;

•	[pay any amount owing to a LIBOR note derivative product agreement counterparty;] and

•	pay any unpaid carry-over servicing fee.

Mandatory Auction

If the depositor does not notify the indenture trustee of its intention to exercise its right to repurchase the remaining student loans in the trust as described above, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding distribution date. College Loan Corporation and its affiliates and unrelated third parties may offer to purchase the trust's student loans in the auction.

If at least two bids are received, the indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest of the remaining bids if it equals or exceeds either the minimum purchase price described above, or the fair market value of the student loans remaining in the trust at the end of the related collection period, whichever is higher. The net proceeds of any auction sale will be used to retire any outstanding notes on the next distribution date.

If the highest bid after the solicitation process does not equal or exceed the minimum purchase price described above or the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above.

If the trust's student loans are not sold as described above, on each subsequent distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

[Interest rate cap derivative product agreement]

[On the closing date the trustee will use a portion of the net proceeds from the sale of the notes to purchase an interest rate cap derivative product agreement from ________________.]

[Under the interest rate cap derivative agreement, on the third business day before each distribution date to and including the __________, 20__ distribution date ____________ will pay to the trust an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable distribution date over (ii) ___% and (b) a notional amount equal to $__________. LIBOR for the first interest accrual period will be determined using the formula described below in "Description of the Notes – Interest Payments." See "Interest Rate Cap Derivative Agreement" in this prospectus supplement.]

[LIBOR note derivative product agreements]

[On the closing date the trust will enter into LIBOR note derivative product agreements with _________________ and __________. Under the LIBOR note derivative product agreements, ___________________ and _______________each will pay to the trust, on or before the third business day preceding each distribution date, an amount calculated on a quarterly basis equal to a ___% share of:

•	the excess, if any, of the interest rate payable on the class A-1 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-1 notes; plus

•	the excess, if any, of the interest rate payable on the class A-2 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-2 notes; plus

•	the excess, if any, of the interest rate payable on the class A-3 notes over the adjusted student loan rate, multiplied by the principal amount of the outstanding class A-3 notes.

[The adjusted student loan rate, in general, will equal the expected weighted average interest collections of the trust's student loans after deducting any amounts payable to the U.S. Department of Education, less servicing fees, trustees' fees, auction agent fees, broker dealer fees, administration fees and LIBOR note derivative product agreement fees.]

[The maximum amount payable to the trust under the LIBOR note derivative product agreements will equal __% of the outstanding principal balance of the class ___ notes. Each counterparty's maximum obligation, as of any date, under its LIBOR note derivative product agreement will equal one-half of that maximum amount, less the payments made previously under its LIBOR note derivative product agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[On each distribution date, each counterparty will be paid a fee equal in the aggregate to ___% per annum of the principal balance of the notes. In addition, each counterparty will be entitled to receive from the Collection Fund, a sum equal to any payments received by the trust from such counterparty which remain unreimbursed, plus interest, in the manner described below in "Description of the Notes — Flow of Funds." See "LIBOR Note Derivative Product Agreements" in this prospectus supplement.]

Book-entry registration

The notes will be delivered in book-entry form through the Same Day Settlement System of The Depository Trust Company.

Federal income tax consequences

Stroock & Stroock & Lavan LLP will deliver an opinion that for federal income tax purposes, the notes will be treated as the trust's indebtedness. You will be required to include in your income, the interest on the notes as paid or accrued, in accordance with your accounting methods and the provisions of the Internal Revenue Code. See "Federal Income Tax Consequences" in the prospectus.

ERISA considerations

If the notes are treated as indebtedness without substantial equity features, the notes are eligible for purchase by or on behalf of employee benefit plans, retirement arrangements, individual retirement accounts and Keogh Plans, subject to the considerations discussed under "ERISA Considerations" in this prospectus supplement.

Rating of the Notes

The class A notes offered pursuant to this prospectus supplement will be rated by at least two nationally recognized statistical rating agencies in their highest rating category. The class B notes offered pursuant to this prospectus supplement will be rated in one of the three highest rating categories of at least two nationally recognized statistical rating agencies.

[Irish Stock Exchange Listing]

[Application is expected to be made to the Financial Regulator in Ireland for this prospectus supplement to be approved and to list the Class A notes on the Irish Stock Exchange. There can be no assurance this approval will be obtained. The issuance and settlement of the notes is not conditioned on the listing of the Class A notes on the Irish Stock Exchange.]

CUSIP Numbers

•	Class A-1 Notes: ___
•	Class A-2 Notes: ___
•	Class A-3 Notes: ___
•	Class A-4 Notes: ___
•	Class A-5 Notes: ___
•	Class B Notes: ___

International Securities Identification Numbers (ISIN)

•	Class A-1 Notes: ___
•	Class A-2 Notes: ___
•	Class A-3 Notes: ___
•	Class A-4 Notes: ___
•	Class A-5 Notes: ___
•	Class B Notes: ___

Risk Factors

          The discussion under the heading "Risk Factors" in the prospectus describes the risks associated with your investment in the notes. In addition, you should consider the following factors:

The trust's assets may not be sufficient to pay its notes

          On the date of issuance of the notes, the aggregate principal balance of the student loans the trust owns and the other assets pledged as collateral for the notes will be approximately _____% of the aggregate principal balance of the notes issued under the indenture.

          As a result, if an event of default should occur under the indenture and the trust was required to redeem all of its notes, the trust's liabilities may exceed its assets. If this were to occur, the trust would be unable to repay in full all of the holders of the notes.

The notes may be subject to liquidity and yield risks

          On May 31, 2006, the U.S. Securities and Exchange Commission announced that it had settled its investigation against 15 firms, including [insert firm names] (the "Broker-Dealers"), that participate in the auction rate securities market regarding their respective practices and procedures in this market. The SEC alleged in the settlement that the firms had managed auctions for auction rate securities in which they participated in ways that were not adequately disclosed or that did not conform to disclosed auction procedures. As part of the settlement, [insert firm names] agreed to pay civil money penalties of [insert dollar amounts], respectively. In addition, each Broker-Dealer, without admitting or denying the SEC's allegations, agreed to be censured, to cease and desist from violating certain provisions of the securities laws, to provide to customers written descriptions of its material auction practices and procedures, and to implement procedures reasonably designed to detect and prevent any failures by that Broker-Dealer to conduct the auction process in accordance with disclosed procedures. No assurances are given as to how the settlement may affect the market for auction rate securities or the [name of specific issue].

The acquisition of additional student loans after the closing date may cause the characteristics of the student loans to differ from those described in this prospectus supplement

           Student loans may be added to the trust with amounts in the Acquisition Fund and with the proceeds of the issuance of additional notes by the trust. Following the transfer of additional student loans to the trust after the closing date, the characteristics of the student loans may differ from the information as of the statistical calculation date presented in this prospectus supplement. The characteristics that may differ include the composition of the student loans, changes in the relative concentration of guarantors in the student loan pool, the distribution by loan type, the distribution by interest rate, the distribution by principal balance and the distribution by remaining term.

The assets pledged to the trust estate may not be sufficient to pay the notes

          Upon the issuance of the notes, the aggregate principal balance of the student loans and the other assets pledged as collateral for the notes and held in the trust estate will be less than the aggregate principal balance of the notes issued under the indenture.

          As a result, if an event of default should occur under the indenture requiring repayment of all of the notes, the amount due on the notes may exceed the assets held in the trust estate. If this were to occur, the holders of the notes, and in particular holders of the class B notes, may not be repaid in full.

A high rate of prepayments may adversely affect the trust's ability to repay its notes

          The initial Pool Balance, amounts deposited in the Collection Fund and the Reserve Fund are approximately _______% of the aggregate initial principal amount of the notes. This calculation does not include accrued interest that will not be capitalized, which is also an asset of the trust. Noteholders must rely primarily on interest payments on the trust's student loans and other assets to reduce the aggregate principal amount of the notes to the Pool Balance. The noteholders, especially class B noteholders, could be adversely affected by a high rate of prepayments, which would reduce the amount of interest available for this purpose.

The class B notes are subordinated to the class A notes

           Payments of interest and principal on the class B notes are subordinated in priority of payment to payments of interest and principal on the class A notes. Accordingly, holders of class B notes will bear a greater risk of loss than holders of the class A notes in the event of a shortfall in available funds or amounts in the reserve fund due to losses or for any other reason. If the actual rate and amount of losses on the student loans exceeds your expectations, and if amounts in the reserve fund are insufficient to cover the resulting shortfalls, the yield to maturity on class B notes may be lower than you anticipate and you could suffer a loss. Class B notes are also subordinate to the class A notes as to the direction of remedies upon an event of default under the indenture.

Adverse changes in the financial condition of a guarantee agency may cause a delay or losses on payment of the notes.

          Each student loan is guaranteed by a guarantee agency. [Guarantor] has guaranteed approximately __% of the outstanding principal balance of the student loans as of the statistical calculation date. If there should be a material adverse change in the financial condition of [Guarantor], it may fail to make its guaranteed payments to the eligible lender trustee. Although in these circumstances we may submit claims directly to the Department of Education, there may be delays in the trust receiving claim payments from the Department of Education. The delay of any such guaranteed payments, interest subsidy payments, or special allowance payments could adversely affect our ability to pay timely interest and principal on the notes.

Your securities may have a degree of basis risk which could compromise the trust's ability to pay principal and interest on your securities

           There is a degree of basis risk associated with the notes. Basis risk is the risk that shortfalls might occur because, among other things, the interest rates of the trust student loans and those of the notes adjust on the basis of different indexes. If a shortfall were to occur, the trust's ability to pay your principal and/or interest on the notes could be compromised.

The interest rates on the auction rate notes are subject to limitations, which could reduce your yield

          The interest rates on the auction rate notes may be limited by the maximum rate (which will be based on the least of the LIBOR rate for a comparable period plus a margin, __% per annum and the highest interest rate permitted by law), or, in certain circumstances, the adjusted student loan rate (which is based on the actual return on the trust's student loans, less specified administrative costs and losses realized on the student loans during the preceding collection period). If, for any auction period, the maximum rate is less than the auction rate determined in accordance with the auction procedures, interest will be paid on the auction rate notes at the maximum rate even though there may be sufficient available funds to pay interest at the auction rate.

          For an auction period on which the adjusted student loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the adjusted student loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. It is possible that such carry-over amount may never be paid. Any carry-over amount not paid at the time of redemption or maturity of an auction rate note will be extinguished. For an auction period on which the interest rate is limited by any other component of the maximum rate, the difference between the amount of interest at the auction rate and the amount of interest at that maximum rate will not become a carry-over amount and will not be paid in the future.

[Your securities may have greater basis risk and the trust's ability to pay principal and interest on your notes may be compromised if a derivative product counterparty defaults or the aggregate limit on derivative product counterparty payments is exceeded.]

          [The trust will enter into an interest rate cap derivative agreement and LIBOR note derivative product agreements with counterparties that are intended to mitigate the basis risk associated with the LIBOR rate notes.

          If a payment is due to the trust under the interest rate cap derivative agreement or a LIBOR note derivative product agreement, a default by the applicable counterparty may reduce the amount of funds available to the trust and thus the trust's ability to pay your principal and interest on the notes. Moreover, the trust's ability to pay principal and interest on the notes also may be adversely affected if the shortfall exceeds a counterparty's obligation under its LIBOR note derivative product agreement or under the interest rate cap derivative agreement.

          In addition, an early termination of the interest rate cap derivative agreement or a LIBOR note derivative product agreement may occur in the event that either:

•	a counterparty fails to make a required payment within three business days of the date that payment was due; or

•	a counterparty fails, within 45 calendar days of the date on which the credit ratings of the counterparty or its credit support provider fall below the required ratings specified in the agreement, to:

•	obtain a replacement interest rate cap derivative agreement or a replacement LIBOR note derivative product agreement, as the case may be, with terms substantially the same as the agreement; or

•	establish any other arrangement satisfactory to the trust and the applicable rating agencies.

          If an early termination occurs, the trust may no longer have the benefit of the interest rate cap derivative agreement or that LIBOR note derivative product agreement. You cannot be certain that the trust will be able to enter into a substitute interest rate cap derivative agreement or LIBOR note derivative product agreement.]

Military events may result in delayed payments from borrowers called to active military service

          The recent build-up of the United States military has increased the number of citizens who are in active military service. The Servicemembers Civil Relief Act limits the ability of a lender under the Federal Family Education Loan Program to take legal action against a borrower during the borrower's period of active duty and, in some cases, during an additional three month period thereafter. In addition, the United States Department of Education has issued guidelines that would extend the in-school status, in-school deferment status, grace period status or forbearance status of certain borrowers ordered to active duty.

          We do not know how many student loans have been or may be affected by the application of the Servicemembers Civil Relief Act and the United States Department of Education's guidelines. Payments on student loans acquired by the trust may be delayed as a result of these requirements, which may reduce the funds available to the trust to pay principal and interest on the notes.

Higher Education Relief Opportunities for Students Act of 2003 may result in delayed payments from borrowers

          The Higher Education Relief Opportunities for Students Act of 2003 ("HEROS Act of 2003"), signed by the President on August 18, 2003, authorizes the Secretary of Education, during the period ending September 30, 2007, to waive or modify any statutory or regulatory provisions applicable to student financial aid programs under Title IV of the Higher Education Act as the Secretary deems necessary for the benefit of "affected individuals" who:

•	are serving on active military duty or performing qualifying national guard duty during a war or other military operation or national emergency;

•	reside or are employed in an area that is declared by any federal, state or local office to be a disaster area in connection with a national emergency; or

•	suffered direct economic hardship as a direct result of war or other military operation or national emergency, as determined by the Secretary.

          The Secretary is authorized to waive or modify any provision of the Higher Education Act to ensure that:

•	such recipients of student financial assistance are not placed in a worse financial position in relation to that assistance;

•	administrative requirements in relation to that assistance are minimized;

•	calculations used to determine need for such assistance accurately reflect the financial condition of such individuals;

•	to provide for amended calculations of overpayment; and

•	institutions of higher education, eligible lenders, guaranty agencies and other entities participating in such student financial aid programs that are located in, or whose operations are directly affected by, areas that are declared to be disaster areas by any federal, state or local official in connection with a national emergency may be temporarily relieved from requirements that are rendered infeasible or unreasonable.

          The number and aggregate principal balance of student loans that may be affected by the application of the HEROS Act of 2003 is not known at this time. Accordingly, payments we receive on student loans made to a borrower who qualifies for such relief may be subject to certain limitations. If a substantial number of borrowers become eligible for the relief provided under the HEROS Act of 2003, there could be an adverse effect on the total collections on the trust's student loans and our ability to pay principal and interest on the notes.

Changes to the Higher Education Act may result in adverse changes to the student loans

          The Higher Education Act and other relevant federal or state laws may be amended or modified in the future.

          The President signed the Deficit Reduction Act of 2005 into law on February 8, 2006, which extended the Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act through September 30, 2012. The act made certain other changes to the FFELP, including, but not limited to:

•	reducing student loan insurance from 98% to 97% for loans for which the first disbursement is made on or after July 1, 2006;

•	providing that student loans serviced by servicers designated for exceptional performance shall receive 99% insurance coverage on or after July 1, 2006; and

•	providing for the payment by lenders to the Department of Education of any interest paid by borrowers on student loans first disbursed on or after April 1, 2006 that exceeds the special allowance support level applicable to such loans.

          We cannot predict whether further changes will be made to the Higher Education Act in future legislation or the effect of such legislation on the trust's student loan program.

[In the event of an early termination of a swap agreement due to certain termination events, the trust may be required to make a large termination payment to the swap counterparty]

          [The trust may enter into one or more interest rate swap agreements in connection with the issuances of notes. If the remarketing agents, in consultation with the issuer administrator, determine that it would be in the best interests of the trust based on then-current market conditions, or if otherwise required to obtain a rating confirmation, the trust will enter into additional interest rate or currency swap agreements.

           Among other events, an interest rate or currency swap agreement may terminate in the event that either:

•	the trust, to the extent the trust has sufficient funds available, or the related swap counterparty defaults in making a required payment within the period specified in the an interest rate or currency swap agreement; or

•	the credit ratings of the counterparty fall below the required ratings and the counterparty fails to, within the period specified in the interest rate or currency swap agreement:

•	obtain a replacement interest rate or currency swap agreement with terms substantially the same as the currency swap agreement;

•	obtain a rating confirmation on the notes; or

•	post collateral in accordance with a collateral agreement between the parties or establish another arrangement satisfactory to the rating agencies.

          Upon an early termination of an interest rate or currency swap agreement, the trust may not be able to enter into a substitute agreement with similar terms. As a result, we cannot assure you that the amount of credit enhancement will be sufficient to cover the risk that the interest rate or currency swap agreement was intended to address.

          If any currency swap counterparty fails to perform its obligations or if the related currency swap agreement is terminated, the trust will have to exchange U.S. Dollars for the applicable foreign currency at an exchange rate that may not provide sufficient amounts to make payments of principal and interest to all of the notes. As a result, if any of these swap agreements are terminated and the trust is not able to enter into a substitute swap agreement, all of the notes will bear the resulting currency risk and basis risk.

          In addition, if a payment is due to the trust under any of these swap agreements and the related swap counterparty defaults on such payment, the amount of funds available may be reduced, and the trust's ability to pay principal and interest on all of the notes may be reduced.]

[Your notes will have greater basis risk if an interest rate swap agreement terminates]

          [If on any quarterly distribution date a payment is due to the trust under an interest rate swap agreement, but the related swap counterparty defaults and the issuer administrator is unable to arrange for a replacement swap agreement, holders of notes will remain entitled to the established rate of interest and principal, even though the related swap agreement has terminated. If this occurs, amounts available to make payments on the related notes will be reduced to the extent the interest rates on those notes exceed the rates that the trust would have been required to pay to the swap counterparty under the terminated interest rate swap agreement. In this event, the trust may not have sufficient available funds on that or future distribution dates to make required payments of interest or principal to all classes of notes and you may suffer a loss.]

[You may have difficulty selling your notes]

           [Application will be made for the class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that this listing will be obtained. If the notes are not listed on a securities exchange and you want to sell your notes, you will have to locate a purchaser that is willing to purchase them. The underwriters intend to make a secondary market for the notes and may do so by offering to buy the notes from investors that wish to sell. However, the underwriters will not be obligated to make offers to buy the notes and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers would be willing to pay, were they to be given the opportunity. There have been times in the past where there have been very few buyers of asset-backed securities, and there may again be such a time in the future. As a result, you may not be able to sell your notes when you want to or you may not be able to obtain the price that you wish to receive.]

Even if you do not receive timely notices, you will be deemed to have tendered your reset rate notes

           Holders of beneficial interests in the reset rate notes may not receive timely notifications of the reset terms for any reset date due to procedures used by the clearing agencies and financial intermediaries. Even though you do not receive a copy of the notice delivered on a remarketing terms determination date, you will be deemed to have tendered your reset rate notes unless the remarketing agents have received a hold notice, if applicable, prior to the related notice date.

If a failed remarketing is declared, you will be required to rely on a sale through the secondary market if you wish to sell your reset rate notes

          On any reset date, if a failed remarketing is declared, your reset rate notes will not be sold even if you attempted or were required to tender them for remarketing. In this event, you will be required to rely on a sale through the secondary market. There can be no assurances that any secondary market will exist at that time.

If a failed remarketing is declared for the reset rate notes, the failed remarketing rate you will receive may be less than the then-prevailing market rate of interest

          If a failed remarketing is declared, your reset rate notes will become subject to the failed remarketing rate. Because the reset rate notes are denominated in U.S. Dollars during their initial reset period, you will receive interest until the next reset date at a failed remarketing rate of three-month LIBOR plus __%. If the reset rate notes are denominated in a currency other than U.S. Dollars, you will receive interest until the next reset date at the failed remarketing rate established on the related spread determination date. A failed remarketing rate may differ significantly from the rate of interest you received during any previous reset period. We cannot assure you that the failed remarketing rate will always be at least as high as the then-prevailing market rate of interest for similar securities, and your yield may be lower than you could have achieved investing in other securities.

If the holder of the call option exercises the call option, or if the reset rate notes are redeemed, you may not be able to reinvest in a comparable security

           College Loan Corporation, or its affiliates, will have the option to call, in whole only, the reset rate notes on each related reset date, even if you have delivered a hold notice and in certain other circumstances described in the prospectus supplement. The reset rate notes are also subject to redemption as described in the prospectus supplement. If the reset rate notes are redeemed or called, you will receive a payment of principal equal to the outstanding principal balance of your reset rate notes, plus all accrued and unpaid interest on such quarterly distribution date, but you may not be able to reinvest the proceeds you receive in a comparable security with an equivalent yield. For additional information concerning the call option, optional redemption and reset periods of the reset rate notes, see "Payments on the Notes – Reset Rate Notes" in the prospectus supplement.

If investments in the Accumulation Fund do not perform as anticipated, your notes may be downgraded or you may suffer a loss

           During any reset period when the reset rate notes is structured not to receive a payment of principal until the end of that reset period, the issuer administrator, on behalf of the trust, will invest any funds on deposit in the Accumulation Fund in certain eligible investments, that satisfy the applicable rating requirements set by the rating agencies.

           There can be no assurance that these investments will not default or that they will always retain their initial rating. Any downgrade in these investments will also likely reduce the market value of these investments. In this event, if the issuer administrator were to have the trust sell these investments prior to their maturity, whether to minimize potential future losses or for any other reason, or if the indenture trustee were to liquidate these investments following an event of default and an acceleration of your notes, you may suffer a loss. We cannot assure you that these investments will pay interest and principal at the rates, at the times or in the full amounts owed. As a result, it is possible that you could suffer a loss on your investment.

In the event that money is deposited into the Supplemental Interest Fund, certain principal payments to the noteholders may be delayed or noteholders may suffer a loss

          If amounts on deposit in the Accumulation Fund during any reset period become sufficiently large, it is possible that required deposits into the related Supplemental Interest Fund may result in a shortage of available funds, and principal reduction payments, or redemption of the class 200_ notes would not be made on that or succeeding quarterly distribution dates until there are sufficient available funds.

College Loan Corporation Trust 200_-_

General

           College Loan Corporation Trust 200_-_ is a Delaware statutory trust formed in 200_ pursuant to a Trust Agreement by and between the depositor and _______, as the Delaware trustee, for the transactions described in this prospectus supplement. The assets of the trust will include student loans [previously acquired along with student loans] acquired with the proceeds of the series ____ notes, investments that we pledge to the indenture trustee and the payments received on those student loans and investments, [the interest rate cap derivative agreement and the LIBOR note derivative product agreements]. The trust was created for the purpose of facilitating the financing of student loans and other financial assets, and to engage in activities in connection therewith. The trust will not engage in any activity other than:

•	acquiring, holding, managing and selling the student loans and the other assets of the trust, and the proceeds therefrom;

•	issuing the notes;

•	entering into swap agreements and credit enhancement facilities;

•	making payments of principal and interest on the notes; and

•	engaging in other activities related to the activities listed above.

           College Loan LLC will hold all of the equity interests in the trust. The mailing address for College Loan LLC, is 16855 W. Bernardo Drive, Suite 100, San Diego, CA 92127 and its telephone number is (858) 716-1586.

          The notes will be secured by the trust's assets. The Acquisition Fund, the Collection Fund, the Capitalized Interest Fund, the Accumulation Fund, the Supplemental Interest Fund, the Reserve Fund and any Currency Fund will be maintained in the name of the indenture trustee for the benefit of the noteholders. The Remarketing Fee Account will be maintained in the name of the indenture trustee for the benefit of the remarketing agents and, in certain circumstances, the senior noteholders. The servicers described below will act as custodians of the promissory notes and other documents with respect to the trust's student loans.

The Student Loan Operations of College Loan Corporation Trust 200_-_

Issuer Administrator

           College Loan Corporation, a California corporation, serves as issuer administrator for the trust pursuant to an administration agreement dated ___, 200_, among the trust, ___, as Delaware trustee, and ___, as indenture trustee. Under the administration agreement, College Loan Corporation will provide certain administrative services to the trust, the indenture trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the trust;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

           College Loan Corporation receives compensation monthly for those services in the amount of __% (reduced to __% upon the occurrence of certain events) per annum of the outstanding principal balance of the trust's student loans. See "The Issuer Administrator" in the accompanying prospectus.

          The administration agreement will continue in force until the dissolution of the trust. The issuer administrator can resign on 60 days written notice or be removed upon 60 days written notice by the trust, provided a qualified successor issuer administrator agrees to be bound by terms similar to the administration agreement. Upon certain specified events, the issuer administrator may be removed immediately on written notice by the trust.

           Securitization trusts, sponsored by College Loan Corporation and its subsidiaries, began securitizing student loans in ___, 2002. Since then, College Loan Corporation or its subsidiaries have issued student loan asset backed securities having an aggregate initial principal balance of $9,649,400,000. Each of these trusts has paid in full all scheduled principal and interest due and payable on each outstanding class of securities and there are no prior defaults or early amortization triggering events on any securitization organized by the sponsor. The student loans owned by these trusts and pledged to secure the securities issued by each of them are not collateral for the notes offered by this trust. See "Static Pool Information" below.

The Delaware Trustee

           _________ is a Delaware banking corporation with trust powers incorporated in Delaware. ________‘s principal place of business is located at _______. ________ has served as Delaware trustee in numerous asset-backed securities transactions involving student loan receivables.

           __________ is subject to various legal proceedings that arise from time to time in the ordinary course of business. __________ does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as Delaware trustee.

           ___________ has provided the above information for purposes of complying with Regulation AB of the Securities Act of 1933, as amended. Other than the above two paragraphs, __________ has not participated in the preparation of, and is not responsible for, any other information contained in this prospectus supplement.

[Eligible Lender Trustee, Indenture Trustee, Verification Agent and Back-up Administrator

           __________, a banking association organized under the laws of __________, acts in various capacities for the trust. Its address is __________.

           Eligible Lender Trustee. __________ is the eligible lender trustee for the trust under an eligible lender trust agreement. The eligible lender trustee will acquire legal title on behalf of the trust to all the student loans acquired under loan purchase agreements. The eligible lender trustee on behalf of the trust has entered into a separate guarantee agreement with each of the guarantee agencies described in this prospectus supplement with respect to the trust's student loans. The eligible lender trustee qualifies as an eligible lender and the holder of the trust's student loans for all purposes under the Higher Education Act and the guarantee agreements. If the trust's student loans were not owned by an eligible lender, the trust's rights to receive guarantee agency and U.S. Department of Education payments on its student loans would be lost.

           Indenture Trustee. The trust will issue the notes under an indenture dated as of __________, 200_. Under the indenture, __________ will act as indenture trustee for the benefit of the noteholders, will protect the interests of the noteholders and will act as paying agent for the notes. The indenture trustee will act on behalf of the noteholders and represent their interests in the exercise of their rights under the indenture.

           Verification Agent and Back-up Administrator. In it's role as verification agent, __________ will verify the issuer administrator's instructions regarding certain payments and transfers of funds under the indenture. As back-up administrator it is obligated to assume the issuer administrator's obligations in the event the issuer administrator can no longer perform such obligations.]

Loan Purchase Agreements

          The eligible lender trustee will hold legal title on behalf of the trust to student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act and acquired by the trust pursuant to the terms of a loan purchase agreement with the depositor. The depositor will sell to the trust the student loans to be acquired by the trust on and after the closing date. These student loans will have been acquired by the depositor from College Loan Corporation and its affiliates. The existing portfolio of student loans was acquired by the trust directly from College Loan Corporation and its eligible lender trustee under a similar loan purchase agreement. The loan purchase agreement will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those student loans. The depositor will be obligated under the loan purchase agreement to deliver each student loan note and related documentation to the issuer administrator or servicer as custodial agent for the indenture trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the student loans.

          The depositor and College Loan Corporation will make representations, warranties and covenants with respect to the student loans sold pursuant to the loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the depositor is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the loan purchase agreement is either insured or guaranteed;

•	the depositor and any independent servicer have each exercised and shall continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•	the depositor, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the U.S. Department of Education for the period in which the fee was authorized to be collected; and the depositor or originating lender has made any refund of an origination fee collected in connection with any student loan which may be required pursuant to the Higher Education Act.

          At the trust's or the indenture trustee's request, the depositor and College Loan Corporation will be obligated to repurchase any student loan the trust purchases from the seller if:

•	any representation or warranty made or furnished by the depositor in or pursuant to the loan purchase agreement proves to have been materially incorrect as to the student loan;

•	the Secretary of the U.S. Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the student loan to the trust; or

•	on account of any wrongful or negligent act or omission of the depositor or its servicing agent that occurred prior to the sale of a student loan to the trust, or a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

          Upon the occurrence of any of the conditions set forth above and upon the trust's or the indenture trustee's request, the depositor and College Loan Corporation will be required to pay to the indenture trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the student loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys' fees, legal expenses, court costs, administration fees, servicing fees or other expenses incurred by the trust and the indenture trustee in connection with the student loan and arising out of the reasons for the repurchase.

          So long as the notes are outstanding, the trust will not sell or exchange its student loans except if the sale proceeds will be used to redeem a class of notes at their stated maturity or in connection with a termination of the trust, or, subject to satisfying certain criteria described in the indenture, in connection with loan consolidations, serializations, transfers to a guarantee agency for payment and repurchases for breaches of representations and warranties.

Capitalization

          [As of the closing date, the capitalization of the trust after giving effect to the issuance of the notes and before deducting expenses of the offering will be as follows:

Class A-1 Notes Class A-2 Notes Class A-3 Notes Class A-4 Notes Class A-5 Notes Class B Notes Equity Total	$ $ $ $ $ $ $100 $]

          [The following table sets forth the capitalization of the trust, after giving effect to the issuance of the series _____ notes. In preparing this table, the outstanding principal amount of each of the trust's previously issued notes is presented as of __________.]

Outstanding Notes Issued By Trust

Series	Class	Original Principal Amount	Outstanding Principal Amount	Final Maturity Date	Interest Rate Index

          We have paid in full all amounts due and payable on the series of notes specified above.

Servicing of the Student Loans

General

          The trust is required under the Higher Education Act, the rules and regulations of the guarantee agencies and the indenture to use due diligence in the servicing and collection of the student loans and to use collection practices no less extensive and forceful than those generally in use among financial institutions with respect to other consumer debt. The [trust][master servicer] has entered into agreements with third parties to perform the servicing activities. As of the statistical calculation date, the servicer of approximately __% of the student loans was ___, the servicer of approximately __% of the student loans was ___ and approximately __% of the student loans in the aggregate were serviced by ___. The indenture also permits other servicers upon confirmation that any ratings then applicable to any notes will not be withdrawn or reduced. All such percentages could change in the future. On the closing date, the trust will have servicing agreements in place with ___ and ___.

[The servicing agreements

          The trust has entered into a master servicing agreement with the master servicer which continues until the earlier of:

•	the termination of the indenture,

•	the early termination after material default by the master servicer as provided for in the master servicing agreement, or

•	the student loans serviced under the master servicing agreement are paid in full.

          The master servicer has entered into a subservicing agreement with _____________________, under which ______________ assumes all of the duties of the master servicer under the master servicing agreement for the term of the master servicing agreement.

          The master servicer may enter into agreements with other subservicers upon receipt of a written confirmation from each of the rating agencies that such subservicing agreements will not result in a downgrade of (or other adverse action with respect to) the notes.

           Pursuant to each subservicing agreement, the subservicer will generally agree to provide all customary post-origination student loan servicing activities with respect to the student loans for which it is acting as subservicer. Such services generally include maintaining custody of copies of promissory notes and related documentation, billing for and processing payments from borrowers, undertaking certain required collection activities with respect to delinquent loans, submitting guarantee claims with respect to defaulted loans, establishing and maintaining records with respect to its servicing activities, and providing certain reports of its activities and the student loan portfolios serviced by them. The subservicer will agree to service the student loans in compliance with the Higher Education Act, the guidelines of the applicable guarantee agency, and all applicable federal and state laws and regulations.

          The master servicer will pay the subservicer a monthly fee for the servicing of student loans according to schedules set forth in the subservicing agreement. The fees are subject to periodic increases. The subservicing agreement will provide that the subservicer will indemnify the master servicer for losses arising out of the subservicer's willful misconduct or negligence with regard to the performance of its services or the breach of its obligations under the subservicing agreement, other than incidental, special or consequential damages. The subservicing agreement also will provide that if any student loan is denied its guarantee by a guarantee agency or the loss of federal interest, special allowance payments and/or insurance benefits, the subservicer will be required to take actions to make the issuing entity whole with respect to such student loan; provided, however, that the subservicer will not be liable for any error or omission which occurred prior to the date the subservicer assumed responsibility for servicing the student loan.]

          [The subservicing agreement will be for an initial term of ___ years and will automatically be extended for one additional year each year thereafter, unless either party gives ___ days written notice prior to the end of the initial term or any extension of the term.] [The subservicing agreement will be for an indefinite term and may be terminated by the master servicer at the end of a calendar quarter upon ___ days prior written notice.] [The subservicer may terminate the subservicing agreement on ___ days' notice prior to the end of a calendar quarter.] [If the subservicing agreement is terminated, the subservicer will continue to provide its full servicing through the date of termination.]

          [The subservicer will have the right to request an increase in its fees and expenses during the term of the subservicing agreement by giving notice to the master servicer. If the master servicer objects to any such increase within the time period set forth in the subservicing agreement, the proposed increase will not be effective and the subservicer may terminate the subservicing agreement.]

           However, no termination of the subservicing agreement will be effective unless and until the master servicer enters into another agreement similar to the subservicing agreement with another subservicer and receives a written confirmation from each of the rating agencies that such subservicing agreement will not result in a downgrade of (or other adverse action with respect to) the ratings of the notes.

[The Master Servicer]

           ____________________, a ___________ __________, will act as master servicer pursuant to the master servicing agreement. The master servicer will service the student loans in accordance with the specifications of the Higher Education Act, and as set forth in the master servicing agreement.

Description of Subservicing Agreements

[To be provided]

Custody of the Student Loan Promissory Notes

           ___ and ___ will each act as custodian of the student loans that it services for the trust. Each of ___ and ___ agree to store, protect and retain promissory notes and other collateral documents for serviced student loans in a locked, secure place on its premises. Original promissory notes will be released to the indenture trustee on written instruction (or at the written direction of the trust, with the consent of the indenture trustee).

Description of Subservicers

           [To be provided]

           The information included in this prospectus supplement relating to ___ and ___ has been obtained from these parties and has not been independently verified by the issuer. The inclusion of this information is not, and should not be construed as, a representation by the issuer or its counsel as to its accuracy or completeness or otherwise.

           Payments on Student Loans. [Payments received on a trust's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the applicable servicer each business day. Payments received on the trust's student loans will not be segregated from payments received on other student loans serviced by such servicer. Payments received on account of the trust's student loans will generally be transferred to the indenture trustee for deposit into the Collection Fund no less frequently than on a weekly basis; however, payments are typically transferred more often than weekly. Prior to the transfer of such funds to the indenture trustee, the servicers may invest those funds for its own account.]

Fees and Expenses of the Trust

          The following table lists all fees and expenses of the trust. In addition, Federal Family Education Loan Program lenders must pay a monthly rebate fee to the Secretary of Education at an annualized rate generally equal to 1.05% on principal and interest on Federal Consolidation Loans disbursed on or after October 1, 1993. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus. All fees and expenses described below, as well as the monthly rebate fee, will be paid from funds in the Administration Fund in the priority as described under "Description of the Notes – Collection Fund."

Fee and Expense	Recipient	Amount

Administration Fee	CLC	__% (reduced to __% upon the occurrence of certain events) per annum of the principal balance of the student loans.

Auction Agent Fee	___	__% per annum based on the average, computed daily, of the outstanding principal balance of the auction rate notes.

Broker-Dealer Fee	Broker-Dealer [for applicable class of auction rate notes]	__%-__% per annum based on the average, computed daily, of the outstanding principal balance of the auction rate notes allocated to the applicable broker-dealer

Delaware Trustee Fee	___	$___ per annum

Remarketing Fee	___	*

Trustees' Fee	___	__% of notes outstanding per annum as the indenture trustee and eligible lender trustee fee

Verification Agent and Back-up Administrator Fee	___	$___ per issuance as the verification agent fee

$___ per annum as the back-up administration fee

Servicing Fee	___, ___, and ___ (each as a Servicer)	**

_________________

*Remarketing fees range from 0.__% to 0.__% based on the assumed weighted average life of the reset rate notes and the maximum fee set forth on a schedule to the remarketing agreement.

**The monthly servicing fees range from $___ to $___ per student loan based on factors such as the borrower payment status (i.e. repayment, forbearance, in school), type of loan (i.e. Stafford, consolidation) and date of origination.

          The fees described above may be increased if the trust obtains a rating confirmation with respect to such increase.

Use of Proceeds

          We estimate that the net proceeds from the sale of the notes will be applied as follows:

Deposit to Acquisition Fund Deposit to Reserve Fund Deposit to Collection Fund Total	$___________ $___________ $___________ $___________

           Approximately $___________ of the proceeds deposited to the Acquisition Fund will be used to pay the costs of issuing the notes [and to purchase the interest rate cap derivative agreement].

Acquisition of Student Loans

          The trust, acting through the eligible lender trustee, expects to use $____________of the net proceeds of the notes being offered by this prospectus supplement to purchase student loans on the date of issuance of the notes from an eligible lender trustee holding the student loans on behalf of College Loan LLC. The trust will purchase its student loans for a price equal to 100% of their aggregate outstanding principal balance as of the cut-off date, plus interest accrued but unpaid to and including the cut-off date. Interest that accrues subsequent to the cut-off date but prior to the closing date will be paid to the depositor as described below under "Description of the Notes — Flow of Funds." Each of the parties selling loans to the depositor will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect.

          As described under "The Federal Family Education Loan Program – Federal Consolidation Loans" in Appendix A to the accompanying prospectus, borrowers may consolidate additional student loans with an existing consolidation loan within 180 days from the date that the consolidation loan was made. As a result of the addition of any such add-on consolidation loans, the related consolidation loan may, in certain cases, have a different interest rate and a different final payment date. Any add-on consolidation loan added during the prefunding period to a consolidation loan in the trust will be funded by a transfer from the Acquisition Fund of the amount required to repay in full any student loan that is being discharged through such add-on consolidation loan. Such amount will be paid by the indenture trustee to the holder or holders of such student loans to prepay such loans. For a period of 210 days after the end of the prefunding period (30 days being attributed to the processing of any such add-on consolidation loans) amounts necessary to fund add-on consolidation loans will be excluded from the money in the Collection Fund that is available to pay the trust's operating expenses and to make payments on the notes.

          The eligible lender trustee on behalf of College Loan LLC, acting through an eligible lender trustee, will acquire the student loans from __________________. ______________________ will make representations and warranties with respect to the student loans to be sold and has agreed to repurchase any student loans for which any representation or warranty is later determined to be materially incorrect. See "The Student Loan Operations of College Loan Corporation Trust 20__-_" in this prospectus supplement.

Characteristics of the Student Loans
(As of the Statistical Calculation Date)

          Set forth below in the following tables are descriptions as of ___, 200_ — the statistical calculation date — of certain characteristics of the student loans that the trust [currently owns as well as the student loans that the trust] expects to acquire on the closing date that existed as of the statistical calculation date. The percentages set forth below may not always add up to 100% due to rounding. All of the student loans that the trust [currently owns as well as the student loans that the trust] will acquire with amounts deposited into the Acquisition Fund, were or will be originated after ___ and prior to ___. These student loans are at least __% guaranteed by the applicable guarantee agency and are reinsured by the Department of Education up to a maximum of __% of the guaranteed payments. The reimbursement rate for student loans with first disbursements on or after July 1, 2006 was reduced to 97% under the Deficit Reduction Act of 2005.

          The Higher Education Act authorizes the Department of Education to recognize lenders and lender servicers (as agent for the eligible lender) for an exceptional level of performance in servicing student loans originated under the Federal Family Education Loan Program ("FFELP"). A lender or lender servicer designated as an Exceptional Performer currently can receive 99%, rather than the statutorily prescribed 98% or 97% reimbursement, as applicable, submitted for insurance provided that the lender or lender servicer meets and maintains all requirements for achieving its designation.

          [___ and ___, which were granted "Exceptional Performer" status, service 100% of the outstanding principal balance of the trust's student loans as of the statistical calculation date. So long as a servicer's exceptional performance status remains in effect, all loans serviced by that servicer, including the student loans to be acquired with the proceeds of the notes, will be eligible to receive 99% reimbursement, on any claim submitted for payment.] The Secretary of Education may revoke a servicer's exceptional performance status if, among other things, subsequent audits of its servicing operations fail to meet certain due diligence standards, the required audits are not provided to the Secretary or the Secretary determines that an overall level of regulatory compliance has not been maintained. There can be no assurance that a servicer will maintain its "Exceptional Performer" status in the future. Failure by a servicer to maintain its "Exceptional Performer" status in the future is not a default under the servicing agreements.

Composition of our Student Loan Portfolio
as of the Statistical Calculation Date

Aggregate outstanding principal balance	$_____
Number of borrowers	_____
Average outstanding principal balance per borrower	$_____
Number of loans	_____
Average outstanding principal balance per loan	$_____
Weighted average remaining term to maturity (1)	_____ months
Weighted average annual borrower interest rate	___%

(1)	Determined from the statistical calculation date to the stated maturity date of the applicable student loans, assuming repayment commences promptly upon expiration of the typical grace period following the expected graduation date and without giving effect to any deferral or forbearance periods that may be granted in the future. See "Description of the Federal Family Education Loan Program" in the accompanying prospectus.

Distribution of our Student Loans by Loan Type
as of the Statistical Calculation Date

Loan Type	Number of Loans*	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
PLUS	______	$______	____%
Subsidized Consolidation	______	______	____%
Unsubsidized Consolidation	______	______	____%
Subsidized Stafford	______	______	____%
Unsubsidized Stafford	______	______	____%
Total			$100.00%

Scheduled Weighted Average Remaining Months in Status
as of the Statistical Calculation Date

Scheduled Remaining Months in Status
Current Status	In School	In Grace	Deferment	Forbearance	Repayment
In School	-	-	-	-	-
Deferment	-	-	-	-	-
Forbearance	-	-	-	-	-
Repayment	-	-	-	-	-

Distribution of our Student Loans by Borrower Interest Rate
as of the Statistical Calculation Date

Borrower Interest Rate	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
2.500% to 2.999%	______	$______	____%
3.000% to 3.499%	______	______	____%
3.500% to 3.999%	______	______	____%
4.000% to 4.499%	______	______	____%
4.500% to 4.999%	______	______	____%
5.000% to 5.499%	______	______	____%
5.500% to 5.999%	______	______	____%
6.000% to 6.499%	______	______	____%
6.500% to 6.999%	______	______	____%
7.000% to 7.499%	______	______	____%
7.500% to 7.999%	______	______	____%
8.000% to 8.999%	______	______	____%
Total	______	$______	100.00%

Distribution of our Student Loans by Borrower Payment Status
as of the Statistical Calculation Date

Borrower Payment Status	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
Repayment	______	$______	____%
Claim	______	______	____%
Forbearance	______	______	____%
Deferment	______	______	____%
In Grace	______	______	____%
In School	______	______	____%
Total	______	$______	100.00%

Distribution of our Student Loans by Date of Disbursement
as of the Statistical Calculation Date

Disbursement Date	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
			100.00%
January 1, 2000 and thereafter	_________________	__________________	__________________
Total	______	$______	100.00%

           Student loans disbursed after October 1, 1993 and before July 1, 2006 are 98% guaranteed by the guarantee agency and are reinsured by the Department of Education up to a maximum of 98% of the guarantee payments, and loans that are disbursed on or after July 1, 2006 will be 97% guaranteed by the guarantee agency and reinsured by the Department of Education up to a maximum of 97% of the guarantee payments, and loans serviced by a servicer designated as an "Exceptional Performer" by the Department of Education will be entitled to 99% reimbursement.

Distribution of our Student Loans by Remaining Term to Scheduled Maturity
as of the Statistical Calculation Date

Number of Months Remaining to Scheduled Maturity	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
Less than 73	______	$______	____%
73 to 84	______	______	____%
85 to 96	______	______	____%
97 to 108	______	______	____%
109 to 120	______	______	____%
121 to 132	______	______	____%
133 to 144	______	______	____%
145 to 156	______	______	____%
157 to 168	______	______	____%
169 to 180	______	______	____%
181 to 192	______	______	____%
193 to 204	______	______	____%
205 to 216	______	______	____%
217 to 228	______	______	____%
229 to 240	______	______	____%
241 to 252	______	______	____%
253 to 264	______	______	____%
265 to 276	______	______	____%
277 to 288	______	______	____%
289 to 300	______	______	____%
301 to 312	______	______	____%
313 to 324	______	______	____%
325 to 336	______	______	____%
337 to 348	______	______	____%
349 to 360	______	______	____%
361 and greater	______	______	_____%
Total	______	$______	100.00%

Distribution of our Student Loans by SAP Interest Rate Index
as of the Statistical Calculation Date

SAP Interest Rate Index	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
90 Day CP Index			$100.00%

Total	______	$______	100.00%

Geographic Distribution of our Student Loans
as of the Statistical Calculation Date

          The following chart shows the geographic distribution of our student loans based on the permanent billing addresses of the borrowers as shown on the servicers' records:

Location	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
Alabama	______	$______	____%
Alaska	______	______	____%
Arizona	______	______	____%
Arkansas	______	______	____%
Armed Forces Europe	______	______	____%
Armed Forces Pacific	______	______	____%
California	______	______	____%
Colorado	______	______	____%
Connecticut	______	______	____%
Delaware	______	______	____%
Florida	______	______	____%
Foreign	______	______	____%
Georgia	______	______	____%
Hawaii	______	______	____%
Idaho	______	______	____%
Illinois	______	______	____%
Indiana	______	______	____%
Iowa	______	______	____%
Kansas	______	______	____%
Kentucky	______	______	____%
Louisiana	______	______	____%
Maine	______	______	____%
Maryland	______	______	____%
Massachusetts	______	______	____%
Michigan	______	______	____%
Minnesota	______	______	____%
Mississippi	______	______	____%
Missouri	______	______	____%
Montana	______	______	____%
Nebraska	______	______	____%
Nevada	______	______	____%
New Hampshire	______	______	____%
New Jersey	______	______	____%
New Mexico	______	______	____%
New York	______	______	____%
North Carolina	______	______	____%
North Dakota	______	______	____%
Northern Mariana Islands	______	______	____%
Ohio	______	______	____%
Oklahoma	______	______	____%
Oregon	______	______	____%
Pennsylvania	______	______	____%
Puerto Rico	______	______	____%
Rhode Island	______	______	____%
South Carolina	______	______	____%
South Dakota	______	______	____%
Tennessee	______	______	____%
Texas	______	______	____%
Utah	______	______	____%
Vermont	______	______	____%
Virgin Islands	______	______	____%
Virginia	______	______	____%
Washington	______	______	____%
Washington D.C	______	______	____%
West Virginia	______	______	____%
Wisconsin	______	______	____%
Wyoming	______	______	____%
Other			%

Total	______	$______	100.00%

Distribution of our Student Loans in Repayment by the Number of Days of Delinquency*
as of the Statistical Calculation Date

Days Delinquent	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
0-30	______	$______	____%
31-60	______	______	____%
61-90	______	______	____%
91-120	______	______	____%
121-150	______	______	____%
151-180	______	______	____%
181-210	______	______	____%
211-240	______	______	____%
241-270	______	______	____%
More than 270			%

Total	______	$______	100.00%

*For loans in repayment status only.

Distribution of our Student Loans by Range of Principal Balance
as of the Statistical Calculation Date

Principal Balance Range	Number of Borrowers	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
Less than $10,000.00	______	$______	____%
10,000.00-19,999.99	______	______	____%
20,000.00-29,999.99	______	______	____%
30,000.00-39,999.99	______	______	____%
40,000.00-49,999.99	______	______	____%
50,000.00-59,999.99	______	______	____%
60,000.00-69,999.99	______	______	____%
70,000.00-79,999.99	______	______	____%
80,000.00-89,999.99	______	______	____%
90,000.00-99,999.99	______	______	____%
100,000.00-119,999.99	______	______	____%
120,000.00-139,999.99	______	______	____%
More than $139,999.99			%

Total	______	$______	100.00%

Distribution of our Student Loans by Servicer
as of the Statistical Calculation Date

Servicer	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
[Insert Servicers]	______	$_____	____%
	______	______	____%
	______	______	____%
Total	______	$_____	100.00%

Distribution of our Student Loans by Guarantee Agency
as of the Statistical Calculation Date

Guarantee Agency	Number of Loans	Outstanding Principal Balance	Percent of Loans by Outstanding Balance
[Insert Guarantors]	______	$_____	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
	______	______	____%
Total	______	$_____	100.00%

Information Relating to the Guarantee Agencies

           The payment of principal and interest on all of the student loans held in the trust estate created under the indenture will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education. The guarantee provided by each guarantee agency is an obligation solely of that guarantee agency and is not supported by the full faith and credit of the federal or any state government. However, the Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its insurance obligations, the Secretary shall assume responsibility for all functions of the guarantee agency under its loan insurance program. For further information on the Secretary of Education's authority in the event a guarantee agency is unable to meet its insurance obligations see "Description of the Guarantee Agencies" in the prospectus.

           As of the statistical calculation date, of the student loans held in the trust estate approximately

•	_________% are guaranteed by _________________, a non-profit corporation organized in ____________ and guaranteeing student loans since _____,

•	[describe additional significant guarantors]

•	and the remaining _____% are guaranteed by one of the following guarantee agencies:

           [insert names of other guarantors]

           See "Description of the Guarantee Agencies" in the prospectus for more detailed information concerning the characteristics of the guarantee agencies.

           Presented below is information with respect to each guarantee agency expected to guaranty 10% or more of the student loans as of __________, 20__. Except as otherwise indicated, the information regarding each guarantee agency has been obtained from the guarantee agency and has not been independently verified.

           Guaranty Volume. The following table sets forth the approximate aggregate principal amount of federally reinsured education loans (including PLUS Loans but excluding Federal Consolidation Loans) that have first become guaranteed by _____________ in the federal fiscal years indicated:

Guaranty Volume
(In Millions)

FEDERAL FISCAL YEAR	[NAME OF EACH SIGNIFICANT GUARANTOR]
_____	$________________
_____	________________
_____	________________
_____	________________

           Reserve Ratio. Each guarantee agency's reserve ratio is determined by dividing its cumulative cash reserves by the original principal amount of the outstanding loans it has agreed to guarantee.

           The following table sets forth the respective reserve ratios for ______________________ for the federal fiscal years indicated:

Reserve Ratio

FEDERAL FISCAL YEAR	[NAME OF EACH SIGNIFICANT GUARANTOR]
_____	________%
_____	________
_____	________
_____	________

           Recovery Rates. A guarantee agency's recovery rate, which provides a measure of the effectiveness of the collection efforts against defaulting borrowers after the guarantee claim has been satisfied, is determined by dividing the aggregate amount recovered from borrowers by the aggregate amount of default claims paid by the guarantee agency. The table below sets forth the recovery rates for ___________________:

Recovery Rates

FEDERAL FISCAL YEAR	[NAME OF EACH SIGNIFICANT GUARANTOR]
_____	________%
_____	________
_____	________
_____	________

           Claims Rates. [For the federal fiscal years [20__]-20__, _____________‘s respective claims rates listed below have [not exceeded 5%, and as a result, all claims of ___________________ have been fully reimbursed at the maximum allowable level by the Department.] See "Description of the Federal Family Education Loan Program" in the prospectus for more detailed information concerning the federal program. Nevertheless, there can be no assurance the guarantee agencies will continue to receive [full] [that] reimbursement for such claims. The following table sets forth the claims rates of _________________ for the federal fiscal years indicated:

Claims Rates

FEDERAL FISCAL YEAR	[NAME OF EACH SIGNIFICANT GUARANTOR]
_____	________%
_____	________
_____	________
_____	________

Default Recoveries

FEDERAL FISCAL YEAR	[NAME OF EACH SIGNIFICANT GUARANTOR]
_____	________%
_____	________
_____	________
_____	________

           Uninsured Loan Loss Rate. ________ uninsured loan loss rate (determined by dividing annual uninsured loans by annual net guarantees) for each of the past five (5) fiscal years ending _________ __, is as follows:

Fiscal Year	Loss Rate
________	________%
________	________
________	________
________	________
________	________

Description of the Notes

General

           The notes will be issued pursuant to the terms of an Indenture of Trust dated as of ________ __, 20__, between the trust and trustee. The following summary describes some of the terms of the indenture and the notes. However, it is not complete and is qualified in its entirety by the actual provisions of the indenture and the notes.

Interest Payments

           Interest will accrue on the notes at their respective interest rates during each interest accrual period and, in the case of the LIBOR rate notes, will be payable to the noteholders on each quarterly distribution date, commencing ________, 20__. Subsequent distribution dates for the LIBOR rate notes will be on the __th of each ______, ______, ______ and ______, or if any such day is not a business day, the next business day. Interest on the auction rate notes will be payable to the noteholders on the business day following the end of each auction period. Interest accrued but not paid on any distribution date will be due on the next distribution date together with an amount equal to interest on the unpaid amount at the applicable rate per annum described below. Any such shortfall will be allocated pro rata to the noteholders, based on the total amount of interest due on each class of notes.

           The interest rate on the class A-1 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%. The interest rate on the class A- 2 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%. The interest rate on the class A-3 notes for each interest accrual period will be equal to three-month LIBOR, except for the initial interest accrual period, as determined on the second business day prior to such interest accrual period, plus ____%.

           LIBOR for the initial interest accrual period will be determined by the indenture trustee by reference to straight line interpolation between three-month and four-month LIBOR based on the actual number of days in the interest accrual period.

           LIBOR for the initial interest accrual period will be determined by the indenture trustee, as determined on the second business day prior to such interest accrual period, plus ___% LIBOR for the initial interest accrual period will be determined by the following formula:

               x + [__/__* (y-x)]

           where: x = ____-month LIBOR, and

                y =  ____-month LIBOR, in each case, as of the second business day before the start of the initial interest accrual period.

           The indenture trustee will determine the rate of interest on the notes on the second business day prior to the start of the applicable interest accrual period. The amount of interest distributable to holders of the notes for each $1,000 in principal amount will be calculated by applying the applicable interest rate for the interest accrual period to the principal amount of $1,000, multiplying that product by the actual number of days in the interest accrual period divided by 360, and rounding the resulting percentage figure to the fifth decimal point.

Calculation of LIBOR

           For each interest accrual period, LIBOR will be determined by the indenture trustee by reference to the London interbank offered rate for deposits in U.S. dollars having a maturity of three months which appears on Telerate Page 3750 as of 11:00 a.m., London time, on the related LIBOR determination date. The LIBOR determination date will be the second business day before the beginning of each interest accrual period. If this rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in U.S. dollars, having the relevant maturity and in a principal amount of not less than U.S. $1,000,000, are offered at approximately 11:00 a.m., London time, on that LIBOR determination date, to prime banks in the London interbank market by four major banks selected by the indenture trustee. The indenture trustee will request the principal London office of each bank to provide a quotation of its rate. If the banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the issuer administrator, at approximately 11:00 a.m., New York time, on that LIBOR determination date, for loans in U.S. Dollars to leading European banks having the relevant maturity and in a principal amount of not less than U.S. $1,000,000. If the banks selected as described above are not providing quotations, LIBOR in effect for the applicable interest accrual period will be LIBOR in effect for the previous accrual period.

Calculation of the Auction Rate

           For each auction period, the auction rate for the auction rate notes will be the lower of the maximum rate, which is the least of the maximum auction rate, the maximum interest rate (17% per annum or the maximum interest rate permitted by law) and the net loan rate during the net loan rate restriction period, and the rate determined on the related auction date pursuant to the auction procedures described under "Description of the Notes—Auction rate notes" in the accompanying prospectus. The interest rate on the auction rate notes for the initial interest accrual period will be determined prior to the closing date.

           For an auction rate distribution date on which the maximum auction rate, the maximum interest rate or the net loan rate applies, the difference between the amount of interest at the auction rate determined pursuant to the auction procedures for the auction rate notes and the amount of interest at the maximum auction rate, the maximum interest rate or the net loan rate will become a carry-over amount, and will be paid on succeeding auction rate distribution dates only to the extent that there are funds available for that purpose and other conditions are met. See "Description of the Notes – Auction rate notes – Maximum rate and interest carryovers" in the accompanying prospectus.

           "Net loan rate" means, for any auction period, the per annum rate equal to the adjusted student loan portfolio rate of return for the immediately preceding calendar month, less the annual fees and expenses paid by the trust to the servicers, administrators, trustees, auction agents, broker-dealers, and other third party service providers, expressed as a percentage of the outstanding principal balance of the financed student loans.

           "Adjusted student loan portfolio rate of return" means, for any calendar month, the amount determined by dividing:

•	the product of 12 times the sum of the following amounts accrued during that calendar month (whether or not actually received or paid):

•	interest, including interest subsidy payments and special allowance payments, with respect to the financed student loans, plus

•	any payments received by the trust under any interest rate swap agreements, minus

•	any amount required to be paid to the U. S. Department of Education or to be repaid to the guarantee agencies with respect to the financed student loans that do not qualify for a guarantee, minus

•	the aggregate amount of default claims filed during the month with respect to financed student loans that exceed the amount the guarantee agencies are required to pay under the guarantee agreements, minus

•	any reduction in the interest as a result of borrower incentive programs, minus

•	any payments made by the trust under any interest rate swap agreements; by

•	the average daily outstanding principal balance of the financed student loans during the calendar month.

           "Net loan rate restriction period" means the period from and including a net loan rate trigger date, to but excluding, a net loan rate termination date.

           "Net loan rate trigger date" means the first day of an auction period which immediately follows six consecutive auction dates, for which the auction rate established on each such auction date, exceeded a per annum rate equal to the sum of the ninety-day United States treasury bill rate in effect as of each auction date, plus 1%.

           "Net loan rate termination date" means, if a net loan trigger date has occurred, the first day of an auction period which immediately follows three consecutive auction dates, for which the auction rate established on the auction dates was equal to, or less than, a per annum rate equal to the sum of the ninety-day United States treasury bill rate as of each such auction date, plus 1%.

Reset Rate Notes

          Interest Payments

           The applicable currency and interest rate for each class of reset rate notes will be reset from time to time in a currency and at an interest rate determined using the procedures described below and in the prospectus under "Description of the Notes – The Reset Rate Notes." Interest on each class of reset rate notes during their initial reset periods will accrue daily and will be based upon the actual number of days elapsed during the interest period divided by 360. For the initial interest accrual period, the administrator will determine the LIBOR rate for the class A-4 notes according to the formula described above in "LIBOR Rate Notes – Interest Payments."

           The initial interest accrual period for the reset rate notes will begin on the closing date and end on ___, 20__.

           Interest on a class of reset rate notes, during any related reset period when such class of reset rate notes bears interest at a fixed rate, will accrue daily and will be computed based on:

•	if the class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	if the class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the Actual/Actual (ISMA) accrual method as described in "Description of the Notes — Index rate notes" in the prospectus, or another day-count convention as set forth on the related remarketing terms determination date.

           Interest on a class of reset rate notes, during any related reset period when such class of reset rate notes is denominated in U.S. Dollars and bears interest at an index rate based on LIBOR (as is the case for the class A-4 notes in their initial reset period), will be calculated using a rate of LIBOR that is determined for all interest accrual periods in the same manner as for the LIBOR rate notes. Interest will accrue daily and will be computed based on the actual number of days elapsed and a 360-day year. Interest on a class of reset rate notes, during any related reset period when such class of reset rate notes bears interest at an index rate based on or another index, will be computed based upon the actual number of days elapsed and a 360-day year, or based upon another day-count convention described under "Description of the Notes — Index rate notes" in the prospectus and set forth on the related remarketing terms determination date.

           An interest accrual period during any reset period when a class of reset rate notes bears a fixed rate of interest will begin on the __day of the month of the last applicable quarterly distribution date and will end on the __day of the month of the applicable quarterly distribution date. Except for the initial accrual period, an interest accrual period during any reset period when a class of reset rate notes bears interest based on an index rate (including both U.S. Dollar and non-U.S. Dollar denominated notes) will begin on a quarterly distribution date and end on the day before the next quarterly distribution date.

           Interest accrual periods and the applicable distribution dates for payments of interest for subsequent reset periods for a class of reset rate notes may be quarterly, semi-annual or annual, as specified on the related remarketing terms determination date for such class as described under "Description of the Notes – The Reset Rate Notes – Remarketing Terms Determination Date" in the prospectus.

           However, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars if a quarterly distribution date coincides with a reset date for such class, payments will be made to the noteholders no later than the second business day following that quarterly distribution date, which we sometimes refer to in this prospectus supplement as the special reset payment date, together with additional interest on the applicable principal balance at the related interest rate. For any reset period following a reset date for which a failed remarketing has occurred for a class of reset rate notes, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, payments of interest and principal to the noteholders of that class of reset rate notes will be made on the special reset payment date without the payment of any additional interest.

Calculation of EURIBOR

           For each interest accrual period, EURIBOR will be determined by the administrator by reference to the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the interest accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable interest accrual period will be three-month EURIBOR in effect for the previous interest accrual period.

For this purpose:

•	"EURIBOR determination date" means, for each interest accrual period, the day that is two Settlement Days before the beginning of that interest accrual period.

•	"Settlement Date" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•	"Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the Euro-zone interbank market selected by the administrator.

          Reset Periods

           The initial reset date for the class A-4 notes will be ___, 20__. Each related reset period will be no less than three months and will always end on the day before a quarterly distribution date. No reset period for a class of reset rate notes may end after the day before the final maturity date for such class of reset rate notes.

           The applicable currency, interest rate and frequency of principal payments for a class of reset rate notes will be reset as of each related reset date for that class as determined by:

•	the remarketing agents, in consultation with the issuer administrator, with respect to the reset period, the applicable currency (U.S. Dollars, Euros, pounds sterling or another currency), whether the interest rate is fixed, auction rate or based on an index and, if based on an index, the applicable interest rate index, the day count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each interest accrual period, whether the class of reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of its reset period, any change in relative priorities with respect to the right to receive payments of principal and the all-hold rate (if applicable); and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest or spread to the chosen interest rate index, as applicable.

           If a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, that class will be in foreign exchange mode. In that case, the issuer administrator, on behalf of the trust, will enter into one or more currency swap agreements:

•	to facilitate the trust's ability to pay principal and interest on such class of reset rate notes in the applicable currency;

•	to pay additional interest at the applicable interest rate and in the applicable currency on such class of reset rate notes from and including the related reset date to, but excluding, the special reset payment date; and

•	to facilitate the exchange of all secondary market trade proceeds from a successful remarketing (or proceeds from the exercise of the call option) of such class of reset rate notes on the applicable reset date to the applicable currency.

           See "Description of the Notes – The Reset Rate Notes – Foreign Exchange Mode" in the prospectus.

           Any applicable currency swap agreement may terminate as a result of the optional purchase of the trust's student loans by College Loan Corporation, or its designated affiliates, or the mandatory auction of the trust's student loans by the indenture trustee. No currency swap agreement will terminate solely as a result of a failed remarketing of a class of reset rate notes.

           Interest on a class of reset rate notes during each applicable reset period after the initial reset period for such class will accrue and be payable either:

•	based on an index, in which case the class of reset rate notes is said to be in index rate mode;

•	at an auction rate, in which case such reset rate notes are said to be in auction rate mode; or

•	at a fixed rate, in which case the class of reset rate notes is said to be in fixed rate mode,

in each case as determined by the remarketing agents, in consultation with the issuer administrator and in accordance with the remarketing agreement and the applicable remarketing agency agreement.

           If a class of reset rate notes is reset to bear (or continues to bear) a fixed rate of interest, an interest rate based on the auction procedures described herein or an index rate based on an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the issuer administrator, determine that entering into a swap agreement with respect to that class of reset rate notes would be in the best interests of the trust estate based on current market conditions, the issuer administrator will be responsible for arranging, on behalf of the trust, the required interest rate swaps to hedge the basis risk that results from the payment of a fixed rate of interest, an auction rate of interest or interest based on an index other than LIBOR or a commercial paper rate on that class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. See "Description of the Notes — The Reset Rate Notes — Index Rate Mode", "- Auction Rate Mode" and "- Fixed Rate Mode" in the prospectus.

           Absent a failed remarketing with respect to a class of reset rate notes, reset rate noteholders that wish to be repaid some or all of their reset rate notes on a related reset date will be able to obtain a 100% repayment of principal by tendering the applicable amount of their class of reset rate notes pursuant to the remarketing process. Tender is not mandatory if such class of reset rate notes is denominated in U.S. Dollars in both the current reset period and in the upcoming reset period. In all other situations, as is the case for the class A-4 notes during their initial reset period, tender is mandatory and the holders of the applicable class of reset rate notes will be deemed to have tendered all of their reset rate notes. If there is a failed remarketing with respect to a class of reset rate notes, however, holders of that class will not be permitted to exercise any remedies as a result of the failure of such class of reset rate notes to be remarketed on the related reset date. See "Description of the Notes — The Reset Rate Notes- Failed Remarketing" in the prospectus.

Tender of Reset Rate Notes; Remarketing Procedures

           For each reset date for each class of reset rate notes, unless notice of exercise of the call option, any purchase option or redemption as described below, has already been given, the remarketing agents will notify the respective noteholders of such class whether tender is deemed mandatory or optional, depending on whether such class of reset rate notes is denominated in U.S. Dollars, and, in consultation with the issuer administrator, will establish by the remarketing terms determination date the following terms for that class of reset rate notes:

•	the expected weighted average life of such class of reset rate notes;

•	the name and contact information of the remarketing agents;

•	the next reset date and reset period;

•	the applicable minimum denominations and additional increments;

•	the interest rate mode (i.e., index rate or fixed rate);

•	the currency denomination;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign exchange mode, the applicable distribution dates on which interest and principal will be paid to the applicable reset rate noteholders, if other than quarterly;

•	whether such class of reset rate notes will be structured to amortize periodically or to receive a payment of principal only at the end of the related reset period;

•	if in index rate mode, the applicable interest rate index;

•	if in index rate mode, the interval between interest rate change dates;

•	if in index rate mode, the applicable interest rate determination date;

•	if in index rate mode, whether there will be any derivative product agreement and if so, the identities of the eligible derivative product counterparties from which bids will be solicited;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, the identities of any eligible swap counterparties from which bids will be solicited;

•	if in an auction mode, the interest rate during the initial interest accrual period;

•	if in an auction mode, the date of the initial auction following the most recent reset date;

•	if in an auction mode, the length of the auction period;

•	the applicable interest rate day count basis;

•	the related all-hold rate, if applicable; and

•	any other relevant terms incidental to the foregoing (other than the related spread or fixed rate of interest, as applicable) for the reset period.

           Any index rate mode other than an index rate based on LIBOR or a commercial paper rate, will require confirmation or reaffirmation of the then-current ratings on the notes.

           The remarketing agents will communicate this information by written notice, through DTC, Euroclear and Clearstream, as applicable, to the applicable reset rate noteholders, the indenture trustee and the rating agencies on the related remarketing terms determination date.

           If a class of reset rate notes is denominated in U.S. Dollars during a reset period and will continue to be denominated in U.S. Dollars during the following reset period, on the remarketing terms determination date, the remarketing agents, in consultation with the issuer administrator, will establish the all-hold rate for such class of reset rate notes. In such case, on or before the notice date, the related reset rate noteholders will have the option to deliver a hold notice, in the absence of which their reset rate notes will be deemed to have been tendered. If a class of reset rate notes either are in foreign exchange mode during the reset period or will be reset into foreign exchange mode on the immediately following reset date, the related reset rate noteholders will be deemed to have tendered their class of reset rate notes on the related reset date, regardless of any desire by those noteholders to retain their ownership of such class of reset rate notes, and no all-hold rate will be applicable.

           If applicable, the all-hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If 100% of the holders of a class of reset rate notes elect to hold their notes for the next reset period, the related reset rate will be the all-hold rate. In the event some but not all of a class of reset rate noteholders elect to hold their reset rate notes for the next reset period and the rate of interest using the spread, auction rate or fixed rate of interest established on the spread determination date for such class is higher than the all-hold rate, all noteholders of such class of reset rate notes who deliver a hold notice agreeing to be subject to the all-hold rate will be entitled to the higher rate of interest for the upcoming reset period.

           If the remarketing agents, in consultation with the issuer administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option chooses to exercise its call option, a failed remarketing will be declared. See "Description of the Notes — The Reset Rate Notes — Failed Remarketing" in the prospectus.

          Spread Determination Date

           On each spread determination date, the remarketing agents will set the applicable spread above or below the applicable index (if the class of reset rate notes being remarketed is in index rate mode during the next reset period) or applicable fixed rate of interest (if the class of reset rate notes being remarketed will be in fixed rate mode during the next reset period), in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered class of reset rate notes to be remarketed at 100% of the principal balance of the class of reset rate notes. In addition, if applicable, the issuer administrator and remarketing agents will select from the bids received from the eligible swap counterparties, with which the trust will enter into one or more swap agreements to hedge basis or currency risks for the next related reset period for such class of reset rate notes. Furthermore, if the class of reset rate notes being remarketed is to be reset to foreign exchange mode, the currency exchange rate, the extension rate due to the related currency swap counterparty and the failed remarketing rate for the applicable reset period will be determined pursuant to the terms of the currency swap agreement. If required for the immediately following reset period, on or before the related spread determination date, the issuer administrator will arrange for new or additional securities identification codes to be obtained.

          Timeline

          The following chart shows a timeline of the remarketing process:

Timing	Event

Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	----------------------------------------------------------------------------------------------------------------
(Issuer Administrator to provide notice to clearing agencies specifying the identity of the remarketing agents and whether tender of the reset rate notes is voluntary or mandatory)
---------------------------------------------------------------------------------------------------------------

At Least Twelve Business Days Prior to Reset Date	----------------------------------------------------------------------------------------------------------------
REMARKETING TERMS DETERMINATION DATE
(Notices sent to reset rate noteholders stating the new terms of the reset rate notes, including the related all-hold rate, if applicable)
----------------------------------------------------------------------------------------------------------------

Ten Business Days Prior to Reset Date	NOTICE DATE
(Hold notices due from reset rate noteholders, if applicable, or they are deemed to have tendered their reset rate notes; remarketing agents determine the amount of remarketed reset rate notes available for sale)

Three Business Days Prior to Reset Date	----------------------------------------------------------------------------------------------------------------
SPREAD DETERMINATION DATE
(Based on market conditions, the spread or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared;
identity of any swap counterparty (or counterparties) is determined; last date that the call option may be exercised; and if in foreign exchange mode, the outstanding principal balance of the reset rate notes in the related non-U.S. Dollar currency, the applicable currency exchange rate, the related extension rate and the related failed remarketing rate for the next reset period will be determined)
----------------------------------------------------------------------------------------------------------------

Reset Date	----------------------------------------------------------------------------------------------------------------
RESET DATE
(New terms of the remarketed reset rate notes become effective; new swap agreement for next reset period becomes effective; payments to tendering noteholders of U.S. Dollar denominated notes; any interest rate swap agreement for the previous reset period terminates)
----------------------------------------------------------------------------------------------------------------

Not More Than Two Business Days After Reset Date	----------------------------------------------------------------------------------------------------------------
SPECIAL RESET PAYMENT DATE
(Payments to noteholders of non-U.S. Dollar denominated reset rate notes;
any currency swap agreement for previous reset period terminates)
----------------------------------------------------------------------------------------------------------------

           Call Option for Reset Rate Notes

           College Loan Corporation or its designated affiliates, will have the option to purchase a class of reset rate notes in its entirety on any related reset date for such class. This call option may be exercised by College Loan Corporation or its designated affiliates, at any time prior to the determination of the interest rate mode or the declaration of a failed remarketing on the related spread determination date. The purchase price paid for such class of reset rate notes will be equal to its outstanding principal balance, plus accrued and unpaid interest. If the call option is exercised with respect to a class of reset rate notes, the interest rate will be the rate of interest that is either: (i) the rate applicable for such class of reset rate notes for the most recent reset period during which the failed remarketing rate was not in effect, if the related class of reset rate notes did not have at least one related derivative product in effect during the previous reset period, or (ii) if such class of reset rate notes had one or more derivative products in effect during the previous reset period, the weighted average of the floating rates of interest that were due to the related counterparties from the trust estate during the previous reset period for such class of reset rate notes. This rate will remain in effect for each successive three-month reset period while the option holder retains the related class of reset rate notes.

           The Remarketing Fee Fund

           On the closing date, the trust, the issuer administrator and the remarketing agents will enter into a remarketing agreement for the remarketing of the reset rate notes. Pursuant to the remarketing agreement, ___ and ___ have each agreed to act as remarketing agents. The issuer administrator, in its sole discretion, may change the remarketing agents or designate a lead remarketing agent for a class of reset rate notes for any reset period at any time on or before the related remarketing terms determination date. In addition, the issuer administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date. On each remarketing terms determination date, the trust, the issuer administrator and the remarketing agents will enter into a remarketing agreement that will set forth certain terms of the remarketing, and on the spread determination date (unless a failed remarketing is declared, 100% of the related class of reset rate noteholders have delivered a hold notice or the call option or a purchase option has been exercised, or a redemption has occurred), that remarketing agreement will be supplemented to include all other required terms of the remarketing.

           Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in the Remarketing Fee Fund in connection with their services for each reset date. The remarketing agents will also be entitled to reimbursement from the trust, on a subordinated basis, or from the issuer administrator, if there are insufficient funds on a quarterly distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in the Remarketing Fee Fund. In addition, to the extent that the trust does not have sufficient available funds therefor on a reset date, the issuer administrator will advance the amount of certain unpaid expenses (other than remarketing fees) associated with a remarketing, including, without limitation, the fees of the rating agencies in connection with any required satisfaction of the rating agency condition. On subsequent quarterly distribution dates, the issuer administrator will be entitled to reimbursement from the trust for those remarketing related expenses, from available funds on a subordinated basis, as set forth under "Description of the Notes–Flow of Funds" herein.

           On each quarterly distribution date that is one year or less prior to a reset date, funds will be deposited into the Remarketing Fee Fund, prior to the payment of interest on the notes, in an amount up to the quarterly funding amount. If the amount on deposit in the Remarketing Fee Fund, after payment of any remarketing fees therefrom, exceeds the reset period target amount, the excess will be withdrawn on the quarterly distribution date immediately following the related reset date, deposited into the Collection Fund and included in available funds for that quarterly distribution date. In addition, all investment earnings on deposit in the Remarketing Fee Fund will be withdrawn on each quarterly distribution date, deposited into the Collection Fund and included in available funds for that quarterly distribution date. If on any quarterly distribution date money in the Collection Fund is insufficient to pay interest on the class A notes, or if on the maturity date for any class of class A notes, money in the Collection Fund is insufficient to reduce the principal balance of that class to zero, money in the Remarketing Fee Fund may be transferred to the Collection Fund and used for payment of interest or principal on the class A notes.

           "Quarterly funding amount" means with respect to any class of reset rate notes and for any quarterly distribution date that is:

•	more than one year before the next related reset date, zero; and

•	one year or less before the next related reset date, an amount to be deposited to the Remarketing Fee Fund so that the amount therein in respect of that class of reset rate notes equals the reset period target amount for such class, provided that on any quarterly distribution date that is not a reset date if amounts in the Remarketing Fee Fund in respect of such class are greater than the quarterly required amount for that class, such excess will be transferred to the Collection Fund and included in available funds on such distribution date.

           "Quarterly required amount" means, for any class of reset rate notes:

•	on any related reset date, the reset period target amount for that class; or

•	on a quarterly distribution date that is one year or less before the next related reset date, the reset period target amount for such class multiplied by 5 minus the number of quarterly distribution dates remaining until the next related reset date for that class, and divided by 5.

           "Reset period target amount" means for any class of reset rate notes, any quarterly distribution date that is:

•	more than one year before the next related reset date, zero; and

•	one year or less before the next related reset date, the highest remarketing fee payable to the remarketing agents for the applicable class of reset rate notes on the next reset date as determined by the issuer administrator based on the assumed weighted average life of the applicable class of reset rate notes and the maximum fee set forth on a schedule to the remarketing agreement, as that schedule may be amended from time to time.

Principal Distributions

           Principal payments will be made to the noteholders on each distribution date or auction rate distribution date, as applicable, in an amount generally equal to the lesser of:

•	the principal distribution amount for that distribution date, which includes any shortfall in the payment of the principal distribution amount on the preceding distribution date; and

•	funds available for the payment of principal as described below under "Flow of Funds."

           There may not be sufficient funds available to pay the full principal distribution amount on each distribution date. Amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to make principal payments on the notes except upon their final maturity.

           For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

•	0% prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

•	on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance, or U.S. Dollar equivalent based on the currency exchange rate in any applicable currency swap agreement, of all outstanding notes, less any amounts on deposit in the Accumulation Fund, exclusive of investment earnings, and in each case determined on the calculation date for that quarterly distribution date.

           Principal will be paid on the notes in the order and priority described below under a "Description of the Notes – Flow of Funds."

           Payments on the class A notes will be applied on each distribution date, [first to the outstanding principal balance on the class A-1 notes until paid in full, second to the outstanding principal balance of the class A-2 notes until paid in full, third to the outstanding balance of the class A-3 notes until paid in full, fourth to the class A-4 notes, until paid in full and fifth to the outstanding principal balance of the class A-5 notes, in lots of $50,000, until paid in full] [first, to each class of class A LIBOR rate notes and reset rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A for that distribution date and second, sequentlly in numerical order, in lots of $50,000, to each class of class A auction rate rates, until paid in full]. Principal payments on the class B notes, in lots of $50,000, will be made to noteholders on each distribution date after the class A notes are paid in full in an amount generally equal to the principal distribution amount for that distribution date.

           The aggregate outstanding principal balance of the class A-1 notes will be due and payable in full by the ______, 20__ quarterly distribution date, the aggregate outstanding principal balance of the class A-2 notes will be due and payable in full by the ______, 20__ quarterly distribution date, the aggregate outstanding principal balance of the class A-3 notes will be due and payable in full by the ______, 20__ quarterly distribution date, the aggregate outstanding principal balance of the class A-4 notes will be due and payable in full by the ______, 20__ quarterly distribution date and the aggregate outstanding principal balance of the class A-5 notes will be due and payable in full by the ______, 20__ quarterly distribution date. The aggregate outstanding principal balance of the class B notes will be due and payable in full by the ______, 20__ quarterly distribution date. The actual date on which the final distribution on a class of notes will be made may be earlier than the maturity dates set forth above as a result of a variety of factors.

           Amounts received by the trust in a non-U.S. Dollar currency from a swap counterparty with respect to principal will be paid or allocated to the applicable noteholders from the Currency Fund on the related quarterly distribution date.

           Allocation of Principal to Accumulation Fund

           If on any quarterly distribution date principal would be payable to a class of reset rate notes during a reset period when such class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period principal generally will be allocated to such class of reset rate notes and deposited into a related account in the Accumulation Fund. Those principal amounts will remain in such account in the Accumulation Fund until the next reset date for the reset rate notes, unless there occurs, prior to that reset date, an optional purchase or mandatory auction of the student loans held in the trust estate. On such reset date, all amounts on deposit in such account in the Accumulation Fund, less any investment earnings, including any allocation of principal made on that quarterly distribution date, will be distributed to the applicable reset rate noteholders, as of the related record date, as a payment of principal (or if in foreign exchange mode, on or about that reset date to the related swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to the applicable class of reset rate noteholders on or about that reset date).

           However, in the event that on any quarterly distribution date the amount on deposit in the related account in the Accumulation Fund, less any investment earnings, would equal the outstanding principal balance (or if in foreign exchange mode, the U.S. Dollar equivalent thereof) of the reset rate notes, then no additional amounts will be deposited into the Accumulation Fund, and all amounts therein, less any investment earnings, will be distributed on the next related reset date to such class of reset rate noteholders (or if in foreign exchange mode, on or about the related reset date to the related currency swap counterparty, in exchange for the equivalent amount of the applicable non-U.S. Dollar currency to be paid to such class of reset rate noteholders on or about that reset date). On the related reset date the outstanding principal balance of the reset rate notes will be reduced to zero. Amounts on deposit in the related account of the Accumulation Fund, less any investment earnings, may be used only to pay principal on the reset rate notes or to make payments to a currency swap counterparty (but solely in exchange for the equivalent amount of the applicable non-U.S. Dollar currency at the conversion rate set forth in a currency swap agreement) and for no other purpose. All investment earnings on deposit in the Accumulation Fund will be transferred into the Collection Fund on each quarterly distribution date.

           If amounts are deposited into or are on deposit in the related account of the Accumulation Fund with respect to a class of reset rate notes, the indenture trustee, subject to available funds, will deposit into the Supplemental Interest Fund the supplemental interest fund deposit amount as described below in "Flow of Funds." The supplemental interest deposit amount equals with respect to any quarterly distribution date during a reset period when a class of reset rate notes is structured not to receive a payment of principal until the end of the related reset period, the product of:

•	the difference between (a) the weighted average of the LIBOR-based rates (as determined on the LIBOR Determination Date immediately preceding that quarterly distribution date) that will be payable by the trust to any related swap counterparties on the next quarterly distribution date, or the LIBOR-based rate (as determined on the LIBOR Determination Date immediately preceding that quarterly distribution date) that will be payable by the trust to the related reset rate noteholders on the next quarterly distribution date, as applicable, and (b) an assumed rate of investment earnings that satisfies the rating agency condition,

•	the amount on deposit in the related account of the Accumulation Fund immediately after that quarterly distribution date, and

•	the actual number of days from that quarterly distribution date to the next reset date for that class, divided by 360.

Flow of Funds

           Prior to each distribution date or auction rate distribution date, the issuer administrator will provide the indenture trustee with certain information, including the amount of funds received on account of the trust's student loans and available in the Collection Fund. Each month, the issuer administrator will instruct the indenture trustee to withdraw amounts from the Collection Fund to pay:

•	amounts owed to the U.S. Department of Education and to guarantee agencies with respect to student loans owned by the trust;

•	any servicing fees due to the master servicer for the prior month;

•	amounts necessary to finance any add-on consolidation loans to the extent no funds remain in the Acquisition Fund [; and

•	amounts due the counterparties under the derivative product agreements (which in the case of termination payments will be limited to priority termination payments).]

           On each quarterly distribution date or auction rate distribution date, as applicable, prior to an event of default under the indenture, the issuer administrator will instruct the indenture trustee to make the following deposits and distributions from amounts in the Collection Fund or the Supplemental Interest Fund and Accumulation Fund for the reset rate notes, if applicable, to the extent such amounts are due and payable on that date and funds are available, in the following order:

•	to the U.S. Department of Education and to guarantee agencies, amounts owed with respect to student loans owned by the trust;

•	to the master servicer, the indenture trustee, the auction agent, the broker dealers and the Delaware trustee, pro rata, the servicing fees, the trustees' fees and the auction agent fees and broker dealer fees;

•	to the Remarketing Fee Fund, any required deposit to the Remarketing Fee Fund;

•	to the issuer administrator, any administration fees due on that distribution date and all prior unpaid administration fees;

•	to the class A noteholders of each class, pro rata, to pay interest due on such class A notes and to any derivative product agreement counterparties, pro rata, to pay any amounts due to such counterparties pari passu with the class A Notes (which in the case of termination payments will be limited to priority termination payments);

•	to the class B noteholders to pay interest due on the class B notes;

•	to the class A noteholders, the class A principal distribution amount in the following order:

•	[to the class A-1 noteholders, until the outstanding balance on the class A-1 notes is reduced to zero;

•	to the class A-2 noteholders, until the outstanding balance on the class A-2 notes is reduced to zero;

•	to the class A-3 noteholders, until the outstanding balance on the class A-3 notes is reduced to zero; and

•	to the class A-4 noteholders until the outstanding balance on the class A-4 notes is reduced to zero;

•	if the class A-4 notes are denominated in U.S. Dollars and are structured not to receive a payment of principal until the end of the related reset period, principal payments will be allocated to the related account in the Accumulation Fund until amounts on deposit therein are sufficient to pay the outstanding principal balance of the class A-4 notes in full; or

•	if the class A-4 notes are denominated in a currency other than U.S. Dollars, principal payments will be made either to the currency swap counterparty or will be allocated to the related account in the Accumulation Fund (if the class A-4 notes are structured not to receive a payment of principal until the end of the related reset period) until the U.S. Dollar equivalent of the outstanding principal balance of the class A-4 notes has been distributed to the related currency swap counterparty or allocated to the related account in the Accumulation Fund;

•	to the class A-5 noteholders, in lots of $50,000, to pay the principal distribution amount until the outstanding principal balance on the class A-5 notes is paid in full;]

[•	first, to each class of A LIBOR rate notes and reset rate notes up to the amount needed to reduce its outstanding principal balance to its targeted balance listed on Schedule A for that quarterly distribution date and second, sequentlly in numerical order, in lots of $50,000, to each class of class A auction rate notes until the outstanding principal balance of each such class is paid in full;]

•	to the Supplemental Interest Fund, any supplemental interest fund deposit amount;

•	on and after the stepdown date and provided that no trigger event is in effect on such quarterly distribution date, to pay to the class B noteholders [sequentlly, in numerical order], the class B principal distribution amount;

•	to the Reserve Fund, the amount, if any, necessary to restore the Reserve Fund to the Reserve Fund minimum balance;

•	to the [class A-5] [class A auction rate] noteholders, any unpaid carry-over amounts;

•	to the class B noteholders, any unpaid carry-over amounts;

•	to the derivative product agreement counterparties, pro rata, any unreimbursed termination payments due under the terms of the related derivative product agreement;

•	to College Loan LLC to reimburse it for any expenses paid in connection with a remarketing pursuant to the remarketing agreement;

•	to the master servicer, any unpaid carry-over servicing fee;

•	if the student loans are not sold pursuant to the optional purchase or mandatory auction, to pay as accelerated payments of principal to the holders of the notes and in the order and priority described above, until they have been paid in full; provided that if any unreimbursed termination payments are still owing to the counterparty, accelerated payments of principal will be paid only after payment in full of such termination payments; and

•	on a quarterly distribution date, to the depositor, any remaining amounts, less the portion, if any, of the principal distribution amount allocated but not paid to a class of auction rate notes on that quarterly distribution date.

           Notwithstanding the above, if a class B note interest trigger is in effect, interest on the class B notes will be subordinated to the payment of principal on the class A notes.

           A "class B note interest trigger" will be in effect on any quarterly distribution date that:

•	the outstanding principal balance of the class A notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the sum of the Pool Balance plus amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related collection period; or

•	the outstanding principal balance of the class A notes and class B notes, plus all interest accrued but unpaid on such notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the sum of twice the Pool Balance plus twice the amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related Collection Period.

           The "stepdown date" will be the earlier of the January 2012 quarterly distribution date, or the first date on which no class A notes remain outstanding. A "trigger event" will be in effect on any quarterly distribution date while any class A notes are outstanding if the outstanding principal balance of the notes, after giving effect to distributions to be made on that quarterly distribution date, exceeds the Pool Balance plus amounts on deposit in the Reserve Fund and Capitalized Interest Account, in each case as of the end of the related collection period, or if there has not been an optional purchase or sale of the trust's student loans through a mandatory auction as described below when the Pool Balance is 10% or less of the initial Pool Balance.

           The term "Principal Distribution Amount" means, for each quarterly distribution date, the amount by which the aggregate outstanding principal amount of all the notes immediately prior to that quarterly distribution date exceeds the quotient obtained by dividing the Adjusted Pool Balance, as of the last day of the related collection period, by ___%.

           The class A principal distribution amount is equal to the principal distribution amount times the class A percentage. The class B principal distribution amount is equal to the principal distribution amount times the class B percentage.

           For each quarterly distribution date the class A percentage will equal 100% minus the class B percentage. The class B percentage will equal:

•	0%, prior to the stepdown date or on any other quarterly distribution date if a trigger event is in effect; or

•	on all other quarterly distribution dates, the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the class B notes and the denominator of which is the aggregate principal balance of all outstanding notes, in each case determined on the calculation date for that quarterly distribution date.

           "Adjusted Pool Balance" means, for any quarterly distribution date:

•	if the Pool Balance as of the last day of the related collection period is greater than __% of the initial Pool Balance, the sum of that Pool Balance, the required minimum balance of the Reserve Fund and the amount on deposit in the Capitalized Interest Account, in each case as of the last day of the related collection period; or

•	if the Pool Balance as of the last day of the related collection period is less than or equal to __% of the initial Pool Balance, that Pool Balance.

           "Pool Balance" for any date means the aggregate principal balance of the trust's student loans on that date, including accrued interest that is expected to be capitalized, plus the amounts on deposit in the Acquisition Fund.

           We will not sell any student loans for a price less than the principal balance of the student loans as of the sale date, plus any unamortized premium and borrower accrued interest.

           If a class of auction rate notes is allocated some or all of the principal distribution amount on a quarterly distribution date, that class will be paid that amount on that quarterly distribution date only if it is an auction rate distribution date for that class. Principal allocated but not paid to a class of auction rate notes on a quarterly distribution date will be paid to that class on its next auction rate distribution date.

           We may distribute principal on the class B notes before the outstanding balance of each class A note is reduced to zero with amounts otherwise payable to the depositor.

           Further, after the outstanding balance of the LIBOR rate notes and reset rate notes is reduced to zero, we may redeem some or all of the remaining auction rate notes at our option as follows:

•	from available funds in the trust as described in the prospectus under "Description of the Notes - Optional Redemption;"

•	as described in the prospectus under "Description of the Notes - Extraordinary Optional Redemption;" and

•	with proceeds received by the trust from selling student loans.

           We will not redeem auction rate notes with student loan sale proceeds unless we receive prior consent of the rating agencies. Also, we will not sell any student loans for a price less than the principal balance of the student loans as of the sale date, plus any unamortized premium and borrower accrued interest.

           If an event of default occurs under the indenture, payments will not be made in the order described above. Instead, payments will be made as described in the prospectus under "Summary of the Indenture Provisions – Remedies on Default."

Optional Purchase

           The depositor or its assignee may, but is not required to, repurchase the remaining student loans in the trust on the earlier of the ___ quarterly distribution date or when the Pool Balance is __% or less of the initial Pool Balance. If this purchase option is exercised, the student loans will be sold to the depositor and the proceeds will be used on the succeeding quarterly distribution date to repay outstanding notes, which will result in early retirement of the notes. On the closing date, the depositor intends to assign its purchase option to CLC.

           If the depositor or its assignee exercises its purchase option, the purchase price will equal the amount required to prepay in full, including all accrued interest, the remaining student loans held by the trust, but not less than a prescribed minimum purchase price. The prescribed minimum purchase price is the amount that, when combined with amounts on deposit in the funds and accounts held under the indenture, would be sufficient to:

•	reduce the outstanding principal amount of each class of notes then outstanding on the related quarterly distribution date to zero;

•	pay to the noteholders the interest payable on the related quarterly distribution date;

•	pay any unpaid servicing fees, administration fees, trustees' fees and carry-over servicing fees; and

•	pay any amounts due on any derivative product agreement.

Mandatory Auction

           If any notes are outstanding and the depositor or its assignee does not notify the indenture trustee of its intention to exercise its right to repurchase student loans in the trust on the earlier of the ___ quarterly distribution date or when the Pool Balance is __% or less of the initial Pool Balance, all of the remaining loans in the trust will be offered for sale by the indenture trustee before the next succeeding quarterly distribution date. CLC, or its designated affiliates and unrelated third parties, may offer to purchase the trust's student loans in the auction. The net proceeds of any auction sale will be used to retire any outstanding notes on the next quarterly distribution date.

           The indenture trustee will solicit and resolicit new bids from all participating bidders until only one bid remains or the remaining bidders decline to resubmit bids. The indenture trustee will accept the highest bid remaining if it equals or exceeds both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate. If the highest bid after the solicitation process does not equal or exceed both the minimum purchase price described above and the fair market value of the student loans remaining in the trust estate, the indenture trustee will not complete the sale. If the sale is not completed, the indenture trustee may, but will not be obligated to, solicit bids for the sale of the trust's student loans at the end of future collection periods using procedures similar to those described above. If the administrator requests it to do so, the indenture trustee will be obligated to make such solicitations. The indenture trustee may or may not succeed in soliciting acceptable bids for the trust's student loans either on the auction date or subsequently.

           If the trust's student loans are not sold as described above, on each subsequent quarterly distribution date, all amounts on deposit in the Collection Fund after giving effect to all withdrawals, except withdrawals payable to the depositor, will be distributed as accelerated payments of principal on the notes, until they have been paid in full.

Prepayment, Yield and Maturity Considerations

           Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before their final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

           The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the master servicer is obligated to cause the subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

           However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

           See "Weighted Average Lives, Expected Maturities and Percentages of Original Principal Remaining at Each Quarterly Distribution Date for the Notes" attached to this prospectus supplement as Appendix I.

Credit Enhancement

Subordinated Notes

           [Currently, the trust has outstanding $_____ aggregate principal amount of class B notes. An additional $_____ aggregate principal amount of class B notes will be issued in this offering. Approximately ___% of all the trust's notes that will be outstanding immediately after issuing the series _____ rates will be class B notes.]

           The class B notes are subordinate notes. The rights of the class B noteholders to receive payments of interest are subordinated to the rights of the class A noteholders to receive payments of interest. Similarly, the rights of the class B noteholders to receive payments of principal are subordinated to the rights of the class A noteholders to receive payments of principal. Also, if a class B note interest trigger is in effect, payments of interest on the class B notes will be subordinate to the payment of principal on the class A notes. This subordination is intended to enhance the likelihood of regular receipt by the class A noteholders of the full amount of the payments of interest and principal due to them and to protect the class A noteholders against losses. See "Description of Credit Enhancement — Subordinate Notes" in the prospectus.

Reserve Fund

           A deposit will be made to the Reserve Fund on the closing date in an amount equal to $_________. [Subsequent to this deposit, the Reserve Fund will have a balance of approximately $_____.] On each distribution date, after giving effect to transfers from the Capitalized Interest Account, to the extent that money in the Collection Fund is not sufficient to pay amounts owed to the U.S. Department of Education or guarantee agencies, or certain of the trust's operating expenses, including master servicing fees, servicing fees, trustees' fees, administration fees and the interest then due on the notes, the amount of the deficiency will be paid directly from the Reserve Fund. Money withdrawn from the Reserve Fund will be restored through transfers from the Collection Fund as available.

           The Reserve Fund is subject to a minimum balance equal to the greater of:

•	___% of the pool balance, which includes accrued interest that is expected to be capitalized and any amounts in the Acquisition Fund, as of the close of business on the last day of the related collection period; or

•	$_____, which amount may be satisfied with cash or permitted securities;

provided that in no event shall such minimum balance exceed the aggregate outstanding principal balance of the notes. Funds on deposit in the Reserve Fund in excess of the Reserve Fund minimum balance will be transferred to the Collection Fund.

           If on any quarterly distribution date funds on deposit in the Reserve Fund are sufficient to pay the remaining principal and interest on the notes, any payments due to the counterparty and any remaining fees, including carryover servicing fees, such amounts shall be so applied on such distribution date for payment of the remaining principal and interest on the notes, any payments due to the counterparty and any remaining fees, including carryover servicing fees, as applicable.

           The Reserve Fund is intended to enhance the likelihood of timely distributions of interest to the noteholders and to decrease the likelihood that the noteholders will experience losses. In some circumstances, however, the Reserve Fund could be reduced to zero. Except on the final maturity date of a class of notes, amounts on deposit in the Reserve Fund, other than amounts in excess of the Reserve Fund minimum balance that are transferred to the Collection Fund, will not be available to cover any principal payment shortfalls. On the final maturity date of a class of notes, amounts on deposit in the Reserve Fund will be available to pay principal on the notes and accrued interest.

Capitalized Interest Account

           Approximately $________ of the proceeds from the sale of the notes will be deposited into the Capitalized Interest Account. Amounts on deposit in the Capitalized Interest Account will be used to pay interest on the notes and operating expenses prior to amounts being withdrawn from the Reserve Fund. However, any moneys remaining in the Capitalized Interest Account on _________ __, 200_ will be transferred to the Collection Fund.

[Interest Rate Cap Derivative Agreement]

           [On the closing date the trust will enter into an interest rate cap derivative agreement with _______________. The interest rate cap derivative agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. The significance percentage for the interest rate cap derivative agreement, calculated in accordance with Item 1115 of Regulation AB, is estimated to exceed __% of the aggregate outstanding principal balance of the class A-_ notes on the date of issuance.]

           [The interest rate cap derivative agreement will terminate on the earlier of the ____________ distribution date and the date on which the interest rate cap derivative agreement terminates in accordance with its terms due to an early termination.]

           [Under the terms of the interest rate cap derivative agreement, the trust will pay ________________, as the derivative counterparty, from the net proceeds of the sale of the notes a payment of $__________ to purchase the interest rate cap derivative agreement. On the third business day before each distribution date to and including the ______, 20__ distribution date, _____________ will pay to the trust for deposit into the collection fund an amount, calculated on a quarterly basis, equal to the product of (a) the excess, if any, of (i) three-month LIBOR as determined for the interest accrual period related to the applicable distribution date, over (ii) ___% and (b) a notional amount equal to $__________.]

           [For this purpose, three-month LIBOR for each interest accrual period will be determined using the same formula as described above in "Description of the Notes – Interest Payments" and as of the LIBOR determination date for that interest accrual period as described in "Description of the Notes – Calculation of LIBOR."]

[Modifications and Amendment of the Interest Rate Cap Derivative Agreement]

           [No amendment, modification or waiver to the interest rate cap derivative agreement may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.]

[Default Under the Interest Rate Cap Derivative Agreement]

           [Events of default under the interest rate cap derivative agreement are limited to:

•	the failure of the derivative counterparty to pay any amount when due under the derivative agreement after giving effect to the applicable grace period,

•	the occurrence of events of insolvency or bankruptcy of the trust or the derivative counterparty,

•	the acceleration of the principal of the notes following an event of default under the indenture, and

•	the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" (not applicable to the trust) and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[Termination Events]

           [Termination events under the interest rate cap derivative agreement include the following standard events under the 1992 ISDA Master Agreement (none of which applies to the trust): "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the interest rate cap derivative agreement; "Tax Event," which generally relates to either party to the interest rate cap derivative agreement receiving a payment under the interest rate cap derivative agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger"; "Credit Event Upon Merger"; and the additional termination event described below.]

[Additional Termination Event]

           [The interest rate cap derivative agreement will include an additional termination event relating to withdrawal or downgrade of the derivative counterparty's credit rating. This additional termination event will occur if:

•	the counterparty, financial program or long-term senior debt rating, as the case may be, of the derivative counterparty is withdrawn or downgraded below "A" by Standard & Poor's Credit Market Services, a division of the McGraw-Hill Companies, Inc., or by Fitch Ratings (to the extent available) or any successor rating agency or "A2" by Moody's Investors Services, Inc. or any successor rating agency; and

•	the derivative counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

           For purposes of this additional termination event:

           A collateral arrangement means any of:

•	An executed collateral agreement between the parties providing for the collateralization of the derivative counterparty's obligations under the interest rate cap derivative agreement as measured by the net present value of the derivative counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent, if any, and other terms of the collateral agreement must be satisfactory to the derivative counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

•	A letter of credit, guaranty or surety bond or insurance policy covering the derivative counterparty's obligations under the interest rate cap derivative agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "A2" by Moody's.

•	A replacement transaction means a transaction with a replacement counterparty who assumes the derivative counterparty's position under the interest rate cap derivative agreement on substantially the same terms or with such other amendments to the terms of the interest rate cap derivative agreement as may be approved by the parties and each of the rating agencies.

•	A rating affirmation means a written acknowledgement from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[Early Termination of the Interest Rate Cap Derivative Agreement]

           [Upon the occurrence of any default under the interest rate cap derivative agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event.]

           [Upon any early termination of the interest rate cap derivative agreement, either the trust or the counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transaction under the interest rate cap derivative agreement computed in accordance with the procedures in, and limited by the terms of, the interest rate cap derivative agreement. In the event that the trust is required to make a termination payment, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[Derivative Counterparty]

           [For a description of the interest rate cap derivative agreement counterparty, __________, see "LIBOR Note Derivative Product Agreements—Counterparties" below.]

[LIBOR Note Derivative Product Agreements]

[Payments under the Agreements]

           [On the closing date, the trust will enter into LIBOR note derivative product agreements with each of __________ and __________. for its class A-1, class A-2 and class A-3 notes. Each agreement will be documented under a 1992 ISDA Master Agreement (Multicurrency-Cross Border) modified to reflect the terms of the notes, the indenture and the trust agreement. These LIBOR note derivative product agreements will terminate on the final distribution date or, if earlier, the date on which the agreements terminate in accordance with their terms due to an early termination.]

           [Under the terms of the LIBOR note derivative product agreements, each counterparty will pay to the trust, on or before the third business day preceding each distribution date while the LIBOR note derivative product agreements are still in effect, an amount calculated on a quarterly basis equal to 50% of the sum of:

•	the excess, if any, of the interest rate on the class A-1 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-1 notes; plus

•	the excess, if any, of the interest rate on the class A-2 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-2 notes; plus

•	the excess, if any, of the interest rate on the class A-3 notes over the adjusted student loan rate, multiplied by the Notional Principal Amount for the class A-3 notes.]

           [The maximum amount payable to the trust under the LIBOR note derivative product agreements will equal 50% of the outstanding principal balance of the class B notes. Each counterparty's maximum obligation, as of any date, under its LIBOR note derivative product agreement will equal one-half of that maximum amount, less the payments made previously under its LIBOR note derivative product agreement net of the amount of any payments (other than interest) made by the trust to reimburse payments made by that counterparty.]

[For this purpose:

•	The "adjusted student loan rate" for any interest accrual period will be the percentage equivalent of a fraction,

•	the numerator of which is equal to Expected Interest Collections for the collection period related to such interest accrual period, less the servicing fee, the trustees' fees, the administration fee and any fees due to LIBOR note derivative product counterparties with respect to the interest accrual period and

•	the denominator of which is the Pool Balance as of the first day of the collection period related to such interest accrual period,

•	multiplied by the quotient obtained by dividing 360 by the actual number of days in the interest accrual period.]

•	["Expected Interest Collections" means the sum of:

•	the amount of interest accrued, net of amounts required to be paid to the Department of Education or to be repaid to guarantors or borrowers, for the trust's student loans for the collection period related to such interest accrual period, whether or not actually paid;

•	all interest benefit payments and special allowance payments for the trust's student loans for the collection period related to such interest accrual period, whether or not actually received; and

•	investment earnings of the trust for the collection period related to such interest accrual period preceding the related distribution date.

•	The "Notional Principal Amount" for any distribution date for each of the class A-1, class A-2, class A-3, class A-4, class A-5 or class B notes will be the outstanding principal balance of those notes on the first day of the interest accrual period immediately preceding that distribution date.]

[Fees and Reimbursement]

           [Under the LIBOR note derivative product agreements the trust will pay to the counterparties from the Collection Fund, on each distribution date while the agreements are still in effect, a fee in the aggregate equal to:

•	___% per annum on the Notional Principal Amount for the class A-1 notes; plus

•	___% per annum on the Notional Principal Amount for the class A-2 notes; plus

•	___% per annum on the Notional Principal Amount for the class A-3 notes; plus

•	___% per annum on the Notional Principal Amount for the class A-4 notes.]

           [In addition, each counterparty will be entitled to be reimbursed by the trust for payments made by such counterparty under the terms of the related LIBOR note derivative product agreement, together with interest, in the priority described under "Description of the Notes – Flow of Funds."]

[Modifications and Amendment of the LIBOR Note Derivative Product Agreements]

           [No amendment, modification or waiver to the LIBOR note derivative product agreements may be entered into or will be effective unless written confirmation is received from the rating agencies then rating the notes that such amendment, modification or waiver will not cause a reduction, suspension or withdrawal of the then-current ratings of the notes.]

[Conditions Precedent]

           [The obligation of the trust to pay amounts due under the LIBOR note derivative product agreements will be subject to the condition that no default under the LIBOR note derivative product agreements has occurred and is continuing.]

           [Each counterparty's obligation to pay amounts they owe will not be subject to such a condition unless principal of the notes has been accelerated following an event of default under the indenture or an early termination under the LIBOR note derivative product agreements has occurred.]

[Default Under the LIBOR Note Derivative Product Agreements]

           [Events of default under the LIBOR note derivative product agreements are limited to:

•	the failure of the trust or a counterparty to pay any amount when due under a LIBOR note derivative product agreement after giving effect to the applicable grace period; provided, that with respect to the trust, the trust has available, after all prior obligations of the trust, sufficient funds to make the payment,

•	the occurrence of events of insolvency or bankruptcy of the trust or a counterparty,

•	the failure of the trust to comply with certain terms and provisions of the indenture if such failure is continuing after any applicable grace period has elapsed,

•	an acceleration of the principal of the notes following an event of default under the indenture, and

•	the following other standard events of default under the 1992 ISDA Master Agreement: "Credit Support Default" and "Merger Without Assumption" (not applicable to the trust), as described in Sections 5(a)(iii) and 5(a)(viii) of the 1992 ISDA Master Agreement.]

[Termination Events]

           [Termination events under the LIBOR note derivative product agreements include the following standard events under the 1992 ISDA Master Agreement: "Illegality," which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under a derivative product agreement; "Tax Event," which generally relates to either party to a derivative product agreement receiving a payment under a derivative product agreement from which an amount has been deducted or withheld for or on account of taxes; "Tax Event Upon Merger" (not applicable to the trust); "Credit Event Upon Merger" (not applicable to the trust); and the additional termination event described below.]

[Additional Termination Event]

           [Each LIBOR note derivative product agreement will include an additional termination event relating to withdrawal or downgrade of a counterparty's credit rating. This additional termination event will occur if:

•	a long-term certificates of deposit or long-term senior debt rating, as the case may be, of the counterparty is withdrawn or downgraded below "A" by Standard & Poor's Credit Market Services, a division of The McGraw-Hill Companies, Inc., or by Fitch Ratings (to the extent available) or any successor rating agency or "A2" by Moody's Investors Service, Inc. or any successor rating agency; and

•	a counterparty has not, within 45 days of the withdrawal or downgrade, procured a collateral arrangement, a replacement transaction or a rating affirmation.

           For purposes of this additional termination event:

•	A collateral arrangement means either:

•	An executed collateral agreement between the parties providing for the collateralization of the counterparty's obligations under an agreement as measured by the net present value of the counterparty's marked-to-market obligations. The collateral, collateral levels, collateral agent and other terms of the collateral agreement must be satisfactory to the counterparty and the trust in their reasonable judgment and to the rating agency whose rating was lowered or withdrawn.

•	A letter of credit, guaranty or surety bond or insurance policy covering the counterparty's obligations under an agreement from a bank, guarantor or insurer having a debt rating, or a financial program or counterparty rating or claims paying rating, of at least "A" by S&P and "A2" by Moody's.

•	A replacement transaction means a transaction with a replacement counterparty who assumes the counterparty's position under a LIBOR note derivative product agreement on substantially the same terms or with such other amendments to the terms of the LIBOR note derivative product agreement as may be approved by the parties and each of the rating agencies.

•	A rating affirmation means a written acknowledgment from the rating agency whose rating was lowered or withdrawn that, notwithstanding the withdrawal or downgrade, the then-current ratings of the notes will not be lowered.]

[Early Termination of a LIBOR Note Derivative Product Agreement]

           [Upon the occurrence of any default under a LIBOR note derivative product agreement or a termination event, the non-defaulting party or the non-affected party, as the case may be, will have the right to designate an early termination date upon the occurrence of that default or termination event. The trust may not designate an early termination date without the consent of the issuer administrator.]

           [Upon any early termination of a LIBOR note derivative product agreement, either the trust or a counterparty may be liable to make a termination payment to the other, regardless of which party has caused that termination. The amount of that termination payment will be based on the value of the transactions under the LIBOR note derivative product agreement computed in accordance with the procedures in, and limited by the terms of, the LIBOR note derivative product agreement. In the event that the trust is required to make a termination payment following a default resulting from a default by the trust in payment of the fee [Describe other events where termination payment is higher in the waterfall], the payment will be payable in the same order of priority as any amount payable to the applicable counterparty. However, in the event that a termination payment is owed to the applicable counterparty following any other default of the trust, a default resulting from a default of that counterparty or a termination event, the termination payment will be subordinate to the right of the noteholders to receive full payment of principal of and interest on the notes and to the replenishment of the Reserve Fund to the minimum required balance.]

[Counterparties]

[describe counterparties]

           [The information in the preceding paragraphs has been provided by ____________________ and _________________ and is not guaranteed as to accuracy or completeness, and is not to be construed as representations by the seller or the underwriters. Except for the foregoing paragraphs, ________________. have not been involved in the preparation of, and do not accept responsibility for, this prospectus supplement or the prospectus.]

ERISA Considerations

           The notes may be acquired by, or on behalf of, employee benefit plans or other retirement arrangements which are subject to Title I of ERISA and/or Section 4975 of the Code, (each a "Plan") provided the proposed transfer and/or holding of a note will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or such prohibited transaction will be covered under an individual or class prohibited transaction exemption including, but not limited to, PTCE 84-14 (regarding plan asset transactions determined by independent qualified professional asset managers); PTCE 91-38 (regarding certain transactions involving bank collective investment funds); PTCE 90-1 (regarding certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (regarding certain transactions involving insurance company general accounts), and PTE 96-23 (regarding plan asset transactions determined by in-house asset managers) ("Investor-Based Exemption"). An acquisition of a note by an investor shall be deemed a representation that such investor is either not a Plan or that if it is a Plan that no prohibited transaction will result from the acquisition and/or holding of the note which will not be covered by an Investor-Based Exemption or some other applicable exemption. See the discussion of additional considerations regarding the acquisition and/or holding of the notes by Plans and other retirement arrangements not subject to ERISA under "ERISA Considerations" in the prospectus.

Certain Federal Income Tax Considerations

           On the closing date, Stroock & Stroock & Lavan LLP, New York, New York will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt of the trust, rather than as an interest in the student loans, and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service and there is no assurance that such characterization would prevail if challenged. See "Federal Income Tax Consequences" in the prospectus.

Reports to Noteholders

           Periodic reports concerning the trusts as required under the terms of the applicable agreements will be delivered to the securityholders. Generally, you will receive those reports not from the trust, but through ___, as nominee of The Depository Trust Company and registered holder of the securities.

           Before each quarterly distribution date or auction rate distribution date, as applicable, the issuer administrator will provide to the indenture trustee for the indenture trustee to forward to each holder of record of the applicable class of securities a statement setting forth the information specifically described in the indenture. See "Summary of the Indenture Provisions – Further Covenants" in the accompanying prospectus.

           The trust will file with the Securities and Exchange Commission periodic reports required under the Securities Exchange Act of 1934, as amended and the rules of the Securities and Exchange Commission, including annual reports on Form 10-K (including reports of assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB, attestation reports, and statements of compliance required to be filed under Regulation AB), periodic distribution reports on Form 10-D, current reports on Form 8-K and amendments to those reports. Annual reports of assessment of compliance, attestation reports and statements of compliance will be provided to holders of record of the applicable class of securities upon request free of charge.

Static Pool Information

           Pursuant to Item 1105 of Regulation AB, static pool information regarding the depositor's previous student loan securitizations is available on the internet at http://www.collegeloanstaticpool.com.

           Information provided through the internet address above will not be deemed to be a part of this prospectus supplement or the registration statement for the notes offered hereby if it relates to any securitized pools that were established before January 1, 2006, or with respect to information regarding the currently offered pool, information about the pool for periods before January 1, 2006.

[Listing and General Information]

           [Application will be made for the Class A notes to be admitted to the official list of the Irish Stock Exchange subject to the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority and to be admitted to trading on the Irish Stock Exchange. There can be no assurance that such a listing will be obtained. Certain information has been included in this prospectus supplement to comply with the Irish Stock Exchange listing rules and the prospectus rules of the Irish Financial Services Regulatory Authority.

           For so long as the Class A notes are listed on the Irish Stock Exchange, the material contracts referred to herein, including the indenture, the trust agreement, the servicing agreements, any derivative product agreement and the administration agreement will be made available for inspection in electronic or physical format at our principal office at 16855 West Bernardo Drive, Suite 100, San Diego, California 92127, USA.

           Each of the Class A notes, the indenture, the master servicing agreement and the administration agreement are governed by the laws of the State of New York. The trust agreement is governed by the laws of the State of Delaware. The ___ servicing agreement and the ___ servicing agreement are governed by the laws of the State of ___ and the State of ___, respectively.

           Since our formation, we have not been involved in any governmental, litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the Class A notes. Nor, so far as we are aware, are any such proceedings pending or threatened.

           The issuance of the Class A notes was authorized by a unanimous written consent of the members and the manager of the depositor on ___, 200_.

           The trust is not required by Delaware state law and does not intend to publish any financial statements. The indenture requires the trust to provide the indenture trustee with written notification, on an annual basis, that to the best of its knowledge, following review of the activities of the prior year, that no event of default or other matter which is required to be brought to the indenture trustee's attention has occurred.]

Plan of Distribution

           Subject to the terms and conditions set forth in the underwriting agreement dated as of _______, 20__, among the trust and each of the underwriters named below, the trust has agreed to sell to each of the underwriters, and each of the underwriters has agreed to purchase from the trust, the principal amount of the notes set forth opposite its name.

Underwriter	Class A-1 Notes	Class A-2 Notes	Class A-3 Notes	Class A-4 Notes	Class A-5 Notes	Class B Notes
[insert name of each	$	$	$	$	$	$
underwriter]
Total	$	$	$	$	$	$

           The underwriters have agreed to purchase all of the notes listed above if any of the notes are purchased. The underwriters have advised that they propose to offer the notes to the public initially at the respective offering prices set forth below and on the cover page of this prospectus supplement, and to certain dealers at these prices less concessions not in excess of the concessions listed below. The underwriters may allow and such dealers may reallow concessions to other dealers not in excess of the reallowances listed below. After the initial public offering, these prices and concessions may change.

	Initial Public Offering Price	Underwriting Discount	Proceeds to the Issuer(1)	Concession	Reallowance
Per class A-1 note	____%	____%	$________	____%	____%
Per class A-2 note	____%	____%	________	____%	____%
Per class A-3 note	____%	____%	________	____%	____%
Per class A-4 note	____%	____%	________	____%	____%
Per class A-5 note	____%	____%	________	____%	____%
Per class B note	____%	____%	________	____%	____%
Total			$________

_________________
(1)           Before deducting expenses expected to be approximately $_________.

           The prices and proceeds shown in the table do not include any accrued interest. The actual prices and proceeds will include interest, if any, from the closing date.

           Until the distribution of notes is completed, the rules of the SEC may limit the ability of the underwriters and selling group members to bid for and purchase the notes. As an exception to these rules, the underwriters are permitted to engage in transactions that stabilize the price of the notes. These transactions consist of bids of purchase for the purpose of pegging, fixing or maintaining the price of the notes.

           Purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

           The underwriters may over-allot the notes to create a short position for the accounts of the underwriters by accepting orders for more notes than are to be sold.

           In addition, the underwriters may impose a penalty bid on the broker-dealer who sells the notes. This means that if an underwriter purchases notes in the open market to reduce a broker-dealer's short position or to stabilize the prices of the notes, it may reclaim the selling concession from the broker-dealer who sold those notes as part of the offering.

           In general, over-allotment transactions and open market purchases of the notes for the purpose of stabilization or to reduce a short position could cause the price of an note to be higher than it might be in the absence of such transactions.

           Any broker-dealer submitting an order for its own account in any auction could have an advantage over other potential holders in that it would have knowledge of other orders placed through it in that auction. A broker-dealer would not, however, have knowledge of orders submitted by other broker-dealers, if any. As a result of bidding by a broker-dealer in an auction, the auction rate may be higher or lower than the rate that would have prevailed had the broker-dealer not bid. A broker-dealer may also bid in an auction in order to prevent what would otherwise be a failed auction or the implementation of an auction rate that the broker-dealer believes, in its sole judgment, does not reflect the market for such securities at the time of the auction. A broker-dealer may also encourage additional or revised investor bidding in order to prevent an all-hold auction.

           Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

           We have been advised by the underwriters that they presently intend to make a market in the notes; however, they are not obligated to do so. In addition, any market-making may be discontinued at any time, and an active public market for the notes may not develop.

           From time to time, the underwriters or their affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to us and our affiliates. From time to time, we may invest funds in the Reserve Fund and other accounts under the indenture in eligible instruments either acquired from the underwriters or issued by their affiliates.

           The underwriting agreement provides that we will indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, and we have agreed to reimburse the underwriters for the fees and expenses of their counsel.

           Each underwriter has represented and agreed that:

•	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity, within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA"), received by it in connection with the issue or sale of any notes in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

•	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

           No action has been or will be taken by us or the underwriters that would permit a public offering of the notes in any country or jurisdiction other than in the United States, where action for that purpose is required. Accordingly, the notes may not be offered or sold, directly or indirectly, and neither the prospectus, this prospectus supplement nor any circular, prospectus, form of application, advertisement or other material may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations. Persons into whose hands this prospectus supplement comes are required by us and the underwriters to comply with all applicable laws and regulations in each country or jurisdiction in which they purchase, sell or deliver notes or have in their possession or distribute such prospectus supplement, in all cases at their own expense.

           We have not authorized any offer of the notes to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, as amended and the FSMA. The notes may not lawfully be offered or sold to persons in the United Kingdom except in circumstances which do not result in an offer to the public in the United Kingdom within the meaning of these regulations or otherwise in compliance with all applicable provisions of these regulations and the FSMA.

Legal Matters

           Certain legal matters, including certain income tax matters, will be passed upon for College Loan Corporation Trust 20__-__ by Stroock & Stroock & Lavan, LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by __________________. Certain legal matters will be passed upon for the underwriters by __________. ________, as Delaware counsel for the trust, will pass upon Delaware matters for the trust.

Directory

Depositor

College Loan LLC
16855 W. Bernardo Drive, Suite 100
San Diego, California 92127
USA

Underwriters and Trust's Bankers

___ ___	___ ___

Indenture Trustee and Eligible Lender Trustee	Delaware Trustee

___	___

Legal Advisors

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
USA

Sponsor and Issuer Administrator College Loan Corporation 16855 W. Bernardo Drive, Suite 100 San Diego, California 92127 USA	Master Servicer

Listing Agent ___	Irish Paying Agent ___

APPENDIX I

Prepayment, Yield and Maturity Considerations

           Generally, all of the trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of the trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that the trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before its final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

           The rate of prepayments on the trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on the trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representations and warranties relating to the trust's student loans, and the servicers are obligated to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of the trust in that student loan and is not cured within the applicable cure period.

           However, scheduled payments with respect to, and maturities of, the trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal on a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on the trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of the trust's student loans may extend beyond the final maturity date for a class of notes.

           Prepayments on pools of student loans can be calculated based on a variety of prepayment models. The model used herein to calculate prepayments is based on prepayment rates for specific loan types. For purposes of this transaction, we refer to this model as the "PPC." The PPC applies a constant percentage rate ("CPR," see discussion below) of prepayment that remains constant throughout the life of a student loan.

           100% PPC implies prepayment at a rate of __% CPR for Consolidation Loans and __% CPR for Stafford Loans and PLUS Loans.

           CPR is stated as an annualized rate and is calculated as the percentage of the loan amount outstanding at the beginning of a period (including accrued interest to be capitalized), after applying scheduled payments, that prepays during that period. The CPR model assumes that student loans will prepay in each month according to the following formula:

           Monthly Prepayments = (Balance (including accrued interest to be capitalized)
after scheduled payments) x (1-(1-CPR) 1/12)

           Accordingly, monthly prepayments, assuming a $___ balance after scheduled payments would be as follows for various levels of PPC:

	__% PPC	__% PPC	__% PPC	__% PPC	__% PPC
Monthly Prepayment-Consolidation	__	__	__	__	__
Loans
Monthly Prepayment-Stafford and	__	__	__	__	__
PLUS Loans

           The PPC model does not purport to describe historical prepayment experience or to predict the prepayment rate of any actual student loan pool. The student loans will not prepay according to the PPC, nor will all of the student loans prepay at the same rate. You must make an independent decision regarding the appropriate principal prepayment scenarios to use in making any investment decision.

           For the sole purpose of calculating the information presented in the tables, it is assumed, among other things, that:

•	the cut-off date for the student loans is as of ________;

•	the closing date is __________;

•	all student loans in school and grace remain in their current status until their status end date and then move to repayment, and no student loan moves from repayment to any other status;

•	no defaults occur on any of the student loans;

•	100% of borrowers in a repayment status will pay on time;

•	there are government payment delays of 30 days for interest subsidy and special allowance payments;

•	interest on student loans is assumed to capitalize once at repayment for borrowers not currently in repayment;

•	one-month LIBOR remains fixed at __%, three-month LIBOR remains fixed at __%, 90-day commercial paper remains fixed at __%, and 91-day Treasury Bill remains fixed at __% for the life of the transaction;

•	distributions on the notes begin on ___ and will be made on the __th calendar day of each month or if the __th is not a business day, the next business day;

•	the interest rate for each class of outstanding notes at all times will be equal to:

___	__%
___	__%
___	__%
___	__%
___	__%
___	__%
___	__%

•	interest accrues on the LIBOR rate notes on an actual/360 day count basis, auction rate notes on an actual/actual basis;

•	but for servicing, all fees and expenses are quoted on an annualized basis;

•	an administration fee equal to __% of the outstanding principal amount of the student loans, paid monthly by the trust to the issuer administrator, beginning ___, 200_;

•	trustee fees equal to __% of the principal amount of notes outstanding, paid monthly by the trust to the trustee, beginning ___, 200_;

•	an auction agent fee equal to __% of the principal amount of auction rate notes outstanding, paid monthly by the trust to the auction agent, beginning ___, 200_;

•	broker-dealer fees equal to (i) __% of the principal amount of senior auction rate notes outstanding and (ii) __% of the principal amount of subordinate auction rate notes, each paid monthly by the trust to the auction agent, beginning ___, 200_;

•	a consolidation loan rebate fee equal to __% per annum of the outstanding principal amount of the student loans that are consolidation loans, paid monthly by the trust to the Department of Education;

•	servicing fees vary by servicer and are paid monthly by the trust to the servicers; such fees range from $___ per student loan per month to $___ per student loan per month, depending on loan type and status;

•	the reserve fund has an initial balance equal to $___, and at all times a balance of no less than $___;

•	the collection fund has an initial balance equal to $___;

•	all payments are assumed to be made at the end of the month and amounts on deposit in the reserve fund and collection fund, including reinvestment income earned in the previous month, net of servicing fees, are reinvested in eligible investments at the assumed reinvestment rate of __% per annum through the end of the collection period; reinvestment earnings are available for distribution from the prior collection period;

•	the starting balance for the Class A notes, on the closing date, is $___; and

•	the starting balance for the Class B notes, on the closing date, is $___.

           The tables below have been prepared based on the assumptions described above and should be read in conjunction therewith. In addition, the diverse characteristics, remaining terms and ages of the student loans could produce slower or faster principal payments than implied by the information in these tables, even if the dispersions of weighted average characteristics, remaining terms and ages of the student loans are the same as the assumed characteristics, remaining terms and ages.

WEIGHTED AVERAGE LIVES AND EXPECTED MATURITY DATES
OF THE LIBOR RATE NOTES
AT VARIOUS PRECENTAGES OF THE PPC

Weighted Average Life (years)(1)
Class	__%	__%	__%	__%	__%
Class A-1 notes	___	___	___	___	___
Class A-2 notes	___	___	___	___	___
Class A-3 notes	___	___	___	___	___

Class	Expected Maturity Date
Class A-1 notes	___	___	___	___	___
Class A-2 notes	___	___	___	___	___
Class A-3 notes	___	___	___	___	___

           (1)           The weighted average life of a note is determined by (x) multiplying the amount of each principal payment on such note by the number of years from the date of issuance of such note to the related quarterly distribution date, (y) adding the results and (z) dividing the sum by the original principal amount of such note.

CLASS A-1 SENIOR NOTES
PRECENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PRECENTAGES OF THE PPC

Quarterly Distribution Dates	__%	__%	__%	__%	__%
Closing	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%

CLASS A-2 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	__%	__%	__%	__%	__%
Closing	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%

CLASS A-3 SENIOR NOTES
PERCENTAGES OF ORIGINAL PRINCIPAL OF THE NOTES
REMAINING AT CERTAIN QUARTERLY DISTRIBUTION DATES AT VARIOUS
PERCENTAGES OF THE PPC

Quarterly Distribution Dates	__%	__%	__%	__%	__%
Closing	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%
___	__%	__%	__%	__%	__%

Schedule A

          The following Targeted Balance Schedule pertains to the trust's seeries _____ notes. This Targeted Balance Schedule is computed assuming 100% PPC as described under "Prepayment, Yield and Maturity Considerations" in this prospectus supplement. We make no representation regarding whether the assumptions used will occur as projected.

Quarterly Distribution Date	Class A-_ Notes Targeted Balance	Class A-_ Notes Targeted Balance	Class A-_ Notes Targeted Balance	Class A-_ Notes Targeted Balance
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0
	$0	$0	$0	$0

PROSPECTUS

COLLEGE LOAN CORPORATION TRUSTS
Issuing Entity

College Loan LLC Depositor	College Loan Corporation Sponsor and Issuer Administrator

STUDENT LOAN ASSET-BACKED NOTES

College Loan LLC will periodically establish trusts that will issue notes in one or more series. The specific terms of the notes included in each series will be described in a supplement to this prospectus.

Proceeds from the sale of the notes will be used to acquire portfolios of student loans originated by eligible lenders under the Federal Family Education Loan Program. Those student loans will be pledged to secure repayment of the notes. The notes will represent obligations of the issuing trust only and are not guaranteed by any other person. The notes will be limited obligations of the trusts payable solely from the student loans each trust acquires and the other assets of each trust.

You should read this prospectus and any prospectus supplement carefully before you invest. This prospectus may be used to offer and sell the notes only if it is accompanied by a prospectus supplement or a free writing prospectus.

Offers of the notes may be made by different methods, including offerings through underwriters, as more fully described under "Plan of Distribution" below and in the related prospectus supplement. Unless otherwise indicated for a series of the notes, the notes will not be listed on a national securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ______ __, 200_.

About This Prospectus

           This prospectus is part of a registration statement filed with the Securities and Exchange Commission. Notes may be sold in one or more offerings pursuant to the registration statement.

           College Loan LLC will establish one or more trusts in connection with the issuance of notes. Each trust will issue one or more series of notes, the repayment of which are secured by student loans the trust will acquire with the proceeds from the sale of the notes. This prospectus provides you with a general description of the notes the trusts may offer. Each time notes are sold, we will provide a prospectus supplement relating to the series of notes being offered that will include:

•	a description of the aggregate principal amount, authorized denominations and interest rate or rates, or the manner of determining the interest rate or rates, of each class of the notes to be sold

•	information concerning the student loans that will be purchased with the proceeds of the notes

•	information with respect to any notes the trust may have previously issued that are secured by a common pool of assets that secure payment of the notes described in the prospectus supplement

•	information concerning the guarantee agencies providing guarantees for the student loans that will be acquired with note proceeds

•	information concerning the companies that will be engaged to service the student loans that will be acquired with note proceeds

•	information with respect to any credit or cash flow enhancements designed to reduce the risk to investors caused by shortfalls in payments on the related student loans

•	any updates or changes to the information presented in this prospectus.

           You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. No person is authorized to provide you with different information. Notes will not be offered for sale in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date appearing on the front cover of those documents.

TABLE OF CONTENTS TO PROSPECTUS

About This Prospectus	i
Summary of the Offering	iii
Risk Factors	1
Special Note Regarding Forward Looking Statements	13
Formation of the Trusts	13
The Depositor	17
The Sponsor and Issuer Administrator	17
Description of the Notes	24
Security and Sources of Payment for the Notes	58
Book-Entry Registration	63
Additional Notes	71
Summary of the Indenture Provisions	72
Description of Credit Enhancement and Derivative Products	85
Description of the Federal Family Education Loan Program	88
Description of the Guarantee Agencies	103
Federal Income Tax Consequences	110
ERISA Considerations	118
Plan of Distribution	120
Legal Matters	121
Financial Information	121
Ratings	121
Incorporation of Documents by Reference; Where to Find More Information	122
Glossary of Terms	123
Appendix I - Global, Clearance, Settlement and Tax Documentation Procedures	128

Summary of the Offering

           The following summary highlights selected information from this prospectus but does not contain all of the information you should consider before making an investment decision. Before deciding to purchase any notes, you should read the more detailed information appearing in this prospectus and in the related prospectus supplement.

Overview

College Loan LLC will from time to time establish separate trusts that will sell notes in one or more series and in one or more classes, and will purchase a pool or pools of student loans with the proceeds received from these sales. All notes issued by the same trust, regardless of when issued, will be secured by a common note of student loans. However, the holders of notes issued by one trust will have no rights to the student loans or any other assets held by a different trust. Each trust will be formed pursuant to a trust agreement and will pledge the student loans it purchases with the proceeds from the sale of its notes as collateral for repayment of the notes. The priority of payments among the various series and classes of notes each trust sells will be described in the related prospectus supplement. These payments will come principally from amounts received on the student loans held by the related trust.

Prior Notes

If the notes described in a prospectus supplement are being issued by a trust that has issued notes previously, that prospectus supplement will provide the following information concerning those prior notes:

•	name and designation of each series;

•	date that the series was issued;

•	original principle amount;

•	outstanding principle amount;

•	interest rate or method used to determine the interest rate;

•	legal final maturity date; and

•	whether the notes are senior, subordinate or junior subordinate notes.

Parties

Issuing Entity: A Delaware statutory trust formed under a trust agreement between College Loan LLC and the Delaware trustee.

Depositor: College Loan LLC will act as Depositor for each trust. You may contact College Loan LLC at 16855 W. Bernardo Dr., Suite 100, San Diego, CA 92127, or by phone at (888) 972-6311.

Master servicer and Servicers: College Loan Corporation or CLC Servicing may act as master servicer of a trust's student loans. College Loan Corporation or CLC Servicing may engage the parties specified in each prospectus supplement to act as servicers for the student loans each trust acquires or the trust may engage such servicers directly. Other entities identified in a prospectus supplement may also act as a master servicer or servicer of the student loans if approved by the rating agencies rating the notes.

Issuer Administrator: College Loan Corporation will provide certain administrative services for each trust.

Sponsor: College Loan Corporation will act as the Sponsor of each trust.

Eligible Lender Trustee and Trustee: The prospectus supplement for each series of notes will identify the eligible lender trustee for each trust's student loans and the trustee under an indenture governing a trust's issuance of notes.

Delaware Trustee: The prospectus supplement for each series of notes will identify the Delaware trustee for each trust.

Originator: The prospectus supplement for each series of notes will identify each Originator of student loans not affiliated with the sponsor responsible for originating 10% or more of a trust's student loans.

The notes

Each trust will issue student loan asset-backed notes in one or more series and in one or more classes. The notes will be issued pursuant to an indenture of trust between the trust and the indenture trustee described in the related prospectus supplement. The notes will be denominated in U.S. Dollars or another currency as specified in the related prospectus supplement.

The prospectus supplement will describe the principal amount and the rate of interest that will be paid on the notes. The interest rate may be fixed for the full term of the notes, or the interest rate may be subject to periodic adjustment as described below.

Auction Rate Notes. A trust may issue classes of notes that bear interest at a rate determined by auction. The initial interest rate for these auction rate notes, or the method for determining the initial interest rate, will be described in the related prospectus supplement. The interest rates for the auction rate notes will be reset at the end of each interest period pursuant to the auction procedures.

The auction procedures are summarized and an example of an auction is included under "Description of the Notes — Auction rate notes."

Index rate notes. A trust may issue classes of notes that bear interest at a rate determined by reference to LIBOR, by reference to United States Treasury Securities, by reference to a commercial paper index or by reference to another index described in a prospectus supplement. These notes will bear interest at an initial rate described in the prospectus supplement. Thereafter, the interest rate for LIBOR rate notes will be determined periodically by reference to the designated LIBOR rate, the interest rate for treasury rate notes will be determined periodically by reference to the rate of interest paid on designated U.S. Treasury securities, the interest rate for commercial paper notes will be determined by reference to the designated commercial paper index and the interest rate for other index rate notes will be determined periodically by reference to the index described in a prospectus supplement. See "Description of the Notes — LIBOR rate notes" and "- Treasury rate notes" in this prospectus.

Accrual notes. A trust may issue one or more classes of accrual notes. Accrual notes will not be entitled to receive payments of interest during the designated accrual period. Instead, interest accrued on the accrual notes will be capitalized and added to their principal balance. The rate of interest to be accrued and the accrual period will be specified in the related prospectus supplement. See "Description of the Notes — Accrual notes" in this prospectus.

Original issue discount notes. A trust may issue classes of notes at a discount from the principal amount payable at maturity that pay no interest or interest at a rate that is below market rates at the time of issuance. The interest paid on these original issue discount notes, if any, and the yield to maturity of the original issue discount notes will be described in the related prospectus supplement. See "Description of the Notes — Original issue discount notes" in this prospectus.

Reset rate notes. A trust may issue notes the applicable currency and interest rate for which will be reset from time to time in a currency and at an interest rate determined using procedures described in the related prospectus supplement. See "Description of the Notes – Reset rate notes" in this prospectus.

Payments on the notes

The trustee will make payments of principal and interest due on the notes on behalf of each trust solely from the assets held by the trust. The assets of the trust will consist of a pool of student loans, payments made on the student loans and funds in accounts held by the trustee under the indenture. Interest and principal on the notes will be paid on the dates specified in the related prospectus supplement. The principal balance of the notes of each series will be payable in full on the stated maturity date, unless earlier redeemed or repaid as described in this prospectus or in the related prospectus supplement. Principal payments received on student loans will be used to make principal payments on the notes.

Use of principal receipts — the revolving period

The net proceeds from the offering of notes by a trust will be deposited into an Acquisition Fund to be used to purchase student loans on or before a specified date. If so provided in a prospectus supplement, a trust may use the principal payments that it receives on its student loans to purchase additional student loans for a period of time specified in the prospectus supplement. During this revolving period, the trust will pay interest on the notes as it becomes due. However, the trust will not make principal payments on the notes or redeem notes during the revolving period, except as provided in a prospectus supplement.

Optional Purchase

If provided in the applicable prospectus supplement, we may, at our option, purchase, or arrange for the purchase of, all remaining student loans owned by a trust on any distribution date when their pool balance is less than or equal to the percentage of the initial pool balance specified in the applicable prospectus supplement. The exercise of this purchase option will result in the early retirement of the notes issued by that trust. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Mandatory Auction

If provided in the applicable prospectus supplement, the trustee will offer for sale all of the student loans remaining in a trust at the end of a collection period when their pool balance has been reduced to the percentage of the initial pool balance specified in the applicable prospectus supplement. An auction will occur only if we do not exercise our right to repurchase all of the student loans remaining in a trust. The auction of the student loans remaining in a trust will result in the early retirement of the notes issued by that trust. See "Description of the Notes – Sale of student loans held in trust estate" in this prospectus.

Redemption Provisions

Mandatory redemption. If so provided in the related prospectus supplement, if the proceeds from the sale of a series of notes are not used to purchase student loans within the period of time specified in a prospectus supplement, those remaining proceeds will be used to redeem notes. If so provided in the related prospectus supplement, the principal payments received on the student loans and, until the principal balance of the student loans reaches a specified minimum percentage of the principal balance of the outstanding notes, interest received on the student loans, after deducting all required payments, will be used to redeem the notes.

Optional redemption. If so provided in the related prospectus supplement, notes may be redeemed from interest payments received on student loans that are not needed to pay interest on the notes and the trust's expenses. In addition, if so provided in the related prospectus supplement, a trust may sell the student loans it acquires with the proceeds of the notes it issues for not less than their principal balance plus any unamortized premium and accrued interest and use the proceeds to redeem its outstanding notes.

Extraordinary optional redemption. If so provided in the related prospectus supplement, notes may be redeemed in our sole discretion if we determine that the rate of return on student loans has materially decreased or that the costs of administering a trust have placed unreasonable burdens upon that trust's ability to perform its obligations under the applicable indenture.

Partial redemption. If less than all of the notes of any series are to be redeemed, we will determine the classes of notes that will be redeemed. Generally, Class A notes will be redeemed before Class B notes. An indenture may provide for the issuance of Class C notes, and if so, Class B notes will be redeemed before Class C notes. However, we may have the option of redeeming some or all of the Class B notes before all of the Class A notes are redeemed, and may redeem some or all of the Class C notes before the Class A notes and Class B notes are redeemed, if the applicable trust's ratio of assets to liabilities exceeds levels specified in the related prospectus supplement. See "Description of the Notes — Notice and partial redemption of notes" in this prospectus.

Student loan assets

The student loans that comprise the assets of each trust will be held by the eligible lender trustee on behalf of the trust. The student loans will have been originated under the Federal Family Education Loan Program to pay costs incurred by students enrolled in qualified, accredited institutions of higher education.

Each trust will use the proceeds of its notes to purchase student loans pursuant to the terms of student loan purchase agreements. Principal payments on a trust's student loans may also be used to purchase additional student loans during a revolving period if so provided in the related prospectus supplement. The eligible lender trustee will first acquire the student loans on behalf of the depositor. The depositor will then direct that the student loans be sold and transferred to the Acquisition Fund of a trust.

The characteristics of the portfolio of student loans to be acquired by a trust with the proceeds of the notes of any series, and the characteristics of any existing portfolio held by the trustee for the trust, will be described in the related prospectus supplement.

Servicing and Administration

Servicing Agreements. Each trust will enter into a master servicing agreement under which the master servicer will arrange for and oversee the performance by one or more subservicers of its servicing obligations with respect to a trust's student loans. Each affiliated subservicer and any subservicer that services more than 10% of a trust's student loans will be described in the related prospectus supplement.

Administration Agreement. College Loan Corporation, as issuer administrator, will enter into an administration agreement with each trust, the Delaware trustee and the indenture trustee under which the issuer administrator will provide various notices and perform other administrative services required under the indenture and the trust agreement. The issuer administrator will receive an administration fee specified in the related prospectus supplement.

Student loan guarantees

The payment of principal and interest on all of the student loans that comprise the assets of a trust will be guaranteed by designated guarantee agencies and will be reinsured by the United States Department of Education pursuant to the Higher Education Act. This guarantee, however, is contingent upon compliance with a variety of regulations concerning origination and servicing of the loans. Failure to follow these regulations may result in the guarantee claim for a loan being denied.

Student loans disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. Student loans first disbursed after October 1, 1993 and prior to July 1, 2006 are guaranteed as to 98% of principal and accrued interest. Student loans disbursed after July 1, 2006 are guaranteed as to 97% of principal and accrued interest, provided that all student loans first disbursed after October 1, 1993 and serviced by a servicer designated as an "Exceptional Performer" by the Department of Education, such student loans will be entitled to 99% reimbursement so long as that servicer retains its status as an Exceptional Performer.

The Higher Education Act provides that if the Secretary of Education determines that a guarantee agency is unable to meet its obligations to holders of loans, such as the trustee, then the holders may submit guarantee claims directly to the Department of Education. The Department of Education is required to pay the guarantee agency's full insurance obligation to the holders until the obligations are transferred to a new guarantee agency capable of meeting the obligations, or until a qualified successor guarantee agency assumes the obligations. Delays in receiving reimbursement could occur if a guarantee agency fails to meet its obligations.

Subordinated notes

The rights of the owners of Class B notes to receive payments of principal and interest will be subordinated to the rights of the owners of Class A notes issued by that trust to receive payments of principal and interest. The rights of the owners of any Class C notes issued by a trust to receive payments of principal and interest will be subordinated to the rights of the owners of Class B notes and Class A notes issued by that trust to receive payments of principal and interest. This subordination is intended to enhance the likelihood that the owners of more senior notes will regularly receive the full amount of payments of principal and interest due them and to protect the owners against losses.

Funds

The indenture governing the issuance of notes by a trust will create the following funds, unless otherwise described in the related prospectus supplement. Funds held by the trustee for one trust will not be available to pay the notes or expenses of another trust.

Acquisition Fund. Most of the proceeds from the issuance of a series of notes will be deposited into an Acquisition Fund. These funds will be used to acquire the student loans identified in the related prospectus supplement, and to pay certain costs related to the issuance of the notes.

If so provided in the prospectus supplement, a specified percentage of the proceeds will be deposited in a prefunding account in the Acquisition Fund. During the prefunding period, we will use funds in the prefunding account to purchase additional portfolios of student loans, to purchase serial loans, to originate consolidation loans and to add other loans to existing consolidation loans held by a trust, all to the extent provided in the related prospectus supplement. The prefunding period will begin on the date the notes are issued and end on the earlier of a date specified in the prospectus supplement or upon our determination that we are unable to acquire additional student loans.

Funds in the Acquisition Fund that are not used by a trust to acquire student loans will be used to make payments on the notes or to redeem notes issued by that trust as described in the related prospectus supplement.

Collection Fund. Funds received with respect to student loans will be deposited into a Collection Fund under an indenture. We also will deposit into the Collection Fund payments we receive under any credit enhancement facilities or derivative products. Generally, funds on deposit in the Collection Fund will be used to pay the fees and expenses of the trust and principal and interest on the notes issued by that trust. An indenture may provide for the establishment of a capitalized interest account in the Collection Fund, if so provided in the related prospectus supplement. If so provided in a prospectus supplement, principal payments that we receive on the student loans during a revolving period will be transferred from the Collection Fund to the Acquisition Fund and used to purchase additional student loans. Amounts in the Collection Fund will be transferred to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance, and any remaining amounts will be used in accordance with the terms of the indenture and as described in the related prospectus supplement.

Capitalized Interest Fund. An indenture may provide for the establishment of a Capitalized Interest Fund, as described in the related prospectus supplement. The Capitalized Interest Fund will be available for a specified period of time to provide liquidity requirements resulting from a portion of a trust's assets earning interest below the rate of interest borne by the related notes issued by the trust and transaction costs.

Reserve Fund. In connection with the issuance of each series of notes, a deposit may be made to a Reserve Fund in an amount specified in the related prospectus supplement. The Reserve Fund will be maintained at a balance specified in the related prospectus supplement from extra amounts in the Collection Fund. Moneys in the Reserve Fund will be used to pay the trust's operating expenses and interest on the notes if funds in the Collection Fund are insufficient to make those payments. A reserve fund insurance policy may be provided in lieu of a deposit of moneys to a Reserve Fund if so provided in a prospectus supplement.

Other Funds. The prospectus supplement for a trust will also describe any other funds or accounts to be established for a series of notes. These may include, for any series that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. Dollars.

Credit enhancement and derivative products

Credit enhancement for a series of notes may be established in the form of:

•	insurance policies or surety bonds;

•	subordination of certain classes or subclasses of notes;

•	one or more reserve funds;

•	overcollateralization;

•	a capitalized interest fund; or

•	letters of credit or credit or liquidity facilities.

If so provided in a prospectus supplement, a trust may enter into derivative products consisting of interest rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

Any credit enhancement or derivative product for a series of notes will be described in the related prospectus supplement. See "Description of Credit Enhancement and Derivative Products" in this prospectus.

Reports to noteholders

Periodic reports concerning the notes and the security for the notes will be provided to the noteholders. Those reports will not be reviewed by a certified public accounting firm. If notes are issued in book-entry form and registered in the name of Cede & Co., the nominee of The Depository Trust Company, then all reports will be provided to those entities which in turn will provide the reports to their eligible participants. Beneficial owners of notes will receive reports forwarded to them by those participants. See "Book-Entry Registration" in this prospectus.

Each trust will file with the SEC all periodic reports required under the Securities Exchange Act of 1934.

Federal income tax consequences

On the closing date of the issuance of a series of notes, tax counsel will deliver an opinion that the notes of that series will be treated as the trust's indebtedness and that the trust will not be characterized as an association or publicly traded partnership taxable as a corporation each for federal income tax purposes. See "Federal Income Tax Consequences" in this prospectus and "Certain Federal Income Tax Considerations" in the related prospectus supplement.

ERISA Considerations

A fiduciary of any employee benefit plan or other retirement plan subject to Title I of ERISA or Section 4975 of the Internal Revenue Code, should carefully review with its legal advisors whether the plan's purchase or holding of any class of notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code. See "ERISA Considerations" in the related prospectus supplement.

Risk Factors

           You should consider the following factors regarding your purchase of the notes.

The notes are not suitable investments for all
investors

           The notes are not a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

Your notes are payable solely from the trust
estate and you will have no other recourse
against us

           Interest and principal on your notes will be paid solely from the funds and assets held in the trust estate created under the indenture. No insurance or guarantee of the notes will be provided by any government agency or instrumentality, by any affiliate of a trust, by any insurance company or by any other person or entity, except to the extent that credit enhancement is provided for a series or class of notes as described in the related prospectus supplement. Therefore, your receipt of payments on the notes will depend solely

•	on the amount and timing of payments and collections on the student loans held in the trust estate and interest paid or earnings on the funds held in the accounts established pursuant to the related indenture;

•	amounts on deposit in the Reserve Fund and other funds held in the related trust estate; and

•	any form of credit enhancement described in the related prospectus supplement.

           You will have no additional recourse against any other party if those sources of funds for repayment of the notes are insufficient.

Failure to comply with loan origination and
servicing procedures for student loans may
result in loss of guarantee and other benefits

           The Higher Education Act and its implementing regulations require holders of student loans and guarantee agencies guaranteeing student loans to follow specified procedures in making and collecting student loans.

           Failure to follow the specified procedures, as a result of computer software errors or otherwise, may result in:

•	the Department of Education's refusal to make insurance payments to the applicable guarantor or to make interest subsidy payments and special allowance payments on the student loans of a trust; or

•	the guarantors' inability or refusal to make guarantee payments on the student loans of a trust.

           Each loan purchase agreement requires the seller to repurchase its loans if the representations and warranties made by the seller prove not to be true or if a claim for a loan is denied because of events occurring before the sale. However, a seller may not be financially able to repurchase loans if called upon to do so.

           If the Department of Education or a guaranty agency refused to pay a claim, that refusal would reduce the revenues of the trust and impair its ability to pay principal and interest on your notes.

If the master servicer or any servicer fails to
comply with the Department of Education's
third-party servicer regulations, payments on
your notes could be adversely affected

           The Department of Education regulates each servicer of federal student loans. Under these regulations, a third-party servicer, including the master servicer or any servicer, is jointly and severally liable with its client lenders for liabilities to the Department of Education arising from its violation of applicable requirements. In addition, if the master servicer or any servicer fails to meet standards of financial responsibility or administrative capability included in the regulations, or violates other requirements, the Department of Education may fine the master servicer or any servicer and/or limit, suspend, or terminate the master servicer's or servicer's eligibility to contract to service federal student loans. If a master servicer or any servicer were so fined or held liable, or its eligibility were limited, suspended, or terminated, its ability to properly service the student loans and to satisfy its obligation to purchase student loans with respect to which it has breached its representations, warranties or covenants could be adversely affected. In addition, if the Department of Education terminates a master servicer's or any servicer's eligibility, a servicing transfer will take place and there may be delays in collections and temporary disruptions in servicing. Any servicing transfer may temporarily adversely affect payments to you.

Bankruptcy or insolvency of College Loan LLC,
College Loan Corporation or a seller of student
loans could result in payment delays or
reductions

           College Loan LLC will be the depositor of each trust and College Loan LLC or College Loan Corporation will sell to each trust all of the loans acquired by the trust with the proceeds of the notes. If College Loan LLC or College Loan Corporation seeks relief under the bankruptcy or related laws, a bankruptcy court could attempt to consolidate each trust's assets into the bankruptcy estate of College Loan LLC or College Loan Corporation. If that occurs, you can expect delays in receiving payments on your notes and even a reduction in payments on your notes.

           We have taken steps to structure each loan purchase by the trust or the depositor from a seller as a "true sale" under law. A true sale helps to establish that the loans would not continue to be the property of the seller if the seller becomes bankrupt or insolvent. If a court disagrees with this position, we could experience delays in receiving payments on its student loans and you could then expect a delay in receiving payments on your notes or even a reduction in payments on your notes. A court could also subject the student loans to a superior tax or government lien arising before the sale of the student loans to a trust.

           If student loans are purchased from a bank and the bank becomes insolvent, it would become subject to receivership by the Federal Deposit Insurance Corporation. In that case, the FDIC could treat the transfer of the student loans as a secured loan rather than as a sale. If that were to happen, we would have only a security interest in the student loans and could experience delays in receiving payments with respect to those loans. In addition, the FDIC may seek a release of the loans to itself, as receiver, which would accelerate and prepay the "loan."

Bankruptcy or insolvency of a master servicer or
any servicer could result in payment delays to
you

           In the event of a default by a master servicer or any servicer resulting from events of insolvency or bankruptcy, a court, conservator, receiver or liquidator may have the power to prevent the trustee or the noteholders from appointing a master servicer or successor servicer and delays in collections in respect of the student loans may occur. Any delay in the collections of student loans may delay payments to you.

You may incur losses or delays in payment on
your notes if borrowers default on their student
loans

           For a variety of economic, social and other reasons, all the payments that are actually due on student loans may not be made. Borrowers' failures to make timely payments of the principal and interest due on the loans will affect the revenues of the trust estate for a trust, which may reduce the amounts available to pay principal and interest due on the notes.

In general, a guarantee agency reinsured by the Department of Education will guarantee 98% (97% for loans first disbursed on and after July 1, 2006) of each student loan not serviced by a servicer designated as an Exceptional Performer by the Department of Education. As a result, if a borrower of a student loan defaults, the trust will experience a loss of approximately 2% (or 3%) of the outstanding principal and accrued interest on each of the defaulted loans. The trust does not have any right to pursue the borrower for the remaining unguaranteed portion. If any credit enhancement described in the related prospectus supplement is not sufficient, you may suffer a delay in payment or a loss on your investment.

The indenture trustee may be
forced to sell the loans at a
loss after an event of default

           Generally, if an event of default occurs under an indenture, certain noteholders may authorize the indenture trustee to sell a trust's student loans. However, the indenture trustee may not find a purchaser for the student loans or the market value of the student loans plus other assets in the trust estate might not equal the principal amount of outstanding notes plus accrued interest. Competition currently existing in the secondary market for loans made under the Federal Family Education Loan Program also could be reduced, resulting in fewer potential buyers of the trust's student loans and lower prices available in the secondary market for those loans. You may suffer a loss if the indenture trustee is unable to find purchasers willing to pay prices for a trust's student loans sufficient to pay the principal amount of the notes plus accrued interest.

Some liens would be given priority
over your notes which could cause a
loss in your investment or delayed payments

           A tax or governmental lien (or other liens imposed under applicable state or federal law, including, without limitation, a lien in favor of the Internal Revenue Service or Pension Benefit Guaranty Corporation) on the property of a trust, the depositor or another seller may arise before the origination or acquisition of student loans, or before a trust pledges its student loans under the indenture. Such a lien would have priority over your interest in those student loans and as a result, payments to you could be delayed or reduced.

The rate of payments on student loans may affect
the maturity and yield of your notes

           Student loans may be prepaid at any time without penalty. If a trust receives prepayments on its student loans, those amounts will be used to make principal payments on notes as described in the related prospectus supplement, which could shorten the average life of each class of its notes. Factors affecting prepayment of loans include general economic conditions, prevailing interest rates and changes in the borrower's job, including transfers and unemployment. Refinancing opportunities which may provide more favorable repayment terms, including those offered under consolidation loan programs like the federal direct consolidation loan program, also affect prepayment rates. There is insufficient information available to be able to estimate the rate of prepayment with respect to the student loans in any trust estate.

           Scheduled payments with respect to, and the maturities of, student loans may be extended as authorized by the Higher Education Act. Also, periods of forbearance or refinancings through consolidation loans having longer maturities may lengthen the remaining term of the loans and the average life of each class of notes. You will bear entirely any reinvestment risks resulting from a faster or slower incidence of prepayment of loans.

           The rate of principal payments to you on the notes and the yield to maturity of the notes will be directly related to the rate of payments of principal on the student loans each trust acquires. Changes in the rate of prepayments may significantly affect your actual yield to maturity, even if the average rate of principal prepayments is consistent with your expectations. In general, the earlier a prepayment of principal of a loan, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate anticipated by you during the period immediately following the issuance of the notes will not be offset by a subsequent like reduction, or increase, in the rate of principal payments.

The characteristics of the portfolio of student
loans held in the trust estate may change

           If so provided in a prospectus supplement, a trust may issue several series of notes at different times and use the proceeds to add additional student loans to the trust estate. The prospectus supplement for a series of notes will describe the characteristics of the applicable trust's student loan portfolio at that time. However, the actual characteristics of the loans in a trust's portfolio will change from time to time due to factors such as repayment of the loans in the normal course of business, purchase of additional loans during a prefunding period or revolving period, amendments to the Higher Education Act, sales or exchanges of student loans, or the occurrence of delinquencies or defaults on the student loans. A portfolio of student loans acquired previously by us is not necessarily indicative of future performance of student loans held by a trust.

           A trust's cash flow, and its ability to make payments due on your notes will be reduced to the extent interest is not currently payable on our student loans. The borrowers on most student loans are not required to make payments during the period in which they are in school and for certain authorized periods after graduation as described in the Higher Education Act. The Department of Education will make all interest payments while payments are deferred under the Higher Education Act on certain of the student loans. For all other student loans, interest generally will be capitalized and added to the principal balance of the loans. The trust estate will consist of student loans for which payments are deferred as well as student loans for which the borrower is currently required to make payments of principal and interest. The proportions of the loans in our portfolio for which payments are deferred and currently in repayment will vary during the period that the notes are outstanding.

The inability of the depositor or a
servicer to meet its repurchase
obligation may result in losses on your notes.

           Under some circumstances, a trust has the right to require the depositor or a servicer to purchase or provide a substitute for a student loan held by the trust. This right arises generally if a breach of the representations, warranties or covenants of the depositor or a servicer, as applicable, has a material adverse effect on the student loan and if the breach is not cured within the applicable cure period. We cannot guarantee that the depositor or a servicer will have the financial resources to make a purchase or substitution. In this case, you will bear any resulting loss.

Student loans are unsecured and the ability of
the guarantee agencies to honor their guarantees
may become impaired

           The Higher Education Act requires that all student loans be unsecured. As a result, the only security for payment of the student loans held in each trust estate are the guarantees provided by the guarantee agencies.

           A deterioration in the financial status of a guarantee agency and its ability to honor guarantee claims on defaulted student loans could delay or impair the guarantee agency's ability to make claims payments to the trustee. The financial condition of a guarantee agency can be adversely affected if it submits a large number of reimbursement claims to the Department of Education, which results in a reduction of the amount of reimbursement that the Department of Education is obligated to pay the guarantee agency. The Department of Education may also require a guarantee agency to return its reserve funds to the Department of Education upon a finding that the reserves are unnecessary for the guarantee agency to pay its program expenses or to serve the best interests of the federal student loan program. The inability of any guarantee agency to meet its guarantee obligations could reduce the amount of principal and interest paid to you as the owner of the notes or delay those payments past their due date.

           If the Department of Education has determined that a guarantee agency is unable to meet its guarantee obligations, the loan holder may submit claims directly to the Department of Education and the Department of Education is required to pay the full guaranty claim amount due with respect thereto. See "Description of the Guarantee Agencies" in this prospectus. However, the Department of Education's obligation to pay guarantee claims directly in this fashion is contingent upon the Department of Education's making the determination that a guarantee agency is unable to meet its guarantee obligations. The Department of Education may not ever make this determination with respect to a guarantee agency and, even if the Department of Education does make this determination, payment of the guarantee claims may not be made in a timely manner.

Payment offsets by guarantee agencies or the
Department of Education could prevent the trust
from paying you the full amount of the principal
and interest due on your notes

           The eligible lender trustee may use the same Department of Education lender identification number for student loans in a trust as it uses for other student loans it holds on behalf of other trusts established by College Loan LLC. If so, the billings submitted to the Department of Education and the claims submitted to guarantee agencies will be consolidated with the billings and claims for payments for student loans under other trusts using the same lender identification number. Payments on those billings by the Department of Education as well as claim payments by the applicable guarantee agencies will be made to the eligible lender trustee, or to the servicer on behalf of the eligible lender trustee, in lump sum form. Those payments must be allocated by the eligible lender trustee among the various trusts that reference the same lender identification number.

           If the Department of Education or a guarantee agency determines that the eligible lender trustee owes it a liability on any student loan held in any trust (whether or not a part of the trust estate relating to your notes) the Department or the applicable guarantee agency may seek to collect that liability by offsetting it against payments due to the eligible lender trustee in respect of the student loans pledged to secure your notes. Any offsetting or shortfall of payments due to the eligible lender trustee could adversely affect the amount of funds available to the trust and thus the trust's ability to pay you principal and interest on your notes.

Commingling of payments on student
loans could prevent the trust from paying
you the full amount of the principal and
interest due on your notes

           Payments received on a trust's student loans generally are deposited into an account in the name of the subservicer each business day. However, payments received on a trust's student loans will not be segregated from payments the subservicer receives on other student loans it services. Such amounts are transferred to the trustee for deposit into the related Collection Fund several times each month. Prior to the transfer of such funds, the subservicer may invest those funds for its own account and at its own risk. If the subservicer is unable to transfer such funds to the trustee, noteholders may suffer a loss.

Principal of the student loans may amortize
faster because of incentive programs

           The student loans purchased by a trust may be subject to various borrower incentive programs. Any incentive program that effectively reduces borrower payments or principal balances on trust student loans may result in the principal amount of trust student loans amortizing faster than anticipated.

If a trust cannot purchase student loans, it will
pay principal on or redeem notes

           We will use the proceeds of the notes sold by a trust to acquire student loans. A trust may also use principal payments on its student loans to purchase additional student loans during a revolving period, if so provided in the related prospectus supplement. If the student loan purchases are not completed, or if a trust is not able to use note proceeds to purchase student loans that meet its requirements, the trust will use those amounts to pay principal on or to redeem your notes as provided in the related prospectus supplement.

A secondary market for your notes may not
develop, and this could diminish their value

           Each series of notes will be a new issue without an established trading market. Unless indicated otherwise for a series of notes, we do not intend to list any series of notes on any national exchange. As a result, we cannot assure you that a secondary market for the notes will develop, and therefore it may be difficult for you to resell your notes at the time and at a price you desire. If a secondary market does not develop, the spread between the bid price and the asked price for the notes may widen, thereby reducing the net proceeds to you from the sale of your notes.

Congressional actions may affect a trust's
student loan portfolio

           The Department of Education's authority to provide interest subsidies and federal insurance for loans originated under the Higher Education Act terminates on a date specified in the Higher Education Act. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program to loans made on or before September 30, 2012. While Congress has consistently extended the effective date of the Higher Education Act and the Federal Family Education Loan Program, it may elect not to reauthorize the Department's ability to provide interest subsidies and federal insurance for loans. While this failure to reauthorize would not affect the student loans a trust then owned, it would reduce the number of loans available for purchase in the future.

           Funds for payment of interest subsidies and other payments under the Federal Family Education Loan Program are subject to annual budgetary appropriation by Congress. Federal budget legislation has in the past contained provisions that restricted payments made under the Federal Family Education Loan Program to achieve reductions in federal spending. Future federal budget legislation may adversely affect expenditures by the Department of Education, and the financial condition of the guarantee agencies.

           Congressional amendments to the Higher Education Act or other relevant federal laws, and rules and regulations promulgated by the Secretary of Education, may adversely impact holders of student loans. For example, changes might be made to the rate of interest paid on student loans, to the level of insurance provided by guarantee agencies or to the servicing requirements for student loans. See "Description of the Federal Family Education Loan Program" and "Description of the Guarantee Agencies" in this prospectus.

Competition created by the Federal Direct
Student Loan Program could adversely affect the
availability of student loans, the cost of servicing,
the value of student loans and prepayment
expectations

           In 1992, Congress created the Federal Direct Student Loan Program. Under this program, the Department of Education makes student loans directly to student borrowers through the educational institutions they attend. This program could result in reductions in the volume of student loans made under the Federal Family Education Loan Program and available to us for purchase. This reduced volume may cause a master servicer or servicer to experience increased costs due to reduced economies of scale. These cost increases could reduce the ability of the servicer to satisfy its obligations to service the student loans. This could also reduce revenues received by the guarantee agencies available to pay claims on defaulted student loans. The Department of Education has implemented a direct consolidation loan program, which may further reduce the volume of student loans available for purchase and may increase the rate of repayment of student loans. We refer you to "Description of the Federal Family Education Loan Program" in this prospectus.

The Class B and Class C notes are subordinated
to the Class A notes

           A trust may issue one or more series of notes, in one or more classes. Payments of interest and principal on Class B notes are subordinated in priority of payment to payments of interest and principal due on Class A notes. An indenture may also provide for the issuance of Class C notes which will be subordinated in priority of payment to payments of interest and principal due on Class B notes. Class B notes and Class C notes are subordinated to Class A notes, and Class C notes are also subordinate to Class B notes, as to the direction of remedies upon an event of default. Consequently, holders of Class B notes and Class C notes may bear a greater risk of losses or delays in payment than holders of Class A Notes. As a result, the Class C notes and Class B notes will be very sensitive to losses on the student loans and the timing of those losses. If you are a holder of a Class B note or a Class C note, if the actual rate and amount of losses on the student loans exceeds your expectations and any available credit enhancement is insufficient to cover the resulting shortfalls, the yield to maturity on your notes may be lower than you anticipate, and you could suffer a loss.

           Failure to pay interest due on any Class B notes or Class C notes issued under an indenture will not constitute an event of default so long as any Class A notes issued under that indenture are outstanding. Similarly, failure to pay interest due on any Class C notes issued under an indenture will not constitute an event of default so long as any Class B notes issued under that indenture are outstanding.

A trust may issue additional notes secured by the
same trust estate

           A trust may issue additional series of notes, in one or more classes if so provided in the related prospectus supplement. The proceeds from the sale of such additional notes will be used to acquire additional student loans, and the additional student loans together with the existing student loans will secure all series of notes issued by the same trust. Those additional notes may be issued without the consent or approval of the owners of any notes then outstanding and may be on a parity with or subordinate to any Class A notes and senior to, on a parity with or subordinate to Class B or Class C notes issued by the trust. However, before issuing additional notes, a trust must receive written evidence from each rating agency then rating any outstanding notes of that trust that the rating or ratings will not be reduced or withdrawn as a result of the issuance of the proposed additional notes. See "Additional Notes" in this prospectus.

Different rates of change in interest rate indexes
may affect a trust's cash flow

           The interest rates on your notes may fluctuate from one interest period to another in response to changes in LIBOR rates, Treasury security rates, commercial paper rates or other rate indexes, or as a result of the auction procedures described in this prospectus, as specified in the related prospectus supplement. The student loans that will be purchased with the proceeds from the sale of notes bear interest at fixed or floating rates, which are generally based upon the bond equivalent yield of the 91 day Treasury Bill rate or upon a three month commercial paper rate, in each case plus a stated margin. See "Description of the Federal Family Education Loan Program" in this prospectus. If there is a decline in the rates payable on student loans a trust acquires, the amount of funds representing interest deposited into the Collection Fund may be reduced. If the interest rates payable on notes issued by a trust do not decline in a similar manner and time, the trust may not have sufficient funds to pay interest on its notes when it becomes due. Even if there is a similar reduction in the rates applicable to the notes, there may not necessarily be a reduction in the other amounts required to be paid out of the trust estate, such as administrative expenses, causing interest payments to be deferred to future periods. Sufficient funds may not be available in future periods to make up for any shortfalls in the current payments of interest on the notes or expenses of the trust estate.

The notes may be issued only in book-entry form

           Usually, each class of notes of any series will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee for The Depository Trust Company, or for non-U.S. dollar denominated rates, the applicable foreign equivalent, and will not be registered in your name or the name of your nominee. If we elect to issue definitive notes registered in the name of the holder in connection with the sale of a class or series of notes, that election will be contained in the related prospectus supplement. Unless and until definitive securities are issued, holders of the notes will not be recognized by the trustee as registered owners as that term is used in the indenture. Until definitive securities are issued, holders of the notes will only be able to exercise the rights of registered owners indirectly through The Depository Trust Company or the applicable foreign equivalent and their respective participating organizations. See "Book-Entry Registration" in this prospectus.

The ratings of the notes are not a
recommendation to purchase and may change

           It is a condition to issuance of the notes that they be rated as indicated in the related prospectus supplement. Ratings are based primarily on the creditworthiness of the underlying student loans, the level of subordination, the amount of credit enhancement and the legal structure of the transaction. The ratings are not a recommendation to you to purchase, hold or sell any class of notes inasmuch as the ratings do not comment as to the market price or suitability for you as an investor. An additional rating agency may rate the notes, and that rating may not be equivalent to the initial rating described in the related prospectus supplement. Ratings may be lowered or withdrawn by any rating agency if in the rating agency's judgment circumstances so warrant. A lowered rating is likely to decrease the price a subsequent purchaser will be willing to pay you for your notes.

Borrowers of student loans are subject to a
variety of factors that may adversely affect their
repayment ability

           Collections on the student loans during a monthly collection period may vary greatly in both timing and amount from the payments actually due on the student loans for that monthly collection period for a variety of economic, social and other factors.

           Failures by borrowers to pay timely the principal and interest on their student loans or an increase in deferments or forbearances could affect the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes. In addition, originators of student loans may, from time to time, offer incentive programs to borrowers. Generally, under these programs, the interest rate on a borrower's student loan is reduced if the borrower timely pays a specified number of consecutive student loan payments. The effect of these factors, including the effect on the timing and amount of available funds for any monthly collection period and the ability to pay principal and interest on your notes is impossible to predict.

The principal amount of the notes outstanding
may exceed the principal amount of the assets in
the trust estate, which could result in losses on
your notes if there was a liquidation

           We expect to acquire student loans from amounts in the acquisition fund at premiums exceeding the principal amount of such student loans. Therefore, the principal amount of notes outstanding at any time may exceed the principal amount of student loans and other assets in the trust estate held by the trustee under the indenture. If an event of default occurs and the assets in the trust estate are liquidated, the student loans would have to be sold at a premium for the subordinated noteholders and possibly the senior noteholders to avoid a loss. We cannot predict the rate or timing of accelerated payments of principal or the occurrence of an event of default or when the aggregate principal amount of the notes may be reduced to the aggregate principal amount of the student loans.

           Payment of principal and interest on the notes is dependent upon collections on the student loans. If the yield on the financed student loans does not generally exceed the interest rate on the notes and expenses relating to the servicing of the financed student loans and administration of the indenture, the trust may have insufficient funds to repay the notes.

If the trustee is forced to sell loans after an event
of default, there could be losses on your notes

           Generally, during an event of default, the trustee is authorized with certain noteholder consent to sell the student loans. However, the trustee may not find a purchaser for the student loans. Also, the market value of the student loans plus other assets in the trust estate might not equal the principal amount of notes plus accrued interest. The competition currently existing in the secondary market for loans made under the FFEL program also could be reduced, resulting in fewer potential buyers of the FFELP loans and lower prices available in the secondary market for those loans. There may be even fewer potential buyers for those loans, and therefore lower prices available in the secondary market. You may suffer a loss if the trustee is unable to find purchasers willing to pay sufficient prices for the student loans.

Less than all of the holders can approve
amendments to the indenture or waive defaults
under an indenture

           Under an indenture, holders of specified percentages of the aggregate principal amount of the notes may amend or supplement provisions of such indenture and the notes and waive events of defaults and compliance provisions without the consent of the other holders. You have no recourse if the holders vote and you disagree with the vote on these matters. The holders may vote in a manner which impairs the ability to pay principal and interest on your notes. Also, so long as senior notes are outstanding, the holders of subordinate notes will not have the right to approve certain amendments, or exercise certain rights under an indenture.

Rating agencies can permit certain actions to be
taken without your approval

           Each indenture provides that the trust and the trustee may undertake various actions based upon receipt by the trustee of confirmation from the rating agencies that the outstanding ratings assigned by such rating agencies to the notes are not thereby impaired. Such actions include, but are not limited to, amendments to an indenture, the issuance of additional notes and the execution by the trust of interest rate exchange agreements. To the extent such actions are taken after issuance of your notes, you will be relying on the evaluation by the rating agencies of such actions and their impact on credit quality.

The trust may enter into derivative products
which could result in delays in payment or losses
on your notes if the counterparty fails to make
its payments

           Under an indenture, the trust may enter into derivative products if certain requirements are met, including the requirement that the rating agencies will not reduce or withdraw the ratings on any notes. Derivative products carry risks relating to the credit quality of the counterparty and the enforceability of the derivative products.

Special Note Regarding Forward Looking Statements

           Statements in this prospectus and the prospectus supplement, including those concerning expectations as to our ability to purchase eligible student loans, to structure and to issue competitive securities, and certain of the information presented in this prospectus and the prospectus supplement, constitute forward looking statements, which represent the expectations and beliefs of College Loan LLC about future events. Actual results may vary materially from expectations. For a discussion of the factors which could cause actual results to differ from expectations, please see the caption entitled "Risk Factors" in this prospectus and in the prospectus supplement.

Formation of the Trusts

The Trusts

           Each trust may be established as a Delaware statutory trust pursuant to a trust agreement by and between College Loan LLC and a Delaware trustee. Each trust will issue notes in one or more series, and in one or more classes. The trust agreement will limit the operations of a trust to the following activities:

•	acquire, hold, manage and sell student loans, other assets of the trust and any proceeds therefrom;

•	issue notes;

•	enter into derivative products and credit enhancement facilities;

•	make payments of principal and interest on the notes; and

•	engage in any incidental or related activities.

           Each trust will have only nominal initial capital.

           The notes will be issued pursuant to an indenture of trust and any supplemental indenture of trust described in the related prospectus supplement that each trust will enter into with the trustee. The notes will represent indebtedness of the issuing trust only, secured by the assets of that trust.

           In addition, the trust agreement for each trust will prohibit a trust from taking certain actions, including but not limited to:

•	combining, consolidating or merging with or into any other person, converting into an entity that is not a Delaware statutory trust, reorganizing the trust in a jurisdiction other than Delaware or, to the fullest extent permitted by applicable law, dissolving, liquidating or transferring substantially all of its assets;

•	becoming or holding itself out as being liable for the debts of any other person, or holding out its credit as being available to satisfy the obligations of any other person;

•	pledging and assets of the trust (except pursuant to an indenture or other documents entered into with respect to the issuance of a series of notes), lending or advancing any money to any other person or endorsing or otherwise becoming contingently liable for, or paying from its funds, the obligations or indebtedness of any other person; and

•	making an investment in or for the benefit of, any other person.

           Each trust will be a special purpose, bankruptcy remote entity. The trust agreement establishing each trust will prohibit a trust from taking or authorizing any bankruptcy action. Under the trust agreement, a bankruptcy action means:

•	commencing any case, proceeding or other action or filing a petition under any existing or future bankruptcy, insolvency or similar law seeking:

•	to adjudicate the trust as bankrupt or insolvent; or

•	to have an order for relief entered with respect to the trust, or

•	reorganization, arrangement, adjustment, wind-up, liquidation, dissolution, composition or other relief with respect to the trust or its debts;

•	consenting to the institution of bankruptcy or insolvency proceedings against the trust;

•	seeking or consenting to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator (or other similar official) of the trust or a substantial part of its property;

•	except as required by law, admitting its inability to pay its debts generally as they become due;

•	failing generally to pay the debts of the trust as such debts become due within the meaning of the Federal Bankruptcy Code, as determined by a relevant bankruptcy court;

•	making a general assignment for the benefit of creditors; or

•	authorizing, taking any action in furtherance of, consenting to or acquiescing in any of the foregoing or any similar action or other proceedings under any United States Federal or state bankruptcy or insolvency or similar law on behalf of, or with respect to the trust, or in connection with any obligations relating to a trust's notes.

           The eligible lender trustee will acquire legal title to the student loans on behalf of each trust and will enter into a guarantee agreement with each of the guarantee agencies for the student loans. The eligible lender trustee must qualify as an "eligible lender" under the Higher Education Act and the guarantee agreements. The eligible lender trustee will use the proceeds from the sale of notes to purchase student loans on behalf of the related trust.

           Following the acquisition of student loans, the assets of a trust will include:

•	student loans purchased with the proceeds from the issuance of the notes, legal title to which will be held by the eligible lender trustee;

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income the trustee receives on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture, and any proceeds from the sale or other disposition of the student loans;

•	all moneys and investments held in the funds created under the indenture;

•	rights under any loan purchase agreement and servicing agreement, including the right to require any seller or servicer to repurchase student loans or to substitute student loans under certain circumstances; and

•	any other property described in the related prospectus supplement, including any credit enhancement for the notes and rights to receive payments under derivative product agreements.

           The trust agreement establishing each trust may be amended by a written instrument signed by the Delaware trustee and the depositor, provided that:

•	the Delaware trustee and the depositor receive a legal opinion indicating that the amendment will not materially adversely affect the interests of the Delaware trustee or the noteholders, taken as a whole; or

•	each rating agency confirms that such amendment will not cause a withdrawal, downgrade or qualification of the then-current rating of the trust's notes.

Acquisition of student loans

           The eligible lender trustee will purchase student loans originated under the Federal Family Education Loan Program from "eligible lenders" under the Higher Education Act pursuant to the terms of student loan purchase agreements. The eligible lender trustee will first acquire the student loans on behalf of the depositor, which will direct that the student loans be sold and transferred to the Acquisition Fund of a trust. The student loan purchase agreements will identify the portfolio of student loans to be purchased and will specify the purchase price to be paid for those loans. Each seller will be obligated under the student loan purchase agreement to deliver each student loan note and related documentation to the master servicer or a subservicer as custodial agent for the trustee, and to deliver the instruments of transfer for the student loans as necessary for a valid transfer of the loans.

           Each seller will make representations, warranties and covenants with respect to the student loans sold pursuant to its respective student loan purchase agreement, including the following:

•	each student loan has been duly executed and delivered and constitutes the legal, valid and binding obligation of the maker and the endorser, if any, thereof, enforceable in accordance with its terms;

•	the seller is the sole owner and holder of each student loan and has full right and authority to sell and assign the same free and clear of all liens, pledges or encumbrances;

•	each student loan to be sold under the student loan purchase agreement is either insured or guaranteed;

•	the seller and any servicer have each exercised and will continue until the scheduled sale date to exercise due diligence and reasonable care in making, administering, servicing and collecting the student loans; and

•	the seller, or the lender that originated a student loan, has reported the amount of origination fees, if any, authorized to be collected with respect to the student loan pursuant to Section 438(c) of the Higher Education Act to the Secretary of the Department of Education for the period in which the fee was authorized to be collected; and the seller, or originating lender, has made any refund of an origination fee collected in connection with any loan that may be required pursuant to the Higher Education Act.

           At the request of the issuer administrator or trustee, each seller will be obligated to repurchase any student loan purchased from the seller if:

•	any representation or warranty made or furnished by the seller in or pursuant to its respective student loan purchase agreement will prove to have been materially incorrect as to the student loan;

•	the Secretary of the Department of Education or a guarantee agency, as the case may be, refuses to honor all or part of a claim filed with respect to a student loan, including any claim for interest subsidy, special allowance payments, insurance, reinsurance or guarantee payments on account of any circumstance or event that occurred prior to the sale of the loan to the trust; or

•	on account of any wrongful or negligent act or omission of the seller or its servicing agent that occurred prior to the sale of a student loan, a defense that makes the student loan unenforceable is asserted by a maker or endorser, if any, of the student loan with respect to his or her obligation to pay all or any part of the student loan.

           Upon the occurrence of any of the conditions set forth above and upon request by the issuer administrator or trustee, the seller will be required to pay to the trustee an amount equal to the then-outstanding principal balance of the student loan, plus the percentage of premium paid in connection with the purchase of the loan and interest and special allowance payments accrued and unpaid with respect to the student loan, plus any attorneys' fees, legal expenses, court costs, servicing fees or other expenses incurred in connection with the loan and arising out of the reasons for the repurchase.

           Each transfer of student loans to a trust will be structured to constitute a "true sale" of the student loans. Upon each issuance of a series of notes, the depositor will receive an opinion of counsel that, subject to various facts, assumptions and qualifications, the applicable seller's transfer of the student loans to the depositor would be characterized as a "true sale" and the student loans and related proceeds would not be property of the applicable seller under applicable insolvency laws. The depositor will also represent and warrant that each sale of student loans to a trust is a valid sale of those loans. In addition, the depositor, the trustee, the eligible lender trustee and each trust will treat the conveyance of the student loans as a sale. The depositor and each seller will take all actions that are required so the eligible lender trustee will be treated as the legal owner of the student loans.

The Depositor

           College Loan LLC (the "Depositor"), a Delaware limited liability company that is owned by College Loan Corporation and one of its subsidiaries, may be the Depositor under each trust agreement and may own all the equity interests in each trust upon the date of issuance of each series of notes. The Depositor has been structured as a bankruptcy-remote, special purpose entity. Its limited liability company agreement contains certain limitations, including restrictions on the nature of the Depositor ‘s business and a restriction on the Depositor ‘s ability to commence a voluntary case or proceeding under any insolvency law without the prior unanimous affirmative vote of all its managers, including its independent managers.

The Sponsor and Issuer Administrator

           College Loan Corporation, a California corporation (the "issuer administrator" or "CLC"®), will serve as issuer administrator for each trust pursuant to an administration agreement. The issuer administrator will provide certain administrative services to the trust, the trustee, the eligible lender trustee and the Delaware trustee, including, among other things:

•	administering accounting and financial reporting activities of the trust;

•	preparing operating budgets, statistical reports and cash flow projections to the extent required by the indenture; and

•	providing certain notices and performing certain other administrative obligations required by the indenture and the trust agreement.

           College Loan Corporation is a national student loan company offering Federal Family Education Loan Program loans (Stafford, Plus and Consolidation loans) and non-federal loans (commonly referred to as alternative or private loans) to eligible applicants in all 50 states and the District of Columbia. CLC specializes in providing one-on-one counseling to families searching for the best way to pay for college. CLC works with more than 1,000 colleges and universities. CLC's school marketing team works directly with school financial aid offices to provide a high level of service to students and their families. Additionally, CLC's consumer marketing team works directly with eligible consumers to facilitate the completion of student loan applications.

Background

           College Loan Corporation's headquarters is located at 16855 West Bernardo Drive, Suite 100, San Diego, California 92127. CLC occupies a total of approximately 117,000 square feet of office space including a data center to maintain CLC's software applications, including those proprietary software applications developed by College Loan Corporation.

           College Loan Corporation makes higher education possible through innovative loan products and industry-leading customer service. CLC's student loan advice line offers expert loan consultants available 24 hours a day, 7 days a week. CLC currently employs more than 630 full-time employees including 13 executives, 30 managers, 190 sales representatives and 160 loan processors and customer service representatives.

Business Model

           CLC's business model is focused on superior service to customers (schools and borrowers). To best achieve this objective, CLC performs certain core functions in-house. CLC's superior one-on-one counseling guides applicants through the complete loan application process. The initial functions related to qualifying a loan applicant, securing a valid application and following up to verify completeness are all performed in-house. The expertise of outside service providers (loan originators and servicers) is used once these initial functions are completed to perform the subsequent loan origination steps.

Use of Industry Experts

           Since inception, College Loan Corporation has had all training materials, marketing literature and marketing scripts reviewed by in-house and outside legal counsel. Legal counsel has provided advice regarding these materials and all significant contracts negotiated with industry business partners.

Servicing and Administration of the Student Loans

           College Loan Corporation, CLC Servicing or another party described in a prospectus supplement will enter into a master servicing agreement with each trust under which such entity as the master servicer will arrange for and oversee the servicing of a trust's student loans by one or more subservicers pursuant to one or more subservicing agreements, as described in the related prospectus supplement. The prospectus supplement will also describe any other master servicer of a trust's student loans, any affiliated subservicer and any subservicer that services more than 10% of a trust's student loans. The following is a summary of the material terms of the master servicing agreement.

The master servicing agreement

           Each trust will enter into a master servicing agreement with the master servicer that will continue until the earliest of:

•	the termination of the indenture;

•	the early termination after material default by the master servicer as provided for in the master servicing agreement; or

•	the student loans serviced under the master servicing agreement are paid in full.

           Under the terms of the master servicing agreement, if the master servicer fails or refuses to perform in a material fashion and has not cured or corrected its default, then the trust may terminate the master servicer's rights under the agreement and appoint a successor master servicer which shall succeed to all the obligations under the master servicing agreement, subject to a confirmation in writing by each rating agency then rating the trust's notes.

           Master servicer duties

           The master servicer will arrange for and oversee the performance of any subservicers with respect to a trust's student loans. As described in a prospectus supplement, the master servicer will enter into a subservicing agreement with each subservicer pursuant to which each subservicer will:

•	service the trust's student loans in such a manner so as to maintain the guarantee in full force at all times;

•	exercise "due diligence" as that term is defined in the Higher Education Act in the servicing, administration and collection of all student loans;

•	prepare and mail directly to the borrower all required statements, notices, disclosures and demands;

•	retain records of contacts, follow-ups, collection efforts and correspondence regarding each student loan;

•	maintain a complete and separate file for the student loans of each borrower which shall provide accounting for all transactions related to individual student loans;

•	process all deferments and forbearances;

•	process all address changes and update address changes accordingly;

•	at all times identify the issuing entity as the beneficial owner, the eligible lender trustee as the titleholder and identify the trustee as a party which maintains a security interest in the student loans;

•	as permitted by the Higher Education Act, take all steps necessary to file a claim for loss with the appropriate guarantor;

•	provide data as required by any guarantor;

•	retain all documents received by the master servicer, the trust, the depositor or the issuer administrator pertaining to each education loan, in accordance with applicable requirements;

•	establish a third-party lockbox account into which borrowers will make all loan payments; and

•	provide such other services as subservicers customarily provide and deem appropriate.

           Payments on student loans

           Except as described in a prospectus supplement, each business day payments received on a trust's student loans generally will be deposited into a lockbox account at an insured depository institution in the name of the subservicer. Payments received on a trust's student loans will not be segregated from payments received on other student loans serviced by the subservicer.

           Master servicer fees

           For each trust, the master servicer will receive a servicing fee for each period in an amount specified in the related prospectus supplement. The master servicer will also receive any other administrative fees, expenses and similar charges specified in the related prospectus supplement. The servicing fee may consist of:

•	a specified annual percentage of the pool balance;

•	a unit amount based on the number of accounts and other activity or event related fees;

•	any combination of these; or

•	any other formulation described in the related prospectus supplement.

           The servicing fee may also include specified amounts payable to the master servicer for tasks it performs. The servicing fee, including any unpaid amounts from prior distribution dates, will have a payment priority over a trust's notes, to the extent specified in the applicable prospectus supplement.

           Master servicer default

           A default under the master servicing agreement will consist of any failure or refusal to perform in any material fashion any portion of the master servicing agreement, including any failure to perform or observe in any material respect any covenants or agreements contained therein. Upon the occurrence of any default, the master servicer will have the right to cure such default within 90 days of receipt of written notice of such default. Any failure to service a student loan in accordance with the Higher Education Act that causes such student loan to be denied the benefit of any applicable guarantee is not a material breach under the master servicing agreement so long as the guarantee on such loan is reinstated or a trust receives payment of the principal balance and accrued interest on such student loan in accordance with the master servicing agreement. In cases where the obligations the trustee is seeking to enforce are based on a violation of the Higher Education Act, a finding by the Department of Education that the Higher Education Act was violated may be required prior to the trustee being able to enforce the agreement.

           Rights upon default

           As long as a default remains unremedied, the issuing entity may terminate all the rights and obligations of the master servicer. Following a termination, a successor master servicer appointed by the issuing entity will succeed to all the responsibilities, duties and liabilities of the master servicer under the master servicing agreement and will be entitled to similar compensation arrangements. The compensation may not be greater than the servicing compensation to the master servicer under the master servicing agreement, unless the compensation arrangements will not result in a downgrade or withdrawal of the then-current ratings of the notes.

           Statements as to Compliance

           The master servicing agreement will require the master servicer and every subservicer to deliver to each trust and trustee an annual compliance report and a certificate signed by an authorized officer of such servicer stating that, to the officer's knowledge, the servicer has fulfilled its obligations under the applicable servicing agreement. If there has been a material default, the officer's certificate will describe that default. The master servicer has agreed to notify the trustee and the eligible lender trustee of servicer defaults under the master servicing agreement or a subservicing agreement. The statements of compliance will include, to the extent applicable for a particular servicer, assessments of compliance regarding:

•	general servicing criteria such as maintenance of policies and procedures both internally as well as oversight of third party servicers for servicing the underlying assets in accordance with Department of Education requirements;

•	cash collection and administration;

•	periodic remittances and reporting; and

•	administration of the student loan assets in the pool.

           The master servicing agreement will also require the master servicer and every subservicer to engage a firm of independent public accountants to furnish to the trust and the trustee an annual report attesting to the certification by the master servicer or subservicer as to the compliance assessments described above. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

           These reports and certificates will be attached as exhibits to a trust's annual report filed with the SEC on Form 10-K. You may obtain copies of these reports and certificate by sending a written request to the issuer administrator.

The administration agreement

           The trust, the trustee, the eligible lender trustee and the Delaware trustee will enter into an administration agreement with CLC, as issuer administrator. Under the administration agreement, the issuer administrator will provide various notices and other administrative services required by the indenture and the trust agreement, including:

•	providing instructions to the issuer and the eligible lender trustee with respect to the administration of the student loans;

•	furnishing to the issuing entity, the trustee or the eligible lender trustee copies of reports received with respect to the student loans, and preparing such additional reports with respect to the student loans, as the issuing entity or the eligible lender trustee may reasonably request from time to time and any related federal income tax reporting; and

•	preparing and delivering notice to the noteholders of the removal of the trustee and the appointment of a successor trustee, providing other notices and performing other administrative services required by the indenture and the trust agreement.

           The issuer administrator will receive compensation for providing such services as specified in the related prospectus supplement. Before each distribution date, the issuer administrator will prepare and provide to the trustee and eligible lender trustee as of the end of the preceding collection period, a statement containing the information specified in the indenture for the notes.

           The issuer administrator is not required to take any action unless it is instructed to do so by the Delaware trustee or the depositor with respect to matters it reasonably judges to be "non-ministerial," including:

•	amending certain trust related agreements;

•	initiating actions, claims or lawsuits other than those in the ordinary course to collect amounts owed from the student loans;

•	appointing successor issuer administrators, successor Delaware trustees or successor trustees;

•	removing the Delaware trustee or the trustee; and

•	the amendment, change or modification of the administration agreement, except for amendments, changes or modifications that do not either (a) reduce in any manner the amount of, or delay the timing of, or collections of payments with respect to the student loans or (b) materially reduce the underwriting standards with respect to the student loans

           CLC may resign as issuer administrator upon 60 days' written notice, provided that no resignation will become effective until a successor issuer administrator has assumed CLC's duties under the administration agreement and the rating agencies confirm that the appointment of a successor issuer administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes.

           Issuer administrator default

           An issuer administrator default under the administration agreement will consist of:

•	the issuer administrator's failure to perform any of its duties under the administration agreement and the failure to cure such non-performance within 10 days after receipt of notice, or, if such default cannot be cured in such time, the failure to give, within 10 days, such assurance of cure as is reasonably satisfactory to the trust; or

•	the occurrence of an event of bankruptcy involving the issuer administrator.

           An event of bankruptcy means:

•	the issuer administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the issuer administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due; or

•	a court having jurisdiction shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the issuer administrator in any involuntary case or other proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official.

           Rights upon issuer administrator default

           As long as any issuer administrator default remains unremedied, the issuing entity may terminate all the rights and obligations of the issuer administrator. Following the termination of the issuer administrator, a successor issuer administrator will be appointed by the issuing entity, with the consent of the Delaware trustee and the eligible lender trustee, and upon receipt of a confirmation that the appointment of such successor issuer administrator will not result in a downgrade or withdrawal of the ratings then applicable to the notes. The successor issuer administrator will succeed to all the responsibilities, duties and liabilities of the issuer administrator under the administration agreement. The successor issuer administrator will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the issuer administrator, and no other issuer administrator default other than that appointment has occurred, the bankruptcy trustee or official may have the power to prevent the trust from effecting the transfer.

           Statements as to Compliance

           The administration agreement will require the issuer administrator to deliver to the trust and trustee an annual compliance report and a certificate signed by an authorized officer of the issuer administrator stating that, to the officer's knowledge, the issuer administrator has fulfilled its obligations under the administration agreement. If there has been a material default, the officer's certificate will describe that default.

           The administration agreement will also provide that a firm of independent public accountants will furnish to each trust and the trustee an annual report attesting to the issuer administrator's certification as to compliance with the terms of the administration agreement. The accounting firm will base its report on its examination of various documents and records and on appropriate accounting and auditing procedures.

           You may obtain copies of these reports and certificate by sending a written request to the issuer administrator.

Description of the Notes

           The following description of the notes is only a summary of their principal terms. It is not complete. You should refer to the provisions of the indenture for a complete description of the terms of the notes. Definitions of some of the terms used in this description can be found in the Glossary of Terms appearing at page 123 of this prospectus.

           Classes of notes will have a stated principal amount or notational amount and will bear interest at a specified rate or may be entitled to principal distributions with disproportionately low, nominal or no interest distributions; interest distributions with disproportionately low, nominal or no principal distributions; distributions based on a combination of components; or distributions limited to collections from a designated portion of assets in the related trust fund.

Fixed rate notes

           The fixed rate notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will bear interest from the date and at the rate per annum specified in the applicable prospectus supplement. The dates on which the holders of fixed rate notes will receive payments of principal and interest will be specified in the applicable prospectus supplement. Interest due on fixed rate notes for any accrual period generally will be determined on the basis of a 360-day year consisting of twelve 30-day months.

Auction rate notes

           The auction rate notes will have a stated maturity set forth in the applicable prospectus supplement and will bear interest at the rate per annum specified in the prospectus supplement through the first auction date. The interest period for auction rate notes will initially consist of a number of days set forth in the applicable prospectus supplement. The interest rate for the auction rate notes will be reset on interest rate adjustment dates specified in the applicable prospectus supplement at the interest rate determined pursuant to the auction procedures described below, but the rate will not exceed the maximum auction rate per annum set forth in the applicable prospectus supplement. Interest on the auction rate notes will accrue daily and will be computed for the actual number of days elapsed on the basis of a year consisting of 360 days or 365 days as specified in the prospectus supplement. Interest on the auction rate notes will be payable on the first business day following the expiration of each interest period for the notes, and principal on the auction rate notes will also be payable as specified in the applicable prospectus supplement.

           Determination of note interest rate. The procedures that will be used in determining the interest rates on the auction rate notes are summarized in the following paragraphs.

           The interest rate on each class of auction rate notes will be determined periodically on interest rate determination dates specified in the applicable prospectus supplement by means of a "Dutch Auction." In this Dutch Auction, investors and potential investors submit orders through an eligible broker-dealer as to the principal amount of auction rate notes they wish to buy, hold or sell at various interest rates. The broker-dealers submit their clients' orders to the auction agent. The auction agent processes all orders submitted by all eligible broker-dealers and determines the interest rate for the upcoming interest period. The broker-dealers are notified by the auction agent of the interest rate for the upcoming interest period and are provided with settlement instructions relating to purchases and sales of auction rate notes. Auction rate notes will be purchased and sold between investors and potential investors at a price equal to their then-outstanding principal balance plus any accrued interest.

           In the auction, the following types of orders may be submitted:

•	"bid/hold orders" — specify the minimum interest rate that a current investor is willing to accept in order to continue to hold auction rate notes for the upcoming interest period;

•	"sell orders" — an order by a current investor to sell a specified principal amount of auction rate notes, regardless of the upcoming interest rate; and

•	"potential bid orders" — specify the minimum interest rate that a potential investor, or a current investor wishing to purchase additional auction rate notes, is willing to accept in order to buy a specified principal amount of auction rate notes.

           If an existing investor does not submit orders with respect to all its auction rate notes, the investor will be deemed to have submitted a hold order at the new interest rate for that portion of the auction rate notes for which no order was received.

           A broker dealer may submit orders in auctions for its own accounts. Any broker dealer submitting an order for its own account in any auction will have an advantage over other bidders in that it would have knowledge of other orders placed through it in that auction (but it would not have knowledge of orders submitted by other broker dealers, if any). As a result of the broker-dealer bidding, the auction clearing rate may be higher or lower than the rate that would have prevailed if the broker dealer had not bid. A broker dealer may also bid in order to prevent what would otherwise be a failed auction or an auction clearing at a rate that the broker dealer believes does not reflect the market rate for such securities at the time of the auction. A broker dealer may also encourage additional or revised bidding in order to prevent an "all hold" auction.

           The following example helps illustrate how the auction procedures are used in determining the interest rate on the auction rate notes.

(a)	Assumptions:

1. Denominations (Units) 2. Interest period 3. Principal amount outstanding	= $50,000 = 28 days = $50 Million (1000 Units)

(b)	Summary of all orders received for the auction

Bid/Hold Orders 20 Units at 2.90% 60 Units at 3.02% 120 Units at 3.05% 200 Units at 3.10% 200 Units at 3.12% 600 Units	Sell Orders 100 Units Sell 100 Units Sell 200 Units Sell 400 Units	Potential Bid Orders 40 Units at 2.95% 60 Units at 3.00% 100 Units at 3.05% 100 Units at 3.10% 100 Units at 3.11% 100 Units at 3.14% 200 Units at 3.15% 700 Units

           The total units under bid/hold orders and sell orders always equal the issue size (in this case 1000 units).

(c)	Auction agent organizes orders in ascending order

Order Number	Number Of Units	Cumulative Total (Units)	Percent	Order Number	Number Of Units	Cumulative Total (Units)	Percent

1.	20(W)	20	2.90%	7.	200(W)	600	3.10%
2.	40(W)	60	2.95%	8.	100(W)	700	3.10%
3.	60(W)	120	3.00%	9.	100(W)	800	3.11%
4.	60(W)	180	3.02%	10.	200(W)	1000	3.12%
5.	100(W)	280	3.05%	11.	100(L)		3.14%
6.	120(W)	400	3.05%	12.	200(L)		3.15%

(W) Winning Order   (L) Losing Order

           Order #10 is the order that clears the market of all available units. All winning orders are awarded the winning rate (in this case, 3.12%) as the interest rate for the next interest period, at the end of which another auction will be held. Multiple orders at the winning rate are allocated units on a pro rata basis. Regardless of the results of the auction, the interest rate will not exceed the maximum rate specified in the applicable prospectus supplement.

           The example assumes that a successful auction has occurred, that is, that all sell orders and all bid/hold orders below the new interest rate were fulfilled. However, there may be insufficient potential bid orders to purchase all the auction rate notes offered for sale. In these circumstances, the interest rate for the upcoming interest period will equal the maximum rate. Also, if all the auction rate notes are subject to hold orders (i.e., each holder of auction rate notes wishes to continue holding its auction rate notes, regardless of the interest rate), the interest rate for the upcoming interest period will equal the all hold rate specified in the related prospectus supplement.

           If a payment default has occurred, the rate will be the non-payment rate specified in the related prospectus supplement.

           Maximum rate and interest carry-overs. If the auction rate for a class of auction rate notes is greater than the maximum rate described in the indenture, then the interest rate applicable to those auction rate notes will be the maximum rate. The maximum rate will be described in a prospectus supplement, and generally will be the least of the LIBOR rate for a comparable period plus a margin, the interest rate on specified U.S. Treasury Securities plus a margin, of the interest rate on financial commercial paper for a comparable period plus a margin, the maximum rate permitted by law or the net loan rate, which is based on the weighted average return on the student loans held by the trust, less certain expenses and losses realized on the student loans.

           If the interest rate for a class of auction rate notes is set at the net loan rate, interest will be carried over for that class of auction rate notes in an amount equal to the difference between the least of the auction rate and the other interest rates included in the maximum rate calculation and the net loan rate. The carry-over amount will bear interest calculated at the one-month LIBOR rate, until paid. The carry-over amount, and interest accrued thereon, for a class of auction rate notes will be paid by the trustee on the date of defeasance of the auction rate notes or an interest payment date if there are sufficient moneys in the Collection Fund to pay all interest due on the notes on that interest payment date, and in the case of subordinate notes, payment of the interest carry-over on more senior notes. Any carry-over amount, and any interest accrued on the carry-over amount, due on any auction rate note which is to be redeemed will be paid to the registered owner on the redemption date to the extent that moneys are available. Any carry-over amount, and any interest accrued on that carry-over amount, which is not yet due and payable on a date on which an auction rate note is to be redeemed will be canceled and will not be paid.

           The interest to be paid on auction rate notes will not exceed the maximum rate described in the related prospectus supplement.

           Changes in auction period. As specified in the related prospectus supplement, we may, from time to time, change the length of the auction period for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the length of the auction period and the interest rate borne by the auction rate notes. The auction period adjustment will take effect only if the auction agent receives orders sufficient to complete the auction for the new auction period.

           Changes in the auction date. The applicable broker-dealer, with our written consent, may specify a different auction date for a class of auction rate notes in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an auction date for the auction rate notes.

Index rate notes

           Each class of index rate notes will bear interest at an annual rate determined by reference to an interest rate index, plus or minus any spread, and multiplied by any spread multiplier, specified in the related prospectus supplement. The applicable prospectus supplement will designate the interest rate index for an index rate note. The index may be based on LIBOR, a commercial paper rate, a U.S. 91-day treasury bill rate, the CMT rate, the federal funds rate, the Prime Rate or the European Interbank Offered Rate (EURIBOR). The index rate notes will be dated their date of issuance and will have the stated maturity set forth in the related prospectus supplement.

           Index rate notes also may have either or both of the following:

•	a maximum limitation, or ceiling, on its interest rate, and

•	a minimum limitation, or floor, on its interest rate.

           In addition to any prescribed maximum interest rate, the interest rate applicable to any class of index rate notes will in no event be higher than any maximum rate permitted by law.

           Each trust that issues a class of index rate notes will appoint a calculation agent to calculate interest on that class. The applicable prospectus supplement will identify the calculation agent, which may be the issuer administrator, the eligible lender trustee or the indenture trustee for that series. In the absence of manifest error, all determinations of interest by the calculation agent will be conclusive for all purposes and binding on the holders of the index rate notes.

           For any class of notes that bears interest at a LIBOR-based rate, interest due for any accrual period generally will be determined on the basis of an Actual/360 day year. The applicable day-count basis for other index rate notes will be determined in accordance with prevailing market conventions and existing market conditions, but generally will be limited to the following accrual methods:

•	"30/360" which means that interest is calculated on the basis of a 360-day year consisting of twelve 30-day months;

•	"Actual/360" which means that interest or any other relevant factor is calculated on the basis of the actual number of days elapsed in a year of 360 days;

•	"Actual/365 (fixed)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, regardless of whether accrual or payment occurs in a leap year;

•	"Actual/Actual (accrual basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days, or 366 days for every day in a leap year;

•	"Actual/Actual (payment basis)" which means that interest is calculated on the basis of the actual number of days elapsed in a year of 365 days if the interest period ends in a non-leap year, or 366 days if the interest period ends in a leap year, as the case may be; and

•	"Actual/Actual (ISMA)" is a calculation in accordance with the definition of "Actual/Actual" adopted by the International Securities Market Association ("ISMA"), which means that interest is calculated on the following basis:

•	where the number of days in the relevant accrual period is equal to or shorter than the determination period during which such accrual period ends, the number of days in such accrual period divided by the product of (A) the number of days in such determination period and (B) the number of distribution dates that would occur in one calendar year; or

•	where the accrual period is longer than the determination period during which the accrual period ends, the sum of:

(1)	the number of days in such accrual period falling in the determination period in which the accrual period begins divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year; and

(2)	the number of days in such accrual period falling in the next determination period divided by the product of (x) the number of days in such determination period and (y) the number of distribution dates that would occur in one calendar year;

where "determination period" means the period from and including one calculation date to but excluding the next calculation date and "calculation date" means, in each year, each of those days in the calendar year that are specified in the related prospectus supplement as being the scheduled distribution dates.

LIBOR rate notes

           The LIBOR rate notes will be dated their date of issuance and will have a stated maturity set forth in the applicable prospectus supplement. Interest on the LIBOR rate notes will be paid in arrears on each distribution date. The distribution date for the LIBOR rate notes will be the business day specified in the prospectus supplement following the end of the interest accrual period for the notes specified in the prospectus supplement. The amount of interest payable to registered owners of LIBOR rate notes for any interest accrual period will be calculated on the basis of a 360-day year for the number of days actually elapsed. The interest rate will be the LIBOR rate for the interest accrual period for the notes plus the margin specified in the related prospectus supplement. Principal on the LIBOR rate notes will be payable as specified in the applicable prospectus supplement.

           The interest rate payable on the LIBOR rate notes may be subject to limitations described in the related prospectus supplement.

           If so provided in the related prospectus supplement, a trust may enter into a LIBOR note derivative product agreement. Under the terms of the agreement, the counterparty will pay to the trust the excess, if any, of the LIBOR rate for the notes over the adjusted student loan rate as provided by the terms of the agreement. The trustee will use those funds to make interest payments on the notes at the LIBOR rate. If such payments are made by the counterparty, the counterparty will become entitled to reimbursement from money remaining in the Collection Fund on any distribution date after payment of interest and principal due on the notes and, if necessary, replenishment of the Reserve Fund to the required minimum balance.

           CMT rate notes. If the notes bear interest based on the Treasury constant maturity rate (the "CMT Rate"), the CMT Rate for any relevant interest rate determination date will be the rate displayed on the applicable Designated CMT Moneyline Telerate Page shown below by 3:00 p.m., New York City time, on that interest rate determination date under the caption "…Treasury Constant Maturities…Federal Reserve Board Release H.15…Mondays Approximately 3:45 p.m.," under the column for:

•	If the Designated CMT Moneyline Telerate Page is 7051, the rate on that interest rate determination date; or

•	If the Designated CMT Moneyline Telerate Page is 7052, the average for the week, the month or the quarter, as specified on the related prospectus supplement, ended immediately before the week in which the related interest rate determination date occurs.

           The following procedures will apply if the CMT Rate cannot be determined as described above:

•	If the rate described above is not displayed on the relevant page by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from that source at that time on that interest determinate date, then the CMT Rate will be the Treasury constant maturity rate having the designated index maturity, as published in H.15(519) or another recognized electronic source for displaying the rate.

•	If the applicable rate described above is not published in H.15(519) or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time on that interest rate determination date, unless the calculation is made earlier and the rate is available from one of those sources at that time, then the CMT Rate will be the Treasury constant maturity rate, or other United States Treasury rate, for the index maturity and with reference to the relevant interest rate determination date, that is published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury and that the issuer administrator determine to be comparable to the rate formerly displayed on the Designated CMT Moneyline Telerate Page shown above and published in H.15(519).

•	If the rate described in the prior paragraph cannot be determined, then the issuer administrator will determine the CMT Rate to be a yield to maturity based on the average of the secondary market closing offered rates as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date reported, according to their written records, by leading primary United States government securities dealers in New York City. The issuer administrator will select five such securities dealers and will eliminate the highest and lowest quotations or, in the event of equality, one of the highest and lowest quotations, for the most recently issued direct noncallable fixed rate obligations of the United States Treasury ("Treasury Notes") with an original maturity of approximately the designated index maturity and a remaining term to maturity of not less than the designated index maturity minus one year in a representative amount.

•	If the issuer administrator cannot obtain three Treasury Note quotations of the kind described in the prior paragraph, the issuer administrator will determine the CMT Rate to be the yield to maturity based on the average of the secondary market bid rates for Treasury Notes with an original maturity longer than the designated CMT index maturity which have a remaining term to maturity closest to the designated CMT index maturity and in a representative amount, as of approximately 3:30 p.m., New York City time, on the relevant interest rate determination date of leading primary United States government securities dealers in New York City. In selecting these offered rates, the issuer administrator will request quotations from at least five such securities dealers and will disregard the highest quotation (or if there is equality, one of the highest) and the lowest quotation. If two Treasury Notes with an original maturity longer than the designated CMT index maturity have remaining terms to maturity that are equally close to the designated CMT index maturity, the issuer administrator will obtain quotations for the Treasury Note with the shorter remaining term to maturity. If three or four but not five leading primary United States government securities dealers are quoting as described in the prior paragraph, then the CMT Rate for the relevant interest rate determination date will be based on the average of the bid rates obtained and neither the highest nor the lowest of those quotations will be eliminated. If fewer than three leading primary United States government securities dealers selected by the issuer administrator are quoting as described in the prior paragraph, the CMT Rate will remain the CMT Rate then in effect on that interest rate determination date.

           Federal funds rate notes. If the notes bear interest based on the federal funds rate (the "Federal Funds Rate"), the Federal Funds Rate for any relevant interest rate determination date will be the rate for U.S. dollar Federal funds, as published in H.15(519) for that day opposite the caption "Federal Funds (Effective)" or any successor publication, published by the Board of Governors of the Federal Reserve System. If such rate is not published in the relevant H.15(519) for any day, the rate for such day shall be the arithmetic mean of the rates for the last transaction in overnight Federal Funds arranged prior to 9:00 a.m., New York City time, on that day by each of four leading brokers in such transactions located in New York City selected by the issuer administrator. The Federal Funds Rate for each Saturday and Sunday and for any other that is not a business day shall be the Federal Funds Rate for the preceding business day as determined above.

           Prime rate notes. If the notes bear interest based on the prime rate (the "Prime Rate"), the Prime Rate for any relevant interest rate determination date is the prime rate or base lending rate on that date, as published in H.15(519), prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Bank Prime Loan."

           The issuer administrator will observe the following procedures if the Prime Rate cannot be determined as described above:

•	If the rate described above is not published in H.15(519) prior to 3:00 p.m., New York City time, on the relevant interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the Prime Rate will be the rate for that interest rate determination date, as published in H.15 Daily Update or another recognized electronic source for displaying such rate opposite the caption "Bank Prime Loan."

•	If the above rate is not published in either H.15(519), H.15 Daily Update or another recognized electronic source for displaying such rate by 3:00 p.m., New York City time, on the relevant interest rate determination date, then the issuer administrator will determine the Prime Rate to be the average of the rates of interest publicly announced by each bank that appears on the Reuters Screen designated as "USPRIME1" as that bank's prime rate or base lending rate as in effect on that interest rate determination date.

•	If fewer than four rates appear on the Reuters Screen USPRIME1 page on the relevant interest rate determination date, then the Prime Rate will be the average of the prime rates or base lending rates quoted, on the basis of the actual number of days in the year divided by a 360-day year, as of the close of business on that interest rate determination date by three major banks in New York City selected by the issuer administrator.

•	If the banks selected by the issuer administrator are not quoting as mentioned above, the Prime Rate will remain the prime rate then in effect on that interest rate determination date.

           CP rate notes. Interest on the CP rate notes will be paid as described in the related prospectus supplement. Interest on the CP rate notes will be adjusted daily on each day within any accrual period in the manner described in the related prospectus supplement. For each Saturday, Sunday or other non-business day, the commercial paper rate will be the rate in effect for the immediately preceding business day.

           The commercial paper rate will be for any relevant interest rate determination date prior to each related interest rate change date, the Bond Equivalent Yield, set forth below, of the rate for 90-day commercial paper, as published in H.15(519) prior to 3:00 p.m., New York City time, on that interest rate determination date under the heading "Commercial Paper—Financial." If the rate described above is not published in H.15(519) by 3:00 p.m., New York City time, on that interest rate determination date, unless the calculation is made earlier and the rate was available from that source at that time, then the commercial paper rate will be the Bond Equivalent Yield of the rate on the relevant interest rate determination date, for commercial paper having the index maturity specified on the remarketing terms determination date, as published in H.15 Daily Update or any other recognized electronic source used for displaying that rate under the heading "Commercial Paper—Financial."

           The bond equivalent yield will be calculated as follows:

N * D * 100 Bond Equivalent Yield = 360 - (D * 90)

where "D" refers to the per annum rate determined as set forth above, quoted on a bank discount basis and expressed as a decimal, and "N" refers to 365 or 366, as applicable.

           "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the United States Federal Reserve System.

           "H.15 Daily Update" means the daily update for H.15(519), available through the world wide web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publications.

           GBP-LIBOR rate notes. Interest on the GBP-LIBOR rate notes will be paid as described in the related prospectus supplement. GBP-LIBOR, for any accrual period, will be the London interbank offered rate for deposits in Pounds Sterling having the specified maturity commencing on the first day of the accrual period, which appears on Telerate Page 3750 as of 11:00 a.m. London time, on the related GBP-LIBOR determination date. If an applicable rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in Pounds Sterling, having the specified maturity and in a principal amount of not less than £1,000,000 are offered at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, to prime banks in the London interbank market by the reference banks. The issuer administrator will request the principal London office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for that day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by prime banks in London, selected by the issuer administrator, at approximately 11:00 a.m. London time, on that GBP-LIBOR determination date, for loans in Pounds Sterling to leading European banks having the specified maturity and in a principal amount of not less than £1,000,000. If the banks selected as described above are not providing quotations, GBP-LIBOR in effect for the applicable accrual period will be GBP-LIBOR for the specified maturity in effect for the previous accrual period.

           EURIBOR rate notes. Interest on the EURIBOR rate notes will be paid as described in the related prospectus supplement. Three-month EURIBOR, for any accrual period, is the Euro interbank offered rate for deposits in Euros having a maturity of three months, commencing on the first day of the accrual period which appears on Telerate Page 248 as of 11:00 a.m. Brussels time, on the related EURIBOR determination date. If an applicable rate does not appear on Telerate Page 248, the rate for that day will be determined on the basis of the rates at which deposits in Euros, having the applicable maturity and a principal amount of not less than €1,000,000, are offered at approximately 11:00 a.m., Brussels time on that EURIBOR determination date, to prime banks in the Euro-zone interbank market by the reference banks. The issuer administrator will request the principal Euro-zone office of each reference bank to provide a quotation of its rate. If the reference banks provide at least two quotations, the rate for the day will be the arithmetic mean of the quotations. If the reference banks provide fewer than two quotations, the rate for that day will be the arithmetic mean of the rates quoted by major banks in the Euro-zone, selected by the issuer administrator, at approximately 11:00 a.m. Brussels time, on that EURIBOR determination date, for loans in Euros to leading European banks having the applicable maturity and in a principal amount of not less than €1,000,000. If the banks selected as described above are not providing quotations, three-month EURIBOR in effect for the applicable accrual period will be three-month EURIBOR in effect for the previous accrual period.

           For this purpose:

•	"EURIBOR determination date" means, for each accrual period, the day that is two Settlement Days before the beginning of that accrual period.

•	"Settlement Day" means any day on which TARGET (the Trans-European Automated Real-time Gross Settlement Express Transfer System) is open which is also a day on which banks in New York City are open for business.

•	"Telerate Page 248" means the display page so designated on the Moneyline Telerate Service or any other page that may replace that page on that service for the purpose of displaying comparable rates or prices.

•	"Reference Banks" means four major banks in the Euro-zone interbank market selected by the issuer administrator.

Original issue discount notes

           Original issue discount notes will have a stated maturity set forth in the applicable prospectus supplement. The notes will be issued at a discount from the principal amount payable at maturity. The notes may have a "zero coupon" and currently pay no interest, or may pay interest at a rate that is below market rates at the time of issuance. For original issue discount notes, all or some portion of the interest due will accrue during the life of the note and be paid only at maturity or upon earlier redemption. Upon redemption or optional purchase, the amount payable on an original issue discount note will be determined as described under the heading "Description of the Notes — Redemption Price." Each holder of an original issue discount note will be required to include in current income a ratable portion of the original issue discount, even though the holder may not receive any payment of interest during the period. See "Federal Income Tax Consequences — Taxation of interest income of registered owners."

Accrual notes

           Accrual notes will be entitled to payments of accrued interest commencing only on the interest payment date, or under the circumstances specified in the related prospectus supplement. Prior to the time interest is payable on any class of accrual notes, the amount of accrued interest will be added to the note principal balance thereof on each interest payment date. The principal balance of the accrual notes will begin to be paid from available funds received with respect to the student loans after the date that accrued interest is no longer being added to the principal balance of the notes. Accrued interest for each interest payment date will be equal to interest at the applicable interest rate accrued for a specified period (generally the period between interest payment dates) on the outstanding note principal balance thereof immediately prior to such interest payment date.

The Reset Rate Notes

           General. The related prospectus supplement will describe the currency and interest rate initially applicable for each class of reset rate notes. From time to time, the currency and interest rate for the notes will be reset using the procedures described below. We refer to each initial reset date, together with each date thereafter on which a class of reset rate notes may be reset with respect to the currency and interest rate mode, as a "reset date" and each period in between the reset dates as a "reset period."

           Interest. Interest on each class of reset rate notes during each reset period will accrue and be payable either:

•	at an index interest rate (see "—Index rate notes," above), in which case such reset rate notes are said to be in index rate mode;

•	at a auction rate, in which case such reset rate notes are said to be in auction rate mode; or

•	at a fixed interest rate, in which case such reset rate notes are said to be in fixed rate mode.

           During the initial reset period for each class of reset rate notes, interest will be payable on each distribution date at the interest rates described in a related prospectus supplement.

           Unless otherwise specified in the prospectus supplement, interest on a class of reset rate notes during any reset period when they bear a fixed rate of interest will accrue daily and will be computed based on:

•	If a class of reset rate notes is denominated in U.S. Dollars, a 360-day year consisting of twelve 30-day months; or

•	If a class of reset rate notes is denominated in a currency other than U.S. Dollars, generally, the actual/actual (ISMA) accrual method as described above under "—Index rate notes," or such other day count convention as may be set forth in a related remarketing terms determination date notice and in the related prospectus supplement.

           Interest on a class of reset rate notes during any reset period when they bear an index rate of interest based on three-month LIBOR will accrue daily and will be computed based on the actual number of days elapsed and a 360 day year. Interest on a series of reset rate notes, during any reset period when such series of reset rate notes bears interest at an auction rate, will be calculated on the basis of the actual number of days elapsed in the related auction period divided by 365 or 366, as the case may be. Interest on a class of reset rate notes during any reset period when they bear a floating rate of interest based on LIBOR, EURIBOR or another index, may be computed on a different basis and use a different interval between interest rate determination dates.

           Except for the initial accrual period, an accrual period during any reset period when any class of reset rate notes bears interest at a floating rate of interest, including both U.S. Dollar and non-U.S. Dollar denominated notes, will begin on the last applicable quarterly distribution date and end on the day before the next applicable quarterly distribution date. An accrual period during any reset period when either series of reset rate notes bears interest at an auction rate will begin on an auction rate distribution date (except with respect to the initial interest accrual period for such reset period, which will begin on the applicable reset date) and end on (and include) the day before the next related auction rate distribution date. Accrual periods when a class of reset rate notes is denominated in U.S. Dollars and bears interest at a fixed rate will begin generally on the 25th day of the month of the immediately preceding quarterly distribution date and end on the 24th day of the month of the then-current quarterly distribution date, or as otherwise specified in the related prospectus supplement. Accrual periods and distribution dates for payments of interest during any reset period when a class of reset rate notes bears a fixed rate of interest and is denominated in a currency other than U.S. Dollars may be monthly, quarterly, semi-annual or annual, as specified in the related prospectus supplement and, with respect to a remarketing, in the related remarketing terms determination date notice.

           Principal. In general, payments of principal will be made or allocated to any class of reset rate notes on each quarterly distribution date in the amount and payment priorities as set forth in the related prospectus supplement. During any reset period, a class of reset rate notes may be structured not to receive payments of principal until the end of the reset period. See " — Index Rate Mode" and " — Fixed Rate Mode" below.

           Reset Dates. All reset dates will occur on a quarterly distribution date. Each reset period will be no less than three months and will always end on a quarterly distribution date, as determined by the remarketing agents, in consultation with the issuer administrator, in connection with the establishment of each reset period. However, no reset period may end after the quarterly distribution date which is the final legal maturity date for the applicable class of reset rate notes.

           The applicable currency and interest rate on each class of reset rate notes will be reset as of its applicable reset date as determined by:

•	the remarketing agents, in consultation with the issuer administrator, with respect to the length of the reset period, the currency, i.e., U.S. Dollars, Pounds Sterling, Euros or another currency, whether the rate is fixed, auction or floating and, if floating, the applicable interest rate index, the day-count convention, the applicable interest rate determination dates, the interval between interest rate change dates during each accrual period and the related reset rate notes all hold rate, if applicable; and

•	the remarketing agents with respect to the determination of the applicable fixed rate of interest, auction rate or spread to the chosen interest rate index, as applicable.

           The spread will be determined in the manner described below for each reset period.

           In the event that a class of reset rate notes is reset to pay (or continues to pay) in a currency other than U.S. Dollars, the reset rate notes are said to be in foreign exchange mode. In such case, the issuer administrator will arrange, on behalf of the trust, for currency swap agreements to hedge, in whole or in part, against the currency exchange risks that result from the required payment to the reset rate noteholders in a currency other than U.S. Dollars and, together with the remarketing agents, for selecting one or more eligible swap counterparties.

           In the event that a class of reset rate notes is reset to bear a fixed rate of interest, auction rate or a floating rate based upon an index other than LIBOR or the commercial paper rate and the remarketing agents, in consultation with the issuer administrator, determine that entering into a swap agreement with respect to such class of notes would be in the best interests of the trust estate based on current market conditions, the issuer administrator will be responsible for arranging one or more swap agreements to hedge the basis risk that results from the payment of a fixed rate of interest, auction rate or interest based on an index other than LIBOR or a commercial paper rate on such class of reset rate notes and, together with the remarketing agents, for selecting one or more eligible swap counterparties. No swap agreement may be entered into unless the trustee receives a rating confirmation from each rating agency then rating the notes that the swap agreement will not adversely affect the ratings on any of the notes.

           The issuer administrator and the remarketing agents, in determining the counterparty to any swap agreement, will solicit bids from at least three counterparties and will select the lowest of these bids to provide the swap agreement. If the lowest bidder specifies a notional amount that is less than the outstanding principal amount of the related class of reset rate notes, the issuer administrator and the remarketing agents may select more than one counterparty, but only to the extent that such additional counterparties have provided the next lowest received bid or bids, and enter into more than one swap agreement to fully hedge the then outstanding principal balance of that class of reset rate notes.

           In exchange for providing a payment under a swap agreement for the applicable class of reset rate notes, the related counterparty will be entitled to receive on each quarterly distribution date, a payment from the trust estate in an amount, as determined from the bidding process described above, which satisfies the rating agency condition.

           Absent a failed remarketing, holders that wish to be repaid on a reset date will be able to obtain a 100% repayment of principal by tendering their reset rate notes pursuant to the remarketing process, provided that tender is deemed mandatory when a class of reset rate notes is denominated in a currency other than U.S. Dollars, as more fully described below. If there is a failed remarketing of a class of reset rate notes, however, holders of that class will continue to hold their notes and will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the related reset date. Depending on the rate and timing of prepayments on a trust's student loans and the length of the revolving period, a class of reset rate notes may be repaid earlier than the next related reset date.

           Remarketing Terms Determination Date. The initial reset dates for each class of reset rate notes will be as set forth in the related prospectus supplement. On a date that is at least eight business days prior to each reset date, which date we refer to as the remarketing terms determination date, unless notice of exercise of the call option, any purchase option or redemption as described in the related prospectus supplement, has already been given, the remarketing agents, in consultation with the issuer administrator, will establish the following terms for the applicable class of reset rate notes by the remarketing terms determination date:

•	the expected weighted average life of that class of reset rate notes;

•	the name and contact information of the remarketing agents;

•	if two or more classes of reset rate notes are successfully remarketed on the same reset date, whether there will be any change in their relative priorities with respect to the right to receive payments of principal;

•	the next reset date and reset period;

•	the interest rate mode (i.e., fixed rate, auction rate or index rate);

•	the applicable currency;

•	if in foreign exchange mode, the identities of the eligible swap counterparties from which bids will be solicited;

•	if in foreign currency mode, the applicable distribution dates on which interest and principal will be paid, if other than quarterly;

•	if in index rate mode, the applicable interest rate index;

•	if in index rate mode, the interval between interest rate change dates;

•	if in index rate mode, the applicable interest rate determination date;

•	if in fixed rate mode, the applicable fixed rate pricing benchmark;

•	if in fixed rate mode, whether there will be a derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in index rate mode, based on an index other than LIBOR or a commercial paper rate, whether there will be a related derivative product or swap agreement and, if so, the identities of the counterparties from which bids will be solicited;

•	if in an auction mode, the interest rate during the initial interest accrual period;

•	if in an auction mode, the date of the initial auction following the most recent reset date;

•	if in an auction mode, the length of the auction period;

•	the applicable interest accrual period and day-count basis;

•	the reset rate notes all hold rate, if applicable;

•	whether principal payments on such class of reset rate notes will be deferred until the next reset date; and

•	the principal payment priority of the applicable class, if it will differ from that previously in effect.

           Any index rate mode other than an index rate based on LIBOR or a commercial paper rate will require confirmation of the existing ratings on the notes.

           The remarketing agents will communicate this information by written notice, through DTC, to the holders of the applicable class of reset rate notes, the trustee and the rating agencies on the remarketing terms determination date. If a class of reset rate notes is denominated in U.S. Dollars during the then-current reset period and will continue to be denominated in U.S. Dollars during the next reset period, on each remarketing terms determination date, the remarketing agents, in consultation with the issuer administrator, will establish the all hold rate, as described below. In this event, the reset rate noteholders of that class will be given not less than two business days to choose whether to hold their reset rate notes by delivering a hold notice to the remarketing agents, in the absence of which their reset rate notes will be deemed to have been tendered. See "Tender of Reset Rate Notes; Remarketing Procedures" below. If a class of reset rate notes is in foreign exchange mode, either during the then-current reset period or will be reset into foreign exchange mode on the next reset date, the noteholders will be deemed to have tendered their reset rate notes on the reset date, regardless of any desire by such holders to retain their ownership thereof, and no all hold rate will be applicable.

           If applicable, the all hold rate will be the minimum rate of interest that will be effective for the upcoming reset period. If the rate of interest using the spread or fixed rate of interest established on the spread determination date, as defined below, is higher than the all hold rate, all note holders who delivered a hold notice agreeing to be subject to the all hold rate will be entitled to the higher rate of interest for the upcoming reset period. If 100% of the noteholders elect to hold their reset rate notes for the next reset period, the reset rate will be the all hold rate.

           If the remarketing agents, in consultation with the issuer administrator, are unable to determine the terms set forth above that are required to be established on the applicable remarketing terms determination date, then, unless the holder of the call option described below purchases the applicable class of reset rate notes by exercising its call option or the applicable class of reset rate notes have been redeemed, a failed remarketing will be declared on the spread determination date, all holders will retain their notes, the failed remarketing rate for such class of reset rate notes as described in the related prospectus supplement will apply, and a reset period of three months will be established.

           Unless notice of the exercise of the call option, any purchase option or redemption as described in the related prospectus supplement has already been given, the issuer administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will provide the required notices as described under "—Tender of Reset Rate Notes; Remarketing Procedures" below.

           If a failed remarketing has been declared, all applicable reset rate notes will be deemed to have been held by the applicable noteholders on the reset date at the applicable failed remarketing rate regardless of any desire to tender their reset rate notes or any mandatory tender. With respect to any failed remarketing, the next reset period will be established as a three-month period.

           Spread Determination Date. On the "spread determination date," which is three business days prior to the reset date, the remarketing agents will set the applicable spread above or below the applicable index (with respect to reset rate notes that will be in index rate mode during the next reset period) or applicable fixed rate of interest (with respect to reset rate notes that will be in fixed rate mode during the next reset period) in either case, at a rate that, in the reasonable opinion of the remarketing agents, will enable all of the tendered reset rate notes to be remarketed by the remarketing agents at 100% of the principal balance of the class of reset rate notes. Also, if applicable, the issuer administrator and the remarketing agents will select from the bids received from a counterparty or counterparties to provide any derivative product or swap agreements for the next reset period. If a class of reset rate notes is to be reset to foreign exchange mode, the exchange rate for the applicable currency to be issued on the next reset date, the related extension rate and related failed remarketing rate for the upcoming reset period will be determined pursuant to the terms of the related currency swap agreement.

           On each spread determination date, the remarketing agents will send a written notice to each securities depository (with instructions to distribute such notice to its participants in accordance with its procedures), the trustee and the rating agencies setting forth the applicable spread or fixed rate of interest, as the case may be, and, if applicable, the identity of any counterparty or counterparties, including the index rate (or rates) of interest to be due to each selected counterparty on each distribution date during the upcoming reset period as well as the extension rate and failed remarketing rate, if applicable.

           Timeline. The following chart shows a timeline of the remarketing process:

Business Days Prior to Reset Date	Event

Thirty to Fifteen Calendar Days Prior to Remarketing Terms Determination Date	----------------------------------------------------------------------------------------------------------------
Issuer Administrator to provide notices to clearing
agents specifying the identity of the remarketing
agents and whether tender of the related reset rate notes
is voluntary or mandatory
----------------------------------------------------------------------------------------------------------------

At Least Twelve	----------------------------------------------------------------------------------------------------------------
REMARKETING TERMS DETERMINATION DATE
(Notices sent to applicable noteholders stating the terms of the remarketed class of reset rate notes,
including any reset rate notes all hold rate)
----------------------------------------------------------------------------------------------------------------

Ten	----------------------------------------------------------------------------------------------------------------
NOTICE DATE
(Hold notices due from applicable noteholders or they are deemed to have tendered their reset rate notes; remarketing agents
determine the amount of remarketed reset rate notes available for sale)
----------------------------------------------------------------------------------------------------------------

Three	----------------------------------------------------------------------------------------------------------------
SPREAD DETERMINATION DATE
(Based on market conditions, the spread, auction rate or fixed rate is determined by the remarketing agents for the next reset period or a failed remarketing is declared; identity of any counterparty
(or counterparties) is determined; last date that notice of exercise of the call option, purchase option or optional redemption may be given)
----------------------------------------------------------------------------------------------------------------

Reset Date	----------------------------------------------------------------------------------------------------------------
RESET DATE
(New terms of the remarketed class of
reset rate notes become effective)
----------------------------------------------------------------------------------------------------------------

           Failed Remarketing. There will be a failed remarketing if:

•	the remarketing agents cannot determine the applicable required reset terms (other than the spread or fixed rate) on a remarketing terms determination date;

•	the remarketing agents cannot establish the required spread, auction rate or fixed rate on the related spread determination date;

•	either sufficient committed purchasers cannot be obtained for all tendered reset rate notes at the spread or fixed rate set by the remarketing agents, or any committed purchasers default on their purchase obligations (and the remarketing agents choose not to purchase those reset rate notes themselves);

•	any failure of the sponsor or one of its designated affiliates, to purchase such class of the reset rate notes on a reset date following the delivery of the related call option notice;

•	one or more interest rate and/or currency swap agreements satisfying all required criteria cannot be obtained, if applicable as described under "—Foreign Exchange Mode," "—Index Rate Mode," "—Auction Rate Mode" and "—Fixed Rate Mode" below;

•	the trust is unable to obtain a favorable tax opinion with respect to certain tax related matters;

•	certain conditions specified in the related remarketing agreement are not satisfied; or

•	any rating agency then rating the notes has not confirmed or upgraded its then-current ratings of any class of notes, if such confirmation is required.

           In the event a failed remarketing is declared with respect to a class of reset rate notes at a time when such notes are denominated in U.S. Dollars:

•	all holders of that class will retain their reset rate notes (including in all deemed mandatory tender situations);

•	the related interest rate will be reset to a failed remarketing rate of three-month LIBOR plus the related spread;

•	the related reset period will be three months; and

•	any existing interest rate swap agreement will be terminated in accordance with its terms.

           In the event a failed remarketing is declared with respect to any class of reset rate notes at a time when such notes are denominated in a currency other than U.S. Dollars:

•	all holders of that class will retain their reset rate notes;

•	that class will remain denominated in the then-current non-U.S. Dollar currency;

•	each existing currency swap agreement will remain in effect and each currency swap counterparty will be entitled to receive quarterly interest payments from the trust at an increased LIBOR-based rate, which we refer to in this prospectus as the "extension rate";

•	the trust will be entitled to receive from each currency swap counterparty, for payment to the applicable reset rate noteholders, quarterly floating rate interest payments at the specified failed remarketing rate; and

•	the related reset period will be three months.

           If there is a failed remarketing of a class of reset rate notes, however, the holders of that class will not be permitted to exercise any remedies as a result of the failure of their class of reset rate notes to be remarketed on the reset date.

           Index Rate Mode. If a class of reset rate notes is to be reset in an index rate mode, then during the corresponding reset period that class will bear interest at a per annum rate equal to the applicable interest rate index, plus or minus the applicable spread, as determined on the relevant spread determination date.

           If the interest rate for a class of reset rate notes will be based on an index other than LIBOR or a commercial paper rate and if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more derivative products with counterparties for the next reset period to hedge against basis risk.

           If a class of reset rate notes is to be reset in an index rate mode and principal payments on such class of reset rate notes are to be deferred until the next reset date for such class of reset rate notes, on any quarterly distribution date, principal generally will be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes, unless there occurs, prior to that reset date, an optional or mandatory redemption, or, under certain limited circumstances, it is applied as credit enhancement, as provided in the related prospectus supplement. On that reset date, all sums then on deposit in the an accumulation account in the Collection Fund, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited into a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date, as described in the related prospectus supplement.

           Fixed Rate Mode. If a class of reset rate notes is to be reset to a fixed rate of interest, then the applicable fixed rate of interest for the corresponding reset period will be determined on the spread determination date by adding (a) the applicable spread as determined by the remarketing agents on the spread determination date and (b) the yield to maturity on the spread determination date of the applicable fixed rate pricing benchmark, selected by the remarketing agents, as having an expected weighted average life based on a scheduled maturity at the next reset date, which would be used in accordance with customary financial practice in pricing new issues of asset-backed securities of comparable average life. However, such fixed rate of interest will not be lower than the related reset rate notes all hold rate. Such interest will be allocated on each quarterly distribution date at the applicable fixed rate of interest, as determined on the spread determination date, during the relevant reset period.

           After the initial reset period, and if so provided in the applicable remarketing terms notice, principal that would be payable to a class of reset rate notes bearing interest at a fixed rate may be allocated to that class and deposited into an accumulation account in the Collection Fund, where it will remain until the next reset date for that class of reset rate notes. On that reset date, all sums then on deposit in the accumulation account, including any allocation of principal made on the same date, will be distributed to the holders of that class of reset rate notes, as of the related record date, in reduction of principal of such class. However, in the event that on any quarterly distribution date the amount on deposit in the accumulation account would equal the outstanding principal amount of that class, then no additional amounts will be deposited into the accumulation account and all amounts therein, less any investment earnings, will be distributed on the next reset date to the related noteholders and on such reset date the principal balance of that class of reset rate notes will be reduced to zero. During any such reset period, an amount equal to the supplemental interest deposit amount for the related class of reset rate notes will be deposited to a Supplemental Interest Fund for such class of reset rate notes on each quarterly distribution date.

           In addition, if a class of reset rate notes is to bear a fixed rate of interest and, if the remarketing agents, in consultation with the issuer administrator, determine that such action would be in the best interests of the trust estate based on existing market conditions, and provided that a confirmation is obtained of the existing ratings on the notes, the issuer administrator will arrange for one or more interest rate swap agreements with one or more counterparties, to facilitate the ability of the trust estate to pay the applicable class interest at its fixed rate. Each such swap agreement in general will terminate at the earlier to occur of the next related reset date or a specified termination event. The floating rate of interest due to the related counterparty, as a swap agreement payment, and other terms of each swap agreement will be subject to the rating agency condition. No swap agreement will be entered into for any reset period where either the related call option has been exercised or there has been a failed remarketing.

           Auction Rate Mode. If, following a successful remarketing, a series of reset rate notes will be denominated in U.S. Dollars and is reset to bear interest at an auction rate, then, during the corresponding reset period, such series of reset rate notes will bear interest at a per annum rate as described under "Calculation of the Auction Rate" herein. The interest rates on the reset rate notes bearing interest at an auction rate for the initial accrual period immediately following a reset date will be determined by the remarketing agents on the spread determination date, and thereafter will be determined by the auction agent at auctions. The remarketing agents will also determine the date of the initial auction following the most recent reset date and the length of the auction period.

           Foreign Exchange Mode. A class of reset rate noteholders will always receive payments during the reset period in the currency in which the class was originally denominated on the closing date with respect to the initial reset period and on the reset date with respect to subsequent reset periods. As of the closing date with respect to the initial reset period, and as of the related reset date, if a class of reset rate notes are to be reset in foreign exchange mode on that reset date, the issuer administrator, on behalf of the trust, will enter into one or more currency swap agreements with one or more eligible swap counterparties:

•	to hedge the currency exchange risk that results from the required payment of principal and interest by the trust in the applicable currency during the upcoming reset period;

•	to pay additional interest accrued between the reset date and the special reset payment date as described below, at the applicable interest rate and in the applicable currency for a class of reset rate notes from and including the related reset date to, but excluding the second business day following the related reset date; and

•	to facilitate the exchange to the applicable currency of all secondary market trade proceeds from a successful remarketing, or proceeds from the exercise of the call option, on the applicable reset date.

           Under any currency swap agreement between a trust and one or more swap counterparties, each swap counterparty will be obligated to pay to the trust or a paying agent on behalf of the trust, as applicable:

•	on the effective date of such currency swap agreement for the related reset date, the U.S. Dollar equivalent of all secondary market trade proceeds received from purchasers of the class of reset rate notes using the exchange rate established on the effective date of such currency swap agreement or, with respect to the initial currency swap agreement, the U.S. Dollar equivalent of all proceeds received on the closing date from the sale of the class using the exchange rate set forth in the initial currency swap agreement, as described in the related prospectus supplement;

•	on or before each distribution date;

•	the rate of interest on the related class of reset rate notes multiplied by the outstanding principal balance of the related class of reset rate notes denominated in the applicable currency; and

•	the currency equivalent of the U.S. Dollars such swap counterparty concurrently receives from the trust as a payment of principal allocated to the related class of reset rate notes, including, on the maturity date for the class of reset rate notes, if a currency swap agreement is then in effect, the remaining outstanding principal balance of the class of reset rate notes, but only to the extent that the required U.S. Dollar equivalent amount is received from the trust on such date, using the exchange rate established on the applicable effective date of the currency swap agreement; and

•	with respect to a distribution date that is also a reset date, other than for distribution dates during a reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option, additional interest at the applicable interest rate and in the applicable currency for the related class of reset rate notes from and including the related reset date to, but excluding, the second business day following the related reset date; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, the currency equivalent of all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option received as of that reset date, as applicable, using the exchange rate established on the effective date of the applicable currency swap agreement for that reset date.

           In return, each swap counterparty will receive from the trust:

•	on the effective date of such currency swap agreement for the reset date, all secondary market trade proceeds received from purchasers of the class of reset rate notes in the applicable currency;

•	on or before each distribution date,

•	an interest rate of three-month LIBOR plus or minus a spread, as determined from the bidding process described below, multiplied by that swap counterparty's pro rata share, as applicable, of the U.S. Dollar equivalent of the outstanding principal balance of the related class of reset rate notes, and

•	that swap counterparty's pro rata share of all payments of principal in U.S. Dollars that are allocated to the class of reset rate notes; provided that if so provided in the related prospectus supplement, all principal payments allocated to such notes on any distribution date will be deposited into an accumulation account and paid to each swap counterparty on or about the next reset date (including all amounts required to be paid or allocated to such class of reset rate notes on the related reset date), but excluding all investment earnings thereon; and

•	on the reset date corresponding to a successful remarketing or an exercise of the call option of the related class of reset rate notes, all U.S. Dollar secondary market trade proceeds or proceeds from the exercise of the call option, as applicable, received:

•	from the remarketing agents that the remarketing agents either received directly from the purchasers of the class of reset rate notes being remarketed, if in U.S. Dollars;

•	from the new swap counterparty or counterparties pursuant to any currency swap agreements for the upcoming reset period, if in a currency other than U.S. Dollars; or

•	from the holder of the call option, as applicable.

           All such currency swap agreements will terminate, generally, on the earliest to occur of:

•	the next succeeding reset date resulting in a successful remarketing;

•	the purchase of all outstanding notes on a reset date, following the exercise of a call option;

•	the distribution date on which the outstanding principal balance of the class of reset rate notes is reduced to zero, excluding for such purpose all amounts on deposit in an accumulation account; or

•	the maturity date of the class of reset rate notes.

           Any applicable currency swap agreement may also terminate as a result of the optional purchase of the trust's student loans or an auction of the trust's student loans by the trustee. No currency swap agreement will terminate solely due to the declaration of a failed remarketing.

           The terms of all currency swap agreements must not cause the rating agencies then rating the notes to lower their then-current ratings of the notes. The inability to obtain any required currency swap agreement, either as a result of the failure to obtain confirmation of the existing ratings on the notes or otherwise, will, in the absence of an exercise of the call option or a redemption, result in the declaration of a failed remarketing on the related reset date; provided that, if the remarketing agents, in consultation with the issuer administrator, on or before the remarketing terms determination date, determine that it is unlikely that currency swap agreements satisfying the above criteria will be obtainable on the reset date, the class of reset rate notes must be reset to U.S. Dollars on the reset date. No new currency swap agreements will be entered into by the trust for the applicable reset period following an exercise of the call option.

           If the class of reset rate notes either is currently in foreign exchange mode or is to be reset into foreign exchange mode, they will be deemed tendered mandatorily by the holders thereof on the reset dates. Affected reset rate noteholders desiring to retain some or all of their reset rate notes will be required to repurchase such reset rate notes through the remarketing agents. Such reset rate noteholders may not be allocated their desired amount of notes as part of the remarketing process. In addition, with respect to reset dates where the related class of reset rate notes are to be reset into the same non-U.S. Dollar currency as during the previous period, the aggregate principal balance of the class of reset rate notes following a successful remarketing probably will be higher or lower than it was during the previous reset period. This will occur as a result of fluctuations in the U.S. Dollar/applicable non-U.S. Dollar currency exchange rates between the rate in effect on the previous reset date and the new exchange rate that will be in effect for the required replacement currency swap agreements.

           If a distribution date for any class of reset rate notes denominated in a foreign currency coincides with a reset date, due to time zone differences and for purposes of making payments through Euroclear and Clearstream, all principal payments and any remaining interest payments due from the trust will be made to the related reset rate noteholders on or before the second business day following such distribution date. We sometimes refer to such date as the special reset payment date. Under the currency swap agreement for such reset period, the reset rate noteholders will be entitled to receive such amounts plus approximately two additional business days of interest at the interest rate for the prior reset period in the applicable non-U.S. Dollar currency calculated from the period including the reset date to, but excluding, the second business day following such reset date. However, if a currency swap agreement is terminated, the trust will not pay to the noteholders interest for those additional days. In addition, for any reset period following a reset date upon which a failed remarketing has occurred, up to and including the reset date resulting in a successful remarketing or an exercise of the call option or a redemption for that class of reset rate notes as described below, payments of interest and principal to the reset rate noteholders will be made on the special reset payment date without the payment of any additional interest.

           In such event, the trust, in consultation with the issuer administrator, will attempt to enter into a substitute currency swap agreement with similar currency exchange terms in order to obtain sufficient funds to provide for an open market purchase of the amount of the applicable currency needed to make the required payments.

           In the event no currency swap agreement is in effect on any applicable distribution date or related reset date when payments are required to be made, the trust will be obligated to engage in a spot currency transaction to exchange U.S. Dollars at the current exchange rate for the applicable currency in order to make payments of interest and principal on the applicable class of reset rate notes in that currency.

           In addition, the indenture will require that, on each reset date that involves a mandatory tender, the trust obtains a favorable opinion of counsel with respect to certain tax related matters; however, prospective purchasers should consult their tax advisors as to the tax consequences to them of purchasing, owning or disposing of a class of reset rate securities.

           Call Option. Each class of reset rate notes will be subject, as of each reset date, to a call option held by the sponsor, or certain of its affiliates, for 100% of that class of reset rate notes, exercisable at a price equal to 100% of the principal balance of that class, less all amounts distributed to the related noteholders as payments of principal up to such reset date, plus any accrued and unpaid interest and any unpaid carry-over interest amounts not paid from the trust estate on the applicable reset date. The call option may be exercised by the sponsor, or its designated affiliates, at any time prior to the determination of the spread, auction rate or fixed rate or the declaration of a failed remarketing on the spread determination date. Once notice is given, the holder of the call option may not rescind its exercise of such call option. If a call option is exercised, the interest rate on the class of reset rate notes following the reset date of the purchase under the call option will be:

•	if no swap agreement was in effect for that class of reset rate notes during the previous reset period, the floating rate applicable for the most recent reset period during which the failed remarketing rate was not in effect; or

•	if one or more swap agreements were in effect for that class during the previous reset period, a three-month LIBOR-based rate equal to the weighted average of the floating rates of interest that the trust paid to the swap counterparties hedging currency and/or basis risk for that class of reset rate notes during the preceding reset period; and

•	a reset period of three months will be established, at the end of which the purchaser under the call option may either remarket that class pursuant to the remarketing procedures set forth below or retain that class of reset rate notes for one or more successive three-month reset periods at the existing interest rate.

           The interest rate will continue to apply for each reset period while the holder of an exercised call option retains the reset rate notes.

           Purchase Option. If so provided in a prospectus supplement, the sponsor, or its designated affiliates, will have the option to purchase from the trust estate a pro rata portion of the student loans corresponding to a class of reset rate notes that is to be redeemed to provide funds to redeem that class of reset rate notes on the related reset date.

           The sponsor, or its designated affiliates, must exercise this purchase option by providing the trustee with notice of exercise of the purchase option on or before the spread determination date and by delivering the purchase price on or before the second business day before the reset date. If the sponsor, or its designated affiliates, gives notice of exercise of this purchase option and fails to deliver the required purchase price, a failed remarketing will have occurred. The required purchase price will be described in the related prospectus supplement.

           Tender of Reset Rate Notes; Remarketing Procedures. On the date specified in the prospectus supplement, the trust, the issuer administrator and the remarketing agents named in the prospectus supplement will enter into a remarketing agreement for the remarketing of the reset rate notes by the remarketing agents. The issuer administrator may change the remarketing agents or designate a lead remarketing agent for any class of reset rate notes for any reset period at any time on or before the remarketing terms determination date. In addition, the issuer administrator will appoint one or more additional remarketing agents, if necessary, for a reset date when a class of reset rate notes will be remarketed in a currency other than U.S. Dollars. A remarketing agent may resign at any time provided that no resignation may become effective on a date that is later than 15 business days prior to a remarketing terms determination date.

           Unless notice of the exercise of the call option has already been given, the issuer administrator, not less than fifteen nor more than thirty calendar days prior to any remarketing terms determination date, will:

•	inform DTC, Euroclear and Clearstream, as applicable, of the identities of the applicable remarketing agents and (1) if the applicable class of reset rate notes is denominated in U.S. Dollars in both the then-current and next reset period, that such class of reset rate notes is subject to automatic tender on the reset date unless a holder elects not to tender its particular reset rate notes, or (2) if the applicable class of reset rate notes is then in, or to be reset in, foreign exchange mode, that such class of notes is subject to mandatory tender by all of the holders thereof, and

•	request that DTC, Euroclear and Clearstream, as applicable, notify its participants of the contents of the notice given to DTC, Euroclear and Clearstream, as applicable, the notices to be given on the remarketing terms determination date and the spread determination date, and the procedures that must be followed if any beneficial owner of a reset rate note wishes to retain its notes or any procedures to be followed in connection with a mandatory tender of such notes, each as described below.

           This will be the only required notice given to holders prior to a remarketing terms determination date and with respect to the procedures for electing not to tender or regarding a mandatory tender of a class of reset rate notes. If DTC, Euroclear and Clearstream, as applicable, or its respective nominee is no longer the holder of record of the related class of reset rate notes, the issuer administrator will establish procedures for the delivery of any such notice to the related noteholders.

           On each remarketing terms determination date, the trust, the issuer administrator and the remarketing agents will enter into a remarketing agency agreement that will set forth certain terms of the remarketing, and on the related spread determination date (unless a failed remarketing is declared, 100% of the related noteholders have delivered a hold notice, or notice of exercise of the call or purchase option or redemption as described in the related prospectus supplement was given with respect to the reset date), such remarketing agency agreement will be supplemented to include all other required terms of the remarketing.

           On the reset date that commences each reset period, if the reset rate notes are not subject to mandatory tender, each related reset rate note will be automatically tendered, or deemed tendered, to the relevant remarketing agent for remarketing by such remarketing agent on the reset date at 100% of its principal amount, unless the holder, by delivery of a hold notice, if applicable, elects not to tender its reset rate notes. If the class of reset rate notes is held in book-entry form, absent a failed remarketing, 100% of the principal amount of such reset rate note will be paid by the remarketing agents in accordance with the standard procedures of DTC, which currently provide for payments in same-day funds, or procedures of Euroclear and Clearstream which, due to time zone differences, will be required to provide for payment approximately two business days following the reset date, and, with respect to each reset date, other than for any reset period following a reset date on which a failed remarketing occurred, up to and including the reset date resulting in a successful remarketing or an exercise of a call option, additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the reset date to, but excluding, the second business day following such reset date. Beneficial owners that tender their reset rate notes through a broker, dealer, commercial bank, trust company or other institution, other than the remarketing agent, may be required to pay fees or commissions to such institution. If a beneficial owner has an account at a remarketing agent and tenders its reset rate notes through that account, the beneficial owner will not be required to pay any fee or commission to the remarketing agent. It is currently anticipated that all reset rate notes so purchased by a remarketing agent will be remarketed by it.

           If applicable, the hold notice must be received by a remarketing agent during the period commencing on the remarketing terms determination date and ending on the notice date. To ensure that a hold notice is received on a particular day, the beneficial owner must direct its broker or other designated direct or indirect participant to give the hold notice before the broker's cut-off time for accepting instructions for that day. Different firms may have different cut-off times for accepting instructions from their customers. Accordingly, beneficial owners should consult the brokers or other direct or indirect participants through which they own their interests in the reset rate notes for the cut-off times for those brokers or participants. A delivered hold notice will be irrevocable, but will be subject to a mandatory tender of the applicable reset rate notes pursuant to any exercise of the call option or a purchase option or redemption. If a hold notice is not timely received for any reason by a remarketing agent on the notice date, the beneficial owner of a reset rate note will be deemed to have elected to tender such reset rate note for purchase by the relevant remarketing agent. All of the reset rate notes of the applicable class, whether or not tendered, will bear interest upon the same terms.

           The remarketing agents will attempt, on a reasonable efforts basis, to remarket the tendered reset rate notes of the applicable class at a price equal to 100% of the aggregate principal amount so tendered. We cannot assure you that the remarketing agents will be able to remarket the entire principal amount of the reset rate notes tendered in a remarketing. The obligations of the remarketing agents will be subject to certain conditions and termination events customary in transactions of this type, including a condition that no material adverse change in the financial condition of the trust estate has occurred between the remarketing terms determination date and the reset date. If the call option or purchase option is not timely exercised or the reset rate notes are not redeemed and the remarketing agents are unable to remarket some or all of the tendered reset rate notes and, in their sole discretion, elect not to purchase those notes, then a failed remarketing will be declared by the remarketing agents, all holders will retain their notes, the related reset period will be fixed at three months, and the related interest rate will be set at the failed remarketing rate.

           No noteholder or beneficial owner of any reset rate note will have any rights or claims against any remarketing agent as a result of the remarketing agent's not purchasing that reset rate note. The remarketing agents will have the option, but not the obligation, to purchase any reset rate notes tendered that they are not able to remarket.

           Each of the remarketing agents, in its individual or any other capacity, may buy, sell, hold and deal in any class of the notes. Any remarketing agent may exercise any vote or join in any action which any beneficial owner of any class of notes may be entitled to exercise or take with like effect as if it did not act in any capacity under the remarketing agency agreement. Any remarketing agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the trust, the depositor, the sponsor or the master servicer as freely as if it did not act in any capacity under the remarketing agency agreement.

           Each of the remarketing agents will be entitled to receive a fee from amounts on deposit in a remarketing fee fund in connection with their services rendered for each reset date. The remarketing agents also will be entitled to reimbursement from the trust, on a subordinated basis, or from the issuer administrator, if there are insufficient funds available on a distribution date, for certain expenses associated with each remarketing. The fees associated with each successful remarketing and certain out-of-pocket expenses with respect to each reset date will be payable generally from amounts on deposit from time to time in a Remarketing Fee Fund. Unless otherwise specified in the related prospectus supplement, on each distribution date that is one year or less prior to a reset date, funds will be deposited into a Remarketing Fee Fund, prior to the payment of interest on any class of notes, in an amount up to the quarterly funding amount as specified in the related prospectus supplement. If the amount on deposit in the remarketing fee fund, after the payment of any remarketing fees therefrom, exceeds the reset period target amount as specified in the related prospectus supplement such excess will be deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement. In addition, all investments on deposit in the Remarketing Fee Fund will be withdrawn on the next distribution date, deposited into the Collection Fund and will be utilized as provided in the related prospectus supplement.

Outstanding principal balance of the notes

           If the prospectus supplement for a series of notes provides for payments of principal prior to maturity, the remaining outstanding balance of the notes, after giving effect to distributions of principal, will be determined through use of a note pool factor. The pool factor for each class of notes will be a seven-digit decimal computed by the issuer administrator before each distribution date. Each pool factor will initially be 1.0000000. Thereafter, it will decline to reflect reductions in the outstanding balance of the notes. Your portion of the aggregate outstanding balance of a class of notes will be the product of:

•	the original denomination of your note; and

•	the applicable pool factor.

           Noteholders will receive reports periodically concerning various matters, including the payments the trust has received on its student loans, the pool balance, the applicable pool factor and various other items of information. See "Summary of the Indenture Provisions—Further Covenants" in this prospectus.

Payments of the notes

           The principal of the notes due at maturity or redemption in whole will be payable at the principal office of the trustee upon presentation and surrender of the notes. Payment of principal on any notes, payments in connection with a partial redemption and all interest payments will be made to the registered owner by check or draft mailed on the interest payment date by the trustee to the registered owner at his address as it last appears on the registration books kept by the trustee at the close of business on the record date for such interest payment date. Payment of principal and interest to a securities depository or its nominee, and to any other registered owner owning at least $1,000,000 principal amount of the notes upon written request delivered to the trustee, will be paid by wire transfer within the United States to the bank account number filed no later than the record date or special record date with the trustee. All payments on the notes will be made in United States dollars.

Mandatory redemption

           If so provided in the related prospectus supplement, the notes of a series may be subject to mandatory redemption on the interest payment date following the end of the prefunding or revolving periods described in the related prospectus supplement in an amount equal to the proceeds from the sale of notes or the principal payments on a trust's student loans, as applicable, held in an Acquisition Fund that have not been used to purchase student loans. Notes may also be subject to mandatory redemption from money on deposit in the Collection Fund representing principal payments on a trust's student loans, including principal payments received from guarantee agencies and the principal proceeds from any sale of student loans that is permitted under the indenture, if so provided in a related prospectus supplement. Mandatory redemptions may also be made from interest payments on a trust's student loans after all other payments and transfers then due from the Collection Fund have been made, subject to certain asset parity ratios, if so provided in a related prospectus supplement.

           See "Notice and partial redemption of notes" below for a discussion of the order in which notes of any trust will be redeemed.

Optional redemption

           If so provided in the related prospectus supplement, the notes of a series may be subject to redemption, from funds received by the trustee constituting interest on student loans remaining in the Collection Fund after all other prior required payments have been made. In addition, the notes may be optionally redeemed in whole or in part, on or after the date set forth in the prospectus supplement. Any limitations on optional redemptions of the notes of any trust will be described in the prospectus supplement related to that trust. See "Notice and partial redemption of notes" below for a discussion of the order in which notes will be redeemed.

Extraordinary optional redemption

           If so provided in the related prospectus supplement, the notes are also subject to extraordinary optional redemption, at our sole discretion, from any unallocated and available moneys remaining in the applicable trust estate, on any interest payment date, if we reasonably determine that the rate of return on student loans has materially decreased or that the costs of administering the trust estate have placed unreasonable burdens upon the trust's ability to perform its obligations under the applicable indenture. An extraordinary optional redemption of the notes may be made in whole or in part. See "Notice and partial redemption of notes" below for a discussion of the order in which the notes of a trust will be redeemed. Generally, the extraordinary optional redemption provision will be exercised only if changes are made to the Higher Education Act or changes occur in the financial markets or student loan markets that we deem to be materially adverse to the trust estate. In determining whether to exercise the extraordinary optional redemption provision, we will consider all of the facts and circumstances that exist at the time, including any changes to the Higher Education Act which would be materially adverse to the trust estate such that the noteholders, of any or all series, in our reasonable determination, would suffer a loss or material delay in the receipt of principal or interest payments when due.

Redemption or purchase price

           Upon redemption, the price to be paid to the holder of a note, other than an original issue discount note, will be an amount equal to the aggregate current principal balance plus accrued interest. If a note is an original issue discount note, the amount payable upon redemption or optional purchase will be the amortized face amount on the redemption or purchase date. The amortized face value of an original issue discount note will be equal to the issue price plus that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement by the redemption or purchase date. The amortized face value of an original issue discount note will never be greater than its principal amount.

Notice and partial redemption of notes

           The trustee will provide notice of any redemption or purchase by mailing a copy of the redemption or purchase notice to the registered owner of any note being redeemed or purchased, and to the auction agent with respect to the auction rate notes designated for redemption or purchase, not less than 15 days prior to the redemption or purchase date.

           If less than all of the notes of any trust are to be redeemed or purchased, we will determine which notes will be redeemed or purchased. Generally, all of the Class A notes will be redeemed prior to redemption of any Class B notes. If an indenture provides for the issuance of Class C notes, generally all of the Class B notes will be redeemed before any of the Class C notes are redeemed. However, a trust may redeem Class B notes while Class A notes remain outstanding if after the redemption of the Class B notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes then outstanding under the indenture that is specified in the related prospectus supplement. Similarly, a trust may redeem any Class C notes while Class A notes and Class B notes remain outstanding if after the redemption of the Class C notes, the aggregate market value of the trust's assets will equal the percentage of all Class A notes and Class B notes then outstanding under the indenture that is specified in the related prospectus supplement.

Sale of student loans held in trust estate

           Student loans may be sold or otherwise disposed of by the trustee free from the lien of the indenture in connection with loan consolidation, serialization or transfer to a guarantee agency for payment. Student loans also may be sold by the trustee to College Loan Corporation or another seller if that party is required to repurchase the student loan pursuant to a student loan purchase agreement. Also, with the approval of the rating agencies rating our notes, any student loan may be sold by the trustee for a price no less than the principal balance of the student loan as of the sale date, plus any unamortized premium and borrower accrued interest.

           If so provided in the related prospectus supplement, the sponsor or its affiliates, at its option, may repurchase or arrange for the purchase of all student loans remaining in a trust as of the end of a specified collection period or if the outstanding pool balance is less than or equal to the percentage of the initial pool balance set forth in the prospective supplement, or at such other times as may be described in the related prospectus supplement. The purchase price for the loans will not be less than the minimum purchase amount specified in the related prospectus supplement. These amounts will be used to retire the related notes.

           In addition, if the sponsor or its affiliates does not exercise its option described above and if so provided in the related prospectus supplement, the trustee will conduct an auction of any student loans remaining in a trust at the end of the collection period preceding the trust auction date specified in the related prospectus supplement. College Loan Corporation, its affiliates and unrelated third parties may make bids to purchase these student loans.

Maturity, Prepayment and Yield Considerations

           Cash flow assumptions

           Each trust's notes generally will be repaid from cash flows received on its student loans and other assets. Cash flows for a trust's student loans are estimated using financial models that incorporate the following general categories of assumptions:

•	Interest rates. Interest rate assumptions for each relevant index are incorporated into cash flow projections, including generally assumptions for the 91-Day Treasury Bill Rate, three-month and one-month LIBOR rates, the 90-Day Financial Commercial Paper Rate and other rates or indexes deemed relevant to a trust's student loans or notes;

•	Borrower behavior. A variety of borrower payment behaviors are utilized in cash flow projections. The assumptions used relate to prepayment speeds, default rate and reimbursement rate assumptions, borrower delinquency rates, remaining term in each borrower status (i.e., in-school, grace, deferment, forbearance and repayment) and qualification rates for borrower benefits;

•	Trust revenues. Each trust receives payments in respect of its student loans. The timing and amount of such payments are dependent on the borrower behaviors described above. In addition, each trust receives certain payments from the Department of Education.

•	Trust expenses. Cash flow projections also incorporate the expenses applicable to each trust, including trustees' fees, servicing fees, administration fees and any fees payable to the Department of Education.

These assumptions vary based on the student loans to be securitized by each trust. Generally, a series of cash flows are projected as of a statistical cut-off date for each pool of student loans and are used to determine the structure of the notes to be issued by each trust.

           Prepayment considerations

           Generally, all of a trust's student loans are prepayable in whole or in part, without penalty, by the borrowers at any time, or as a result of a borrower's default, death, disability or bankruptcy and subsequent liquidation or collection of guarantee payments with respect to such loans. The rates of payment of principal on a class of notes and the yield on a class of notes may be affected by prepayments of a trust's student loans. Because prepayments generally will be paid through to noteholders as distributions of principal, it is likely that the actual final payments on a class of notes will occur prior to such class of notes' final maturity date. Accordingly, in the event that a trust's student loans experience significant prepayments, the actual final payments on a class of notes may occur substantially before this final maturity date, causing a shortening of the notes' weighted average life. Weighted average life refers to the average amount of time that will elapse from the date of issuance of a note until each dollar of principal of such note will be repaid to the investor.

           The rate of prepayments on a trust's student loans cannot be predicted and may be influenced by a variety of economic, social and other factors. Generally, the rate of prepayments may tend to increase to the extent that alternative financing becomes available on more favorable terms or at interest rates significantly below the interest rates payable on a trust's student loans. In addition, the depositor is obligated to repurchase any student loan as a result of a breach of any of its representation and warranties relating to a trust's student loans, and the master servicer is obligated to cause a subservicer to repurchase any student loan as a result of a breach of certain covenants with respect to such student loan, in the event such breach materially adversely affects the interests of a trust in that student loan and is not cured within the applicable cure period. See "Formation of the Trusts — Acquisition of student loans" and "Servicing and Administration — The master servicing agreement" in this prospectus.

           However, scheduled payments with respect to, and maturities of, a trust's student loans may be extended, including pursuant to grace periods, deferral periods and forbearance periods. The rate of payment of principal of a class of notes and the yield on such notes may also be affected by the rate of defaults resulting in losses on a trust's student loans that may have been liquidated, by the severity of those losses and by the timing of those losses, which may affect the ability of the guarantors to make guarantee payments on such student loans. In addition, the maturity of certain of a trust's student loans may extend beyond the final maturity date for a class of notes.

           Any reinvestment risks resulting from a faster or slower incidence of prepayment of a trust's student loans will be borne entirely by noteholders. Such reinvestment risks may include the risk that interest rates and the relevant spreads above particular interest rate indexes are lower at the time noteholders receive payments from a trust than such interest rates and such spreads would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

           Prepayments on pools of student loans can be calculated based on a variety of different prepayment models. The method used to estimate prepayments for each trust will be described in the related prospectus supplement.

           Any prepayment model will not purport to describe historical prepayment experience or to predict the prepayment rate of a trust's student loans. A trust's student loans will not prepay at any constant percentage, nor will all of a trust's student loans prepay at the same rate. Investors must make an independent decision regarding the appropriate principal prepayment scenarios to use in deciding whether to purchase a trust's notes.

           Yield considerations

           Interest payments on a trust's notes will include interest accrued through the last day of the applicable interest accrual period. Your effective yield may be lower than the yield otherwise produced by the applicable interest rate and purchase price for your notes, because payments to you will not be made until the distribution date following the applicable interest accrual period.

           A class of notes may have fixed, variable or adjustable interest rates that may or may not be based on the interest rates applicable to a trust's student loans. The prospectus supplement for a trust's notes will specify the interest rate for each class of notes or, in the case of a variable or adjustable interest rate, the method of determining the interest rate and the effect, if any, of the prepayment of a trust's student loans on the interest rate of a class of notes.

           The yield to maturity of a class of notes will be affected by the rate and timing of payments of principal on a trust's student loans. The timing of changes in the rate of prepayments on a trust's student loans may significantly affect an investor's actual yield to maturity even if the average rate of principal prepayments is consistent with an investor's expectations. Generally, the earlier a prepayment of principal on a trust's student loans, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate the investor anticipated during the period immediately following issuance of the notes would not be fully offset by a subsequent decrease (or increase) in the rate of principal prepayments. Because the rate of principal payments on a trust's student loans affects the weighted average life and other characteristics of a class of notes, investors should consider carefully their own estimates as to the anticipated prepayment speed on a trust's student loans and the suitability of the notes to their investment objectives.

Security and Sources of Payment for the Notes

General

           The notes are limited obligations of the issuing trust, secured by and payable solely from that trust's assets as set forth in a related indenture of trust. The following assets will serve as security for the notes:

•	revenues, consisting of all principal and interest payments, proceeds, charges and other income received by the trustee or the trust on account of any student loan, including interest benefit payments and any special allowance payments with respect to any student loan, and investment income from all funds created under the indenture and any proceeds from the sale or other disposition of the student loans;

•	payments from counterparties under any derivative products described in a prospectus supplement;

•	all moneys and investments held in the funds created under the indenture; and

•	student loans purchased with money from the Acquisition Fund or otherwise acquired or originated and pledged or credited to the Acquisition Fund.

           In addition, a trust's assets may include rights that provide credit enhancement (for example, the right to draw under any letter of credit or note insurance) or cash flow enhancement as described in this prospectus and in the related prospectus supplement.

           The assets of one trust will not be available to pay the debts and obligations of another trust.

Prior Notes

           If the notes described in a prospectus supplement are being issued by a trust that has issued notes previously, that prospectus supplement will provide the following information concerning those prior notes:

•	name and designations of each series;

•	date that the series was issued;

•	original principle amount;

•	interest rate or method used to determine the interest rate;

•	legal final maturity date; and

•	whether the notes are senior, subordinate or junior subordinate notes.

Flow of funds

           The following funds will be created by the trustee under the indenture for the benefit of the registered owners:

•	Acquisition Fund

•	Collection Fund

•	Capitalized Interest Fund

•	Reserve Fund

           Additional funds and accounts may also be created if provided for in the related prospectus supplement. For any series of notes that contains reset rate notes, one or more accumulation accounts, supplemental interest funds, supplemental reserve funds, remarketing fee funds and funds for the deposit of amounts denominated in a currency other than U.S. dollars may be established under an indenture.

           For any series of notes, money transferred from the master servicer or a subservicer to the trustee on account of a trust's student loans will be deposited into segregated accounts for each trust for the credit of the Collection Fund, the Capitalized Interest Fund, the Acquisition Fund, the Reserve Fund and any other fund created under the indenture. The trustee will invest money held in funds created under the indenture in investment securities (as defined in the indenture) at the direction of the issuer administrator. Generally, such amounts will be invested in money market funds or guaranteed investment contracts with a rating or ratings equal to or greater than that specified by the rating agencies rating a trust's notes and as set forth in the indenture. Money in any fund created under an indenture may be pooled for purposes of investment.

Acquisition Fund; Purchase of student loans

           We will deposit most of the proceeds from the sale of any notes by a trust into the Acquisition Fund created under its indenture. As described in the related prospectus supplement, money on deposit in the Acquisition Fund may be used to pay costs of issuance of the notes, to make payments of principal on the notes, to redeem notes, and to acquire student loans. Student loans acquired with funds deposited in the Acquisition Fund that are pledged to the trust estate of a trust will be held by the trustee or its agent or bailee and accounted for as a part of the Acquisition Fund. If money held in the Acquisition Fund cannot be used to purchase student loans, then the trust will transfer such moneys to the Collection Fund or use those funds to redeem notes as described in the related prospectus supplement. See "Description of the Notes — Mandatory redemption."

           The eligible lender trustee will be the legal owner of the student loans transferred to the trust estate and will have a security interest in the student loans for and on behalf of the registered owners. The student loans will be held in the name of the eligible lender trustee for the account of each trust, for the benefit of the registered owners.

           If so provided in a prospectus supplement, during an acquisition period specified in the prospectus supplement, also known as a prefunding period, a trust will use a specified percentage of the proceeds in the Acquisition Fund for the following purposes:

•	to purchase portfolios of student loans during a time period specified in the related prospectus supplement.

•	to originate federal consolidation loans, each made for the purpose of consolidating one or more federal student loans at least one of which is already held by the trust and add-on loans to existing consolidation loans held by the trust.

•	to purchase serial loans from sellers. For a student loan to qualify as a serial loan it must have been made to a borrower under a student loan held by the trust on the date of issuance, or acquired during a prefunding period, of the notes and must meet other criteria described in the indenture.

           The additional student loans may be purchased by the trust or may be originated by the trust, if and to the extent specified in the related prospectus supplement. The related prospectus supplement will also specify a prefunding or revolving period during which loans may be originated or purchased. The characteristics of the student loans a trust may acquire during the revolving period and any limitations to be imposed with respect to the acquisition of additional student loans will be described in the related prospectus supplement. After the amount on deposit in the Acquisition Fund has been reduced to zero, the trust may continue to acquire serial loans or add-on loans if so provided in the related prospectus supplement from collections received on the student loans or in exchange for student loans then owned by the trust. If the amount initially deposited into the Acquisition Fund for a series of notes has not been reduced to zero by the end of the related prefunding period, the amounts remaining on deposit in the Acquisition Fund will be used to make principal payments on notes or to redeem notes as described in the related prospectus supplement.

Collection Fund

           The trustee will deposit into the Collection Fund all revenues derived from student loans, from money or assets on deposit in the Acquisition Fund or Reserve Fund, from payments on derivative products and any other amounts as each trust may direct.

           On each distribution date and derivative payment date, money in the Collection Fund will be used and transferred to other funds or persons in the order described in the related prospectus supplement. A trust may transfer amounts in the Collection Fund to the Reserve Fund to the extent necessary to restore the Reserve Fund to its required minimum balance. Money in the Collection Fund may be used to finance add-on consolidation loans and serial loans to a trust's student loans following the prefunding period, and to pay amounts due to the Department of Education.

           If so provided in a prospectus supplement, a trust may use principal payments it receives on student loans to purchase additional student loans during a revolving period. During this revolving period, a trust will pay interest due on a series of notes when it comes due, but will not pay principal on the notes or redeem notes, except as provided in the related prospectus supplement.

Capitalized Interest Fund

           If so provided in the related prospectus supplement, the indenture administrator will establish and maintain a capitalized interest fund for each series of notes. A capitalized interest fund will be funded by an initial deposit by the trust, another entity or by later deposits from collections. Capitalized interest funds will be available for a specified period of time to provide liquidity requirements resulting from a portion of a trust's assets earning interest below the rate of interest borne by the related notes issued by the trust and transaction costs. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of the capitalized interest fund.

Reserve Fund

           The indenture for each trust will establish a Reserve Fund. In connection with the sale of notes, the trustee will make a deposit to the Reserve Fund of a trust in the amount specified in each indenture. On each distribution date, to the extent money in the Collection Fund is not sufficient to make payment of the trust's expenses and interest then due on the notes of that trust, the amount of the deficiency shall be paid directly from the Reserve Fund. Unless otherwise stated in a prospectus supplement, money in the Reserve Fund may be used to pay principal on the notes only on the date of their maturity or in connection with defeasance of the indenture.

           If the Reserve Fund is used as described above, the trustee will restore the Reserve Fund to the level specified in a prospectus supplement by transfers from the Collection Fund of the related trust. If the full amount required to restore the Reserve Fund to the required level is not available in the Collection Fund on the next distribution date, the trustee shall continue to transfer funds from the Collection Fund as they become available until the deficiency in the Reserve Fund has been eliminated. On any day that the amount in the Reserve Fund exceeds the minimum level specified in a prospectus supplement, the trustee will transfer the excess in accordance with the terms of the indenture and as described in the related prospectus supplement.

           If so provided in a prospectus supplement, the Reserve Fund requirement may be satisfied by the deposit of a Reserve Fund insurance policy to be provided by the credit provider described in the prospectus supplement. The Reserve Fund insurance policy shall be drawn upon by the trustee as necessary to make up on a distribution date any deficiency in the amounts to pay note principal or interest.

Transfers free of the lien of the indenture

           If so provided in a prospectus supplement and an indenture, amounts in the Collection Fund established under an indenture may be released from the indenture and transferred in accordance with the issuer administrator's instructions if the balance in the Reserve Fund exceeds the required minimum Reserve Fund balance.

Investment of funds held by trustee

           The trustee will invest amounts credited to any fund established under the indenture in investment securities described in the indenture pursuant to orders received from us. In the absence of an order, and to the extent practicable, the trustee will invest amounts held under an indenture in direct obligations of, or in obligations fully guaranteed by, the United States.

           The trustee is not responsible or liable for any losses on investments made by it or for keeping all funds held by it fully invested at all times. Its only responsibility is to comply with investment instructions in a non-negligent manner.

Book-Entry Registration

General

           Except as described below under the caption "Euro-denominated Notes," investors acquiring beneficial ownership interests in the notes issued in book-entry form may hold their notes in the United States through DTC (as defined under the caption "Depositary Institutions" below) or in Europe through Clearstream or Euroclear (each as defined under the caption "Depositary Institutions" below) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

           Principal and interest payments on the notes are to be made to Cede & Co. DTC's practice is to credit direct participant's accounts upon receipt of funds and corresponding detail information from the trust on the payable date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners are governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and shall be the responsibility of the participant and not of DTC, the indenture trustee or the trusts, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. is the responsibility of the applicable trust, or the indenture trustee. Disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants. Under a book-entry format, noteholders may experience a delay in their receipt of payments, since payments will be forwarded by the indenture trustee to Cede & Co., which will forward the payments to its participants who will then forward them to indirect participants or noteholders.

           Redemption notices shall be sent to DTC. If less than all of a class of the notes of any series are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in such class to be redeemed.

           DTC has advised that it will take any action permitted to be taken by a noteholder under the indenture only at the direction of one or more participants to whose accounts with DTC the notes are credited. Clearstream and Euroclear will take any action permitted to be taken by a noteholder under the indenture on behalf of a participant only in accordance with their relevant rules and procedures and subject to the ability of the relevant depositary to effect these actions on its behalf through DTC.

           Neither DTC nor Cede & Co. will consent or vote with respect to the notes of any series. Under its usual procedures, DTC mails an omnibus proxy to the applicable trust, or the indenture trustee, as appropriate, as soon as possible after the record date. The omnibus proxy assigns Cede & Co.‘s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date.

           None of the trusts, the sellers, the master servicer, any subservicer, the indenture trustee or the underwriters will have any responsibility or obligation to any DTC participants, Clearstream, participants or Euroclear participants or the persons for whom they act as nominees with respect to the accuracy of any records maintained by DTC, Clearstream or Euroclear or any participant, the payment by DTC, Clearstream or Euroclear or any participant of any amount due to any beneficial owner in respect of the principal amount or interest on the notes, the delivery by any DTC participant, Clearstream participant or Euroclear participant of any notice to any beneficial owner which is required or permitted under the terms of the indenture to be given to noteholders or any other action taken by DTC.

           In certain circumstances, a trust may discontinue use of the system of book entry transfers through DTC or a successor securities depository. In that event, note certificates are to be printed and delivered. DTC may discontinue providing its services as securities depository with respect to the notes of any series at any time by giving reasonable notice to the applicable trust or the indenture trustee. In the event that a successor securities depository is not obtained, note certificates are required to be printed and delivered.

           Form, denomination and trading

           The notes will be issued in minimum denominations and additional increments set forth in the related prospectus supplement, and may be held and transferred, and will be offered and sold, in principal balances of not less than their applicable minimum denomination set forth in the related prospectus supplement.

           Interests in the notes will be represented by one or more of the following types of global notes:

•	for notes denominated in U.S. Dollars, a global note certificate held through DTC (each, a "U.S. global note certificate"); or

•	for notes denominated in a non-U.S. Dollar currency, a global note certificate held through a European clearing system (each, a "non-U.S. global note certificate").

           On or about the closing date for the issuance of any class of notes, the issuer administrator on behalf of the trust will deposit:

•	a U.S. global note certificate for each class of notes with the applicable DTC custodian, registered in the name of Cede & Co., as nominee of DTC; and

•	one or more corresponding non-U.S. global note certificates with respect to each class of notes with the applicable foreign custodian, as common depositary for Euroclear and Clearstream, registered in the name of a nominee selected by the common depositary for Euroclear and Clearstream.

           At all times the global note certificates will represent the outstanding principal balance, in the aggregate, of the related class of notes. At all times, with respect to each class of notes, there will be only one U.S. global note certificate and one non-U.S. global note certificate for such notes.

           DTC will record electronically the outstanding principal balance of each class of notes represented by a U.S. global note certificate held within its system. DTC will hold interests in a U.S. global note certificate on behalf of its account holders through customers' securities accounts in DTC's name on the books of its depositary. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's name on the books of its respective depositary which in turn will hold positions in customers' securities accounts in such depositary's name on the books of DTC. Citibank N.A. will act as depositary for Clearstream and JP Morgan Chase will act as depositary for Euroclear. Except as described below, no person acquiring a book-entry note will be entitled to receive a physical certificate representing the notes. Unless and until definitive certificates are issued, it is anticipated that the only holder of notes other than Euro-denominated notes will be Cede & Co., as nominee of DTC.

           The European clearing systems will record electronically the outstanding principal balance of each class of notes represented by a non-U.S. global note certificate held within their respective systems. The European clearing systems will hold interests in the non-U.S. global note certificate on behalf of their account holders through customers' securities accounts in the European clearing systems' respective names on the books of their respective depositaries.

           Interests in the global note certificates will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear and Clearstream as applicable, and their respective direct and indirect participants. Transfers between participants will occur in accordance with DTC Rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

           Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC Rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream participants and Euroclear participants may not deliver instructions to the depositaries.

           Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a participant will be received with value on DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

           Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

           Identification numbers and payments to the global certificates

           Each trust will apply to DTC for acceptance in its book-entry settlement systems of each class of notes denominated in U.S. Dollars and will apply to Euroclear and Clearstream for acceptance in their respective book-entry settlement systems of each class of notes denominated in a currency other than U.S. Dollars. Each class of notes will have the CUSIP numbers, ISINs and European Common Codes, as applicable, set forth in the related prospectus supplement. Payments of principal, interest and any other amounts payable under each global note certificate will be made to or to the order of the relevant clearing system's nominee as the registered holder of such global note certificate.

           Because of time zone differences, payments to noteholders that hold their positions through a European clearing system will be made on the business day following the applicable distribution date, or for notes denominated in a currency other than U.S. Dollars, on the payment date as described in the related prospectus supplement, as the case may be, in accordance with customary practices of the European clearing systems. No payment delay to noteholders holding U.S. Dollar denominated notes clearing through DTC will occur on any distribution date or on any reset date, unless, as set forth above, those noteholders' interests are held indirectly through participants in European clearing systems.

           Depositary institutions

           The Depository Trust Company, or DTC, is a limited-purpose trust company organized under the laws of the State of New York, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency " registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participating organizations and to facilitate the clearance and settlement of securities transactions between those participants through electronic book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations, including Euroclear and Clearstream. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Some direct participants and/or their representatives, own part of the Depositary Trust Company Corporation, the parent of DTC.

           In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in notes issued in book-entry form, whether held for its own account or as nominee for another person. In general, beneficial ownership of book-entry notes will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

           Purchases of the notes under the DTC system must be made by or through direct participants, which receive a credit for the notes on DTC records. The ownership interest of each actual purchaser of each series of notes, or beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners shall not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners shall not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the series of any notes is discontinued.

           To facilitate subsequent transfers, all notes deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of such notes with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of notes; DTC's records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants remain responsible for keeping account of their holdings on behalf of their customers.

           Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

           Clearstream Banking, société anonyme, Luxembourg, formerly Cedelbank ("Clearstream"), has advised that it is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depository, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (the "CSSF"). Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

           Euroclear has advised that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./NV (the "Euroclear operator"), under contract with Euroclear Clearance System plc., a United Kingdom corporation (the "Cooperative"). All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

           The Euroclear operator has advised that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian Bank, it is regulated by the Belgian Banking Commission.

           Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

           Distributions with respect to notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its depositary. Those distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations (see "Federal Income Tax Consequences" in this prospectus). Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Clearstream participant or Euroclear participant only in accordance with the relevant rules and procedures and subject to the relevant Depositary's ability to effect such actions on its behalf through DTC.

Reset Rate Notes

           Except as set out herein, book-entry registration of reset rate notes shall generally effect noteholders in the same fashion as holders of notes other than reset rate notes, as described above.

           On each reset date, the aggregate outstanding principal balance of that class of reset rate notes will be allocated to one of the three global note certificates, either of which may, as of that reset date, be reduced to zero or represent 100% of the aggregate outstanding principal balance of that class of reset rate notes, depending on whether that class of reset rate notes is in U.S. Dollars (in which case a U.S. global note certificate is used) or in a currency other than U.S. Dollars (in which case a non-U.S. global note certificate is used).

           On each related reset date, a schedule setting forth the required terms of the related class of reset rate notes for the immediately following reset period will be deposited with the DTC custodian for any U.S. global note certificate and with the foreign custodian for any non-U.S. global note certificate. The applicable minimum denominations and additional increments can be reset only in circumstances where all holders are deemed to have tendered or have mandatorily tendered their notes.

           On or following each reset date (other than a reset date on which the then-current holders of U.S. Dollar denominated reset rate notes had the option to retain their reset rate notes, but less than 100% of such securityholders delivered hold notices), on which either a successful remarketing has occurred or the call option has been exercised (and not previously exercised on the immediately preceding reset date), each clearing system will cancel the then-current identification numbers and assign new identification numbers, which the issuer administrator will obtain for each class of reset rate notes. In addition, each global note certificate will be issued with a schedule attached setting forth the terms of the applicable class of reset rate notes for its initial reset period, which will be replaced on the related reset date to set forth the required terms for the immediately following reset period.

           Due to time zone differences and to ensure that a failed remarketing has not occurred, during any reset period when a class of reset rate notes is denominated in a currency other than U.S. Dollars payments required to be made to tendering noteholders on a reset date for which there has been a successful remarketing (or exercise of the call option), in the amount of the aggregate outstanding principal balance of the applicable class of reset rate notes (together with all amounts due from the trust as payments of interest and principal, if any, on the related distribution date), will be made through the European clearing systems on the second business day following the related reset date, together with additional interest at the applicable interest rate and in the applicable non-U.S. Dollar currency from and including the related reset date to, but excluding, the second business day following such reset date (but only to the extent such interest payments are actually received from any swap counterparties). Purchasers of such reset rate notes will be credited with their positions on the applicable reset date with respect to positions held through DTC or on the second business day with respect to positions held through the European clearing systems.

           Except with respect to a reset date, the trusts expect that the nominees, upon receipt of any such payment, will immediately credit the relevant clearing system's participants' accounts with payment amounts proportionate to their respective interests in the principal balance of the relevant global note certificates as shown on the records of such nominee. The trusts also expect that payments by clearing system participants to owners of interests in such global note certificates held through such clearing system participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such clearing system participants and none of the trusts, the issuer administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any delay in such payments from participants, except as shown above with respect to reset date payment delays. None of the trust, the issuer administrator, any registrar, the indenture trustee, any remarketing agent, any transfer agent or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of ownership interests in the global note certificates or for maintaining, supervising or reviewing any records relating to such ownership interests.

Euro-denominated Notes

           We expect to deliver notes denominated in Euros in book-entry form through the facilities of Clearstream and Euroclear against payment in immediately available funds in Euros. We will issue the Euro notes as one or more global notes registered in the name of a common depositary for Clearstream, and Euroclear Bank S.A./N.V., as the operator of Euroclear. Investors may hold book-entry interests in these global notes through organizations that participate, directly or indirectly, in Clearstream and/or Euroclear. Book-entry interests in the Euro notes and all transfers relating to the Euro notes will be reflected in the book-entry records of Clearstream and Euroclear.

           The distribution of the Euro notes will be cleared through Clearstream and Euroclear. Any secondary market trading of book-entry interests in the Euro notes will take place through participants in Clearstream and Euroclear and will settle in same-day funds.

           Owners of book-entry interests in the Euro notes will receive payments relating to their notes in Euros. Clearstream and Euroclear have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates. Special procedures to facilitate clearance and settlement have been established among the clearing systems to trade securities across borders in the secondary market.

           The policies of Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. None of the trusts, the sellers, the master servicer, any subservicer, College Loan Corporation, the depositor, the indenture trustee or the underwriters have any responsibility for any aspect of the records kept by Clearstream or Euroclear or any of their direct or indirect participants. We do not supervise these systems in any way.

           Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform or continue to perform these procedures and may modify them or discontinue them at any time.

           Except as provided below, owners of beneficial interests in the Euro notes will not be entitled to have the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders of the notes under the indenture governing the notes, including for purposes of receiving any reports delivered by us or the indenture trustee pursuant to the indenture. Accordingly, each person owning a beneficial interest in a Euro note must rely on the procedures of the relevant clearing system and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, in order to exercise any rights of a holder of securities.

           We understand that investors that hold their Euro notes through Clearstream or Euroclear accounts will follow the settlement procedures that are applicable to eurobonds in registered form. Euro notes will be credited to the securities custody accounts of Clearstream and Euroclear participants on the business day following the settlement date for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

           We understand that secondary market trading between Clearstream and/or Euroclear participants will occur in the ordinary way following the applicable rules and operating procedures of Clearstream and Euroclear. Secondary market trading will be settled using procedures applicable to eurobonds in registered form.

           You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the Euro notes through Clearstream and Euroclear on business days in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

           Clearstream and Euroclear will credit payments to the cash accounts of their respective participants in accordance with the relevant system's rules and procedures, to the extent received by the common depositary. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream or Euroclear participant only in accordance with its relevant rules and procedures.

           Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Euro notes among participants of Clearstream and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time.

Additional Notes

           If so described in the related prospectus supplement, a trust may, upon complying with the provisions of the related indenture, issue from time to time additional notes secured by the assets of the trust on a parity with or subordinate to either Class A notes or Class B notes, or Class C notes if any, then outstanding. In addition, a trust may enter into any derivative product it deems necessary or desirable with respect to any or all of the notes issued by that trust. We may take those actions without the approval of the holders of any outstanding notes.

           A trust will not issue additional notes unless the following conditions have been satisfied:

•	The trust has entered into a supplemental indenture with the trustee providing the terms and forms of the additional notes.

•	The trustee has received a rating confirmation from each rating agency which has assigned a rating to any outstanding notes of the trust that such rating will not be reduced or withdrawn as a result of the issuance of the proposed additional notes.

•	The trustee has received an opinion of counsel to the effect that all of the foregoing conditions to the issuance of the proposed additional notes have been satisfied.

           The trustee will be authorized under the indenture to establish any additional funds or accounts which it deems necessary or convenient in connection with the issuance and delivery of any additional notes.

Summary of the Indenture Provisions

           Each trust will issue notes pursuant to an indenture of trust entered into with a trustee and an eligible lender trustee identified in the related prospectus supplement. We have filed a form of the indenture of trust as an exhibit to the registration statement to which this prospectus is a part. The following is a summary of some of the provisions expected to be contained in each indenture. This summary is not comprehensive and reference should be made to the indenture for a full and complete statement of its provisions.

Parity and priority of lien

           The provisions of each trust's indenture are generally for the equal benefit, protection and security of the registered owners of all of the notes issued by that trust. However, the Class A notes have priority over the Class B notes with respect to payments of principal and interest, and the Class B notes have priority over the Class C notes, if any, with respect to payments of principal and interest.

           The revenues and other money, student loans and other assets each trust pledges under its indenture will be free and clear of any pledge, lien, charge or encumbrance, other than that created by the indenture. Except as otherwise provided in the indenture, a trust:

•	will not create or voluntarily permit to be created any debt, lien or charge on the student loans which would be on a parity with, subordinate to, or prior to the lien of the indenture;

•	will not take any action or fail to take any action that would result in the lien of the indenture or the priority of that lien for the obligations thereby secured being lost or impaired; and

•	will pay or cause to be paid, or will make adequate provisions for the satisfaction and discharge, of all lawful claims and demands which if unpaid might by law be given precedence to or any equality with the indenture as a lien or charge upon the student loans.

Representations and warranties

           Each trust will represent and warrant in its indenture that:

•	it is duly authorized under the Delaware Statutory Trust Act to create and issue the notes and to execute and deliver the indenture and any derivative product, and to make the pledge to the payment of notes and any company derivative payments under the indenture,

•	all necessary trust action for the creation and issuance of the notes and the execution and delivery of the indenture and any derivative product has been duly and effectively taken, and

•	the notes in the hands of the registered owners of the notes and any derivative product are and will be valid and enforceable special limited obligations of the trust secured by and payable solely from the trust estate.

Further covenants

           Each trust will file financing statements and continuation statements in any jurisdiction necessary to perfect and maintain the security interest it grants under its indenture.

           Upon written request of the trustee, a trust will permit the trustee or its agents, accountants and attorneys, to examine and inspect the property, books of account, records, reports and other data relating to the student loans, and will furnish the trustee such other information as it may reasonably request. The trustee shall be under no duty to make any examination unless requested in writing to do so by the registered owners of 66% of the principal amount of the notes, and unless those registered owners have offered the trustee security and indemnity satisfactory to it against any costs, expenses and liabilities which might be incurred in making any examination.

           Each year each trust will deliver to the trustee a certification of its compliance with the terms and conditions of its indenture, and in the event of any noncompliance, a description of the nature and status thereof.

Statements to trustee and trust

           The issuer administrator will prepare and provide in accordance with Item 1121 under Regulation AB of the Securities Act, periodic statements to the trustee that will include:

•	the amount of principal payments made with respect to each class of notes during the preceding collection period;

•	the amount of interest payments made with respect to each class of notes and the applicable interest rates, including how such interest rates are calculated, for the preceding collection period;

•	the outstanding principal amount of each class of the notes as of the close of business on the last day of the preceding collection period;

•	the amount of principal and interest collected on the student loans during the preceding collection period;

•	the amount paid by the trustee to acquire student loans from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	the servicing fees, trustees' fees and administrative fees paid during the preceding collection period;

•	the amount received by the trust for student loans sold during the preceding collection period;

•	the balance of student loans held by the trust that are delinquent in each delinquency category as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts in the Reserve Fund and the balance of the Reserve Fund, after giving effect to such payments, as of the close of business on the last day of the preceding collection period;

•	the portion of principal or interest payments made from amounts on deposit in the Acquisition Fund during the preceding collection period;

•	any amounts transferred from the Acquisition Fund to the Collection Fund during the preceding collection period;

•	the value of the trust estate and the outstanding principal amount of the notes as of the close of business on the last day of the preceding collection period; and

•	the balance of student loans held by the trust which have been rejected for federal reimbursement claims, are in forbearance or are in deferment as of the close of business on the last day of the preceding collection period.

           A copy of these reports may be obtained by any noteholder by a written request to the trustee.

Enforcement of servicing agreement

           Each trust will diligently enforce all terms, covenants and conditions of all servicing agreements, including the prompt payment of all amounts due to the servicer under the servicing agreements. A trust will not permit the release of the obligations of any servicer under any servicing agreement except in conjunction with permitted amendments or modifications and will not waive any default by the servicer under the servicing agreement without the written consent of the trustee. A trust will not consent or agree to or permit any amendment or modification of any servicing agreement which will in any manner materially adversely affect the rights or security of the registered owners of the notes.

Additional covenants with respect to the Higher Education Act

           We will verify that the eligible lender trustee under an indenture is an eligible lender under the Higher Education Act, and will acquire or cause to be acquired student loans only from an eligible lender.

           Each trust is responsible, directly or through its agents, for each of the following actions with respect to the Higher Education Act:

•	Dealing with the Secretary of Education with respect to the rights, benefits and obligations under the certificates of insurance and the contract of insurance, and dealing with the guarantee agencies with respect to the rights, benefits and obligations under the guarantee agreements with respect to the student loans;

•	Causing to be diligently enforced, and causing to be taken all reasonable steps necessary or appropriate for the enforcement of all terms, covenants and conditions of all student loans and agreements in connection with the student loans, including the prompt payment of all principal and interest payments and all other amounts due under the student loans;

•	Causing the student loans to be serviced by entering into a servicing agreement with the servicer for the collection of payments made for, and the administration of the accounts of, the student loans;

•	Complying with, and causing all of its officers, trustees, employees and agents to comply, with the provisions of the Higher Education Act and any regulations or rulings under the Act, with respect to the student loans;

•	Causing the benefits of the guarantee agreements, the interest subsidy payments and the special allowance payments to flow to the trustee; and

•	Causing student loans that are evidenced by a master promissory note under the Higher Education Act to be acquired in accordance with the terms of a loan purchase agreement as described in the indenture.

•	The trustee will have no obligation to administer, service or collect the trust's student loans or to maintain or monitor the administration, servicing or collection of those student loans.

Continued existence; Successor

           Each trust will preserve and keep in full force and effect its existence, rights and franchises as a Delaware statutory trust. A trust will not sell or otherwise dispose of all or substantially all of its assets, consolidate with or merge into another entity, or permit one or more other entities to consolidate with or merge with such trust. These restrictions do not apply to a transaction where the transferee or the surviving or resulting entity irrevocably and unconditionally assumes the obligation to perform and observe the trust's agreements and obligations under the indenture.

Events of default

           Each indenture will define the following events as events of default:

•	default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class A note when the same becomes due and payable and such default shall continue for a period of five days;

•	if no Class A notes are outstanding under the indentures default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class B note when the same becomes due and payable and such default shall continue for a period of five days;

•	if no Class A notes and no Class B notes are outstanding under the indenture, default in the due and punctual payment of any interest (other than carry-over interest, if applicable) on any Class C note when the same becomes due and payable, and such default shall continue for a period of five days;

•	default in the due and punctual payment of the principal of any note when the same becomes due and payable on the final maturity date of the note;

•	default in the performance or observance of any other of the trust's covenants, agreements or conditions contained in the indenture or in the notes, and continuation of such default for a period of 90 days after written notice thereof is given to the trust by the trustee; and

•	the occurrence of an event of bankruptcy.

Remedies on default

           Possession of trust estate. Upon the happening of any event of default relating to a trust, the trustee may take possession of any portion of the trust estate of that trust that may be in the custody of others, and all property comprising the trust estate, and may hold, use, operate, manage and control those assets. The trustee may also, in the name of that trust or otherwise, conduct such trust's business and collect and receive all charges, income and revenues of the trust estate. After deducting all expenses incurred and all other proper outlays authorized in the indenture, and all payments which may be made as just and reasonable compensation for its own services, and for the services of its attorneys, agents, and assistants, the trustee will apply the rest and residue of the money received by the trustee as follows or as otherwise described in a prospectus supplement (however, if the event of default relates to a covenant default described in the fifth bullet point under "Events of default" above, priorities fifth and sixth below will be reversed):

•	first, (a) to the owners of each class of the reset rate notes then denominated in U.S. dollars and then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class (excluding any investment earnings thereon) in reduction of the outstanding amount of such reset rate notes until they are paid in full; and/or (b) to the related currency swap counterparty if any class of the reset rate notes is then denominated in a currency other than U.S. dollars and is then structured not to receive a payment of principal until the end of its related reset period, any amount on deposit for such class of reset rate notes (excluding any investment earnings thereon) in reduction of the outstanding amount of such class of the reset rate notes until they are paid in full;

•	second, to the trustees for fees and expenses due and owing to the trustees;

•	third, to the master servicer and certain other service providers, due and unpaid fees;

•	fourth, pro rata, (i) to the derivative product counterparties relating to Class A notes, in proportion to their respective entitlements under the applicable derivative products without preference or priority, except for certain termination payments, and (ii) to the Class A noteholders for amounts due and unpaid on the Class A notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such interest;

•	fifth, to Class A noteholders for amounts due and unpaid on the Class A notes for principal, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal;

•	sixth, pro rata, (i) to the derivative product counterparties relating to the Class B notes, in proportion to their respective entitlements under the applicable derivate products without preference or priority, except for certain termination payments, and (ii) to the Class B noteholders for amounts due and unpaid on the Class B Notes for interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such interest;

•	seventh, to the Class B noteholders for amounts due and unpaid on the Class B Notes for principal, ratably without preference or priority of any kind, according to the amounts due and payable on the Class B Notes for principal;

•	eighth, to the Class A noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class A notes for such carry-over amounts;

•	ninth, to the Class B noteholders, all carry-over amounts then due and unpaid, ratably, without preference or priority of any kind, according to the amounts due and payable on the Class B notes for such carry-over amounts;

•	tenth, to the derivative product counterparties relating to the Class A notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	eleventh, to the derivative product counterparties relating to Class B notes, in proportion to the respective entitlements under the applicable derivative products without preference or priority, for any reimbursements that are due and unpaid;

•	twelfth, to the remarketing agents, if any, for any fees not paid from the remarketing fee fund;

•	thirteenth, sequentially, first to any remarketing agents, and second to the issuer administrator for any advances made on behalf of the trust, or for any costs associated with the remarketing not previously reimbursed;

•	fourteenth, to the master servicer, for any unpaid carryover servicing fees due under a master servicing agreement; and

•	fifteenth, to the trust, for distribution in accordance with the terms of the administrative services agreement and the Trust Agreement.

           If the trust has entered into a currency swap agreement and that agreement terminates, amounts that would have otherwise been paid to the related currency swap counterparty (other than termination payments) will be used to make payments to the related class of the reset rate noteholders equal to the payment that the counterparty would have made. If this occurs, the trust will exchange U.S. dollars for the applicable currency in order to make such distributions.

           If an indenture provides for the issuance of Class C notes, interest and principal will be paid on those notes before the payments described in paragraphs ninth, tenth, eleventh and twelfth above.

           Sale of trust estate. Upon the happening of any event of default and if the principal of all of the outstanding notes shall have been declared due and payable, then the trustee may sell the trust estate to the highest bidder in accordance with the requirements of applicable law. In addition, the trustee may proceed to protect and enforce the rights of the trustee or the registered owners in the manner as counsel for the trustee may advise, whether for the specific performance of any covenant, condition, agreement or undertaking contained in the indenture, or in aid of the execution of any power therein granted, or for the enforcement of such other appropriate legal or equitable remedies as may in the opinion of such counsel, be more effectual to protect and enforce the rights aforesaid. The trustee is required to take any of these actions if requested to do so in writing by the registered owners of at least 51% of the principal amount of the highest priority obligations outstanding under the defaulted indenture and certain counterparties. However, if the event of default does not relate to a payment default or an event of bankruptcy, the trustee may take these actions only if requested to do so in writing by the registered owners of all obligations outstanding under the defaulted indenture and all counterparties unless the net proceeds received by the indenture trustee from selling the trust estate are sufficient to pay all amounts owed to all the holders of obligations outstanding under the defaulted indenture and all counterparties.

           Appointment of receiver. If an event of default occurs, and all of the outstanding obligations under an indenture have been declared due and payable, and if any judicial proceedings are commenced to enforce any right of the trustee or of the registered owners under the indenture, then as a matter of right, the trustee shall be entitled to the appointment of a receiver for the trust estate.

           Accelerated maturity. If an event of default occurs, the trustee may declare, or upon the written direction by the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall declare, the principal of all obligations issued under the indenture, and then outstanding, and the interest thereon, immediately due and payable. A declaration of acceleration upon the occurrence of a default may be rescinded upon notice to the trust by a majority of the registered owners of the obligations then outstanding if the trust has paid or deposited with the trustee amounts sufficient to pay all principal and interest due on the notes and any other event of default has been cured or waived.

           Direction of trustee. If an event of default occurs, the registered owners of at least 51% of the principal amount of the highest priority obligations then outstanding under the defaulted indenture shall have the right to direct and control the trustee with respect to any proceedings for any sale of any or all of the trust estate, or for the appointment of a receiver. The registered owners may not cause the trustee to take any proceedings which in the trustee's opinion would be unjustly prejudicial to non-assenting registered owners of obligations outstanding under the indenture.

           Right to enforce in trustee. No registered owner of any obligation issued under an indenture shall have any right as a registered owner to institute any suit, action or proceedings for the enforcement of the provisions of the indenture or for the appointment of a receiver or for any other remedy under the indenture. All rights of action under an indenture are vested exclusively in the trustee, unless and until the trustee fails to institute an action or suit after the registered owners of the affected trust:

•	have given to the trustee written notice of a default under the indenture, and of the continuance thereof,

•	shall have made written request upon the trustee and the trustee shall have been afforded reasonable opportunity to institute an action, suit or proceeding in its own name, and

•	the trustee shall have been offered indemnity and security satisfactory to it against the costs, expenses, and liabilities to be incurred on an action, suit or proceeding in its own name.

           Waivers of events of default. The trustee may in its discretion waive any event of default under an indenture and rescind any declaration of acceleration of the obligations due under the indenture. The trustee will waive an event of default upon the written request of the registered owners of at least a majority of the principal amount of the highest priority obligations then outstanding under the indenture. A waiver of any event of default in the payment of the principal or interest due on any obligation issued under the indenture may not be made unless prior to the waiver or rescission, provision shall have been made for payment of all arrears of interest or all arrears of payments of principal, and all expenses of the trustee in connection with such default. A waiver or rescission of one default will not affect any subsequent or other default, or impair any rights or remedies consequent to any subsequent or other default.

The trustee

           Acceptance of trust. The trustee will accept the trusts imposed upon it by an indenture, and will perform those trusts, but only upon and subject to the following terms and conditions:

•	Except during the continuance of an event of default, the trustee undertakes to perform only those duties as are specifically set forth in the indenture.

•	Except during the continuance of an event of default and in the absence of bad faith on its part, the trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the trustee and conforming to the requirements of the indenture.

•	In case an event of default has occurred and is continuing, the trustee, in exercising the rights and powers vested in it by the indenture, will use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

•	Before taking any action under the indenture requested by registered owners, the trustee may require that it be furnished an indemnity bond or other indemnity and security satisfactory to it by the registered owners for the reimbursement of all expenses to which it may be put and to protect it against liability arising from any action taken by the trustee.

           Trustee may act through agents. The trustee may execute any of the trusts or powers under an indenture and perform any duty thereunder either itself or by or through its attorneys, agents, or employees. The trustee will not be answerable or accountable for any default, neglect or misconduct of any such attorneys, agents or employees, if reasonable care has been exercised in the appointment, supervision, and monitoring of the work performed. Each trust will pay all reasonable costs incurred by the trustee and all reasonable compensation to all such persons as may reasonably be employed in connection with that trust.

           Duties of the indenture trustee. The indenture trustee will not make any representations as to the validity or sufficiency of the agreements, the notes or of any assets or documents. If no event of default as defined in the indenture has occurred, the indenture trustee is required to perform only those duties specifically required of it under the indenture. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the indenture trustee is required to examine them to determine whether they are in the form required by the agreements. However, the indenture trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or any of the parties under the agreements.

           The indenture trustee may be held liable for its negligent action or failure to act, or for its misconduct. The indenture trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders in an event of default. The indenture trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk is not reasonably assured it.

           Indemnification of trustee. The trustee is generally under no obligation or duty to perform any act at the request of registered owners or to institute or defend any suit to protect the rights of the registered owners under an indenture unless properly indemnified and provided with security to its satisfaction. The trustee is not required to take notice of any event under an indenture unless and until it shall have been specifically notified in writing of the event of default by the registered owners or a trust's authorized representative.

           However, the trustee may begin suit, or appear in and defend suit, execute any of the trusts, enforce any of its rights or powers, or do anything else in its judgment proper, without assurance of reimbursement or indemnity. In that case the trustee will be reimbursed or indemnified by the registered owners requesting that action, if any, or by the applicable trust in all other cases, for all fees, costs and expenses, liabilities, outlays and counsel fees and other reasonable disbursements properly incurred. If a trust or the registered owners, as appropriate, fail to make such reimbursement or indemnification, the trustee may reimburse itself from any money in its possession under the provisions of the related indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

           Each trust will agree to indemnify the trustee for, and to hold it harmless against, any loss, liability or expenses incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties in relation to the trust estate. Each trust will indemnify and hold harmless the trustee against any and all claims, demands, suits, actions or other proceedings and all liabilities, costs and expenses whatsoever caused by any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement of a material fact contained in any offering document distributed in connection with the issuance of that trust's notes or caused by any omission or alleged omission from such offering document of any material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.

           Compensation of trustee. Each trust will pay to the trustee compensation for all services rendered by it under the applicable indenture, and also all of its reasonable expenses, charges, and other disbursements. The trustee may not change the amount of its annual compensation without giving the applicable trust at least 90 days' written notice prior to the beginning of a fiscal year. If not paid by the trust, the indenture trustee will have a lien on all money held pursuant to the indenture, subject only to the prior lien of the notes for the payment of the principal and interest thereon from the Collection Fund.

           Resignation of trustee. The trustee may resign and be discharged from the trust created by an indenture by giving notice in writing specifying the date on which such resignation is to take effect. A resignation will only take effect on the day specified in such notice if a successor trustee shall have been appointed pursuant to the provisions of the indenture and is qualified to be the trustee under the requirements of the provisions of the indenture.

           Removal of trustee. The trustee may be removed

•	at any time by the registered owners of a majority of the principal amount of the highest priority obligations then outstanding under an indenture,

•	by the issuer administrator for cause or upon the sale or other disposition of the trustee or its trust functions, or

•	by the issuer administrator without cause so long as no event of default exists or has existed within the last 30 days.

           In the event a trustee is removed, removal shall not become effective until

•	a successor trustee shall have been appointed, and

•	the successor trustee has accepted that appointment.

           Successor trustee. If the trustee resigns, is dissolved or otherwise is disqualified to act or is incapable of acting, or in case control of the trustee is taken over by any public officer or officers, the issuer administrator may appoint a successor trustee. Each trust will cause notice of the appointment of a successor trustee to be mailed to the registered owners at the address of each registered owner appearing on the note registration books.

           Every successor trustee

•	will be a bank or trust company in good standing, organized and doing business under the laws of the United States or of a state therein,

•	have a reported capital and surplus of not less than $50,000,000,

•	will be authorized under the law to exercise corporate trust powers, be subject to supervision or examination by a federal or state authority, and

•	will be an eligible lender under the Higher Education Act so long as such designation is necessary to maintain guarantees and federal benefits under the Act with respect to the student loans originated under the Act.

           Merger of the trustee. Any corporation into which the trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the trustee, shall be the successor of the trustee under an indenture, provided such corporation shall be otherwise qualified and eligible under the indenture, without the execution or filing of any paper of any further act on the part of any other parties thereto.

Supplemental indentures

           Supplemental indentures not requiring consent of registered owners. A trust can agree with the trustee to enter into any indentures supplemental to an indenture for any of the following purposes without notice to or the consent of noteholders:

•	to cure any ambiguity or formal defect or omission in the indenture;

•	to grant to or confer upon the trustee for the benefit of the registered owners any additional benefits, rights, remedies, powers or authorities;

•	to subject to the indenture additional revenues, properties or collateral;

•	to authorize the issuance of one or more additional series of rates, subject to the requirements of the applicable indenture;

•	to modify, amend or supplement the indenture or any indenture supplemental thereto in such manner as to permit the qualification under the Trust Indenture Act of 1939 or any similar federal statute or to permit the qualification of the notes for sale under the securities laws of the United States of America or of any of the states of the United States of America, and, if they so determine, to add to the indenture or any indenture supplemental thereto such other terms, conditions and provisions as may be permitted by said Trust Indenture Act of 1939 or similar federal statute;

•	to evidence the appointment of a separate or co-trustee or a co-registrar or transfer agent or the succession of a new trustee under the indenture;

•	to add provisions to or to amend provisions of the indenture as may, in the opinion of counsel, be necessary or desirable to assure implementation of the student loan business in conformance with the Higher Education Act;

•	to make any change as shall be necessary in order to obtain and maintain for any of the notes an investment grade rating from a nationally recognized rating service, which changes, in the opinion of the trustee are not to the prejudice of the registered owner of any of the obligations outstanding under the indenture;

•	to make any changes necessary to comply with the Higher Education Act and the regulations thereunder or the Internal Revenue Code and the regulations promulgated thereunder;

•	to make the terms and provisions of the indenture, including the lien and security interest granted therein, applicable to a derivative product;

•	to create any additional funds or accounts under the indenture deemed by the trustee to be necessary or desirable;

•	to make any other change with a confirmation by the rating agencies of their ratings of the notes; or

•	to make any other change which, in the judgment of the trustee is not to the material prejudice of the registered owners of any obligations outstanding under the indenture.

           Supplemental indentures requiring consent of registered owners. Any amendment of an indenture other than those listed above must be approved by the registered owners of not less than a majority of the principal amount of the notes then outstanding under the indenture. Also, certain amendments of an indenture that would have a material adverse effect on a counterparty require the consent of that counterparty.

           The changes described below may be made in a supplemental indenture only with the consent of the registered owners of all notes then outstanding,

•	an extension of the maturity date of the principal of or the interest on any obligation, or

•	a reduction in the principal amount of any obligation or the rate of interest thereon, or

•	a privilege or priority of any obligation under the indenture over any other obligation, or

•	a reduction in the aggregate principal amount of the obligations required for consent to such supplemental indenture, or

•	the creation of any lien other than a lien ratably securing all of the obligations at any time outstanding under the indenture.

Trusts irrevocable

           The trust created by an indenture is irrevocable until the notes and interest thereon and all company derivative payments are fully paid or provision is made for their payment as provided in the applicable indenture.

Satisfaction of indenture

           If the registered owners of the notes issued under an indenture are paid all the principal of and interest due on their notes, at the times and in the manner stipulated in an indenture, and if each counterparty on a derivative product is paid all of derivative payments then due, then the pledge of the trust estate will thereupon terminate and be discharged. The trustee will execute and deliver to the trust instruments to evidence the discharge and satisfaction, and the trustee will pay all money held by it under the indenture to the party entitled to receive it under the indenture.

           Notes will be considered to have been paid if money for their payment or redemption has been set aside and is being held in trust by the trustee. Any outstanding note will be considered to have been paid if the note is to be redeemed on any date prior to its stated maturity and notice of redemption has been given as provided in the indenture and on said date there shall have been deposited with the trustee either money or governmental obligations the principal of and the interest on which when due will provide money sufficient to pay the principal of and interest to become due on the note.

           Any derivative payments will be considered to have been paid and the applicable derivative product terminated when payment of all derivative payments due and payable to each counterparty under derivative products have been made or duly provided for to the satisfaction of each counterparty and the respective derivative product has been terminated.

Description of Credit Enhancement and Derivative Products

Credit Enhancement

           Credit enhancement may be provided with respect to one or more classes of the notes of any series of a trust. The amounts and types of credit enhancement arrangements and the provider of the credit enhancement, if any, will be set forth in the related prospectus supplement. Credit enhancement may be in the form of a letter of credit, the subordination of one or more classes of notes, the use of an insurance policy or surety bonds, the establishment of one or more reserve funds, establishment of a capitalized interest fund, interest rate swaps, or any combination of the foregoing.

           The presence of a Reserve Fund and other forms of credit enhancement for the benefit of any class or series of notes is intended to enhance the likelihood that noteholders of a class or series will receive the full amount of principal and interest due on the notes and to decrease the likelihood that such noteholders will experience losses. The credit enhancement will not provide protection against all risks of loss and will not guarantee payment to such noteholders of all amounts to which they are entitled unless a guarantee against losses is described in the related prospectus supplement. If losses or shortfalls occur that exceed the amount covered by the credit enhancement or that are not covered by the credit enhancement, noteholders will bear their allocable share of deficiencies. Moreover, if a form of credit enhancement covers more than one series of notes, holders of notes of one series will be subject to the risk that the credit enhancement will be exhausted by the claims of the holders of notes of one or more other series.

           Subordinate notes. The notes each trust issues will be designated Class A notes, Class B notes or Class C notes in the related prospectus supplement. To the extent specified in the related prospectus supplement, the rights of the Class B noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class A noteholders, and the rights of the Class C noteholders to receive distributions on any distribution date will be subordinated to the corresponding rights of the Class B noteholders and the Class A noteholders. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of, or may be limited to, specific types of losses or shortfalls. The related prospectus supplement will set forth information concerning the amount of subordination provided by a class or classes of notes in a series, the circumstances under which such subordination will be available and the manner in which the amount of subordination will be made available.

           Letter of credit, credit and liquidity facilities. If so specified in the prospectus supplement with respect to a series, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by one or more letters of credit or line of credit or other liquidity facility. The bank or financial institution issuing the letter of credit or funding commitment will be identified in a prospectus supplement. Under a letter of credit or line of credit or other liquidity facility, the issuer will be obligated to honor draws in an aggregate fixed dollar amount generally equal to a percentage specified in the related prospectus supplement of the principal balance of the student loans on a specified date or of the initial aggregate principal balance of one or more classes of notes. If so specified in the related prospectus supplement, the letter of credit or line of credit or other liquidity facility may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit or line of credit or other liquidity facility will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit or line of credit or other liquidity facility and may otherwise be reduced as described in the related prospectus supplement. The obligations of the issuer of the letter of credit or line of credit or other liquidity facility will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust estate.

           Note insurance and surety bonds. If so specified in the prospectus supplement with respect to a series of the notes, deficiencies in amounts otherwise payable on the notes or certain classes of the notes will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. The insurance policies or surety bonds may cover timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement.

           Capitalized Interest Fund. If so provided in a prospectus supplement, a capitalized interest fund may be established for one or more series of notes. A capitalized interest fund may be funded by an initial deposit by the trust or another entity or by later deposits from collections. Capitalized interest funds provide liquidity to the trust and increase the likelihood of timely payments of interest on the notes. The related prospectus supplement will describe the circumstances and manner in which distributions may be made out of a capitalized interest fund.

           Reserve Fund. In addition to the Reserve Fund for each trust described in this prospectus under "Security and Sources of Payment for the Notes–Reserve Fund," one or more reserve funds may be established with respect to a series of the notes. Cash, eligible investments, a demand note or a combination thereof, in the amounts so specified in the related prospectus supplement, may be deposited in such reserve fund. The reserve fund for a series may also be funded over time by depositing in the reserve fund a specified amount of the distributions received on the related receivables as specified in the related prospectus supplement.

           Amounts on deposit in any reserve fund for a trust, together with the reinvestment income on those amounts, will be applied by the trustee for the purposes, in the manner and to the extent specified in the related prospectus supplement. A reserve fund may be provided to increase the likelihood of timely payments of principal of and interest on the notes, if required as a condition to the rating of the notes of that series. If so specified in the related prospectus supplement, a reserve fund may be established to provide limited protection, in an amount satisfactory to each rating agency rating the notes, against certain types of losses not covered by insurance policies or other credit support. Following each interest payment date, amounts in a reserve fund in excess of any specified reserve fund requirement may be released from the reserve fund under the conditions specified in the related prospectus supplement and will not be available for further application by the trustee.

           Additional information concerning any reserve fund is to be set forth in the related prospectus supplement, including the initial balance of the reserve fund, the reserve fund balance to be maintained, the purposes for which funds in the reserve fund may be applied to make distributions to noteholders and use of investment earnings from the reserve fund, if any.

Derivative products; Derivative payments

           If so provided in a prospectus supplement, a trust may enter into derivative products consisting of rate swaps, rate caps and rate ceilings to help minimize the risk to noteholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements. If notes are being sold in a foreign country, a trust also may enter into currency swaps, currency forwards and currency options to help minimize the risk to foreign noteholders of adverse changes in the exchange rate between the U.S. dollar and one or more foreign currencies. If a trust issues notes denominated in one currency which are backed by assets denominated in one or more other currencies, it may enter into currency swaps, currency forwards and currency options to help minimize the risk to noteholders of adverse changes in the relevant exchange rates.

           A derivative product constituting an interest rate swap is an agreement between two parties to exchange a stream of payments on an agreed upon actual or hypothetical "notional" principal amount. No principal amount is exchanged between the parties to an interest rate swap. Typically, one party agrees to make payments based on a fixed interest rate and an actual or notional principal amount, while the other party agrees to make payments based on a floating interest rate and the same actual or notional principal amount. The floating rate is based on one or more reference interest rates, including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U. S. Treasury Bill rates. Interest rate swaps also permit two parties to exchange a floating rate obligation based on one reference interest rate – such as LIBOR – for a floating rate obligation based on another referenced interest rate – such as U.S. Treasury Bill rates. Generally, the parties to an interest rate swap net out their payment obligations so that on any given payment date only one party is making a payment.

           Derivative products constituting interest rate caps, yield supplement agreements and yield maintenance arrangements typically involve a trust making an initial payment to a party, which party agrees to make future payments to the trust if interest rates exceed a specified amount or other events occur that are specified in a prospectus supplement. A trust also may sell an interest rate cap to a party from which the trust has simultaneously purchased an interest rate cap. The interest rate cap sold by the trust will require the trust to make payments to the other party if interest rates exceed a specified amount that is higher than the amount specified in the rate cap purchased by the trust. Since the payment obligations under the two caps would be netted, the effect of the caps is to limit the other party's exposure to the interest rate differential between the amounts specified in the caps. Interest rate ceilings may be entered into in connection with an interest rate swap, and would result in one party to the swap limiting the maximum interest rate it would be required to pay, either over the life of the swap or for a specified period of time. In exchange for limiting its exposure, the relevant party may be required to make an initial cash payment to the other party.

           Currency swaps are similar to interest rate swaps, but the payments owed by the parties are referenced to the exchange rate between designated currencies rather than interest rates. In a currency forward contract, the trust typically would agree to deliver a specified amount of one currency to a party on a future date in exchange for delivery by such party of a specified amount of a second currency. In a typical currency option, if the exchange rate between two designated currencies reaches a specified level by a certain date, the trust will have the right, but not the obligation, to require the other party to deliver a specified quantity of one of the designated currencies on such date in exchange for a specified quantity of the other designated currency. The trust would make an initial payment to the other party for this right.

           A trust's obligation to make payments under a derivative product may be secured by a pledge of and lien on the trust estate. A trust will not enter into a derivative product after the closing date unless the trustee has received a confirmation from each rating agency providing a rating for the trust's notes that the derivative product will not adversely affect the rating on any of the notes.

Description of the Federal Family Education Loan Program

The Federal Family Education Loan Program

           The Higher Education Act provides for a program of direct federal insurance for student loans as well as reinsurance of student loans guaranteed or insured by state agencies or private non-profit corporations.

           The Higher Education Act currently authorizes certain student loans to be covered under the Federal Family Education Loan Program. The Deficit Reduction Act of 2005 extended the authorization for the Federal Family Education Loan Program through September 30, 2012. Congress has extended similar authorization dates in prior versions of the Higher Education Act. However, the current authorization dates may not again be extended and the other provisions of the Higher Education Act may not be continued in their present form.

           Generally, a student is eligible for loans made under the Federal Family Education Loan Program only if he or she:

•	has been accepted for enrollment or is enrolled in good standing at an eligible institution of higher education;

•	is carrying or planning to carry at least one-half the normal full-time workload for the course of study the student is pursuing as determined by the institution;

•	is not in default on any federal education loans; and

•	meets the applicable "needs" requirements.

           Eligible institutions include higher educational institutions and vocational schools that comply with specific federal regulations. Each loan is to be evidenced by an unsecured note.

           The Higher Education Act also establishes maximum interest rates for each of the various types of loans. These rates vary not only among loan types, but also within loan types depending upon when the loan was made or when the borrower first obtained a loan under the Federal Family Education Loan Program. The Higher Education Act allows lesser rates of interest to be charged.

Types of loans

           Four types of loans are currently available under the Federal Family Education Loan Program:

•	Subsidized Stafford Loans,

•	Unsubsidized Stafford Loans,

•	PLUS Loans, and

•	Consolidation Loans.

           These loan types vary as to eligibility requirements, interest rates, repayment periods, loan limits and eligibility for interest subsidies and special allowance payments. Some of these loan types have had other names in the past. References to these various loan types include, where appropriate, their predecessors.

           The primary loan under the Federal Family Education Loan Program is the Subsidized Stafford Loan (the "Subsidized Stafford Loan"). Students who are not eligible for Subsidized Stafford Loans based on their economic circumstances may be able to obtain Unsubsidized Stafford Loans. Graduate and professional students and parents of students may be able to obtain PLUS Loans. Consolidation Loans are available to borrowers with existing loans made under the Federal Family Education Loan Program and other federal programs to consolidate repayment of the borrower's existing loans. Prior to July 1, 1994, the Federal Family Education Loan Program also offered Supplemental Loans for Students ("SLS Loans") to graduate and professional students and independent undergraduate students and, under certain circumstances, dependent undergraduate students, to supplement their Stafford Loans.

Subsidized Stafford Loans

           General. Subsidized Stafford Loans are eligible for reinsurance under the Higher Education Act if the eligible student to whom the loan is made has been accepted or is enrolled in good standing at an eligible institution of higher education or vocational school and is carrying at least one-half the normal full-time workload at that institution. Subsidized Stafford Loans have limits as to the maximum amount which may be borrowed for an academic year and in the aggregate for both undergraduate and graduate/professional study. Both aggregate limitations exclude loans made under the SLS Loan and PLUS Loan Programs. The Secretary of Education has discretion to raise these limits to accommodate students undertaking specialized training requiring exceptionally high costs of education.

           Subsidized Stafford Loans are generally made only to student borrowers who meet the needs tests provided in the Higher Education Act. Provisions addressing the implementation of needs analysis and the relationship between unmet need for financing and the availability of Subsidized Stafford Loan Program funding have been the subject of frequent and extensive amendment in recent years. Further amendment to such provisions may materially affect the availability of Subsidized Stafford Loan funding to borrowers or the availability of Subsidized Stafford Loans for secondary market acquisition.

           Interest rates for Subsidized Federal Stafford Loans. For a Subsidized Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note was signed, did not have an outstanding balance on a previous Federal Family Education Loan Program loan:

(1) is 7% per annum for a loan covering a period of instruction beginning before January 1,1981;

(2) is 9% per annum for a loan covering a period of instruction beginning on or after January 1, 1981, but before September 13, 1983;

(3) is 8% per annum for a loan covering a period of instruction beginning on or after September 13, 1983, but before July 1, 1988;

(4) is 8% per annum for the period from the disbursement of the loan to the date which is four years after the loan enters repayment, for a loan made prior to October 1, 1992, covering a period of instruction beginning on or after July 1, 1988, and thereafter shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.25% per annum (but not to exceed 10% per annum); or

(5) for a loan made on or after October 1, 1992, shall be adjusted annually, and for any 12-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum).

           For a Stafford Loan made prior to July 1, 1994, the applicable interest rate for a borrower who, on the date the promissory note evidencing the loan was signed, had an outstanding balance on a previous loan made, insured or guaranteed under the Federal Family Education Loan Program:

(6) for a loan made prior to July 23, 1992 is the applicable interest rate on the previous loan or, if the previous loan is not a Stafford Loan 8% per annum; or

(7) for a loan made on or after July 23, 1992 shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum but not to exceed:

•	7% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clause (1) above;

•	8% per annum in the case of;

•	a Stafford Loan made to a borrower who has a loan described in clause (3) above,

•	a Stafford Loan which has not been in repayment for four years and which was made to a borrower who has a loan described in clause (4) above,

•	a Stafford Loan for which the first disbursement was made prior to December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan;

•	9% per annum in the case of a Stafford Loan made to a borrower who has a loan described in clauses (2) or (5) above or a Stafford Loan for which the first disbursement was made on or after December 20, 1993 to a borrower whose previous loans do not include a Stafford Loan or an Unsubsidized Stafford Loan; and

•	10% per annum in the case of a Stafford Loan which has been in repayment for four years or more and which was made to a borrower who has a loan described in clause (4) above.

           The interest rate on all Stafford Loans made on or after July 1, 1994 but prior to July 1, 1998, regardless of whether the borrower is a new borrower or a repeat borrower, is the rate described in clause (7) above, except that the interest rate shall not exceed 8.25% per annum. For any Stafford Loan made on or after July 1, 1995, the interest rate is further reduced prior to the time the loan enters repayment and during any deferment periods. During these periods, the formula described in clause (7) above is applied, except that 2.5% is substituted for 3.1%, and the rate shall not exceed 8.25% per annum.

           For Stafford Loans made on or after July 1, 1998 but before July 1, 2006, the applicable interest rate shall be adjusted annually, and for any twelve month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 1.7% per annum prior to the time the loan enters repayment and during any deferment periods, and 2.3% per annum during repayment, but not to exceed 8.25% per annum.

           For loans the first disbursement of which is made on or after July 1, 2006, the applicable interest rate will be fixed at 6.8% throughout the life of the loan. There can be no assurance that the interest rate provisions for these loans will not be further amended.

Unsubsidized Federal Stafford Loans

           General. The Unsubsidized Stafford Loan program was created by Congress in 1992 for students who do not qualify for Subsidized Stafford Loans due to parental and/or student income and assets in excess of permitted amounts. These students are entitled to borrow the difference between the Stafford Loan maximum for their status (dependent or independent) and their Subsidized Stafford Loan eligibility through the Unsubsidized Stafford Loan program. The general requirements for Unsubsidized Stafford Loans ("Unsubsidized Stafford Loans") are essentially the same as those for Subsidized Stafford Loans. The interest rate, the annual loan limits and the special allowance payment provisions of the Unsubsidized Stafford Loans are the same as the Subsidized Stafford Loans. However, the terms of the Unsubsidized Stafford Loans differ materially from Subsidized Stafford Loans in that the federal government will not make interest subsidy payments while the borrower is enrolled in school or during other periods of authorized deferment and the loan limitations are determined without respect to the expected family contribution. The borrower will be required to either pay interest from the time the loan is disbursed or capitalize the interest until repayment begins and during periods of deferment. Unsubsidized Stafford Loans were not available before October 1, 1992. A student meeting the general eligibility requirements for a loan under the Federal Family Education Loan Program is eligible for an Unsubsidized Stafford Loan without regard to need.

           Interest rates for Unsubsidized Stafford Loans. Unsubsidized Stafford Loans are subject to the same interest rate provisions as Subsidized Stafford Loans.

PLUS Loans

           General. PLUS Loans are made to parents and, under certain circumstances, spouses of remarried parents, of dependent undergraduate students. Effective July 1, 2006, graduate and professional students also are eligible borrowers under the PLUS program. For PLUS Loans made on or after July 1, 1993, the borrower must not have an adverse credit history as determined pursuant to criteria established by the Department of Education. The basic provisions applicable to PLUS Loans are similar to those of Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, PLUS Loans differ significantly from Subsidized Stafford Loans, in that federal interest subsidy payments are not available under the PLUS Loan program, special allowance payments are more restricted and the repayment period begins immediately upon disbursement.

           Interest rates for PLUS Loans. The applicable interest rate depends upon the date of issuance of the loan and the period of enrollment for which the loan is to apply. The applicable interest rate on a PLUS Loan:

•	made on or after January 1, 1981, but before October 1, 1981, is 9% per annum;

•	made on or after October 1, 1981, but before November 1, 1982, is 14% per annum;

•	made on or after November 1, 1982, but before July 1, 1987, is 12% per annum;

•	made on or after July 1, 1987, but before October 1, 1992 shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.25% per annum (but not to exceed 12% per annum);

•	made on or after October 1, 1992, but before July 1, 1994, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the weekly average one-year constant maturity Treasury Yield, as published by the Board of Governors of the Federal Reserve System, for the last calendar week ending on or before the preceding June 26, plus 3.1% per annum (but not to exceed 10% per annum);

•	made on or after July 1, 1994, but before July 1, 1998, is the same as that for a loan made on or after October 1, 1992, but before July 1, 1994, except that such rate shall not exceed 9% per annum;

•	made on or after July 1, 1998, but before July 1, 2006, shall be adjusted annually, and for any 12-month period beginning on July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum (but not to exceed 9% per annum); or

•	made on or after July 1, 2006, is 8.5%.

SLS Loans

           General. SLS Loans were limited to graduate or professional students, independent undergraduate students, and dependent undergraduate students, if the students' parents were unable to obtain a PLUS Loan and were also unable to provide the students' expected family contribution. Except for dependent undergraduate students, eligibility for SLS Loans was determined without regard to need. SLS Loans are similar to Subsidized Stafford Loans with respect to the involvement of guarantee agencies and the Secretary of Education in providing federal reinsurance on the loans. However, SLS Loans differ significantly from Subsidized Stafford Loans, particularly because federal interest subsidy payments are not available under the SLS Loan program and special allowance payments are more restricted.

           Interest rates for SLS Loans. The applicable interest rates on SLS Loans made prior to October 1, 1992 are identical to the applicable interest rates on PLUS Loans made at the same time. For SLS Loans made on or after October 1, 1992, the applicable interest rate is the same as the applicable interest rate on PLUS Loans, except that the ceiling is 11% per annum instead of 10% per annum.

Consolidation Loans

           General. The Higher Education Act authorizes a program under which certain borrowers may consolidate their various student loans into a single loan insured and reinsured on a basis similar to Subsidized Stafford Loans. Consolidation Loans also may be obtained in an amount sufficient to pay outstanding principal, unpaid interest and late charges on federally insured or reinsured student loans incurred under the Federal Family Education Loan Program, as well as loans made pursuant to the Perkins (formally "National Direct Student Loan"), Health Professional Student Loan Programs and the Direct Loan program. To be eligible for a Consolidation Loan, a borrower must:

•	have outstanding indebtedness on student loans made under the Federal Family Education Loan Program and/or certain other federal student loan programs; and

•	be in repayment status or in a grace period; or

•	be a defaulted borrower who has made arrangements to repay any defaulted loan satisfactory to the holder of the defaulted loan.

           If requested by the borrower, an eligible lender may combine SLS or PLUS Loans of the same borrower held by the lender under a single repayment schedule. The repayment period for each included loan shall be based on the commencement of repayment of the most recent loan. The combined loans will bear interest at a rate equal to the weighted average of the rates of the included loans rounded up to the nearest 0.125%. Such combination will not be treated as the making of a new loan. In addition, at the request of the borrower, a lender may refinance an existing fixed rate SLS or PLUS Loan, including an SLS or PLUS Loan held by a different lender who has refused to refinance the loan, at a variable interest rate. In this case, proceeds of the new loan are used to discharge the original loan.

           A married couple who agree to be jointly liable on a Consolidation Loan, for which the application is received on or after January 1, 1993, but prior to July 1, 2006, may be treated as an individual for purposes of obtaining a Consolidation Loan. For Consolidation Loans disbursed prior to July 1, 1994 the borrower was required to have outstanding student loan indebtedness of at least $7,500. Prior to the adoption of the Higher Education Technical Amendments Act of 1993, PLUS Loans could not be included in the Consolidation Loan. For Consolidation Loans for which the applications were received prior to January 1, 1993, the minimum student loan indebtedness was $5,000 and the borrower could not be delinquent more than 90 days in the payment of such indebtedness. For applications received on or after January 1, 1993, borrowers may add additional loans to a Consolidation Loan during the 180-day period following the origination of the Consolidation Loan.

           Interest rates for Consolidation Loans. A Consolidation Loan made prior to July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded to the nearest whole percent, but not less than 9% per annum. Except as described in the next sentence, a Consolidation Loan made on or after July 1, 1994 bears interest at a rate equal to the weighted average of the interest rates on the loans retired, rounded upward to the nearest whole percent, but with no minimum rate. For a Consolidation Loan for which the application is received by an eligible lender on or after November 13, 1997 and before October 1, 1998, the interest rate shall be adjusted annually, and for any twelve-month period commencing on a July 1 shall be equal to the bond equivalent rate of 91-day U.S. Treasury bills auctioned at the final auction prior to the preceding June 1, plus 3.1% per annum, but not to exceed 8.25% per annum. Notwithstanding these general interest rates, the portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, has a different variable interest rate. Such portion is adjusted on July 1 of each year, but is the sum of the average of the T-Bill rates auctioned for the quarter ending on the preceding June 30, plus 3.0%, without any cap on the interest rate. Consolidation Loans for which the application is received on or after October 1, 1998 will bear interest at a per annum rate equal to the lesser of 8.25% or the weighted average of the interest rates on the loans being consolidated, rounded to the nearest higher 0.125%. For a discussion of required payments that reduce the return on Consolidation Loans, see "Fees – Rebate Fees on Consolidation Loans" below.

Maximum loan amounts

           Each type of loan is subject to limits on the maximum principal amount, both with respect to a given year and in the aggregate. Consolidation Loans are limited only by the amount of eligible loans to be consolidated. All of the non-Consolidation loans are limited to the difference between the cost of attendance and the other aid available to the student. Stafford Loans are also subject to limits based upon needs analysis. Additional limits are described below.

           Loan limits for Subsidized Stafford and Unsubsidized Stafford Loans. Subsidized Stafford and Unsubsidized Stafford Loans are generally treated as one loan type for loan limit purposes. A student who has not successfully completed the first year of a program of undergraduate education may borrow up to $2,625 ($3,500 beginning July 1, 2007) in an academic year. A student who has successfully completed the first year, but who has not successfully completed the second year may borrow up to $3,500 ($4,500 beginning July 1, 2007) per academic year. An undergraduate student who has successfully completed the first and second year, but who has not successfully completed the remainder of a program of undergraduate education, may borrow up to $5,500 per academic year. For students enrolled in programs of less than an academic year in length, the limits are generally reduced in proportion to the amount by which the programs are less than one year in length. A graduate or professional student may borrow up to $8,500 in an academic year. Independent graduate and independent undergraduate students are also eligible for additional Unsubsidized Stafford Loan Funds. Maximum additional Unsubsidized Stafford Loan funds are $4,000 for first and second-year undergraduates, $5,000 ($7,000 beginning July 1, 2007) for additional years of undergraduate education and $10,000 ($12,000 beginning July 1, 2007) for graduate students. The maximum aggregate amount of Subsidized Stafford and Unsubsidized Stafford Loans, including that portion of a Consolidation Loan used to repay such loans, which an undergraduate student may have outstanding is $23,000 ($46,000 for independent students, of which only $23,000 may be Subsidized Stafford Loans). The maximum aggregate amount for a graduate and professional student, including loans for undergraduate education, is $65,500 ($138,500 for independent students, of which only $65,000 may be Subsidized Stafford Loans). The Secretary of Education is authorized to increase the limits applicable to graduate and professional students who are pursuing programs which the Secretary of Education determines to be exceptionally expensive.

           Prior to the enactment of the Higher Education Amendments of 1992, an undergraduate student who had not successfully completed the first and second year of a program of undergraduate education could borrow Stafford Loans in amounts up to $2,625 in an academic year. An undergraduate student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $4,000 per academic year. The maximum for graduate and professional students was $7,500 per academic year. The maximum aggregate amount of Stafford Loans which a borrower could have outstanding, including that portion of a Consolidation Loan used to repay such loans, was $17,250. The maximum aggregate amount for a graduate or professional student, including loans for undergraduate education, was $54,750. Prior to the 1986 changes, the annual limits were generally lower.

           Loan limits for PLUS Loans. For PLUS Loans made on or after July 1, 1993, the amounts of PLUS Loans are limited only by the student's unmet need. Prior to that time PLUS Loans were subject to limits similar to those of SLS Loans applied with respect to each student on behalf of whom the parent borrowed.

           Loan limits for SLS Loans. A student who had not successfully completed the first and second year of a program of undergraduate education could borrow an SLS Loan in an amount of up to $4,000. A student who had successfully completed the first and second year, but who had not successfully completed the remainder of a program of undergraduate education could borrow up to $5,000 per year. Graduate and professional students could borrow up to $10,000 per year. SLS Loans were subject to an aggregate maximum of $23,000 ($73,000 for graduate and professional students). Prior to the 1992 changes, SLS Loans were available in amounts of $4,000 per academic year, up to a $20,000 aggregate maximum. Prior to the 1986 changes, a graduate or professional student could borrow $3,000 of SLS Loans per academic year, up to a $15,000 maximum, and an independent undergraduate student could borrow $2,500 of SLS Loans per academic year minus the amount of all other Federal Family Education Loan Program loans to such student for such academic year, up to the maximum amount of all Federal Family Education Loan Program loans to that student of $12,500. In 1989, the amount of SLS Loans for students enrolled in programs of less than an academic year in length were limited in a manner similar to the limits described above under "Subsidized Federal Stafford Loans."

Disbursement requirements

           The Higher Education Act now requires that virtually all Stafford Loans and PLUS Loans be disbursed by eligible lenders in at least two separate installments. The proceeds of a loan made to any undergraduate first-year student borrowing for the first time under the program must be delivered to the student no earlier than thirty days after the enrollment period begins, except at institutions with particularly low default rates.

Repayment

           Repayment periods. Loans made under the Federal Family Education Loan Program, other than Consolidation Loans, must provide for repayment of principal in periodic installments over a period of not less than five nor more than ten years. After the 1998 Amendments, lenders are required to offer extended repayment schedules to new borrowers who accumulate outstanding loans of more than $30,000, in which case the repayment period may extend up to 25 years subject to certain minimum repayment amounts. A Consolidation Loan must be repaid during a period agreed to by the borrower and lender, subject to maximum repayment periods which vary depending upon the principal amount of the borrower's outstanding student loans, but may not be longer than 30 years. For Consolidation Loans for which the application was received prior to January 1, 1993, the repayment period could not exceed 25 years. Repayment of principal on a Stafford Loan does not commence while a student remains a qualified student, but generally begins upon expiration of the applicable grace period. For Stafford Loans for which the applicable rate of interest is 7% per annum, the repayment period commences not more than twelve months after the borrower ceases to pursue at least a half-time course of study. For other Stafford Loans and Unsubsidized Stafford Loans, the repayment period commences six months and one day after the date the borrower ceases to pursue at least a half-time course of study. The six month or twelve month periods are the "grace periods."

           In the case of SLS, PLUS and Consolidated Loans, the repayment period commences on the date of final disbursement of the loan, except that the borrower of an SLS Loan who also has a Stafford Loan may defer repayment of the SLS Loan to coincide with the commencement of repayment of the Stafford or Unsubsidized Stafford Loan. During periods in which repayment of principal is required, payments of principal and interest must in general be made at a rate of not less than the greater of $600 per year or the interest that accrues during the year, except that a borrower and lender may agree to a lesser rate at any time before or during the repayment period. A borrower may agree, with concurrence of the lender, to repay the loan in less than five years with the right subsequently to extend his minimum repayment period to five years. Borrowers may accelerate, without penalty, the repayment of all or any part of the loan.

           Income-sensitive repayment schedules. Since 1992, lenders of Consolidation Loans have been required to establish graduated or income-sensitive repayment schedules and lenders of Stafford and SLS Loans have been required to offer borrowers the option of repaying in accordance with graduated or income-sensitive repayment schedules. A trust may implement graduated repayment schedules and income-sensitive repayment schedules. Use of income-sensitive repayment schedules may extend the ten-year maximum term for up to five years. In addition, if the repayment schedule on a loan that has been converted to a variable interest rate does not provide for adjustments to the amount of the monthly installment payments, the ten-year maximum term may be extended for up to three years.

           Deferment periods. No principal repayments need be made during certain periods of deferment prescribed by the Higher Education Act. For loans to a borrower who first obtained a loan which was disbursed before July 1, 1993, deferments are available:

•	during a period not exceeding three years while the borrower is a member of the Armed Forces, an officer in the Commissioned Corps of the Public Health Service or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, an active duty member of the National Oceanic and Atmospheric Administration Corps;

•	during a period not in excess of three years while the borrower is a volunteer under the Peace Corps Act;

•	during a period not in excess of three years while the borrower is a full-time volunteer under the Domestic Volunteer Act of 1973;

•	during a period not exceeding three years while the borrower is in service, comparable to the service described above as a full-time volunteer for an organization which is exempt from taxation under Section 501(c)(3) of the Code;

•	during a period not exceeding two years while the borrower is serving an internship necessary to receive professional recognition required to begin professional practice or service, or a qualified internship or residency program;

•	during a period not exceeding three years while the borrower is temporarily totally disabled, as established by sworn affidavit of a qualified physician, or while the borrower is unable to secure employment by reason of the care required by a dependent who is so disabled;

•	during a period not to exceed twenty-four months while the borrower is seeking and unable to find full-time employment;

•	during any period that the borrower is pursuing a full-time course of study at an eligible institution (or, with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, is pursuing at least a half-time course of study for which the borrower has obtained a loan under the Federal Family Education Loan Program), or is pursuing a course of study pursuant to a graduate fellowship program or a rehabilitation training program for disabled individuals approved by the Secretary of Education;

•	during a period, not in excess of 6 months, while the borrower is on parental leave; and

•	only with respect to a borrower who first obtained a student loan disbursed on or after July 1, 1987, or a student loan to cover the cost of instruction for a period of enrollment beginning on or after July 1, 1987, during a period not in excess of three years while the borrower is a full-time teacher in a public or nonprofit private elementary or secondary school in a "teacher shortage area" (as prescribed by the Secretary of Education), and during a period not in excess of 12 months for mothers, with preschool age children, who are entering or re-entering the work force and who are compensated at a rate not exceeding $1 per hour in excess of the federal minimum wage.

           For loans to a borrower who first obtains a loan on or after July 1, 1993, deferments are available:

•	during any period that the borrower is pursuing at least a half-time course of study at an eligible institution or a course of study pursuant to a graduate fellowship program or rehabilitation training program approved by the Secretary;

•	during a period not exceeding three years while the borrower is seeking and unable to find full-time employment;

•	during a period not in excess of three years while the borrower is serving on active duty during a war or other military operation or national emergency; or is performing qualifying National Guard duty during a war or other military operation or national emergency; or the borrower is in active military duty; or the borrower is in reserve status and called to active duty; and

•	during a period not in excess of three years for any reason which the lender determines, in accordance with regulations under the Higher Education Act, has caused or will cause the borrower economic hardship. Economic hardship includes working full time and earning an amount not in excess of the greater of the minimum wage or the poverty line for a family of two. Additional categories of economic hardship are based on the relationship between a borrower's educational debt burden and his or her income.

           Prior to the 1992 changes, only certain of the deferment periods described above were available to PLUS Loan borrowers, and only certain deferment periods were available to Consolidation Loan borrowers. Prior to the 1986 changes, PLUS Loan borrowers were not entitled to certain deferment periods. Deferment periods extend the ten-year maximum term.

           Forbearance period. The Higher Education Act also provides for periods of forbearance during which the borrower, in case of temporary financial hardship, may defer any payments. A borrower is entitled to forbearance for a period not to exceed three years while the borrower's debt burden under Title IV of the Higher Education Act (which includes the Federal Family Education Loan Program) equals or exceeds 20% of the borrower's gross income, and also is entitled to forbearance while he or she is serving in a qualifying medical or dental internship program or in a "national service position" under the National and Community Service Trust Act of 1993. In addition, mandatory administrative forbearances are provided in exceptional circumstances such as a local or national emergency or military mobilization, or when the geographical area in which the borrower or endorser resides has been designated a disaster area by the President of the United States or Mexico, the Prime Minister of Canada, or by the governor of a state. In other circumstances, forbearance is at the lender's option. Forbearance also extends the ten year maximum term.

           Interest payments during grace, deferment and forbearance periods. The Secretary of Education makes interest payments on behalf of the borrower of certain eligible loans while the borrower is in school and during grace and deferment periods. Interest that accrues during forbearance periods and, if the loan is not eligible for interest subsidy payments, while the borrower is in school and during the grace and deferment periods, may be paid monthly or quarterly or capitalized.

Fees

           Guarantee fee. For loans guaranteed prior to July 1, 2006, a guarantee agency is authorized to charge a premium, or guarantee fee, of up to 1% of the principal amount of the loan, which must be deducted proportionately from each installment payment of the proceeds of the loan to the borrower. Guarantee fees may not currently be charged to borrowers of Consolidation Loans. For loans made prior to July 1, 1994, the maximum guarantee fee was 3% of the principal amount of the loan, but no such guarantee fee was authorized to be charged with respect to Unsubsidized Stafford Loans. For loans guaranteed on or after July 1, 2006, a federal default fee equal to 1% of the principal must be paid into the guarantee agency's federal student loan reserve fund.

           Origination fee. Lenders are authorized to charge borrowers of Subsidized Stafford Loans and Unsubsidized Stafford Loans an origination fee in an amount not to exceed: 3.0% of the principal amount of the loan for loans disbursed prior to July 1, 2006; 2.0% of the principal amount of the loan for loans disbursed on or after July 1, 2006 and before July 1, 2007; 1.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008; 1.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009; 0.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010; and 0% for loans disbursed on or after July 1, 2010. Lenders are authorized to charge borrowers of direct loans 3.0% for loans disbursed on or after July 1, 2006, 2.5% for loans disbursed on or after July 1, 2007 and before July 1, 2008, 2.0% for loans disbursed on or after July 1, 2008 and before July 1, 2009, 1.5% for loans disbursed on or after July 1, 2009 and before July 1, 2010 and 1.0% for loans disbursed on or after July 1, 2010. These fees must be deducted proportionately from each installment payment of the loan proceeds prior to payment to the borrower. These fees are not retained by the lender, but must be passed on to the Secretary of Education. Effective July 1, 2007 the origination fee will be reduced to 2% with annual reductions of 0.5% every July 1st thereafter until the fee reaches zero percent.

           Lender origination fee. The lender of any loan under the Federal Family Education Loan Program made on or after October 1, 1993 is required to pay to the Secretary of Education a fee equal to 0.5% of the principal amount of such loan.

           Rebate fee on Consolidation Loans. The holder of any Consolidation Loan made on or after October 1, 1993 is required to pay to the Secretary of Education a monthly fee equal to .0875% (1.05% per annum) of the principal amount of, and accrued interest on the Consolidation Loan. For loans made pursuant to applications received on or after October 1, 1998, and on or before January 31, 1999 the fee on consolidation loans of 1.05% is reduced to .62%.

Interest subsidy payments

           Interest subsidy payments are interest payments paid with respect to an eligible loan before the time that the loan enters repayment and during grace and deferment periods. The Secretary of Education and the guarantee agencies enter into interest subsidy agreements whereby the Secretary of Education agrees to pay interest subsidy payments to the holders of eligible guaranteed loans for the benefit of students meeting certain requirements, subject to the holders' compliance with all requirements of the Higher Education Act. Only Stafford Loans and Consolidation Loans for which the application was received on or after January 1, 1993, are eligible for interest subsidy payments. Consolidation Loans made after August 10, 1993 are eligible for interest subsidy payments only if all loans consolidated thereby are Stafford Loans, except that Consolidation Loans for which the application is received by an eligible lender on or after November 13, 1997, are eligible for interest subsidy payments on that portion of the Consolidation Loan that repays Stafford Loans or similar subsidized loans made under the direct loan program. The portion of the Consolidation Loan that repays HEAL loans is not eligible for interest subsidy, regardless of the date the Consolidation Loan was made. In addition, to be eligible for interest subsidy payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, and must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act.

           The Secretary of Education makes interest subsidy payments quarterly on behalf of the borrower to the holder of a guaranteed loan in a total amount equal to the interest which accrues on the unpaid principal amount prior to the commencement of the repayment period of the loan or during any deferment period.

Special allowance payments

           The Higher Education Act provides for special allowance payments to be made by the Secretary of Education to eligible lenders. The rates for special allowance payments are based on formulas that differ according to the type of loan, the date the loan was originally made or insured and the type of funds used to finance the loan (taxable or tax-exempt). For loans first disbursed on or after April 1, 2006, lenders must remit to the Secretary of Education any interest paid by a borrower which is in excess of the special allowance rate set forth below for such loan.

           The effective formulas for special allowance payment rates for Subsidized Stafford and Unsubsidized Stafford Loans are summarized in the following chart. The T-Bill Rate mentioned in the chart refers to the average of the bond equivalent yield of the 91-day Treasury bills auctioned during the preceding quarter.

Date of Loans	Annualized SAP Rate

On or after October 1, 1981	T-Bill Rate less Applicable Interest Rate + 3.5%

On or after November 16, 1986	T-Bill Rate less Applicable Interest Rate + 3.25%

On or after October 1, 1992	T-Bill Rate less Applicable Interest Rate + 3.1%

On or after July 1, 1995	T-Bill Rate less Applicable Interest Rate + 3.1%(1)

On or after July 1, 1998	T-Bill Rate less Applicable Interest Rate + 2.8%(2)

On or after January 1, 2000	3 Month Commercial Paper Rate less Applicable Interest Rate + 2.34%(3)

______________________________

(1)	Substitute 2.5% in this formula while loans are in-school, grace or deferment status.

(2)	Substitute 2.2% in this formula while such loans are in-school, grace or deferment status.

(3)	Substitute 1.74% in this formula while such loans are in-school, grace or deferment status.

           PLUS, SLS and Consolidation Loans. The formula for special allowance payments on PLUS, SLS and Consolidation Loans are as follows:

Date of Loans	Annualized SAP Rate

On or after October 1, 1992	T-Bill Rate less applicable Interest Rate + 3.1%

On or after January 1, 2000	3 Month Commercial Paper Rate less applicable Interest + 2.64%

           For PLUS and SLS Loans which bear interest at rates adjusted annually, special allowance payments are made only in years during which the interest rate ceiling on such loans operates to reduce the rate that would otherwise apply based upon the applicable formula. See "Interest Rates for PLUS Loans" and "Interest Rates for SLS Loans" in this prospectus. Special allowance payments are available on variable rate PLUS Loans and SLS Loans made on or after July 1, 1987 and before July 1, 1994, and on any PLUS Loans made on or after July 1, 1998 only if the variable rate, which is reset annually, based on the weekly average one-year constant maturity Treasury yield for loans made before July 1, 1998 and based on the 91-day or 52-week Treasury bill, as applicable for loans made on or after July 1, 1998, and prior to July 1, 2006 exceeds the applicable maximum borrower rate. The maximum borrower rate is between 9% and 12% per annum. The portion, if any, of a Consolidation Loan that repaid a loan made under title VII, Sections 700-721 of the Public Health Services Act, as amended, is ineligible for special allowance payments.

           Special Allowance Payments for Loans Financed by Tax Exempt Bonds. The effective formulas for special allowance payment rates for Stafford Loans and Unsubsidized Stafford Loans differ depending on whether loans to borrowers were acquired or originated with the proceeds of tax-exempt obligations. The formula for special allowance payments for loans financed with the proceeds of tax-exempt obligations originally prior to October 1, 1993 is:

T-Bill Rate less Applicable Interest Rate + 3.5%
2

           provided that the special allowance applicable to the loans may not be less than 9.5% less the Applicable Interest Rate. Loans acquired with the proceeds of tax-exempt obligations originally issued after October 1, 1993 receive special allowance payments made on other loans.

           Adjustments to Special Allowance Payments. Special allowance payments and interest subsidy payments are reduced by the amount which the lender is authorized or required to charge as an origination fee. In addition, the amount of the lender origination fee is collected by offset to special allowance payments and interest subsidy payments. The Higher Education Act provides that if special allowance payments or interest subsidy payments have not been made within 30 days after the Secretary of Education receives an accurate, timely and complete request therefor, the special allowance payable to such holder shall be increased by an amount equal to the daily interest accruing on the special allowance and interest subsidy payments due the holder.

Direct Loans

           The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

           The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

           It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Description of the Guarantee Agencies

           The student loans each trust acquires will be guaranteed by any one or more guarantee agencies identified in the related prospectus supplement. The following discussion relates to guarantee agencies under the Federal Family Education Loan Program.

           A guarantee agency guarantees loans made to students or parents of students by lending institutions such as banks, credit unions, savings and loan associations, certain schools, pension funds and insurance companies. A guarantee agency generally purchases defaulted student loans which it has guaranteed with its "federal fund." A lender may submit a default claim to the guarantee agency after the student loan has been delinquent for at least 270 days. The default claim package must include all information and documentation required under the Federal Family Education Loan Program regulations and the guarantee agency's policies and procedures.

           In general, a guarantee agency's federal fund is funded principally by fees and allowances paid by the Secretary of Education, guarantee fees paid by borrowers, investment income on moneys in the federal fund, and a portion of the moneys collected from borrowers on guaranteed loans that have been reimbursed by the Secretary of Education to cover the guarantee agency's administrative expenses. For Subsidized and Unsubsidized Stafford Loans disbursed on and after July 1, 2006, guarantee agencies must deposit a federal default fee to the guarantee agency's federal fund equal to 1% of the principal of the loan.

           Various changes to the Higher Education Act have adversely affected the receipt of revenues by the guarantee agencies and their ability to maintain their federal funds at previous levels, and may adversely affect their ability to meet their guarantee obligations. These changes include:

•	the reduction in reinsurance payments from the Secretary of Education because of reduced reimbursement percentages;

•	the reduction in maximum permitted guarantee fees from 3% to 1% for loans made on or after July 1, 1994;

•	the replacement of the administrative cost allowance with a student loan processing and issuance fee equal to 65 basis points (40 basis points for loans made on or after October 1, 1993) paid at the time a loan is guaranteed, and an account maintenance fee of 12 basis points (10 basis points for fiscal years 2001-2003) paid annually on outstanding guaranteed student loans;

•	the reduction in supplemental preclaims assistance payments from the Secretary of Education; and

•	the reduction in retention by a guarantee agency of collections on defaulted loans from 27% to 23% and 18.5% of rehabilitated loans or Consolidation Loans. In addition, on and after October 1, 2006 a guarantor may not charge a borrower collection costs in an amount in excess of 18.5% of the outstanding principal and interest of a defaulted loan that is paid off through consolidation by the borrower, provided that the guarantor must remit to the Secretary a portion of the collection charge equal to 8.5% of the outstanding principal and interest of the defaulted loan. Further, on or after October 1, 2009 a guarantor must remit to the Secretary any collection fees on defaulted loans paid off through consolidation by the borrower in excess of 45% of the guarantors total collections on default loans in any one federal fiscal year.

           Additionally, the adequacy of a guarantee agency's federal fund to meet its guarantee obligations with respect to existing student loans depends, in significant part, on its ability to collect revenues generated by new loan guarantees. The Federal Direct Student Loan Program discussed below may adversely affect the volume of new loan guarantees. Future legislation may make additional changes to the Higher Education Act that would significantly affect the revenues received by guarantee agencies and the structure of the guarantee agency program.

           The Higher Education Act gives the Secretary of Education various oversight powers over guarantee agencies. These include requiring a guarantee agency to maintain its federal fund at a certain required level and taking various actions relating to a guarantee agency if its administrative and financial condition jeopardizes its ability to meet its obligations. These actions include, among others, providing advances to the guarantee agency, terminating the guarantee agency's federal reimbursement contracts, assuming responsibility for all functions of the guarantee agency, and transferring the guarantee agency's guarantees to another guarantee agency or assuming such guarantees. The Higher Education Act provides that a guarantee agency's federal fund shall be considered to be the property of the United States to be used in the operation of the Federal Family Education Loan Program or the Federal Direct Student Loan Program, and, under certain circumstances, the Secretary of Education may demand payment of amounts in the federal fund.

           The 1998 Amendments mandate the recall of guarantee agency federal funds by the Secretary of Education amounting to $82.5 million in fiscal year 2006 and $82.5 million in fiscal year 2007. However, certain minimum levels are protected from recall, and under the 1998 Amendments, guarantee agency federal funds were restructured to provide guarantee agencies with additional flexibility in choosing how to spend certain funds they receive. The new recall of reserves for guarantee agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced. Relevant federal laws, including the Higher Education Act, may be further changed in a manner that may adversely affect the ability of a guarantee agency to meet its guarantee obligations.

           Federal Family Education loans first disbursed prior to October 1, 1993 are fully guaranteed as to principal and accrued interest. FFEL loans first disbursed after October 1, 1993 and before July 1, 2006 are guaranteed as to 98% of principal and accrued interest, and FFEL loans disbursed after July 1, 2006 are guaranteed as to 97% of principal and accrued interest, except that all student loans serviced by a servicer designated as an "Exceptional Performer" by the Department of Education will be entitled to 99% reimbursement on and after July 1, 2006 so long as the servicer retains its status as an Exceptional Performer.

           Under the Higher Education Act, if the Department of Education has determined that a guarantee agency is unable to meet its insurance obligations, the holders of loans guaranteed by such guarantee agency must submit claims directly to the Department of Education, and the Department of Education is required to pay the full guarantee payment due with respect thereto in accordance with guarantee claims processing standards no more stringent than those applied by the guarantee agency.

           There are no assurances as to the Secretary of Education's actions if a guarantee agency encounters administrative or financial difficulties or that the Secretary of Education will not demand that a guarantee agency transfer additional portions or all of its reserve fund to the Secretary of Education.

           Information relating to the particular guarantee agencies guaranteeing our student loans will be set forth in the prospectus supplement.

Federal agreements

           General. A guaranty agency's right to receive federal reimbursements for various guarantee claims paid by such guarantee agency is governed by the Higher Education Act and various contracts entered into between guarantee agencies and the Secretary of Education. Each guarantee agency and the Secretary of Education have entered into federal reimbursement contracts pursuant to the Higher Education Act, which provide for the guarantee agency to receive reimbursement of a percentage of insurance payments that the guarantee agency makes to eligible lenders with respect to loans guaranteed by the guarantee agency prior to the termination of the federal reimbursement contracts or the expiration of the authority of the Higher Education Act. The federal reimbursement contracts provide for termination under certain circumstances and also provide for certain actions short of termination by the Secretary of Education to protect the federal interest.

           In addition to guarantee benefits, qualified student loans acquired under the Federal Family Education Loan Program benefit from certain federal subsidies. Each guarantee agency and the Secretary of Education have entered into an Interest Subsidy Agreement under the Higher Education Act which entitles the holders of eligible loans guaranteed by the guarantee agency to receive interest subsidy payments from the Secretary of Education on behalf of certain students while the student is in school, during a six to twelve month grace period after the student leaves school, and during certain deferment periods, subject to the holders' compliance with all requirements of the Higher Education Act.

           United States Courts of Appeals have held that the federal government, through subsequent legislation, has the right unilaterally to amend the contracts between the Secretary of Education and the guarantee agencies described herein. Amendments to the Higher Education Act in 1986, 1987, 1992, 1993, and 1998, respectively

•	abrogated certain rights of guarantee agencies under contracts with the Secretary of Education relating to the repayment of certain advances from the Secretary of Education,

•	authorized the Secretary of Education to withhold reimbursement payments otherwise due to certain guarantee agencies until specified amounts of such guarantee agencies' reserves had been eliminated,

•	added new reserve level requirements for guarantee agencies and authorized the Secretary of Education to terminate the Federal Reimbursement Contracts under circumstances that did not previously warrant such termination,

•	expanded the Secretary of Education's authority to terminate such contracts and to seize guarantee agencies' reserves, and

•	mandated the additional recall of guarantee agency federal funds.

Federal re-insurance and reimbursement of guarantee agencies

           Effect of annual claims rate. With respect to loans made prior to October 1, 1993, the Secretary of Education currently agrees to reimburse the guarantee agency for up to 100% of the amounts paid on claims made by lenders, as discussed in the formula described below, so long as the eligible lender has properly serviced such loan. The amount of reimbursement is lower for loans disbursed after October 1, 1993, as described below. Depending on the claims rate experience of a guarantee agency, such reimbursement may be reduced as discussed in the formula described below. The Secretary of Education also agrees to repay 100% of the unpaid principal plus applicable accrued interest expended by a guarantee agency in discharging its guarantee obligation as a result of the bankruptcy, death, or total and permanent disability of a borrower, or in the case of a PLUS Loan, the death of the student on behalf of whom the loan was borrowed, or in certain circumstances, as a result of school closures, which reimbursements are not to be included in the calculations of the guarantee agency's claims rate experience for the purpose of federal reimbursement under the Federal Reimbursement Contracts.

           The formula used for loans initially disbursed prior to October 1, 1993 is summarized below:

Claims Rate	Federal Payment

0% up to 5%	100%

5% up to 9%	100% of claims up to 5%; 90% of claims 5% and over

9% and over	100% of claims up to 5%; 90% of claims 5% and over, up to 9%; 80% of claims 9% and over

           The claims experience is not accumulated from year to year, but is determined solely on the basis of claims in any one federal fiscal year compared with the original principal amount of loans in repayment at the beginning of that year.

           The 1993 Amendments reduce the reimbursement amounts described above, effective for loans initially disbursed on or after October 1, 1993 as follows: 100% reimbursement is reduced to 98%, 90% reimbursement is reduced to 88%, and 80% reimbursement is reduced to 78%, subject to certain limited exceptions. The 1998 Amendments further reduce the federal reimbursement amounts from 98% to 95%, 88% to 85%, and 78% to 75% respectively, for student loans first disbursed on or after October 1, 1998.

           The reduced reinsurance for federal guaranty agencies increases the risk that resources available to guarantee agencies to meet their guarantee obligation will be significantly reduced.

           Reimbursement. The original principal amount of loans guaranteed by a guarantee agency which are in repayment for purposes of computing reimbursement payments to a guarantee agency means the original principal amount of all loans guaranteed by a guarantee agency less:

•	the original principal amount of such loans that have been fully repaid, and

•	the original amount of such loans for which the first principal installment payment has not become due.

The Secretary of Education may withhold reimbursement payments if a guarantee agency makes a material misrepresentation or fails to comply with the terms of its agreements with the Secretary of Education or applicable federal law.

           Under the guarantee agreements, if a payment on a Federal Family Education Loan guaranteed by a guarantee agency is received after reimbursement by the Secretary of Education, the guarantee agency is entitled to receive an equitable share of the payment.

           Any originator of any student loan guaranteed by a guarantee agency is required to discount from the proceeds of the loan at the time of disbursement, and pay to the guarantee agency, an insurance premium which may not exceed that permitted under the Higher Education Act.

           Under present practice, after the Secretary of Education reimburses a guarantee agency for a default claim paid on a guaranteed loan, the guarantee agency continues to seek repayment from the borrower. The guarantee agency returns to the Secretary of Education payments that it receives from a borrower after deducting and retaining: a percentage amount equal to the complement of the reimbursement percentage in effect at the time the loan was reimbursed, and an amount equal to 24% of such payments for certain administrative costs. The Secretary of Education may, however, require the assignment to the Secretary of defaulted guaranteed loans, in which event no further collections activity need be undertaken by the guarantee agency, and no amount of any recoveries shall be paid to the guarantee agency.

           A guarantee agency may enter into an addendum to its Interest Subsidy Agreement that allows the guarantee agency to refer to the Secretary of Education certain defaulted guaranteed loans. Such loans are then reported to the IRS to "offset" any tax refunds which may be due any defaulted borrower. To the extent that the guarantee agency has originally received less than 100% reimbursement from the Secretary of Education with respect to such a referred loan, the guarantee agency will not recover any amounts subsequently collected by the federal government which are attributable to that portion of the defaulted loan for which the guarantee agency has not been reimbursed.

           Rehabilitation of defaulted loans. Under the Higher Education Act, the Secretary of Education is authorized to enter into an agreement with a guarantee agency pursuant to which the guarantee agency shall sell defaulted loans that are eligible for rehabilitation to an eligible lender. The guarantee agency shall repay the Secretary of Education an amount equal to 81.5% of the then current principal balance of such loan, multiplied by the reimbursement percentage in effect at the time the loan was reimbursed. The amount of such repayment shall be deducted from the amount of federal reimbursement payments for the fiscal year in which such repayment occurs, for purposes of determining the reimbursement rate for that fiscal year.

           For a loan to be eligible for rehabilitation, the guarantee agency must have received consecutive payments for 12 months of amounts owed on such loan. Upon rehabilitation, a loan is eligible for all the benefits under the Higher Education Act for which it would have been eligible had no default occurred (except that a borrower's loan may only be rehabilitated once).

           Eligibility for federal reimbursement. To be eligible for federal reimbursement payments, guaranteed loans must be made by an eligible lender under the applicable guarantee agency's guarantee program, which must meet requirements prescribed by the rules and regulations promulgated under the Higher Education Act, including the borrower eligibility, loan amount, disbursement, interest rate, repayment period and guarantee fee provisions described herein and the other requirements set forth in the Higher Education Act.

           Prior to the 1998 Amendments, a Federal Family Education Loan was considered to be in default for purposes of the Higher Education Act when the borrower failed to make an installment payment when due, or to comply with the other terms of the loan, and if the failure persists for 180 days in the case of a loan repayable in monthly installments or for 240 days in the case of a loan repayable in less frequent installments. Under the 1998 Amendments, the delinquency period required for a student loan to be declared in default is increased from 180 days to 270 days for loans payable in monthly installments on which the first day of delinquency occurs on or after the date of enactment of the 1998 Amendments and from 240 days to 330 days for a loan payable less frequently than monthly on which the delinquency occurs after the date of enactment of the 1998 Amendments.

           The guarantee agency must pay the lender for the defaulted loan prior to submitting a claim to the Secretary of Education for reimbursement. The guarantee agency must submit a reimbursement claim to the Secretary of Education within 45 days after it has paid the lender's default claim. As a prerequisite to entitlement to payment on the guarantee by the guarantee agency, and in turn payment of reimbursement by the Secretary of Education, the lender must have exercised reasonable care and diligence in making, servicing and collecting the guaranteed loan. Generally, these procedures require:

•	that completed loan applications be processed;

•	a determination of whether an applicant is an eligible borrower attending an eligible institution under the Higher Education Act be made;

•	the borrower's responsibilities under the loan be explained to him or her;

•	the promissory note evidencing the loan be executed by the borrower; and

•	that the loan proceeds be disbursed by the lender in a specified manner.

           After the loan is made, the lender must establish repayment terms with the borrower, properly administer deferments and forbearances and credit the borrower for payments made. If a borrower becomes delinquent in repaying a loan, a lender must perform certain collection procedures, primarily telephone calls, demand letters, skiptracing procedures and requesting assistance from the applicable guarantee agency, that vary depending upon the length of time a loan is delinquent.

Direct Loans

           The 1993 Amendments authorized a program of "direct loans," to be originated by schools with funds provided by the Secretary of Education. Under the direct loan program, the Secretary of Education is directed to enter into agreements with schools, or origination agents in lieu of schools, to disburse loans with funds provided by the Secretary. Participation in the program by schools is voluntary. The goals set forth in the 1993 Amendments call for the direct loan program to constitute 5% of the total volume of loans made under the Federal Family Education Loan Program and the direct loan program for academic year 1994-1995, 40% for academic year 1995-1996, 50% for academic years 1996-1997 and 1997-1998 and 60% for academic year 1998-1999. No provision is made for the size of the direct loan program thereafter. Based upon information released by the General Accounting Office, participation by schools in the direct loan program has not been sufficient to meet the goals for the 1995-1996 or 1996-1997 academic years. The 1998 Amendments removed references to the "phase-in" of the Direct Loan Program, including restrictions on annual limits for Direct Loan Program volume and the Secretary's authority to select additional institutions to achieve balanced school representation.

           The loan terms are generally the same under the direct loan program as under the Federal Family Education Loan Program, though more flexible repayment provisions are available under the direct loan program. At the discretion of the Secretary of Education, students attending schools that participate in the direct loan program (and their parents) may still be eligible for participation in the Federal Family Education Loan Program, though no borrower could obtain loans under both programs for the same period of enrollment.

           It is difficult to predict the impact of the direct lending program. There is no way to accurately predict the number of schools that will participate in future years, or, if the Secretary authorizes students attending participating schools to continue to be eligible for Federal Family Education Loan Program loans, how many students will seek loans under the direct loan program instead of the Federal Family Education Loan Program. In addition, it is impossible to predict whether future legislation will eliminate, limit or expand the direct loan program or the Federal Family Education Loan Program.

Other guarantee agencies

           Although the student loans that comprise the assets of each trust will generally be guaranteed by the guarantee agencies described in the related prospectus supplement, each trust may acquire student loans which are guaranteed by other guarantee agencies with the approval of the rating agencies.

Federal Income Tax Consequences

           The following is a summary of all material federal income tax consequences of the purchase, ownership and disposition of notes for the investors described below and is based on the advice of Stroock & Stroock & Lavan LLP, as tax counsel to College Loan LLC. This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to, partnerships or entities treated as partnerships for federal income tax purposes, pension plans and foreign investors, except as otherwise indicated. In addition, this summary is generally limited to investors who will hold the notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Investors should consult their own tax advisors to determine the federal, state, local and other tax consequences of the purchase, ownership and disposition of the notes of any series. Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the "Service") with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the Service will not take contrary positions.

Characterization of the trust estate

           Based upon certain assumptions and certain representations of College Loan LLC, Stroock & Stroock & Lavan LLP will render, with respect to the notes, its opinion to the effect that the notes will be treated as debt, rather than as an interest in the student loans, and that the trust which issues the notes will not be characterized as an association or publicly traded partnership taxable as a corporation, each for federal income tax purposes. In addition, Stroock & Stroock & Lavan LLP has rendered its opinion to the effect that this discussion is a summary of all material federal income tax consequences as to the purchase, ownership and disposition of the notes with respect to the investors described herein. Unlike a ruling from the Service, such opinion is not binding on the courts or the Service. Therefore, it is possible that the Service could assert that, for purposes of the Code, the transaction contemplated by this prospectus constitutes a sale of the student loans (or an interest therein) to the registered owners or that the relationship which will result from this transaction is that of a partnership, or an association taxable as a corporation.

           If, instead of treating the transaction as creating secured debt, the transaction were treated as creating a partnership among the beneficial owners, the servicer and the trust which has purchased the underlying student loans, the resulting partnership would not be subject to federal income tax. Rather, the servicer, the trust and each beneficial owner would be taxed individually on their respective distributive shares of the partnership's income, gain, loss, deductions and credits. The amount and timing of items of income and deduction of the beneficial owner could differ if the notes were held to constitute partnership interests, rather than indebtedness.

           If, alternatively, it were determined that this transaction created an entity which was classified as a corporation or a publicly traded partnership taxable as a corporation and treated as having purchased the student loans, the trust would be subject to federal income tax at corporate income tax rates on the income it derives from the student loans, which would reduce the amounts available for payment to the registered owners. Cash payments to the registered owners generally would be treated as dividends for tax purposes to the extent of such corporation's accumulated and current earnings and profits. However, as noted above, College Loan LLC has been advised that the notes would be treated as debt of the respective trust for federal income tax purposes and that each trust organized to issue notes will not be characterized as an association or publicly traded partnership taxable as a corporation.

Characterization of the notes as indebtedness

           Each trust and the registered owners will express in the indenture their intent that, for federal income tax purposes, the notes will be indebtedness of such trust secured by the student loans. Each trust and the registered owners, by accepting the notes, have agreed to treat the notes as indebtedness of such trust for federal income tax purposes. Each trust intends to treat this transaction as a financing reflecting the notes as its indebtedness for tax and financial accounting purposes.

           In general, the characterization of a transaction as a sale of property or a secured loan, for federal income tax purposes, is a question of fact, the resolution of which is based upon the economic substance of the transaction, rather than its form or the manner in which it is characterized for state law or other purposes. While the Service and the courts have set forth several factors to be taken into account in determining whether the substance of a transaction is a sale of property or a secured indebtedness, the primary factor in making this determination is whether the transferee has assumed the risk of loss or other economic burdens relating to the property and has obtained the benefits of ownership thereof. Notwithstanding the foregoing, in some instances, courts have held that a taxpayer is bound by the particular form it has chosen for a transaction, even if the substance of the transaction does not accord with its form.

           College Loan LLC believes that it has retained the preponderance of the primary benefits and burdens associated with ownership of the student loans and should, thus, be treated as the owner of the student loans for federal income tax purposes. If, however, the Service were successfully to assert that this transaction should be treated as a sale of the student loans, and the trust created pursuant to the indenture, the owner of the student loans for federal income tax purposes, under certain circumstances the Service could assert that such trust may be deemed to be engaged in a business and, therefore, characterized as a publicly traded partnership taxable as a corporation.

Taxation of interest income of registered owners

           Payments of interest with regard to the notes will be includible as ordinary income when received or accrued by the beneficial owners in accordance with their respective methods of tax accounting and applicable provisions of the Code. In particular, Section 1272 of the Code requires the current ratable inclusion in income of original issue discount greater than a specified de minimis amount using a constant yield method of accounting. In general, original issue discount is calculated, with regard to any accrual period, by applying the instrument's yield to its adjusted issue price at the beginning of the accrual period, reduced by any qualified stated interest allocable to the period. The aggregate original issue discount allocable to an accrual period is allocated to each day included in such period. The holder of a debt instrument must include in income the sum of the daily portions of original issue discount attributable to the number of days he owned the instrument as it accrues, without regard to the timing of the receipt of the cash attributable to such income or to the holder's method of accounting. The legislative history of the original issue discount provisions indicates that the calculation and accrual of original issue discount should be based on the prepayment assumptions used by the parties in pricing the transaction.

           Original issue discount is the stated redemption price at maturity of a debt instrument over its issue price. The stated redemption price at maturity includes all payments with respect to an instrument other than interest unconditionally payable at a fixed rate or a qualified variable rate at fixed intervals of one year or less. College Loan LLC expects that the Class A and Class B notes will not be issued with original issue discount. However, there can be no assurance that the Service would not assert that the interest payable with respect to the Class B notes may not be qualified stated interest because such payments are not unconditional and that the Class B notes are issued with original issue discount.

           Payments of interest received with respect to the notes may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense. Potential registered owners or the beneficial owners should consult their own tax advisors concerning the treatment of interest payments with regard to the notes.

           A purchaser who buys a note of any series at a discount from its principal amount (or its adjusted issue price if issued with original issue discount greater than a specified de minimis amount) will be subject to the market discount rules of the Code. In general, the market discount rules of the Code treat principal payments and gain on disposition of a debt instrument as ordinary income to the extent of accrued market discount. Although the accrued market discount on debt instruments such as the notes which are subject to prepayment based on the prepayment of other debt instruments is to be determined under regulations yet to be issued, the legislative history of the market discount provisions of the Code indicate that the same prepayment assumption used to calculate original issue discount should be utilized. Each potential investor should consult his tax advisor concerning the application of the market discount rules to the notes.

           In the event that the notes are considered to be purchased by a holder at a price greater than their remaining stated redemption price at maturity, they will be considered to have been purchased at a premium. The noteholder may elect to amortize such premium (as an offset to interest income), using a constant yield method, over the remaining term of the notes. Special rules apply to determine the amount of premium on a "variable rate debt instrument" and certain other debt instruments. Prospective holders should consult their tax advisors regarding the amortization of bond premium.

           The annual statement regularly furnished to registered owners for federal income tax purposes will include information regarding the accrual of payments of principal and interest with respect to the notes. As noted above, College Loan LLC believes, based on the advice of counsel, that it will retain ownership of the student loans for federal income tax purposes. In the event the indenture is deemed to create a pass-through entity as the owner of the student loans for federal income tax purposes instead of College Loan LLC (assuming such entity is not, as a result, taxed as an association), the owners of the notes could be required to accrue payments of interest more rapidly than otherwise would be required.

Sale or exchange of notes

           If a holder sells a note, such person will recognize gain or loss equal to the difference between the amount realized on such sale and the holder's basis in such note. Ordinarily, such gain or loss will be treated as a capital gain or loss. At the present time, in the case of individuals, the maximum capital gain rate for assets, such as the notes, held for more than twelve months is 15%. However, if a note was acquired subsequent to its initial issuance at more than a de minimis amount of discount, a portion of such gain will be recharacterized as accrued market discount and therefore as ordinary income.

           If the term of a note was materially modified, in certain circumstances, a new debt obligation would be deemed created and exchanged for the prior obligation in a taxable transaction. Among the modifications which may be treated as material are those which relate to the redemption provisions and, in the case of a nonrecourse obligation, those which involve the substitution of collateral. Each potential holder of a note should consult its own tax advisor concerning the circumstances in which the notes would be deemed reissued and the likely effects, if any, of such reissuance.

Special Tax Consequences to Holders of Reset Rate Notes

           The following discussion summarizes certain U.S. federal income tax consequences to a holder pertaining to the reset procedure for setting the interest rate, currency and other terms of a class of reset rate notes.

           As a general matter, notes that are subject to reset and remarketing provisions are not treated as repurchased and reissued or modified at the time of such reset. Unlike more typical reset rate notes, reset rate notes that are denominated in a currency other than U.S. dollars ("foreign exchange reset rate notes") are subject to a mandatory tender on the subsequent reset date and other unusual remarketing terms facilitated by the related currency swap agreements, both of which are indicative of treatment as newly issued instruments upon such reset date. Accordingly, although not free from doubt, the remarketing of foreign exchange reset rate notes pursuant to the reset procedures likely will constitute a retirement and reissuance of such notes under applicable Treasury regulations. In contrast, reset rate notes denominated in U.S. dollars ("U.S. dollar reset rate notes") will be subject to more typical reset procedures unless they are reset and remarketed into a currency other than U.S. dollars. Thus, subject to the discussion below regarding the possible alternative treatment of the reset rate securities, a non-tendering holder of a U.S. dollar reset rate security likely will not realize gain or loss if the security continues to be denominated in U.S. dollars, and such security will be deemed to remain outstanding until the security is reset into a currency other than U.S. dollars or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero). Although not free from doubt, in the event a U.S. dollar reset rate security is reset into a currency other than U.S. dollars (an event triggering a mandatory tender by all existing holders), the security likely will be treated as retired and reissued upon such reset.

           Regardless of whether they constitute U.S. dollar reset rate notes or foreign exchange reset rate notes, under applicable Treasury regulations, solely for purposes of determining original issue discount thereon, the reset rate notes will be treated as maturing on each reset date for their principal balance on such date and reissued on the reset date for the principal balance resulting from the reset procedures.

           If a failed remarketing occurs, for U.S. federal income tax purposes, the reset rate notes will be deemed to remain outstanding until a reset date on which they are subject to mandatory tender (i.e., in the case of the U.S. dollar reset rate notes, they are successfully remarketed into a currency other than U.S. dollars, or in the case of the foreign exchange reset rate notes, until the subsequent reset date on which a successful remarketing occurs), or until some other termination event (e.g., the call option is exercised, the stated maturity date is reached or the principal balance of the notes is reduced to zero).

           If the call option is exercised, the reset rate notes will be considered retired for U.S. federal income tax purposes. As a result, the subsequent resale of the reset rate notes to holders unrelated to the issuer will be considered a new issuance of the reset rate notes. The issue price, original issue discount, if any, holding period and other tax-related characteristics of the reset rate notes will accordingly be redetermined on the premise that the reset rate notes will be newly issued on the date on which the reset rate notes are resold.

           For a summary of the U.S. federal income tax accounting treatment of the U.S. dollar reset rate notes, holders of such notes should refer to "U.S. Federal Income Tax Consequences— Taxation of Interest Income of Registered Owners" above. The tax accounting treatment described in those sections assumes that the conclusions in the discussion above are correct but is subject to the discussion regarding the possible alternative treatment of the reset rate notes below.

           There can be no assurance that the IRS will agree with the above conclusions as to the expected treatment of the reset rate notes, and it is possible that the IRS could assert another treatment and that such treatment could be sustained by the IRS or a court in a final determination. Contrary to the treatment for U.S. dollar reset rate notes discussed above, it might be contended that a remarketing of U.S. dollar reset rate notes that continue to be denominated in U.S. dollars pursuant to such remarketing would result in the material modification of such notes and would give rise to a new indebtedness for U.S. federal income tax purposes. Given the open-ended nature of the reset mechanism, the possibility that U.S. dollar reset rate notes that continue to be denominated in U.S. dollars upon a reset may be deemed to mature and be reissued on the applicable reset date is somewhat greater than if the reset procedures were merely a device to reset interest rates on a regular basis. Alternatively, even if the reset mechanism did not cause a deemed reissuance of such U.S. dollar reset rate notes, such notes could be treated as bearing contingent interest under applicable Treasury regulations for purposes of the original issue discount provisions of the Code. See "U.S. Federal Income Tax Consequences— Special Tax Consequences to Holders of Auction Rate Securities" above for a discussion of such regulations.

           It might also be contended that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed should not be treated as maturing on the reset date, and instead should be treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes. Even if such reset rate notes were not so treated, applicable Treasury regulations generally treat reset rate notes as maturing on the reset date for purposes of calculating original issue discount. Such regulations probably would apply to the reset rate notes, although a different result cannot be precluded given the unusual features of the reset rate notes. In the event that U.S. dollar reset rate notes that are reset to a currency other than U.S. dollars or foreign exchange reset rate notes that are successfully remarketed were not treated as maturing on the reset date (e.g., such reset rate notes were treated as maturing on their stated maturity date or over their weighted average life for U.S. federal income tax purposes), it might also follow that such reset rate notes should be treated as bearing contingent interest. It is not entirely clear how such an instrument would be treated for tax accounting purposes. Holders should consult their own tax advisors regarding the proper tax accounting for such an instrument under this alternative characterization. Moreover, in this regard, final Treasury regulations were recently issued addressing the treatment of contingent payment debt instruments providing for payments denominated in or by reference to a non-U.S. dollar currency. These regulations generally require holders to compute and accrue original issue discount under the noncontingent bond method applicable to U.S. dollar denominated contingent payment debt instruments, and then to translate such amounts under the foreign currency rules described above. Under the noncontingent bond method, the amount treated as taxable interest to a holder of a reset rate security in each accrual period would be a hypothetical amount based on the issuer's current borrowing costs for comparable, noncontingent debt instruments, and a holder of a reset rate security might be required to include interest in income in excess of actual cash payments received for certain taxable periods. In addition, if the reset rate notes were treated as contingent payment debt instruments under these regulations, the characterization of any non-currency gain or loss upon their sale exchange would be affected. Specifically, any non-currency gain (which otherwise generally would be capital gain) would be treated as ordinary gain, and any non-currency loss (which otherwise generally would be capital loss) would be treated as ordinary loss to the extent of the holder's prior ordinary inclusions with respect to the reset rate notes, and the balance generally would be treated as capital loss.

Backup withholding

           Certain purchasers may be subject to backup withholding, currently at the rate of 28%, with respect to interest paid with respect to the notes if the purchasers, upon issuance, fail to supply the trustee or their brokers with their taxpayer identification numbers, furnish incorrect taxpayer identification numbers, fail to report interest, dividends or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the trustee with a certified statement, under penalty of perjury, that they are not subject to backup withholding. Information returns will be sent annually to the Service and to each purchaser setting forth the amount of interest paid with respect to the notes and the amount of tax withheld thereon.

State, local or foreign taxation

           College Loan LLC makes no representations regarding the tax consequences of purchase, ownership or disposition of the notes under the tax laws of any state, locality or foreign jurisdiction. Investors considering an investment in the notes should consult their own tax advisors regarding such tax consequences.

Limitation on the deductibility of certain expenses

           Under Section 67 of the Code, an individual may deduct certain miscellaneous itemized deductions only to the extent that the sum of such deductions for the taxable year exceeds 2% of his or her adjusted gross income. If contrary to expectation, the entity created under the indenture were treated as the owner of the student loans (and not as an association taxable as a corporation) and some or all of the noteholders were treated as equity owners of such entity, then College Loan LLC believes that a substantial portion of the expenses to be generated by the trust could be subject to the foregoing limitations. As a result, each potential beneficial owner should consult his or her personal tax advisor concerning the application of these limitations to an investment in the notes.

Tax-exempt investors

           In general, an entity which is exempt from federal income tax under the provisions of Section 501 of the Code is subject to tax on its unrelated business taxable income. An unrelated trade or business is any trade or business which is not substantially related to the purpose which forms the basis for such entity's exemption. However, under the provisions of Section 512 of the Code, interest may be excluded from the calculation of unrelated business taxable income unless the obligation which gave rise to such interest is subject to acquisition indebtedness. If, contrary to expectations, one or more of the notes of any series were considered equity for tax purposes and if one or more other notes were considered debt for tax purposes, those notes treated as equity likely would be subject to acquisition indebtedness and likely would generate unrelated business taxable income. However, as noted above, counsel has advised College Loan LLC that the notes should be characterized as debt for federal income tax purposes. Therefore, except to the extent any beneficial owner incurs acquisition indebtedness with respect to a note, interest paid or accrued with respect to such note may be excluded by each tax-exempt beneficial owner from the calculation of unrelated business taxable income. Each potential tax-exempt beneficial owner is urged to consult its own tax advisor regarding the application of these provisions.

Foreign Investors

           A holder which is not a U.S. person ("foreign holder") will not be subject to U.S. federal income or withholding tax in respect of interest income or gain on the notes if certain conditions are satisfied, including: (1) the foreign holder provides an appropriate statement, signed under penalties of perjury, identifying the foreign holder as the beneficial owner and stating, among other things, that the foreign holder is not a U.S. person, (2) the foreign holder is not a "10-percent shareholder" or "related controlled foreign corporation" with respect to the trust and (3) the interest income is not effectively connected with a United States trade or business of the holder. To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the notes, unless an income tax treaty reduces or eliminates such tax or the interest is effectively connected with the conduct of a trade or business within the United States by such foreign holder. In the latter case, such foreign holder will be subject to U.S. federal income tax with respect to all income from the notes at regular rates applicable to U.S. taxpayers, and may be subject to the branch profits tax if it is a corporation. A "U.S. person" is: (i) a citizen or resident of the United States, (ii) a corporation (or other entity that is treated as a corporation for U.S. federal tax purposes) that is created or organized in or under the laws of the United States or any State thereof (including the District of Columbia), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions. Partnerships and entities treated as partnerships for federal income tax purposes are subject to special rules and such persons or their members, if foreign, should consult their tax advisors concerning such treatment.

           Generally, a foreign holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or their disposition of a note unless such foreign holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder. If the gain is effectively connected with the conduct of a trade or business in the United States by such foreign holder, such holder will generally be subject to U.S. federal income tax with respect to such gain in the same manner as U.S. holders, as described above, and a foreign holder that is a corporation could be subject to a branch profits tax on such income as well.

ERISA Considerations

           Section 406 of the Employee Income Retirement Security Act of 1974, as amended ("ERISA") and/or Section 4975 of the Code prohibit pension, profit-sharing or other employee benefit plans, as well as individual retirement accounts and some types of Keogh plans (each a "Plan"), from engaging in some types of transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to a Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for those persons. Some transactions involving the respective trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchased notes if assets of the trust were deemed to be assets of the Plan. Under regulations issued by the United States Department of Labor (the "Plan Asset Regulations"), the assets of the trust would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an "equity interest" in the trust and none of the exceptions contained in the Plan Asset Regulations was applicable. An equity interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Unless the related prospectus supplement states otherwise, although there is little guidance on the subject, College Loan LLC believes the notes of each trust would be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. Other exceptions, if any, from application of the Plan Asset Regulations available with respect to any notes will be discussed in the related prospectus supplement.

           However, without regard to whether notes are treated as an equity interest for those purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if College Loan LLC, College Loan Corporation, any other servicer, an underwriter, the related trust or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to a Plan. Some of the exemptions from the prohibited transaction rules could be applicable to the purchase and holding of notes by a Plan depending on the type and circumstances of the plan fiduciary making the decision to acquire the notes. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE"), 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by qualified professional asset managers; PTCE 95-60, regarding transactions by life insurance company general accounts; and PTCE 96-23, regarding transactions effected by in-house asset managers.

           A plan fiduciary considering the purchase of notes should consult its legal advisors regarding the fiduciary responsibility provisions of ERISA (including those of investment prudence, diversification and the requirement that an ERISA plan's investment of its assets be made in accordance with the documents governing the Plan), whether the assets of the related trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and their potential consequences.

           Each prospectus supplement may contain additional information concerning considerations relating to ERISA and the Code that are applicable to the related notes. Before purchasing notes in reliance on the above exemptions, or any other exemption, a fiduciary of a Plan should itself confirm that requirements set forth in such exemption would be satisfied.

           Governmental plans and church plans as defined in ERISA are not subject to ERISA or Code Section 4975, although they may elect to be qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code and would then be subject to the prohibited transaction rules set forth in Section 503 of the Code. In addition, governmental plans may be subject to federal, state and local laws which are to a material extent similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the propriety of an investment in notes under applicable fiduciary or other investment standards and the need for the availability of any exemptive relief under any Similar Law.

Static Pool Data

           If so specified in the related prospectus supplement, static pool data with respect to the delinquency, cumulative loss and prepayment data for the trusts formed by the depositor, or any other affiliated person specified in the related prospectus supplement, will be made available through an Internet website. The prospectus supplement related to each series for which the static pool data is provided through an Internet website will contain the website address to obtain this information. Except as stated below, the static pool data provided through any website will be deemed part of this prospectus and the registration statement of which this prospectus is a part from the date of the related prospectus supplement.

           Notwithstanding the foregoing, the following information will not be deemed part of the prospectus or the registration statement of which this prospectus is a part:

•	information regarding prior securitized pools of student loans sold to trusts that were formed by the depositor before January 1, 2006; and

•	with respect to information regarding the pool of student loans described in the related prospectus supplement, information about such pool for periods before January 1, 2006.

           Copies of the static pool data presented on the website and deemed part of this prospectus may be obtained upon written request by the noteholders of the related series at the address specified in the related prospectus supplement. Copies of information related to any periods prior to January 1, 2006 may also be obtained upon written request.

           Static pool data may also be provided in the related prospectus supplement or may be provided in the form of a CD-ROM accompanying the related prospectus supplement. The related prospectus supplement will specify how the static pool data will be presented.

Plan of Distribution

           The trusts may sell the notes of each series to or through underwriters by "best efforts" underwriting or a negotiated firm commitment underwriting by the underwriters, and also may sell the notes directly to other purchasers or through agents. If so indicated in the prospectus supplement, a trust may sell such notes, directly or through agents, through a competitive bidding process described in the applicable prospectus supplement. Notes will be offered through such various methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular series of the notes may be made through a combination of such methods.

           The distribution of the notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices based, among other things, upon existing interest rates, general economic conditions and investors' judgments as to the price of the notes.

           In connection with the sale of the notes, underwriters may receive compensation from the trust or from the purchasers of such notes for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the notes of a trust to or through dealers and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the notes may be deemed to be underwriters and any discounts or commissions received by them from a trust and any profit on the resale of the notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. The underwriters will be identified, and any compensation received from a trust will be described, in the applicable prospectus supplement.

           A trust may agree with the underwriters and agents who participate in the distribution of the notes that it will indemnify them against liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereto.

           If so indicated in the prospectus supplement, a trust will authorize underwriters or other persons acting as its agent to solicit offers by certain institutions to purchase the notes pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases the trust must approve the institutions. The obligation of any purchaser under any contract will be subject to the condition that the purchaser of the notes shall not be prohibited by law from purchasing such notes. The underwriters and other agents will not have responsibility in respect of the validity or performance of these contracts.

           The underwriters may, from time to time, buy and sell notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any market, if established, will continue.

           This prospectus may be used in connection with the remarketing of a class of reset rate notes or the offering of a class of reset rate notes by the sponsor, or its designated affiliates, after its exercise of the call option with respect to that class of notes. In connection with any remarketing of a class of reset rate notes, unless the all hold rate is in effect, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering the terms of the remarketing.

           If the sponsor or its designated affiliate, exercises its call option with respect to any class of reset rate notes previously publicly offered by a trust formed by the depositor prior to a related reset date, that entity may resell those reset rate notes under this prospectus. In connection with the resale, we will prepare for distribution to prospective purchasers a new prospectus supplement to the original prospectus covering such resale.

           If applicable, each such prospectus supplement will also contain material information regarding any new swap counterparty or counterparties. In addition, each new prospectus supplement will contain any other pertinent information relating to the trust as may be requested by prospective purchasers, remarketing agents or otherwise, and will also contain material information regarding the applicable student loan guarantors and information describing the characteristics of the trust's student loans that remain outstanding as of a date reasonably proximate to the date of that prospectus supplement, including updated tables relating to the information presented in the original prospectus supplement, new tables containing the statistical information generally presented by the depositor as part of its then recent student loan securitizations, or a combination of both.

Legal Matters

           Certain legal and tax matters will be passed upon by Stroock & Stroock & Lavan LLP, as counsel to the trusts. Other counsel, if any, passing upon legal matters for the trusts or any placement agent or underwriter will be identified in the related prospectus supplement.

Financial Information

           The notes are limited obligations payable solely from the revenues generated from the student loans and other assets of each trust. Accordingly, it has been determined that financial statements for each trust are not material to any offering made hereby. Accordingly, financial statements with respect to the trusts are not included in this prospectus, and will not be included in any prospectus supplement.

Ratings

           It is a condition to the issuance of the notes that they be rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade (typically, in one of the four highest rating categories). The specific ratings for class of notes will be described in the related prospectus supplement.

           A securities rating addresses the likelihood of the receipt by owners of the notes of payments of principal and interest with respect to their notes from assets in the trust estate. The rating takes into consideration the characteristics of the student loans, and the structural, legal and tax aspects associated with the rated notes.

           A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

Incorporation of Documents by Reference;
Where to Find More Information

           The trust's are subject to the reporting requirements of the Securities Exchange Act of 1934 and to comply with those requirements, we will file with the SEC periodic reports, including reports on Forms 8-K and 10-D, an annual report on Form 10-K, and other information as required under SEC rules and regulations. The SEC allows us to incorporate by reference into this prospectus the information we file with them, which means that we can disclose important information to you by referring you to the reports we file with the SEC. We hereby incorporate by reference all periodic reporting documents we file with the SEC after the date of this prospectus and before all of the notes have been issued.

           We will provide you, without charge, a copy of any of the documents incorporated by reference upon written or oral request directed to College Loan LLC, 16855 W. Bernardo Drive, Suite 100, San Diego, California 92127, or by phone at (858) 716-1586.

           You may read and copy our registration statement and reports and other information that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov from which our registration statement and reports are available.

Glossary of Terms

           Some of the terms used in this prospectus are defined below. The indenture contains the definition of other terms used in this prospectus and reference is made to the indenture for those definitions.

           "Authorized Representative" shall mean, when used with reference to a College Loan Corporation Trust any officer or board member of any affiliate organization or other entity authorized by the trust agreement to act on such College Loan Corporation Trust's behalf.

           "Book-entry Form" or "Book-entry System" means a form or system under which (a) the beneficial right to principal and interest may be transferred only through a book entry, (b) physical securities in registered form are issued only to a securities depository or its nominee as registered owner, with the securities "immobilized" to the custody of the securities depository, and (c) the book entry is the record that identifies the owners of beneficial interests in that principal and interest.

           "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

           "Collection Period" means, with respect to the first distribution date, the period beginning and ending on the dates specified in a related prospectus supplement, and for any subsequent distribution date, the three full calendar months preceding a distribution date or such other periods as may be described in a prospectus supplement.

           "Counterparty" shall mean a third party which, at the time of entering into a Derivative Product, has a rating satisfactory to the Rating Agencies rating the notes, and which is obligated to make payments under a Derivative Product.

           "Derivative Payment Date" shall mean, with respect to a Derivative Product, any date specified in the Derivative Product on which a payment is due and payable under the Derivative Product.

           "Derivative Product" shall mean a written contract or agreement between a trust and a Counterparty, which provides that the trust's obligations thereunder will be conditioned on the absence of (i) a failure by the Counterparty to make any payment required thereunder when due and payable, or (ii) a default thereunder with respect to the financial status of the Counterparty, and:

(a) under which the trust is obligated (whether on a net payment basis or otherwise), on one or more scheduled and specified Derivative Payment Dates, to make payments to a Counterparty in exchange for the Counterparty's obligation (whether on a net payment basis or otherwise) to make payments to the trust, on one or more scheduled and specified Derivative Payment Dates, in the amounts set forth in the Derivative Product;

(b) for which the trust's obligation to make payments may be secured by a pledge of and lien on the trust estate on an equal and ratable basis with any class of the trust's outstanding notes and which payments may be equal in priority with any priority classification of the trust's outstanding notes; and

(c) under which payments are to be made directly to the trustee for deposit into the Revenue Fund.

           "Distribution Date" shall have the meaning described in the related prospectus supplement.

           "Eligible Lender" shall mean (i) the Eligible Lender Trustee and (ii) any "eligible lender," as defined in the Higher Education Act, and which has received an eligible lender designation from the Secretary with respect to loans made under the Higher Education Act.

           "Event of Bankruptcy" shall mean (a) a College Loan Corporation Trust shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property, or shall have made a general assignment for the benefit of creditors, or shall have declared a moratorium with respect to its debts or shall have failed generally to pay its debts as they become due, or shall have taken any action to authorize any of the foregoing; or (b) an involuntary case or other proceeding shall have been commenced against a College Loan Corporation Trust seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or any substantial part of its property provided such action or proceeding is not dismissed within 60 days.

           "Federal Reimbursement Contracts" shall mean the agreements between the guarantee agency and the Secretary providing for the payment by the Secretary of amounts authorized to be paid pursuant to the Higher Education Act, including (but not necessarily limited to) reimbursement of amounts paid or payable upon defaulted student loans and other student loans guaranteed or insured by the guarantee agency and interest benefit payments and special allowance payments to holders of qualifying student loans guaranteed or insured by the guarantee agency.

           "Fitch" shall mean Fitch, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and assigns.

           "Guarantee" or "Guaranteed" shall mean, with respect to a student loan, the insurance or guarantee by the guaranty agency pursuant to such guaranty agency's guarantee agreement of the maximum percentage of the principal of and accrued interest on such student loan allowed by the terms of the Higher Education Act with respect to such student loan at the time it was originated and the coverage of such student loan by the federal reimbursement contracts, providing, among other things, for reimbursement to the guaranty agency for payments made by it on defaulted student loans insured or guaranteed by the guaranty agency of at least the minimum reimbursement allowed by the Higher Education Act with respect to a particular student loan.

           "Guarantee Agreements" shall mean a guaranty or lender agreement between the eligible lender trustee and any guaranty agency, and any amendments thereto.

           "Guaranty Agency" or "Guarantor" shall mean any entity authorized to guarantee student loans under the Higher Education Act and with which the eligible lender trustee maintains a guarantee agreement.

           "Higher Education Act" shall mean the Higher Education Act of 1965, as amended or supplemented from time to time, or any successor federal act and all regulations, directives, bulletins, and guidelines promulgated from time to time thereunder.

           "Indenture" shall mean each indenture of trust between a College Loan Corporation Trust and the eligible lender trustee identified in the applicable prospectus supplement, including all supplements and amendments thereto.

           "Insurance" or "Insured" or "Insuring" means, with respect to a student loan, the insuring by the Secretary (as evidenced by a certificate of insurance or other document or certification issued under the provisions of the Act) under the Higher Education Act of 100% of the principal of and accrued interest on such student loan.

           "Interest Benefit Payment" shall mean an interest payment on student loans received pursuant to the Higher Education Act and an agreement with the federal government or any similar payments.

           "Interest Period" or "Interest Accrual Period" means, with respect to (a) LIBOR rate notes and any class of the reset rate notes that bears interest at a floating rate of interest, for the first distribution date, the period beginning on the closing date and ending on the date specified in a related prospectus supplement, and for any subsequent distribution date, the period beginning on the prior distribution date and ending on the day before such distribution date; provided that, if more than one interest rate change date occurs for any class of the reset rate notes within any given interest accrual period, the related rate of interest for the entire interest accrual period shall be as specified in the relevant remarketing terms notice; and (b) a class of the reset rate notes bearing a fixed rate of interest and (i) denominated in U.S. dollars, the period from and including the 25th day of the month of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date for such class of the reset rate notes, or (ii) denominated in a currency other than U.S. dollars, (A) the period from and including the 25th day of the month containing the immediately preceding quarterly distribution date, to and including the 24th day of the month containing the current quarterly distribution date or (B) as otherwise specified in a related prospectus supplement.

           "Master Servicer" shall mean College Loan Corporation or CLC Servicing and any other additional Master Servicer or successor Master Servicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Master Servicer.

           "Moody's" shall mean Moody's Investors Service, Inc. and its successors and assigns.

           "Notes" shall mean a trust's notes or other obligations issued under an indenture.

           "Participant" means a member of, or participant in, the depository.

           "Quarterly Funding Amount" shall mean, for each applicable quarterly distribution date, the monies deposited into the Remarketing Fee Fund, prior to the payment of interest on any of the notes, for payment of the remarketing agents' fees.

           "Rating Agency" shall mean, each of S&P, Fitch and Moody's and their successors and assigns or any other rating agency requested by a College Loan Corporation Trust to maintain a rating on any of the notes.

           "Rating Agency Condition" shall mean, with respect to any action, that each rating agency shall have been given prior notice thereof and that each of the rating agencies shall have issued a rating confirmation.

           "Rating Confirmation" means a letter from each rating agency then providing a rating for any of the notes at the request of the Issuer, confirming that the action proposed to be taken by a trust will not, in and of itself, result in a downgrade of any of the ratings then applicable to the notes, or cause any rating agency to suspend or withdraw or qualify the ratings then applicable to the notes issued by that trust.

           "Registered Owner" shall mean the person in whose name a note is registered on the note registration books maintained by the trustee.

           "Reset Period Target Amount" shall mean an amount for deposit into the Remarketing Fee Fund to be set for the reset rate notes for each reset period, which will not exceed 0.10% per annum of the outstanding principal balance of the reset rate notes, or such other amount that satisfies the rating agency condition.

           "Revenue" or "Revenues" shall mean all amounts received by the trustee from or on account of any student loan as a recovery of the principal amount thereof, all payments, proceeds, charges and other income received by the trustee or a College Loan Corporation Trust from or on account of any student loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to, interest, including interest benefit payments, on any student loan and any special allowance payment received by a College Loan Corporation Trust with respect to any student loan) and all interest earned or gain realized from the investment of amounts in any fund or account and all payments received by a College Loan Corporation Trust pursuant to a derivative product.

           "S&P" shall mean Standard & Poor's Ratings Group, a Division of The McGraw-Hill Companies, Inc., its successors and assigns.

           "Secretary" shall mean the Secretary of the United States Department of Education or any successor to the pertinent functions thereof, under the Higher Education Act or when the context so requires, the former Commissioner of Education of the United States Department of Health, Education and Welfare.

           "Seller" shall mean any eligible lender from which College Loan LLC is purchasing or has purchased or agreed to purchase student loans for subsequent sale to a College Loan Corporation Trust.

           "Servicer" shall mean, collectively, any master servicer, servicer or successor master servicer or servicer selected by a trust, including an affiliate of a trust, so long as such trust obtains a Rating Confirmation as to each such other Master servicer or Servicer.

           "Special Allowance Payments" shall mean the special allowance payments authorized to be made by the Secretary by Section 438 of the Higher Education Act, or similar allowances, if any, authorized from time to time by federal law or regulation.

           "Supplemental Indenture" shall mean an agreement supplemental to the indenture executed pursuant to the indenture.

APPENDIX I
GLOBAL CLEARANCE, SETTLEMENT AND
TAX DOCUMENTATION PROCEDURES

           Except in certain limited circumstances, the globally offered notes (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

           Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar day settlement).

           Secondary market trading between investors holding Global Securities through The Depository Trust Company will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset-Backed Certificates issues.

           Secondary, cross-market trading between Clearstream, Luxembourg or Euroclear and The Depository Trust Company Participants holding notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as The Depository Trust Company Participants.

           Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

           All Global Securities will be held in book-entry form by The Depository Trust Company in the name of Cede & Co. as nominee of The Depository Trust Company Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as The Depository Trust Company Participants.

           Investors electing to hold their Global Securities through The Depository Trust Company will follow the settlement practices applicable to prior Asset-Backed Certificates issues. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

           Investors electing to hold their Global Securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

           Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

           Trading between The Depository Trust Company Participants. Secondary market trading between The Depository Trust Company Participants will be settled using the procedures applicable to prior Student Loan Asset-Backed Securities issues in same-day funds.

           Trading between Clearstream, Luxembourg and/or Euroclear Participants. Secondary market trading between Clearstream, Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

           Trading between The Depository Trust Company Seller and Clearstream, Luxembourg or Euroclear Purchaser. When Global Securities are to be transferred from the account of a The Depository Trust Company Participant to the account of a Clearstream, Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the respective Depositary of The Depository Trust Company Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York.) If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream, Luxembourg, or Euroclear cash debt will be valued instead as of the actual settlement date.

           Clearstream, Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

           As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream, Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream, Luxembourg Participant's or Euroclear Participant's particular cost of funds.

           Since the settlement is taking place during New York business hours, The Depository Trust Company Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream, Luxembourg Participants or Euroclear Participants. The sale proceeds will be available to The Depository Trust Company seller on the settlement date. Thus, to The Depository Trust Company Participants a cross-market transaction will settle no differently than a trade between two The Depository Trust Company Participants.

           Trading between Clearstream, Luxembourg or Euroclear Seller and The Depository Trust Company Purchaser. Due to time zone differences in their favor, Clearstream, Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred the respective clearing system, through the respective Depositary, to a Depository Trust Company Participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg Participant or Euroclear Participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the Depositary, as appropriate, to deliver the Global Securities to The Depository Trust Company Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days, or a 360-day year of twelve 30-day months, as applicable. For transactions settling on the 31st of the month, payment will include interest accrued to an excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream, Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream, Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream, Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

           Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase Global Securities from The Depository Trust Company Participants for delivery to Clearstream, Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(a) borrowing through Clearstream, Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream, Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b) borrowing the Global Securities in the U.S. from a Depository Trust Company Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from The Depository Trust Company Participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg Participant or Euroclear Participant.

Certain U.S. Federal Income Tax Documentation Requirements

           A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg, or Euroclear (or through The Depository Trust Company if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

           Exemption for non-U.S. Persons (Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Withholding Tax). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

           Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

           Exemption or reduced rate for non-U.S. Persons resident in treaty countries. (Form W-8BEN). Non-U.S. Persons that are Note Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (including Part II thereof).

           Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

           U.S. Federal Income Tax Reporting Procedure. The Note Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third calendar year from the date the form is signed.

           The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership, or other entity taxable as such, organized in or under the laws of the United States or any state (including the District of Columbia), (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a Court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities as well as the application of the Treasury regulations relating to tax documentation requirements that are generally effective with respect to payments made after December 31, 2000.

$____________________

Student Loan Asset-Backed Notes, Series 200_-_

College Loan Corporation Trust 200_-_
Issuing Entity

College Loan LLC
Depositor

College Loan Corporation
Sponsor and Issuer Administrator

_________________

P R O S P E C T U S   S U P P L E M E N T
_________________

Underwriters

_________________

________ __, 200_

           You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

           We are not offering notes in any state where the offer is not permitted.

           We represent the accuracy of the information in this prospectus supplement and prospectus only as of the dates of their respective covers.

           Until ninety days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers' obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

SEC Registration Fee	$107.00*
Printing and Engraving Expenses	$25,000.00*
Trustee Fees and Expenses	$25,000.00*
Legal Fees and Expenses	$300,000.00*
Blue Sky Fees and Expenses	$2,000.00*
Accounting Fees and Expenses	$75,000.00*
Rating Agency Fees	$550,000.00*
Miscellaneous Fees and Expenses	$50,000.00*

Total Expenses	$1,027,107.00

*     All amounts other than the Securities and Exchange Commission registration fee are aggregate estimates of costs and expenses incurred or to be incurred in connection with the issuance and distribution of separate series of securities to be offered from time to time.

Item 15. Indemnification of Directors and Officers

           The following applies to College Loan LLC:

The Registrant's Limited Liability Company Agreement provides that neither College Loan Corporation, the Member, the Special Member, any manager, any officer, nor any employee or agent of the Registrant and no employee, representative, agent or affiliate of College Loan Corporation, the Member or Special Member (collectively, the "Covered Persons") shall be liable to the Registrant or any other person who has an interest in the Registrant for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered person's gross negligence or willful misconduct.

To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Registrant for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Registrant and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by the agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under Section 20 of the agreement by the Registrant shall be provided out of and to the extent of the Registrant's assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any obligation is outstanding, no indemnity payment from funds of the Registrant (as distinct from funds from other sources, such as insurance) of any indemnity under such Section 20 shall be payable from amounts allocable to any other person pursuant to the basic documents.

To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Registrant prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Registrant of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be determined that the Covered person is not entitled to be indemnified as authorized in such Section 20.

A Covered Person shall be fully protected in relying in good faith upon the records of the Registrant and upon such information, opinions, reports or statements presented to the Registrant by any Person as to matters the Covered Person reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Registrant, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the member might properly be paid.

To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Registrant or to any other Covered Person, a Covered Person acting under this agreement shall, to the fullest extent permitted by applicable law, not be liable to the Registrant or to any other Covered Person for its good faith reliance on the provisions of this agreement or any approval or authorization granted by the Registrant or any other Covered person. The provisions of this agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

Item 16. Exhibits.

           The following is a complete list of exhibits filed as part of the Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Certificate of Trust for the College Loan Student Loan Trusts (included in Exhibit 4.2)*

3.2	Certificate of Formation of College Loan LLC*

3.3	Limited Liability Company Agreement of College Loan LLC*

4.1	Form of Indenture of Trust among the Indenture Trustee, the Eligible Lender Trustee and the Trust*

4.2	Form of Trust Agreement between the Depositor and the Delaware Trustee*

4.3	Form of Note (included in Exhibit 4.1)*

5.1	Opinion of Stroock & Stroock & Lavan LLP with respect to legality*

8.1	Opinion of Stroock & Stroock & Lavan LLP regarding tax matters (included in Exhibit 5.1)*

23.1.	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)*

25.1	Statement of eligibility of trustee on Form T-1**

99.1	Form of Loan Purchase Agreement*

99.2	Form of Master Servicing Agreement between the Trust and College Loan Corporation*

99.3	Form of Subservicing Agreement between the Master Servicer and a Subservicer*

99.4	Form of Administration Agreement among the Trust, Indenture Trustee, Delaware Trustee, Eligible Lender Trustee and Issuer Administrator*

99.5	Form of Remarketing Agreement among the Trust, the Issuer Administrator and the Remarketing Agents*

* Filed herewith.
** To be filed by the Registrant pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended at the time of a public offering of the registant's debt securities.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post—effective amendment to the Registration Statement:

(a) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

Provided further, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is for an offering of asset-backed securities on Form S-3, and the information required to be included in a post-effective amendment is Provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act of 1933 shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(b) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act of 1933 as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act of 1933 for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date hall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions in Item 15, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8) The undersigned Registrant hereby undertakes that:

(a) For purposes of determining any liability under the Securities Act or 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(b) For the purpose of determining any liability under the Act, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

(9) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), in accordance with the rules and regulations prescribed by the Commission under Section 305(b) (2) of the Trust Indenture Act.

(10) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11) The undersigned registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB, information provided in response to that Item pursuant to Rule 312 of Regulation S-T through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in this registration statement if a subsequent update or change is made to the information.

SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, reasonably believes that the security rating requirement contained in Transaction Requirement B.5. of Form S-3 will be met by the time of the sale of the securities registered hereunder and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 25, 2006.

COLLEGE LOAN LLC By: COLLEGE LOAN CORPORATION, as Sole Economic Member of College Loan LLC By: /s/ Cary Katz Name: Cary Katz Title: Chief Executive Officer

           Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

COLLEGE LOAN SPECIAL PURPOSE CORPORATION	Special Member of College Loan LLC	July 25, 2006

By:  /s/ Cary Katz
       Name: Cary Katz
       Title: President

COLLEGE LOAN CORPORATION	Special Economic Member and Manager of College Loan LLC	July 25, 2006

By:  /s/ Cary Katz
       Name: Cary Katz
       Title: Chief Executive Officer

Signature	Title	Date

/s/ Cary Katz Name: Cary Katz	Chief Executive Officer of College Loan LLC (Principal Executive Officer)	July 25, 2006

/s/ Elizabeth Wood Name: Elizabeth Wood	Chief Financial Officer of College Loan LLC (Principal Financial Officer)	July 25, 2006

/s/ John Falb Name: John Falb	Vice Presidenet of Capital Markets of College Loan Corporation (Principal Accounting Officer)	July 25, 2006

Board of Directors of
College Loan Corporation:

/s/ Cary Katz Name: Cary Katz	Director	July 25, 2006

/s/ Elizabeth Wood Name: Elizabeth Wood	Director	July 25, 2006

/s/ Curtis McClam Name: Curtis McClam	Director	July 25, 2006

/s/ Mark Brenner Name: Mark Brenner	Director	July 25, 2006

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement*

3.1	Form of Certificate of Trust for the College Loan Student Loan Trusts (included in Exhibit 4.2)*

3.2	Certificate of Formation of College Loan LLC*

3.3	Limited Liability Company Agreement of College Loan LLC*

4.1	Form of Indenture of Trust among the Indenture Trustee, the Eligible Lender Trustee and the Trust*

4.2	Form of Trust Agreement between the Depositor and the Delaware Trustee*

4.3	Form of Note (included in Exhibit 4.1)*

5.1	Opinion of Stroock & Stroock & Lavan LLP with respect to legality*

8.1	Opinion of Stroock & Stroock & Lavan LLP regarding tax matters (included in Exhibit 5.1)*

23.1.	Consent of Stroock & Stroock & Lavan LLP (included in Exhibit 5.1)*

25.1	Statement of eligibility of trustee on Form T-1**

99.1	Form of Loan Purchase Agreement*

99.2	Form of Master Servicing Agreement between the Trust and College Loan Corporation*

99.3	Form of Subservicing Agreement between the Master Servicer and a Subservicer*

99.4	Form of Administration Agreement among the Trust, Indenture Trustee, Delaware Trustee, Eligible Lender Trustee and Issuer Administrator*

99.5	Form of Remarketing Agreement among the Trust, the Issuer Administrator and the Remarketing Agents*

* Filed herewith.
** To be filed by the Registrant pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, at the time of a public offering of the registant's debt securities.